As filed with the Securities and Exchange Commission on March 8, 2024
File No. 000-56611

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g)
OF THE SECURITIES EXCHANGE ACT OF 1934

North Haven Net REIT
(Exact name of registrant as specified in charter)

Maryland (State or other jurisdiction of incorporation or registration)	92-2570735 (I.R.S. Employer Identification No.)
1585 Broadway, 33rd Floor New York, NY (Address of principal executive offices)	10036 (Zip Code)
212-761-2340
(Registrant’s telephone number, including area code)

with copies to:
Nathan Briggs
Daniel B. Honeycutt
Simpson Thacher & Bartlett LLP
900 G. Street, N.W.
Washington, DC 20001
Securities to be registered pursuant to Section 12(b) of the Act:
None
Securities to be registered pursuant to Section 12(g) of the Act:
Class S common shares of beneficial interest, par value $0.01 per share
Class F-S common shares of beneficial interest, par value $0.01 per share
Class I common shares of beneficial interest, par value $0.01 per share
Class F-I common shares of beneficial interest, par value $0.01 per share
(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” or “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

i

EXPLANATORY NOTE
North Haven Net REIT is filing this Registration Statement on Form 10 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to register under Section 12(g) of the Exchange Act and comply with applicable requirements thereunder.
We have filed this Registration Statement with the SEC under the Exchange Act on a voluntary basis to provide current information to holders of our common shares.
When used in this Registration Statement, the following terms shall have the meanings set forth below, except where the context suggests otherwise:
•
“we,” “us,” “our,” “NetREIT” and the “Company” refer to North Haven Net REIT, a Maryland statutory trust, together with its consolidated subsidiaries;

•
“Adviser” refers to MSREF Real Estate Advisor, Inc., a Delaware corporation and wholly-owned subsidiary of Morgan Stanley;

•
“common shares” refers to our common shares of beneficial interest, par value $0.01 per share, currently classified as Class T common shares (“Class T shares”), Class F-T common shares (“Class F-T shares”), Class S common shares (“Class S shares”), Class F-S common shares (“Class F-S shares”), Class D common shares (“Class D shares”), Class F-D common shares (“Class F-D shares”), Class I common shares (“Class I shares”), Class F-I common shares (“Class F-I shares”) and Class E common shares (“Class E shares”);

•
“Dealer Manager” refers to Morgan Stanley Distribution, Inc., an indirect, wholly-owned subsidiary of Morgan Stanley;

•
“Morgan Stanley” refers to Morgan Stanley (NYSE: MS);

•
“MSIM” refers to Morgan Stanley Investment Management;

•
“MSREI” refers to Morgan Stanley Real Estate Investing, the global private real estate investment management business of Morgan Stanley;

•
“Operating Partnership” refers to NH Net REIT Operating Partnership, LP, a Delaware limited partnership;

•
“Operating Partnership Agreement” refers to the Limited Partnership Agreement of the Operating Partnership, as amended;

•
“Other Morgan Stanley Accounts” refers to investment funds, REITs, vehicles, investment programs, businesses, accounts, products and/or other similar arrangements (in each case, including any new or successor funds, programs, accounts or businesses) sponsored, advised and/or managed by Morgan Stanley, including MSIM and MSREI, that have or will have active investment programs that are focused on real estate equity and/or debt investing or otherwise may make real estate investments;

•
“Other MSREI Clients” refers to other alternative investment funds, REITs, vehicles, investment programs, businesses, accounts, products and/or other similar clients sponsored, managed or advised by MSREI and its affiliates, whether currently in existence or subsequently established;

•
“REIT” means a real estate investment trust; and

•
“Special Limited Partner” refers to Net REIT Special Limited Partner LP, a Delaware limited partnership and an indirect, wholly-owned subsidiary of Morgan Stanley that will own a special limited partner interest in the Operating Partnership.

The Company is an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).
This Registration Statement does not constitute an offer of securities of the Company or any other Morgan Stanley entity. We are subject to the requirements of Section 13(a) of the Exchange Act, including the rules and regulations promulgated thereunder, which requires us, among other things, to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we are required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act. Additionally, we are subject to the proxy rules in Section 14 of the Exchange Act and the Company, trustees, executive officers, and principal shareholders will be subject to the reporting requirements of Sections 13 and 16 of the Exchange Act.
Unless otherwise noted, numerical information contained within this Registration Statement is as of June 30, 2023.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Registration Statement contains forward-looking statements, including forecasts and projections, and statements regarding the Adviser’s assessment of the market. Sentences or phrases that use such words as “believe,” “anticipate,” “plan,” “may,” “hope,” “can,” “will,” “expect,” “goal,” “objective,” “forecast,” “seek,” “should,” “project,” “estimate,” “intend,” “continue” and other similar expressions identify forward-looking statements and not historical facts, but their absence does not mean that a statement is not forward-looking. The forward-looking statements contained in this Registration Statement include, among others, forecasts and assumptions as to:
•
Interest rates;

•
Economic growth;

•
Changes in demographics;

•
Market conditions;

•
Rent growth;

•
NOI growth;

•
Capitalization rates; and

•
Occupancy rates.

Forward-looking statements involve risks and uncertainties that could cause actual results and outcomes to differ materially from those suggested by the forward-looking statements, as well as assumptions that may prove to be incorrect, and as such are inherently unreliable. You should be aware that return projections, forecasts, other forward-looking statements and statements regarding the Adviser’s assessment of the market are by their nature uncertain. Factors that could cause actual results or outcomes to differ materially from those suggested by the forward-looking statements include the following:
•
Changes in interest rates;

•
Inflation;

•
Unexpected market movements;

•
A slowdown or contraction of the economy;

•
Legislative or regulatory developments;

•
Errors in strategy execution;

•
Acts of God and wars (including the recent wars between Israel and Hamas and Russia and Ukraine); and

•
Other asset-level developments, including the risk factors described in “Risk Factors.”

Due to various risks, uncertainties and assumptions, including, without limitation, those set forth in “Risk Factors” and “Conflicts of Interest,” actual events or results or the actual performance of the Company may differ materially from those reflected in or contemplated by the forward-looking statements contained in this Registration Statement. As a result, you should not rely on such forward-looking statements. The Adviser, the Dealer Manager, Morgan Stanley, the Company, and their respective affiliates and employees expressly disclaim any representation or warranty regarding involvement in or responsibility for any forward-looking statements contained herein. The market analysis presented herein represents the subjective views of the Adviser.
You are cautioned not to place undue reliance on forward-looking statements and statements regarding the Adviser’s assessment of the market, which speak only as of the date hereof or the date referenced herein, and the Adviser undertakes no obligation to update or revise any such statements, whether as a result of new information, future events or otherwise.

SUMMARY RISK FACTORS
The following is only a summary of the principal risks that may adversely affect our business, financial condition and results of operations and cash flows. The following should be read in conjunction with the complete discussion of risk factors we face, which are set forth below under “Item 1A Risk Factors.”
Some of the more significant risks relating to our business, our private offering and an investment in our common shares include:
•
We have no operating history and there is no assurance that we will be able to successfully achieve our investment objectives.

•
Since there is no public trading market for our common shares, repurchase of shares by us will likely be the only way to dispose of your shares. Our share repurchase plan will provide shareholders with the opportunity to request that we repurchase their shares on a quarterly basis, but we are not obligated to repurchase any shares and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular quarter in our discretion. In addition, repurchases will be subject to available liquidity and other significant restrictions. Further, our board of trustees may make exceptions to, modify or suspend our share repurchase plan if in its reasonable judgment it deems such action to be in our best interest and the best interest of our shareholders, such as when repurchase requests would place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on us that would outweigh the benefit of repurchasing our shares. Our board of trustees cannot terminate our share repurchase plan absent a liquidity event which results in our shareholders receiving cash or securities listed on a national securities exchange or where otherwise required by law. As a result, our shares should be considered as having only limited liquidity and at times may be illiquid.

•
We cannot guarantee that will make distributions, and if we do, we may fund such distributions from sources other than cash flow from operations, including, without limitation, the sale of or repayments of our assets, borrowings, return of capital or offering net proceeds. We have no limits on the amounts we may fund from such sources.

•
The purchase price and repurchase price for our common shares will be generally based on our prior month’s net asset value (“NAV”) (subject to material changes as described above) and will not be based on any public trading market. While there will be independent valuations of our investments from time to time, the valuation of investments is inherently subjective and our NAV may not accurately reflect the actual price at which our investments could be liquidated on any given day.

•
We have no employees and are dependent on the Adviser to conduct our operations. The Adviser will face conflicts of interest as a result of, among other things, the allocation of investment opportunities among us and Other MSREI Clients, including the Opportunistic Funds (as defined below), the allocation of time of its investment professionals and the substantial fees that we will pay to the Adviser.

•
If we are not able to raise a substantial amount of capital in the near term, our ability to achieve our investment objectives could be adversely affected.

•
On acquiring shares, you will experience immediate dilution in the net tangible book value of your investment.

•
Principal and interest payments on any borrowings will reduce the amount of funds available for distribution or investment in additional real estate assets.

•
There are limits on the ownership and transferability of our shares.

•
While our investment strategy includes investing in net leased properties and CRE debt investments (as defined below) with a focus on providing current income to investors, an investment in us is not an investment in fixed income. Fixed income has material differences from an investment in the Company, including those related to vehicle structure, investment objectives and restrictions, risks, fluctuation of principal, safety, guarantees or insurance, fees and expenses, liquidity and tax treatment.

•
We intend to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes. However, if we fail to qualify as a REIT and no relief provisions apply, our NAV and cash available for distribution to our shareholders could materially decrease.

•
The acquisition of investment properties may be financed in substantial part by borrowing, which increases our exposure to loss. The use of leverage involves a high degree of financial risk and will increase the exposure of the investments to adverse economic factors.

•
Investment in net lease assets involves certain risks, including, but not limited to, tenants’ inability to pay rent, increases in interest rates and lack of availability of financing, tenant turnover and vacancies, and changes in supply of or demand for similar properties in a given market.

•
We will depend on tenants for our revenue, and therefore our revenue will be dependent on the success and economic viability of our tenants. Our reliance on single or significant tenants in certain buildings may decrease our ability to lease vacated space and could materially adversely affect our revenue and net income, overall performance, results of operations and ability to pay distributions.

•
COVID-19 has had a negative impact on the economy and business activity globally (including in the markets in which we plan to invest). COVID-19 or other pandemics could adversely affect the performance of our investments.

•
We are subject to risks related to changes in global, national, regional or local economic, demographic or capital market conditions (including volatility as a result of the ongoing conflicts between Russia and Ukraine and Israel and Hamas and the rapidly evolving measures in response).

ITEM 1   BUSINESS
(a)
General Development of Business

We are a Maryland statutory trust formed on February 6, 2023. We are externally managed by our investment adviser, MSREF Real Estate Advisor, Inc., a Delaware corporation and wholly-owned subsidiary of Morgan Stanley, which operates through MSREI, the dedicated global private real estate investment management arm of Morgan Stanley. MSREI is functionally located within MSIM’s Global Real Assets platform. Since its inception in the early 1990s, MSREI has acquired over $200 billion of gross real estate assets in 39 countries as of June 30, 2023. As of June 30, 2023, MSREI managed approximately $54 billion of gross real estate assets worldwide on behalf of its clients. MSIM, together with its investment advisory affiliates, has approximately $1.4 trillion in assets under management or supervision as of June 30, 2023.
Our investment strategy is to create a diversified portfolio of high-quality commercial real estate assets that are primarily long-term leased under net lease structures to tenants for whom the properties are mission critical, meaning essential to the continuance of their business operations. We will seek to target high quality, credit-worthy tenants whose businesses have strong outlooks and are resilient in the face of economic downturns and quality real estate properties that we believe have the potential to appreciate in value over the long-term by virtue of their sector, physical attributes and market location.
We are conducting a continuous, blind pool private offering of our common shares in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) to investors that are (i) accredited investors (as defined in Regulation D under the Securities Act) and (ii) in the case of common shares sold outside the United States, to persons that are not “U.S. persons” (as defined in Regulation S under the Securities Act).
(b)
[Reserved]

(c)
Description of Business

The Company
We are structured as a non-listed, perpetual-life REIT, and therefore our securities are not listed on a national securities exchange and, as of the date of this Registration Statement, there is no plan to list our securities on a national securities exchange. As a perpetual-life REIT, our common shares are intended to be sold monthly on a continuous basis at a price generally equal to our prior month’s NAV per share. Accordingly, we are not able to accurately estimate an amount we seek to raise in our continuous, blind pool private offering of our common shares. We intend to elect and qualify to be taxed as a REIT under the U.S. Internal Revenue Code of 1986, as amended (the “Code”), for U.S. federal income tax purposes and generally will not be subject to U.S. federal income taxes on our taxable income to the extent we annually distribute all of our REIT taxable income to shareholders and maintain our qualification as a REIT. Our principal office is located at 1585 Broadway, 33rd Floor, New York, NY, 10036 and our telephone number is (212) 761-2340.
Morgan Stanley and MSREI
Morgan Stanley (NYSE: MS), founded in 1935, is a leading global financial services firm providing a wide range of investment banking, securities, wealth management and investment management services. With offices in 42 countries, Morgan Stanley’s employees serve clients worldwide including corporations, governments, institutions and individuals. MSIM, together with its investment advisory affiliates, has more than 1,300 investment professionals around the world and approximately $1.4 trillion in assets under management or supervision as of June 30, 2023. MSIM strives to provide outstanding service and long-term investment performance to a diverse client base through a comprehensive suite of investment management solutions.
Established in the early 1990s, MSREI, which is functionally located within MSIM’s Global Real Assets platform, has been one of the most active real estate investors for over three decades, acquiring over

$200 billion of gross real estate assets in 39 countries as of June 30, 2023. Primarily focused on global value-add / opportunistic and regional core strategies, MSREI’s range of experience encompasses a broad array of asset classes, geographic regions and investment strategies across all phases of the real estate cycle. With 17 offices across 12 countries throughout the U.S., Europe and Asia, regional teams of dedicated real estate professionals combine a unique global perspective with local market presence and significant transaction execution expertise. As of June 30, 2023, MSREI managed approximately $54 billion of gross real estate assets worldwide on behalf of its clients.
Investment Objectives
Our investment objectives are to invest in real estate and real estate-related assets that will enable us to:
•
Preserve and protect invested capital;

•
Provide attractive current income in the form of predictable, stable cash distributions;

•
Realize appreciation in NAV from differentiated sourcing, investment selection, structuring and proactive asset management; and

•
Provide an investment alternative for shareholders seeking to allocate a portion of their long-term investment portfolios to commercial real estate and private credit funds with the potential for additional upside through real estate tax advantages and appreciation potential, and with potentially lower volatility than publicly-traded real estate companies.

We cannot assure you that we will achieve our investment objectives. In particular, we note that our NAV may be subject to volatility related to the values of our assets. See “Item 1A Risk Factors.”
Investment Strategy
Our investment strategy is to create a diversified portfolio of high-quality commercial real estate assets that are primarily long-term leased under net lease structures to tenants for whom the properties are mission critical, meaning essential to the continuance of their business operations. We will seek to target high quality, credit-worthy tenants whose businesses have strong outlooks and are resilient in the face of economic downturns and quality real estate properties that we believe have the potential to appreciate in value over the long-term by virtue of their sector, physical attributes and market location. We will also prioritize investing in real estate sectors that benefit from long-term secular and demographic demand tailwinds and exposure to faster growing segments of the economy. Examples include industrial (eCommerce), manufacturing (on-shoring and near-shoring) and healthcare (aging demographics).
Seeking to generate attractive risk-adjusted returns, we will create a portfolio diversified across asset class, tenant industry, lease expiration and geography to attempt to mitigate credit risk concentration and volatility resulting from market conditions. We expect to create value by embracing and creatively solving complex issues faced by sellers and tenants by structuring mutually beneficial solutions and seeking to drive better-than-market pricing and terms for NetREIT.
In addition, to a lesser extent, we also intend to invest on a tactical basis in commercial real estate debt-related assets, which may include first mortgage loans, subordinated mortgage loans, mezzanine loans, preferred equity, real estate-related corporate credit, and commercial mortgage-backed securities (“CMBS”), as well as other real estate-related securities (such as common and preferred stock of publicly traded REITs and other real estate companies) and loans (collectively referred to as, “CRE debt investments”).
Capital allocation will depend on market conditions at the time we invest and may change over time in response to prevailing market conditions, including with respect to interest rates and general economic and credit market conditions. We may, but do not presently intend to, make investments other than as described in this Registration Statement. At all times, we intend to make investments in such a manner consistent with maintaining our qualification as a REIT under the Code, and maintaining our exclusion from registration under the Investment Company Act of 1940, as amended (the “Investment Company Act”).
We intend to leverage Morgan Stanley’s proprietary relationship networks within and outside of the real estate industry, which is a significant sourcing and origination advantage and unique relative to other net lease investors. Specifically, to acquire real estate through sale-leaseback transactions, we intend to leverage Morgan Stanley’s vast and deep relationships with financial sponsors and companies, both public and private, to identify counterparties not otherwise necessarily active as net lease issuers. Given corporate real estate sellers often have myriad objectives beyond maximizing the sale price of their real estate, we expect these directly negotiated transactions to be on mutually beneficial terms with attractive acquisition pricing. We will also leverage MSREI’s broad relationships in the real estate industry formed over its 30+ year history to acquire net lease properties through other channels, such as real estate owners, developers, operators and various real estate and financial intermediaries.
Target Assets
Net Lease Investments
A typical net lease asset is a commercial property that is leased on a long-term basis to a tenant or tenants who are responsible for operating and capital expenses, including taxes, insurance fees and maintenance costs, in addition to annually escalating base rent payments during the term of the lease. These characteristics of a net lease asset have the potential to benefit the property owner by mitigating the owner’s exposure to any negative effects of inflation (as operating expenses and capital expenditures are passed to tenants) while enabling the property owner to benefit from inflation-driven income growth through rent escalations that may be fixed or linked to inflation-related indices, such as the Consumer Price Index (“CPI”). In some cases, net lease assets are created through “sale-leaseback transactions,” whereby the owner of a net lease property, such as a corporate issuer, agrees to sell the property to a buyer, such as NetREIT, and simultaneously the buyer of such net lease property agrees to lease such property back to the original owner for a designated period of time. These sale-leaseback transactions provide the lessee company with a source of capital that is an alternative to other financing sources such as corporate borrowing, mortgaging real property, or selling shares of common stock. Net leases offer multiple benefits for property owners and tenants, including, for property owners, rental income stability, inflation mitigation and potential residual property value appreciation, and for corporates entering into sale leasebacks, the opportunity to monetize real properties and allocate capital more efficiently.
Net lease assets vary across property types, tenant credit profiles, and lease structures, and we believe that those variations may enhance portfolio diversification as well as the array of targeted investment opportunities.
We will seek to acquire institutional quality net lease assets predominantly in defensive real estate sectors that we believe have the potential to produce durable and growing current income, benefit from the tax advantages of real estate ownership and also have potential to appreciate in value. We intend to prioritize investing in assets leased to credit worthy tenants under long-term net leases with annual rental escalations where the real estate is mission critical to the underlying business operations of the tenant. We believe that mission critical net lease real estate is functionally senior to a tenant’s first lien debt, providing downside protection similar to fixed income, while also providing a hedge against inflation and potential appreciation associated with real estate. We typically seek to lease our properties pursuant to long-term net leases with initial terms of 10 – 20 years (and which often have renewal options).
We will seek to create a portfolio diversified across property type, geography, tenant profile and industry, and lease expiration in an effort to reduce volatility in income and/or underperformance tied to adverse economic conditions disproportionately affecting specific industries or geographic regions and to mitigate credit risk concentration.
The property types we intend to target, include, but are not limited to, industrial, manufacturing, warehouse, distribution and research and development (“R&D”), healthcare, and essential retail. Within each property type, we target specific acquisition criteria in a highly selective manner.
•
Industrial, Manufacturing, Warehouse, Distribution and R&D.   We focus on industrial, manufacturing, warehouse, distribution and R&D facilities where the tenant has a strong credit profile and experienced management team. We target real estate assets that are: critical to the tenant’s core business and continued operations; in locations essential to or strategic for the tenant; and difficult, costly or disruptive to replace. Because we prioritize real estate with appreciation potential, flexibility and attractiveness to other tenants, we often focus on properties that are located in close proximity to major transportation thoroughfares such as airports, ports, railways, major freeways or interstate highways, and with good access to labor.
•
Healthcare.   We focus on medical office buildings and hospitals leased to large regional physician practices or affiliated with major health systems, as well as laboratories, ambulatory surgical centers, urgent cares, service-type locations such as dental and dialysis centers, and animal health service clinics. We primarily focus on healthcare properties that have substantial tenant investments such as special regulatory permits and buildouts that would make relocation difficult or costly. We look for healthcare properties that are mission critical to tenant operations, generally located adjacent to or near hospital campuses or other medical facilities or in strong retail-centric locations to capitalize on demographics, and where the tenant has a strong credit profile and is not easily displaced by regulatory changes or new market entrants. In certain instances, we will seek additional credit enhancements to augment the credit of the tenant. In states where a certificate of need statute exists, we ensure that our sites carry this designation to maintain long-term viability.

•
Essential Retail.   We focus on eCommerce resistant industries where the presence of a physical location is important to the end consumer and mission critical to the tenant. Our underwriting of retail properties focuses on the fundamental value of the underlying real estate, site level performance, quality of operator (whether corporate owned or experienced multi-unit franchise operators), demographics, and whether the property is subject to a master lease with multiple operating locations.

We may invest, on a selective basis, in sectors and asset classes that do not fall into the “Target” buckets above, including, net-leased hotels, senior housing, residential, ground leases, entertainment, infrastructure, and other real assets that offer attractive risk-adjusted returns. Such tactical investments are expected to be structured through net-leases with increased emphasis on income-to-rent coverage ratios and the sustainability of the underlying business economics.
CRE Debt Investments
In addition to investing in net lease assets, to a lesser extent and on a tactical basis, we intend to originate, acquire, finance and manage a portfolio of CRE debt investments diversified across both geography and asset class. Our CRE debt investments are expected to be primarily secured by properties located in U.S. markets, but may also include debt investments issued or backed by real estate in broader North America and Europe, and are expected to include private credit instruments such as first mortgage loans (including pari passu participations), mezzanine loans, preferred equity, B Notes (as defined below) and securities or broadly syndicated instruments such as real estate-related corporate credit, CMBS and select other CRE-related debt asset classes.
•
Private Credit:   We may originate first mortgage loans (including pari passu participations), mezzanine loans, B Notes and preferred equity. Our mortgage loans generally will be secured by a first lien on commercial real estate (usually in an amount up to 75% of the underlying value of the collateral), with maturity dates generally ranging from three to five years. In some cases, we may originate and fund a first mortgage loan with the intention of selling the senior tranche (the “A Note”), and retaining the subordinated tranche (the “B Note”) or mezzanine loan tranche. In addition, we may originate or acquire mezzanine loans, which are loans made to property owners that are secured by pledges of the borrower’s ownership interests in the property and/or the property owner. We may also choose to structure an investment as preferred equity that contains debt-like features. Preferred equity generally ranks junior to all existing and future indebtedness, including senior and mezzanine loans, but ranks senior to the owner’s common equity. Preferred return payments are similar to interest payments in that they are paid from cash flows.

•
Securities & Broadly Syndicated:   We may also acquire securities or broadly syndicated instruments such as real estate-related corporate credit, CMBS and select other CRE-related debt asset classes. We may invest directly in operating companies in the business of or related to commercial real estate credit through private debt or equity offerings. In addition, we may acquire CMBS, which are securities that are collateralized by, or evidence ownership interests in, a mortgage loan secured by a single commercial property, or a partial or entire pool of mortgage loans secured by commercial properties. We may also invest in other real estate-related securities (such as common and preferred stock of publicly traded REITs and other real estate companies) or syndicated loans to publicly traded REITs and other real estate companies.
We do not intend that our investments in real estate-related securities will require us to register as an investment company under the Investment Company Act, and we intend to generally divest appropriate securities before any such registration would be required.
Other Investments
The allocation of our capital among our target assets will depend on market conditions at the time we invest and may change over time in response to prevailing market conditions, including with respect to interest rates and general economic and credit market conditions. We may, but do not presently intend to, make investments other than as described above. At all times, we intend to make investments in such a manner consistent with maintaining our qualification as a REIT under the Code and maintaining our exclusion from registration under the Investment Company Act. Such other assets may include, among other things, other net lease assets that may include longer or shorter terms or may not be “triple” net lease and/or ground lease investments. We may pursue build-to-suit developments of net leased real estate in the future.
Cash, Cash Equivalents and Other Short-Term Investments
We intend to hold cash, cash equivalents and other short-term investments. These types of investments may include the following, to the extent consistent with our intended qualification as a REIT:
•
money market instruments, cash and other cash equivalents (such as high-quality short-term debt instruments, including commercial paper, certificates of deposit, bankers’ acceptances, repurchase agreements, interest-bearing time deposits and credit rated corporate debt securities);

•
U.S. government or government agency securities; and

•
Credit-rated corporate debt or asset-backed securities of U.S. or foreign entities, or credit-rated debt securities of foreign governments or multi-national organizations.

Potential Competitive Strengths
Morgan Stanley believes our most powerful competitive strength is our affiliations with MSREI, which has been one of the most active real estate investors for over three decades, acquiring over $200 billion of gross real estate assets in 39 countries as of June 30, 2023, and with Morgan Stanley more broadly.
Premier Private Real Estate Investing Platform:   MSREI is the global private real estate investment management arm of Morgan Stanley:
•
Historically one of the most active property investors in the world for 30+ years, with 200+ dedicated professionals in 17 offices across 12 countries;

•
Currently manages $54 billion of global real estate assets on behalf of its clients and has acquired over $200 billion of real estate assets since inception;

•
Exceptional local market knowledge and insight, and access to a real estate-specific global strategy and research team;

Extensive Private Credit Expertise:   MSIM’s private credit team (“MS Private Credit”) provides a range of differentiated credit solutions to middle market corporations and businesses, including direct lending, opportunistic credit and expansion credit:
•
MS Private Credit is led by investment professionals that have an average of over 20 years of relevant industry experience in credit and principal investing, credit analysis, credit origination and structuring.

•
Employs a highly rigorous, fundamentals-driven and disciplined investment process which has been developed utilizing Morgan Stanley’s extensive investing experience.

•
MSIM’s proprietary database of transaction and market data, which extends back more than a decade, and its extensive and long-established sourcing relationships and global network provide significant due diligence advantages and bolster its tested and proven credit investment underwriting process.

•
As of July 1, 2023, MS Private Credit managed over $15 billion in investable capital.1

Differentiated CRE Debt Expertise:   Mesa West Capital, LLC (“Mesa West”), MSIM’s dedicated U.S. private real estate credit arm, has been one of the leading providers of U.S. commercial real estate debt since its founding in 2004:
•
Scaled investment platform with $27 billion of commercial real estate loans originated since inception;

•
Mesa West has a market leading originations network, with active, long-term market presence since 2004;

•
Credit focused culture, with experience investing through all market cycles, that emphasizes downside protection approach and focus on loan structure and covenants; and

•
Resilient platform with deep experience and strong track record, including through the Global Financial Crisis.

Significant Transaction Execution Expertise
•
MSREI’s seasoned senior management team2 has an average of 29 years of real estate industry experience underwriting, structuring, closing and managing investments to monetization; and

•
MSREI professionals have significant hands-on experience in every major market, asset class and investment strategy across all phases of the real estate cycle, and are skilled at executing investments in all levels of the capital stack.

Enhanced Access to Opportunities
•
MSREI has long-established differentiated local networks of asset owners, partners, financial institutions and other market participants that bring superior transaction flow across geographic markets / asset classes often on an off-market basis;

•
NetREIT’s sourcing is expected to benefit from the broader Morgan Stanley network of relationships with corporates and financial sponsors who may seek to engage in sale leaseback transactions on a direct basis; and

•
Equally important as its internal and external network of resources, Morgan Stanley’s brand attracts people, opportunities, capital and information and enhances credibility with sellers, corporates and banks.

Unique Global Perspective Paired with Local Presence
•
MSREI benefits from a unique global perspective due to the reach of its platform and an in-house global strategy and research team;

•
MSREI leverages Morgan Stanley’s M&A and capital market expertise and expansive firm-wide corporate experience; and

•
MSREI’s existing opportunistic / value-add and core real estate portfolios generate meaningful local market knowledge and insight.

1
Committed capital is calculated as aggregate capital commitments received and total committed leverage within each of the funds or accounts managed by the private credit platform within Morgan Stanley with exception for funds past their investment period, where committed capital is calculated as invested capital.

2
Senior management team comprises John Klopp, Olivier de Poulpiquet, Lauren Hochfelder, Brian Niles, Toru Bando, Scott Brown, and Christie Park.

Morgan Stanley’s Investment Approach
MSREI has developed significant long-standing relationships with corporates, financial sponsors, real estate owners, developers and other financial and real estate intermediaries over its 30+ year history investing across global markets. These relationships provide market knowledge and a differentiated investment-sourcing network. In addition, MSREI’s access to the Morgan Stanley franchise should provide unique access to corporates and financial sponsors as a source of sale leaseback investment opportunities, which we believe may be particularly compelling for NetREIT.
For example, to acquire real estate through sale-leaseback transactions, we intend to leverage Morgan Stanley’s vast and deep relationships with financial sponsors and companies, both public and private, to identify counterparties not otherwise necessarily active as net lease issuers. Given corporate sellers often have myriad objectives beyond maximizing the sale price of their real estate, we expect these directly negotiated transactions to be on mutually beneficial terms with attractive acquisition pricing.
In addition, MSIM’s dedicated U.S. private real estate credit arm, Mesa West, will perform services on behalf of the Adviser primarily related to the selection of our CRE debt investments and to assist with the day-to-day management of such CRE debt investments. With offices in Los Angeles, New York, Chicago, Houston and San Francisco, Mesa West has been one of the leading providers of commercial real estate debt since its founding in 2004. Mesa West provides commercial real estate mortgage loans for core/core-plus, value-add and transitional properties throughout the United States. Mesa West’s lending portfolio includes all major property types with loan sizes ranging from $20 million up to $400 million. Since inception, Mesa West has sourced, originated and closed more than 400 CRE loan transactions totaling $27 billion.
Borrowing Policies
We intend to use leverage. Our target leverage ratio is 55%-60%. Our leverage ratio is measured by dividing (i) consolidated investment-level debt and entity-level debt net of cash and loan-related restricted cash, by (ii) the asset value of our investments (measured using the greater of fair market value and cost). There is, however, no limit on the amount we may borrow with respect to any individual investment. Indebtedness incurred (i) in connection with funding a deposit in advance of the closing of an investment or (ii) as other working capital advances, will not be included as part of the calculation above. Our leverage ratio may be substantially higher or lower until such time that we have raised substantial proceeds from our private offering and acquired a diversified portfolio of investments or at certain other times, particularly during a market downturn or in connection with a large acquisition.
On November 22, 2023, we entered into a $125 million warehouse funding facility with MSREI Holding, Inc. (“MSREI Holding”), a wholly owned subsidiary of Morgan Stanley. As of December 31, 2023, the outstanding principal balance under the warehouse funding facility was approximately $28.8 million, which amount was drawn in connection with the Company acquiring its initial investments in accordance with its investment guidelines. We intend to use the net proceeds from the initial closing of our private offering to repay all outstanding principal and interest under such warehouse funding facility, which is expected to terminate upon such repayment.
Temporary Strategies
Until such time that we have raised substantial proceeds through our private offering and acquired a diversified portfolio of investments and/or during periods in which the Adviser determines that economic or market conditions are unfavorable to investors and a defensive strategy would benefit us, we may temporarily depart from our investment strategy. During these periods, we may deviate from our investment guidelines and/or target allocations and invest all or any portion of our assets in U.S. government securities, including bills, notes and bonds differing as to maturity and rates of interest that are either issued or guaranteed by the U.S. Treasury or by U.S. government agencies or instrumentalities; non-U.S. government securities that have received the highest investment grade credit rating; certificates of deposit issued against funds deposited in a bank or a savings and loan association; commercial paper; bankers’ acceptances; fixed time deposits; shares of money market funds; credit-linked notes; repurchase agreements with respect to any of the foregoing; or any other fixed income securities that the Adviser considers consistent with this strategy. During these periods, we may also determine to pay down certain of our indebtedness and have indebtedness below our target leverage or we may borrow more to provide for additional liquidity causing us to exceed our target leverage. It is impossible to predict when, or for how long, the Adviser will use these alternative strategies. There can be no assurance that such strategies will be successful.
Operating and Regulatory Structure
Investment Company Act Considerations
We intend to engage primarily in the business of investing in real estate and to conduct our operations so that neither we nor any of our subsidiaries is required to register as an investment company under the Investment Company Act. A company is an “investment company” under the Investment Company Act:
•
under Section 3(a)(1)(A), if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

•
under Section 3(a)(1)(C), if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns, or proposes to acquire, “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test.” The term “investment securities” generally includes all securities except U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exemption from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We intend to acquire real estate and real estate-related assets directly, primarily by acquiring fee interests in real property. We may also invest in real property indirectly through investments in joint venture entities, including joint venture entities in which we do not own a controlling interest and joint venture entities in which Other MSREI Clients may invest. We plan to conduct our businesses primarily through the Operating Partnership, a majority-owned subsidiary, and expect to establish other direct or indirect majority-owned subsidiaries to hold particular assets.
We intend to conduct our operations so that we and most of our wholly and majority-owned subsidiaries will comply with the 40% test. We will continuously monitor our holdings on an ongoing basis to determine compliance with this test. We expect that most of our wholly owned and majority-owned subsidiaries will not be relying on exemptions under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, interests in these subsidiaries (which are expected to constitute a substantial majority of our assets) generally will not constitute “investment securities.” Accordingly, we believe that we will not be considered an investment company under Section 3(a)(1)(C) of the Investment Company Act.
In addition, we believe that we will not be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because we will not engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we will be primarily engaged in non-investment company businesses related to real estate. In addition, we expect to be able to conduct our subsidiaries’ respective operations such that none of them will be required to register as an investment company under the Investment Company Act.
We will determine whether an entity is a majority-owned subsidiary of our Company. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat entities in which we own at least 50% of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested that the SEC or its staff approve our treatment of any entity as a majority-owned subsidiary, and neither has done so. If the SEC or its staff was to disagree with our treatment of one or more subsidiary entities as majority-owned subsidiaries, we may need to adjust our strategy and our assets in order to continue to pass the 40% test. Any adjustment in our strategy could have a material adverse effect on us.

To the extent we ever inadvertently fall within one of the definitions of “investment company,” we intend to rely on the exemption provided by Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” The SEC staff has taken the position that this exemption, in addition to prohibiting the issuance of certain types of securities, generally requires that at least 55% of an entity’s assets must be comprised of mortgages and other liens on and interests in real estate, also known as “qualifying assets,” and at least another 25% of the entity’s assets must be comprised of additional qualifying assets or a broader category of assets that we refer to as “real estate-related assets” under the Investment Company Act (and no more than 20% of the entity’s assets may be comprised of miscellaneous assets).
We will classify our assets for purposes of our 3(c)(5)(C) exemption based upon no-action positions taken by the SEC staff and interpretive guidance provided by the SEC and its staff. These no-action positions are based on specific factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than twenty years ago. No assurance can be given that the SEC or its staff will concur with our classification of our assets. In addition, the SEC or its staff may, in the future, issue further guidance that may require us to re-classify our assets for purposes of the Investment Company Act. If we are required to re-classify our assets, we may no longer be in compliance with the exemption from the definition of an investment company provided by Section 3(c)(5)(C) of the Investment Company Act.
For purposes of determining whether we satisfy the 55%/25% test, based on certain no-action letters issued by the SEC staff, we intend to classify our fee interests in real property, held by us directly or through our wholly owned or majority-owned subsidiaries, as qualifying assets. In addition, based on no-action letters issued by the SEC staff, we will treat our investments in any joint ventures that in turn invest in qualifying assets such as real property as qualifying assets, but only if we are active in the management and operation of the joint venture and have the right to approve major decisions by the joint venture; otherwise, they will be classified as real estate-related assets. We will not participate in joint ventures in which we do not have or share control to the extent that we believe such participation would potentially threaten our status as a non-investment company exempt from the Investment Company Act. This may prevent us from receiving an allocation with respect to certain investment opportunities that are suitable for both us and one or more Other MSREI Clients. We expect that no less than 55% of our assets will consist of investments in real property, including any joint ventures that we control or in which we share control.
Qualifying for an exemption from registration under the Investment Company Act will limit our ability to make certain investments. For example, these restrictions may limit our and our subsidiaries’ ability to invest directly in mortgage-backed securities that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain asset-backed securities, non-controlling equity interests in real estate companies or in assets not related to real estate.
Although we intend to monitor our portfolio, there can be no assurance that we will be able to maintain this exemption from registration. A change in the value of any of our assets could negatively affect our ability to maintain our exemption from regulation under the Investment Company Act. To maintain compliance with the Section 3(c)(5)(C) exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forego opportunities to acquire assets that we would otherwise want to acquire and would be important to our investment strategy.
To the extent that the SEC or its staff provides more specific guidance regarding any of the matters bearing upon the definition of investment company and the exemptions to that definition, we may be required to adjust our strategy accordingly. On August 31, 2011, the SEC issued a concept release and request for comments regarding the Section 3(c)(5)(C) exemption (Release No. IC-29778) in which it contemplated the possibility of issuing new rules or providing new interpretations of the exemption that might, among other things, define the phrase “liens on and other interests in real estate” or consider sources of income in determining a company’s “primary business.” Any additional guidance from the SEC or its staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

If we are required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including disclosure requirements and restrictions with respect to diversification and industry concentration, and other matters. Compliance with the Investment Company Act would, accordingly, limit our ability to make certain investments and require us to significantly restructure our business plan. For additional discussion of the risks that we would face if we were required to register as an investment company under the Investment Company Act, see “Item 1A Risk Factors — Risks Related to Our Organizational Structure.”
Operating Structure and REIT Considerations
A non-listed REIT is a REIT whose common shares are not listed for trading on a stock exchange or other securities market. We use the term “perpetual-life REIT” to describe an investment vehicle of indefinite duration, whose common shares are intended to be sold by the Company monthly on a continuous basis at a price generally equal to the Company’s prior month’s NAV per share. In our perpetual-life structure, the investor may request that we repurchase their shares on a quarterly basis, but we are not obligated to repurchase any shares and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular quarter in our discretion. While we may consider a liquidity event at any time in the future, we are not obligated by our Declaration of Trust or otherwise to effect a liquidity event at any time.
We intend to elect to be taxed as a REIT beginning with our taxable year ending December 31, 2024, and we intend to continue to make such an election. In general, a REIT is a company that:
•
combines the capital of many investors to acquire or provide financing for real estate assets;

•
offers the benefits of a real estate portfolio under professional management;

•
satisfies the various requirements of the Code, including a requirement to distribute to shareholders at least 90% of its REIT taxable income each year; and

•
is generally not subject to U.S. federal corporate income taxes on its REIT taxable income that it currently distributes to its shareholders, which substantially eliminates the “double taxation” (i.e., taxation at both the corporate and shareholder levels) that generally results from investments in a C corporation.

In order to satisfy these requirements and maintain our qualification as a REIT, we may be forced to liquidate assets from our portfolio or not make otherwise attractive investments. See “Item 1A Risk Factors — Risks Related to our REIT Status and Certain Other Tax Items.”
We plan to own all or substantially all of our assets through the Operating Partnership. We are the sole general partner of the Operating Partnership. The Special Limited Partner will own a special limited partner interest in the Operating Partnership. In addition, each of the Adviser and the Special Limited Partner may elect to receive units in the Operating Partnership in lieu of cash for its management fee and performance participation interest, respectively. The Adviser and the Special Limited Partner may put these units back to the Operating Partnership and receive cash unless our board of trustees determines that any such repurchase for cash would be prohibited by applicable law or our Declaration of Trust, in which case such Operating Partnership units will be repurchased for common shares. The use of our Operating Partnership to hold all of our assets is referred to as an Umbrella Partnership Real Estate Investment Trust (“UPREIT”). Using an UPREIT structure may give us an advantage in acquiring properties from persons who want to defer recognizing a gain for U.S. federal income tax purposes.

The following chart shows our current ownership structure and our relationship with Morgan Stanley, the Adviser, the Dealer Manager, and their respective affiliates as of the commencement of our private offering.

(1)
Represents 50 common shares currently held by MSREI Holding, a wholly owned subsidiary of Morgan Stanley. In addition, Morgan Stanley and/or its affiliates has agreed to purchase a total of $25 million of our Class E shares and/or Class E Operating Partnership units.

Our Board of Trustees
We operate under the direction of our board of trustees. Our board of trustees is currently comprised of one trustee, Douglas Armer. Our board of trustees intends to retain the Adviser to manage the acquisition and dispositions of our investments, subject to our board of trustees’ supervision.
Upon the initial closing of our private offering, we will have a four-member board. Our board of trustees may change the number of trustees, but not to fewer than one nor more than fifteen, unless we amend our Bylaws. Our Declaration Trust provides that a majority of our trustees must be independent trustees, except for a period of up to 60 days after the death, removal or resignation of an independent trustee pending the election of a successor independent trustee. Our Declaration of Trust defines “independent trustee” as a trustee who (a) is not currently, and has not within the prior two years been, an officer, director or employee of Morgan Stanley or any of its affiliates (as defined under the U.S. Bank Holding Company Act of 1956, as amended (the “BHCA”) and its implementing regulations), (b) after the Initial Trustee Election (as defined below), was not nominated or proposed to be a trustee by Morgan Stanley or any of its affiliates (as defined under the BHCA and its implementing regulations), (c) is not an officer or employee of the Company or any subsidiary of the Company, (d) our board of trustees affirmatively determines has no material relationship with the Company and (e) otherwise satisfies the trustee independence tests provided for in Section 303A.02 of the New York Stock Exchange Listed Company Manual, as may be amended from time to time. We expect that three trustees will be determined by our board of trustees to be independent trustees, giving us a majority independent board of trustees.
For so long as Morgan Stanley or its affiliate acts as investment advisor to us, Morgan Stanley shall have the right to designate one trustee for election to our board of trustees. Furthermore, our board of trustees will be required to consult with Morgan Stanley in connection with filling of any vacancies created by the removal, resignation, retirement or death of any trustee (other than in connection with a removal for cause by shareholders in accordance with our Declaration of Trust).
Following the initial closing of our private offering, each trustee will serve for an initial term of one year or until the date on which our board of trustees calls a meeting for the purpose of electing our independent trustees, which is required by our Declaration of Trust to occur on or before December 31, 2024 (the “Initial Trustee Election”), and until the election and qualification of his or her successor, and then for such term as our board of trustees shall determine thereafter or until his or her resignation, removal, death or adjudication of legal incompetence. Although the number of trustees may be increased or decreased, a decrease may not shorten the term of any incumbent trustee. Any trustee may resign at any time or may be removed only for cause by the shareholders upon the affirmative vote of shareholders entitled to cast at least two-thirds of all the votes entitled to be cast generally in the election of trustees. In addition, any trustee may be removed, at any time, but only for “cause” by written instrument, signed by a majority of the trustees, specifying the date when such removal shall become effective. A vacancy on our board of trustees resulting from any cause other than removal for cause by our shareholders, may be filled only by a vote of a majority of the remaining trustees; provided, that if the trustee that ceases to serve as a trustee is an independent trustee, then the successor to such trustee shall be an independent trustee and shall be elected by a majority of the remaining independent trustees. A vacancy on our board of trustees resulting from removal by the shareholders may be filled only by the shareholders. “Cause” is defined in our Declaration of Trust as conviction of a felony or a final judgment of a court of competent jurisdiction holding that such trustee caused demonstrable, material harm to the Company through bad faith or active and deliberate dishonesty.
Our board of trustees will generally meet quarterly or more frequently if necessary. Our trustees are not required to devote all of their time to our business and are only required to devote the time to our business as their duties may require. Consequently, in the exercise of their duties as trustees, our trustees will rely heavily on the Adviser and on information provided by the Adviser. As part of our trustees’ duties, our board of trustees will supervise the relationship between us and the Adviser. Our board of trustees is empowered to approve the payment of compensation to trustees for services rendered to us.
Our board of trustees will adopt written policies on investments and borrowings, the general terms of which are set forth in this Registration Statement. Our board of trustees may revise these policies or establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance. Our board of trustees, including a majority of our independent trustees, intends to review our investment policies with sufficient frequency, and at least annually, to determine that they are in our best interest.
Advisory Agreement
The description below of the advisory agreement between us and the Adviser or its affiliate (the “Advisory Agreement”), which we expect to enter into in connection with the initial closing of our private offering, is only a summary and is not necessarily complete. The description set forth below is qualified in its entirety by reference to the Advisory Agreement, a form of which is filed as an exhibit to this Registration Statement.
Our board of trustees at all times has oversight responsibility for governance, financial controls, compliance and disclosure with respect to the Company and the Operating Partnership. Pursuant to the Advisory Agreement, our board of trustees has delegated to the Adviser the authority to source, evaluate and monitor our investment opportunities and make decisions related to the acquisition, management, financing and disposition of our assets, in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our board of trustees. We believe that the Adviser currently has sufficient staff and resources so as to be capable of fulfilling the duties set forth in the Advisory Agreement.
Services
Pursuant to the terms of the Advisory Agreement, the Adviser, including through its relationships with MSREI and Mesa West, is responsible for, among other things:
•
serving as an adviser to us and the Operating Partnership with respect to the establishment and periodic review of our investment guidelines and our and the Operating Partnership’s investments, financing activities and operations;

•
sourcing, evaluating and monitoring our and the Operating Partnership’s investment opportunities and executing the acquisition, management, financing and disposition of our and the Operating

Partnership’s assets, in accordance with our investment guidelines, policies and objectives and limitations, subject to oversight by our board of trustees;
•
with respect to prospective acquisitions, purchases, sales, exchanges or other dispositions of investments, conducting negotiations on our and the Operating Partnership’s behalf with sellers, purchasers, and other counterparties and, if applicable, their respective agents, advisors and representatives, and determining the structure and terms of such transactions;

•
providing us with portfolio management and other related services;

•
serving as our adviser with respect to decisions regarding any of our financings, hedging activities or borrowings; and

•
engaging and supervising, on our and the Operating Partnership’s behalf and at our and the Operating Partnership’s expense, various service providers.

The above summary is provided to illustrate the material functions which the Adviser will perform for us and it is not intended to include all of the services which may be provided to us by the Adviser or third parties.
Term and Termination Rights
Unless earlier terminated as described below, the Advisory Agreement will remain in effect for an initial period of two years from the date it first became effective, and will remain in effect from year-to-year thereafter if approved annually by a majority of our board of trustees and a majority of the independent trustees.
Without Cause or payment of penalty, the Company may terminate the Advisory Agreement (i) upon 60 days’ written notice by a majority vote of our independent trustees or (ii) immediately for Cause or upon the bankruptcy of the Adviser. In addition, the Adviser may terminate the Advisory Agreement at its option immediately upon a change of control of the Company or the Operating Partnership or upon 60 days’ written notice. “Cause” is defined as fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by the Adviser in connection with performing its duties under the Advisory Agreement.
In the event the Advisory Agreement is terminated, the Adviser will be entitled to receive its prorated management fee through the date of termination. In addition, upon the termination or expiration of the Advisory Agreement, the Adviser will cooperate with us and take all reasonable steps requested to assist our board of trustees in making an orderly transition of the advisory function.
Management Fee
As compensation for its services provided pursuant to the Advisory Agreement, we pay the Adviser a management fee of 1.25% of NAV for Class T shares, Class S shares, Class D shares and Class I shares per annum payable monthly. We will pay the Adviser a management fee equal to 0.5% of NAV for Class F-T shares, Class F-S shares, Class F-D shares and Class F-I shares per annum payable monthly. Additionally, to the extent that our Operating Partnership issues Operating Partnership units to parties other than us, our Operating Partnership will pay the Adviser a management fee equal to (1) 1.25% of the NAV of the Operating Partnership attributable to Class T units, Class S units, Class D units and Class I units not held by us and (2) 0.5% of NAV of the Operating Partnership attributable to Class F-T units, Class F-S units, Class F-D units and Class F-I units not held by us, in each case per annum payable monthly. Notwithstanding the foregoing, we will not pay the Adviser a management fee on Class E shares or Class E units. In addition, the Adviser has agreed to waive the management fee for a period of 12 months following the initial closing of our private offering. In calculating our management fee, we will use our NAV before giving effect to accruals for the management fee, performance participation allocation, shareholder servicing fees or distributions payable on our shares.
The management fee may be paid, at the Adviser’s election, in cash or cash equivalent aggregate NAV amounts of Class E shares or Class E units. The Adviser’s ability to elect to receive our common shares or Operating Partnership units serves as a benefit to the Company for cash management purposes and further align the Adviser’s interests with our shareholders. Other than in connection with a MS Regulatory Repurchase (as defined below), any requests by the Adviser for repurchase of its shares or units will be consistent with the Adviser’s fiduciary duties to us and our shareholders.
Performance Allocation
So long as the Advisory Agreement has not been terminated, the Special Limited Partner will hold a performance participation interest in the Operating Partnership that entitles it to receive an allocation from the Operating Partnership equal to 12.5% of the Total Return with respect to Class T units, Class S units, Class D units, Class I units, Class F-T units, Class F-S units, Class F-D units and Class F-I units, subject to a 5% Hurdle Amount and a High Water Mark with respect to such class of units, with a Catch-Up (as defined below). The Special Limited Partner has agreed to waive distributions with respect to its performance participation interest for a period of 12 months following the initial closing of our private offering. Under the Operating Partnership Agreement, the performance participation interest will not be paid on Class E units, and as a result, it is a class-specific expense.
Promptly following the end of each calendar quarter that is not also the end of a calendar year, the Special Limited Partner will be entitled to a performance participation allocation as described above calculated in respect of the portion of the year to date, less any performance participation allocation received with respect to prior quarters in that year (the “Quarterly Allocation”). The performance participation allocation that the Special Limited Partner is entitled to receive at the end of each calendar year will be reduced by the cumulative amount of Quarterly Allocations that year.
Specifically, the Special Limited Partner will be allocated a performance participation in an amount equal to:
•
First, if the Total Return with respect to Class T units, Class S units, Class D units, Class I units, Class F-T units, Class F-S units, Class F-D units and Class F-I units for the applicable period exceeds the sum, with respect to such relevant class of Operating Partnership units, of (i) the Hurdle Amount for that period and (ii) the Loss Carryforward Amount (any such excess, “Excess Profits”), 100% of such Excess Profits until the total amount allocated to the Special Limited Partner equals 12.5% of the sum of (x) the Hurdle Amount with respect to such class of Operating Partnership units for that period and (y) any amount allocated to the Special Limited Partner with respect to such class of Operating Partnership units pursuant to this clause (this is commonly referred to as a “Catch-Up”); and

•
Second, to the extent there are remaining Excess Profits, 12.5% of such remaining Excess Profits.

“Total Return” with respect to any Operating Partnership units for any period since the end of the prior calendar year shall equal the sum of:
(i)
all distributions accrued or paid (without duplication) on such Operating Partnership units plus

(ii)
the change in aggregate NAV of such units since the beginning of the year, before giving effect to (x) changes resulting solely from the proceeds of issuances of Operating Partnership units, (y) any allocation/accrual to the performance participation interest and (z) applicable shareholder servicing fee expenses (including any payments made to us for payment of such expenses) allocable to such Operating Partnership units.

For the avoidance of doubt, the calculation of Total Return will (i) include any appreciation or depreciation in the NAV of units issued during the then-current calendar year but (ii) exclude the proceeds from the initial issuance of such units.
“Hurdle Amount” for any period during a calendar year means that amount that results in a 5% annualized internal rate of return on the NAV of the Operating Partnership units outstanding at the beginning of the then-current calendar year and all Operating Partnership units issued since the beginning of the then-current calendar year, taking into account the timing and amount of all distributions accrued or paid (without duplication) on all such units and all issuances of Operating Partnership units over the period and calculated in accordance with recognized industry practices. The ending NAV of the Operating Partnership units used in calculating the internal rate of return will be calculated before giving effect to any allocation/accrual to the performance participation interest and applicable shareholder servicing fee expenses, provided that the calculation of the Hurdle Amount for any period will exclude any Operating Partnership units repurchased during such period, which units will be subject to the performance participation allocation upon repurchase as described below.
Except as described in Loss Carryforward below, any amount by which Total Return falls below the Hurdle Amount will not be carried forward to subsequent periods.
“Loss Carryforward Amount” shall initially equal zero and shall cumulatively increase by the absolute value of any negative annual Total Return and decrease by any positive annual Total Return, provided that the Loss Carryforward Amount shall at no time be less than zero and provided further that the calculation of the Loss Carryforward Amount will exclude the Total Return related to any Operating Partnership units repurchased during such year, which units will be subject to the performance participation allocation upon repurchase as described below. The effect of the Loss Carryforward Amount is that the recoupment of past annual Total Return losses will offset the positive annual Total Return for purposes of the calculation of the Special Limited Partner’s performance participation. This is referred to as a “High Water Mark.”
The Special Limited Partner will also be allocated a performance participation with respect to all Operating Partnership units that are repurchased at the end of any month (in connection with repurchases of our shares in our share repurchase plan) in an amount calculated as described above with the relevant period being the portion of the year for which such unit was outstanding, and proceeds for any such unit repurchase will be reduced by the amount of any such performance participation.
If a Quarterly Allocation is made and at the end of a subsequent calendar quarter in the same calendar year the Special Limited Partner is entitled to less than the previously received Quarterly Allocation(s) (a “Quarterly Shortfall”), then subsequent distributions of any Quarterly Allocations or year-end Performance Allocations in that calendar year will be reduced by an amount equal to such Quarterly Shortfall, until such time as no Quarterly Shortfall remains. If all or any portion of a Quarterly Shortfall remains at the end of a calendar year following the application described in the previous sentence, distributions of any Quarterly Allocations and year-end Performance Allocations in the subsequent four calendar years will be reduced by (i) the remaining Quarterly Shortfall plus (ii) an annual rate of 5% on the remaining Quarterly Shortfall measured from the first day of the calendar year following the year in which the Quarterly Shortfall arose and compounded quarterly (collectively, the “Quarterly Shortfall Obligation”) until such time as no Quarterly Shortfall Obligation remains; provided, that the Special Limited Partner (or its affiliate) may make a full or partial cash payment to reduce the Quarterly Shortfall Obligation at any time; provided, further, that if any Quarterly Shortfall Obligation remains following such subsequent four calendar years, then the Special Limited Partner (or its affiliate) will promptly pay the Operating Partnership the remaining Quarterly Shortfall Obligation in cash.
Distributions on the performance participation interest may be payable in cash or Class E units, or any combination thereof, at the election of the Special Limited Partner. If the Special Limited Partner elects to receive such distributions in Operating Partnership units, the Special Limited Partner may request that the Operating Partnership repurchase such Operating Partnership units from the Special Limited Partner at a later date. Any such repurchase requests will not be subject to the terms and limitations applicable to the Morgan Stanley Equity Investment or our share repurchase plan, including the repurchase limits or the Early Repurchase Deduction. The Operating Partnership will repurchase any such Class E units for Class E shares of our common shares or cash (at the Special Limited Partner’s election) unless our board of trustees determines that any such repurchase for cash would be prohibited by applicable law or the Operating Partnership’s partnership agreement, in which case such Class E units will be repurchased for our Class E shares.
The NAV of the Operating Partnership calculated on the last trading day of a calendar year shall be the amount against which changes in NAV is measured during the subsequent calendar year. In our first calendar year of operations, the performance participation will be prorated for the portion of the calendar year.
The measurement of the foregoing net assets change is also subject to adjustment by our board of trustees to account for any unit dividend, unit split, recapitalization or any other similar change in the

Operating Partnership’s capital structure or any distributions made after the commencement of our private offering that our board of trustees deems to be a return of capital (if such changes are not already reflected in the Operating Partnership’s net assets).
Except as noted above with respect to Quarterly Allocations, the Special Limited Partner will not be obligated to return any portion of performance participation paid based on our subsequent performance.
Changes in our Operating Partnership’s NAV per unit of each class will generally correspond to changes in our NAV per share of the corresponding class of our common shares. Distributions with respect to the performance participation interest are calculated from the Operating Partnership’s Total Return over a calendar year. As a result, the Special Limited Partner may be entitled to receive payments under the performance participation for a given year even if some of our shareholders who purchased shares during such year experienced a decline in NAV per share. Similarly, shareholders whose shares are repurchased during a given year may have their shares repurchased at a lower NAV per share as a result of an accrual for the estimated performance participation at such time, even if no performance participation allocation for such year are ultimately payable to the Special Limited Partner at the end of such calendar year.
In the event the Advisory Agreement is terminated, the Special Limited Partner will be allocated any accrued performance participation with respect to all Operating Partnership units as of the date of such termination.
Organization and Offering Expense Reimbursement
The Adviser has agreed to advance all of the Company’s organization and offering expenses on its behalf (including legal, accounting, printing, mailing, subscription processing and filing fees and expenses, reasonable bona fide due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of our escrow agent and transfer agent, and expense reimbursements for actual costs incurred by employees of the Dealer Manager in the performance of wholesaling activities, but excluding upfront selling commissions, dealer manager fees and the shareholder servicing fee) through the date that is 12 months following the initial closing of our private offering. The Company will reimburse the Adviser for all such advanced expenses ratably over the 60 months following the date that is 12 months following the initial closing of our private offering. Such reimbursement may be paid, at the Adviser’s election, in cash, Class E shares or Class E units, or any combination thereof. If the Adviser elects to receive any portion of such reimbursement in our common shares or Operating Partnership units, we may repurchase such common shares or units from the Adviser at a later date. Such shares and Operating Partnership units that are subsequently converted to our common shares that the Adviser receives in lieu of cash will not be subject to the repurchase terms or limits applicable to the Morgan Stanley Equity Investment or our share repurchase plan or any Early Repurchase Deduction. Wholesaling compensation expenses of persons associated with the Dealer Manager will be paid by the Adviser without reimbursement from us.
After the date that is 12 months following the initial closing of our private offering, we will reimburse the Adviser for any organization and offering expenses that it incurs on our behalf as and when incurred.
Acquisition Expense Reimbursement
We do not intend to pay the Adviser any acquisition, financing (except interest payments to the lender in cases where the lender is an affiliate of the Adviser) or other similar fees in connection with making investments. We will, however, reimburse the Adviser for out-of-pocket expenses in connection with the selection, evaluation, structuring, acquisition, origination, financing and development of properties and real estate-related assets, whether or not such investments are acquired, and make payments to third parties or certain of the Adviser’s affiliates in connection with making investments as described in “Fees from Other Services of the Adviser” below.
Operating Expense Reimbursement
In addition to the organization and offering expense and acquisition expense reimbursements described above, we will reimburse the Adviser for out-of-pocket costs and expenses it incurs in connection with the services it provides to us, including, but not limited to, (1) the actual cost of goods and services used by us and obtained from third parties, including fees paid to administrators, consultants, attorneys, technology providers and other service providers, and brokerage fees paid in connection with the purchase and sale of investments and securities, (2) expenses of managing and operating our properties, whether payable to an affiliate or a non-affiliated person and (3) expenses related to the personnel of the Adviser performing services for us other than those who provide investment advisory services or serve as our directors or officers. The Adviser will advance on our behalf certain of our operating expenses, excluding certain investment-related expenses and financing expenses through the date that is 12 months following the initial closing of our private offering, at which point we will reimburse the Adviser for all such advanced expenses ratably over the 60 months following such date.
Fees from Other Services of the Adviser
We may retain certain of the Adviser’s affiliates, from time to time, for services relating to our investments or our operations, which may include accounting and audit services (including valuation support services), account management services, corporate secretarial services, data management services, trusteeship services, information technology services, finance/budget services, human resources, judicial processes, legal services, operational services, risk management services, tax services, treasury services, loan management services, construction management services, property management services, leasing services, property, title and/or other types of insurance and related services, transaction support services, transaction consulting services and other similar operational matters. Our Operating Partnership or its subsidiary may also issue equity incentives to certain employees of such affiliates. Any payments made to the Adviser’s affiliates will not reduce the management fee or performance participation allocation. Any such arrangements will be at or below market rates. For more information about such services, please see “Item 7 Certain Relationships and Related Transactions, and Trustee Independence — Potential Conflicts of Interest.”
Operating Partnership Agreement
The description below of the Operating Partnership Agreement is only a summary and is not necessarily complete. The description set forth below is qualified in its entirety by reference to the Operating Partnership Agreement, a form of which is filed as an exhibit to this Registration Statement.
Management of Our Operating Partnership
The Operating Partnership was formed on February 6, 2023 to acquire and hold assets on our behalf. We intend to hold substantially all of our assets in the Operating Partnership or in subsidiary entities in which the Operating Partnership owns an interest. For purposes of satisfying the asset and gross income tests for qualification as a REIT for U.S. federal income tax purposes, our proportionate share of the assets and income of the Operating Partnership will be deemed to be our assets and income.
We are and expect to continue to be the sole general partner of the Operating Partnership. We hold a limited partnership interest in the Operating Partnership, with remaining limited partnership interests held by the Special Limited Partner.
As the sole general partner of the Operating Partnership, we have the exclusive power to manage and conduct the business of the Operating Partnership. A general partner is accountable to a limited partnership as a fiduciary and consequently must exercise good faith and integrity in handling partnership affairs. No limited partner of the Operating Partnership may transact business for the Operating Partnership, or participate in management activities or decisions, except as provided in the partnership agreement and as required by applicable law. We may not be removed as general partner by the limited partners. Our board of trustees will at all times have oversight and policy-making authority, including responsibility for governance, financial controls, compliance and disclosure with respect to the Operating Partnership. However, pursuant to the Advisory Agreement, we have delegated to the Adviser authority to make decisions related to the management of our and the Operating Partnership’s assets, including sourcing, evaluating and monitoring our investment opportunities and making decisions related to the acquisition, management, financing and disposition of our assets, in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our board of trustees.

The Special Limited Partner has expressly acknowledged and any future limited partners of the Operating Partnership will expressly acknowledge that we, as general partner, are acting on behalf of the Operating Partnership, ourselves and our shareholders collectively. Neither we nor our board of trustees is under any obligation to give priority to the separate interests of the limited partners of the Operating Partnership or our shareholders in deciding whether to cause the Operating Partnership to take or decline to take any actions. If there is a conflict between the interests of our shareholders on the one hand and the Operating Partnership’s limited partners on the other, we will endeavor in good faith to resolve the conflict in a manner not adverse to either our shareholders or the Operating Partnership’s limited partners, provided, however, that for so long as we own a controlling interest in the Operating Partnership, any conflict that cannot be resolved in a manner not adverse to either our shareholders or the Operating Partnership’s limited partners may be resolved in favor of our shareholders. We are not liable under the partnership agreement to the Operating Partnership or to any of its limited partners for monetary damages for losses sustained, liabilities incurred or benefits not derived by such limited partners in connection with such decisions, provided that we have acted in good faith.
The partnership agreement requires that the Operating Partnership be operated in a manner that will enable us to (1) satisfy the requirements for qualification as a REIT for U.S. federal income tax purposes, unless we otherwise cease to qualify as a REIT, (2) avoid any U.S. federal income or excise tax liability and (3) ensure that the Operating Partnership will not be classified as a “publicly traded partnership” that is taxable as a corporation. See “— Certain U.S. Tax Considerations.”
Capital Contributions
We intend to contribute net offering proceeds from our private offering, after payment of fees and expenses attributable to our private offering and operations, to the Operating Partnership as capital contributions. However, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors, and the Operating Partnership will be deemed to have simultaneously paid the fees, commissions and other costs associated with our private offering and our operations.
If the Operating Partnership requires additional funds at any time in excess of capital contributions made by us, the Operating Partnership may borrow funds from a financial institution or other lenders or, subject to regulatory considerations, we or any of our affiliates may provide such additional funds through loans, purchase of additional partnership interests or otherwise (which we or such affiliates will have the option, but not the obligation, of providing). In addition, the Operating Partnership may admit additional limited partners whose investments may be subject to a different management fee and repurchase limitations if our board of trustees concludes in good faith that such admittance is in our best interest.
Limited Partnership Units Generally
Limited partnership units represent an interest as a limited partner in the Operating Partnership. The Operating Partnership may issue additional partnership units and classes of partnership units with rights different from, and superior to, those of limited partnership units of any class, without the consent of the limited partners or our shareholders. Holders of limited partnership units do not have any preemptive rights with respect to the issuance of additional units.
Limited partners of any class do not have the right to participate in the management of the Operating Partnership. Limited partners of any class who do not participate in the management of the Operating Partnership, by virtue of their status as limited partners, generally are not liable for the debts and liabilities of the Operating Partnership beyond the amount of their capital contributions. The voting rights of the limited partners of any class are generally limited to approval of specific types of amendments to the Operating Partnership agreement.
Partnership interests in the Operating Partnership, other than the special limited partner interest and general partner interest, are currently divided into nine classes of units: (i) Class T units, (ii) Class S units; (iii) Class D units; (iv) Class I units, (v) Class F-T units, (vi) Class F-S units, (vii) Class F-D units, (viii) Class F-I units and (ix) Class E units.

Class T Units, Class S Units, Class D Units, Class I Units, Class F-T Units, Class F-S Units, Class F-D Units, Class F-I Units and Class E Units
In general, the Class T units, Class S units, Class D units, Class I units, Class F-T units, Class F-S units, Class F-D units, Class F-I units and Class E units are intended to correspond on a one-for-one basis with our Class T shares, Class S shares, Class D shares, Class I shares, Class F-T shares, Class F-S shares, Class F-D shares, Class F-I shares and Class E shares, respectively. When we receive proceeds from the sale of common shares, we will contribute such proceeds to the Operating Partnership and receive Operating Partnership units that correspond to the classes of our shares sold.
In general, Class T unit, Class S units, Class D units, Class I units, Class F-T units, Class F-S units, Class F-D units, Class F-I units and Class E units will share in distributions from the Operating Partnership when such distributions are declared by us, the general partner, which decision will be made in our sole discretion. Upon the Operating Partnership’s liquidation, Class T units, Class S units, Class D units, Class E units, Class F-T units, Class F-S units, Class F-D units and Class F-I units will automatically convert to Class I units in proportion to the NAV per unit of each class, and the resulting Class I units will share on a unit-by-unit basis in the assets of the Operating Partnership that are available for distribution, after payment of all liabilities, establishment of reserves and after payment of any preferred return owed to holders of any limited partnership preferred units and payment of the portion distributable to the holder of the special limited partner interest. In addition, a portion of the items of income, gain, loss and deduction of the operating partnership for U.S. federal income tax purposes will be allocated to each limited partnership unit, regardless of whether any distributions are made by the Operating Partnership.
For each Class T unit, Class S unit, Class D unit, Class I unit, Class F-T unit, Class F-S unit, Class F-D unit, Class F-I unit or Class E unit, investors generally will be required to contribute money or property, with a net equity value determined by the general partner. Holders of Operating Partnership units will not be obligated to make additional capital contributions to the Operating Partnership. Further, these holders will not have the right to make additional capital contributions to the Operating Partnership or to purchase additional Operating Partnership units without our consent as general partner.
The Adviser may elect to receive its management fee in cash, Class E shares or Class E units, or any combination thereof, and distributions on the Special Limited Partner’s performance participation allocation may be payable in cash or Class E units, or any combination thereof, at the election of the Special Limited Partner. See “— Performance Allocation” above.
For holders other than us, the Adviser or the Special Limited Partner, after owning an Operating Partnership unit for one year, Operating Partnership unitholders generally may, subject to certain restrictions, exchange Operating Partnership units for a corresponding number of our common shares. The Adviser and the Special Limited Partner may exchange Class E units for a corresponding number of Class E shares at any time.
Issuance of Additional Limited Partnership Interests
As sole general partner of the Operating Partnership, we will have the ability to cause the Operating Partnership to issue additional limited partnership interests (including Operating Partnership units), preferred partnership interests or convertible securities. We have issued Operating Partnership units, and may issue more in the future.
Our Operating Partnership allows us to be organized as an UPREIT. A sale of property directly to a REIT is generally a taxable transaction to the selling property owner. In an UPREIT structure, a seller of appreciated property who desires to defer taxable gain on the transfer of such property may, subject to meeting applicable tax requirements, transfer the property to the Operating Partnership in exchange for limited partnership interests (including Operating Partnership units) on a tax-deferred basis. Being able to offer a seller the opportunity to defer taxation of gain until the seller disposes of its interest in the Operating Partnership may give us a competitive advantage in acquiring desired properties relative to buyers who cannot offer this opportunity.
In addition, investing in the Operating Partnership, rather than in our common shares, may be more attractive to certain institutional or other investors due to their business or tax structure.

Transferability of Interests
Without the consent of a majority in interest of the limited partners of the Operating Partnership, other than interests held by us, we may not voluntarily withdraw as the general partner of the Operating Partnership, engage in any merger, consolidation or other business combination or transfer our general partnership interest in the Operating Partnership (except to a wholly owned subsidiary), unless: (1) the transaction in which such withdrawal, business combination or transfer occurs results in the limited partners of the Operating Partnership receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction or (2) in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to the Operating Partnership in return for an interest in the Operating Partnership and agrees to assume all obligations of the general partner of the Operating Partnership.
With certain exceptions, the limited partners may not transfer their interests in the Operating Partnership, in whole or in part, without our written consent, as general partner.
Exculpation
We, as general partner, will not be liable to the Operating Partnership or limited partners for errors in judgment or other acts or omissions not amounting to willful misconduct or gross negligence since provision has been made in the partnership agreement for exculpation of the general partner. Therefore, purchasers of interests in the Operating Partnership have a more limited right of action than they would have absent the limitation in the partnership agreement.
Indemnification
The partnership agreement provides for the indemnification of us, as general partner, by the Operating Partnership for liabilities we incur in dealings with third parties on behalf of the Operating Partnership. To the extent that the indemnification provisions purport to include indemnification of liabilities arising under the Securities Act, in the opinion of the SEC, such indemnification is contrary to public policy and therefore unenforceable.
Tax Matters
We are the Operating Partnership’s partnership representative and have the authority to make tax elections under the Code on the Operating Partnership’s behalf.
Sponsor Initial Capitalization and Repurchase Terms
Morgan Stanley and/or its affiliates has agreed to purchase a total of $25 million of our Class E shares and/or Class E Operating Partnership units (the “Morgan Stanley Equity Investment”).
Morgan Stanley and/or its affiliates have agreed to hold the Class E shares/units issued in respect of the Morgan Stanley Equity Investment until the earlier of (i) the first date that our NAV reaches $1.5 billion and (ii) three years after the initial closing of our private offering. Following such date, each quarter Morgan Stanley or its affiliate may request, with respect to the Class E shares/units issued in respect of the Morgan Stanley Equity Investment, that we repurchase (each, a “MS Repurchase”), a number of Class E shares/units in an amount equal to the amount available under our share repurchase plan’s 5% quarterly cap, but only after we first satisfy repurchase requests from all other common shareholders who have properly submitted a repurchase request for such quarter in accordance with our share repurchase plan. Notwithstanding the foregoing, for so long as Morgan Stanley or its affiliate acts as investment adviser to us, we will not effect any MS Repurchase during any quarter in which the full amount of all common shares requested to be repurchased by shareholders other than Morgan Stanley and its affiliates under our share repurchase plan is not repurchased or when our share repurchase plan has been suspended.
In addition, subject to certain exceptions, at any time after an initial one-year period following the initial closing of our private offering where our common shares and Operating Partnership units owned by Morgan Stanley, together with any such shares and units owned by its affiliates, were to represent 25% or more of our total equity, including all of our outstanding common shares and Operating Partnership units (other than those held by us) (such percentage referred to herein as the “Morgan Stanley Interest”), we will, or will cause the Operating Partnership to, automatically and without further action by Morgan Stanley or its affiliate, repurchase or redeem, as applicable, an amount of our common shares or Operating Partnership units from Morgan Stanley and/or its affiliates as may be necessary to cause the Morgan Stanley Interest to remain equal to or less than 24.99% (each such repurchase or redemption, a “MS Regulatory Repurchase”).
Allocation of Investment Opportunities
Morgan Stanley, including MSIM and MSREI, sponsors, manages or advises Other Morgan Stanley Accounts that have or will have active investment programs that are focused on real estate equity and/or debt investing or otherwise may make real estate investments. The Adviser and its affiliates within MSREI have adopted an allocation policy (the “Allocation Policy”) to attempt to allocate investment opportunities among us and Other MSREI Clients in a fair and equitable manner.
Prospective investors should be aware that MSREI advises one Other MSREI Client, North Haven Real Estate Fund X Global-F, L.P., a pooled investment vehicle, organized as an Alberta, Canada limited partnership, that makes value-add / opportunistic real estate and real estate-related investments on a global basis (together with its parallel, predecessor and any successor funds that have an opportunistic strategy, the “Opportunistic Funds”). With respect to each investment opportunity that is deemed by MSREI to be an “opportunistic” real estate investment opportunity, the Opportunistic Funds and certain investors who have or are granted in the future co-investment rights or other investors that MSREI determines to offer co-investment alongside the Opportunistic Funds, will be accorded a preference and will have the right to make all or part of any such investment before it is offered to the Company. Furthermore, Other MSREI Clients may in the future be sponsored by MSREI or its affiliates that may have a preference.
In addition, in March 2018, MSIM completed the acquisition of Mesa West, which sponsors and manages private investment funds and separate accounts which pursue commercial real estate credit strategies (the “Mesa West Clients”). Mesa West is MSIM’s dedicated U.S. private real estate credit arm and operates as a separate business unit within MSIM’s Global Real Assets group and has a separate investment team from the MSREI team responsible for the Company. It is possible that Mesa West could originate a commercial real estate credit opportunity that is suitable for both us and Mesa West Clients. In such cases, Mesa West is obligated to offer the Mesa West Clients the first opportunity to make investments in the sourced credit opportunity.
For additional information, see “Item 7 Certain Relationships And Related Transactions, And Trustee Independence — Potential Conflicts of Interest — Allocation of Investment Opportunities.”
Term
The Company has been established, and is expected to continue, for an indefinite period of time. As part of the Company’s indefinite term structure, investors may request the repurchase of their common shares on a quarterly basis (as further discussed below). See “— Share Repurchase Plan” below for more information regarding repurchases.
Governmental Regulations
Our operations are subject, in certain instances, to supervision and regulation by U.S. and other governmental authorities, and may be subject to various laws and judicial and administrative decisions imposing various requirements and restrictions, which, among other things: (i) regulate credit-granting activities; (ii) establish maximum interest rates, finance charges and other charges; (iii) require disclosures to customers; (iv) govern secured transactions; and (v) set collection, foreclosure, repossession and claims-handling procedures and other trade practices. We are also required to comply with certain provisions of the Equal Credit Opportunity Act that are applicable to commercial loans. We intend to conduct our business so that neither we nor any of our subsidiaries are required to register as an investment company under the Investment Company Act.
In our judgment, existing statutes and regulations have not had a material adverse effect on our business. In recent years, legislators in the United States and in other countries have said that greater regulation of financial services firms is needed, particularly in areas such as risk management, leverage, and disclosure. While we expect that additional new regulations in these areas will be adopted and existing ones may change in the future, it is not possible at this time to forecast the exact nature of any future legislation, regulations, judicial decisions, orders or interpretations, nor their impact upon our future business, financial condition, or results of operations or prospects.
Competition
We face competition from various entities for investment opportunities, including other REITs, pension funds, insurance companies, investment funds and companies, partnerships and developers. In addition to third-party competitors, Other Morgan Stanley Accounts with investment strategies that overlap with ours may be allocated investment opportunities, which the Adviser and its affiliates will seek to manage in a fair and reasonable manner in their sole discretion in accordance with Morgan Stanley’s prevailing policies and procedures.
In the face of this competition, we have access to the Adviser’s professionals and their industry expertise and relationships, which we believe provide us with a competitive advantage and help us source, evaluate and compete for potential investments. We believe these relationships will enable us to compete more effectively for attractive investment opportunities. However, we may not be able to achieve our business goals or expectations due to the competitive risks that we face.
Emerging Growth Company
We will be and we will remain an “emerging growth company” as defined in the JOBS Act until the earlier of (a) the last day of the fiscal year (i) following the fifth anniversary of the date of an initial public offering pursuant to an effective registration statement under the Securities Act, (ii) in which we have total annual gross revenue of at least $1.235 billion, or (iii) in which we are deemed to be a large accelerated filer, which means the market value of our shares that is held by non-affiliates exceeds $700 million as of the date of our most recently completed second fiscal quarter, and (b) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. For so long as we remain an “emerging growth company” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”). Also, because we are not a large accelerated filer or an accelerated filer under Section 12b-2 of the Exchange Act, and will not be for so long as our common shares are not traded on a securities exchange, we will not be subject to auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act even once we are no longer an emerging growth company. We cannot predict if investors will find our shares less attractive because we may rely on some or all of these exemptions.
Distribution Reinvestment Plan
We intend to adopt a distribution reinvestment plan whereby shareholders will have their cash distributions automatically reinvested in additional common shares unless they elect to receive their distributions in cash. If you participate in our distribution reinvestment plan, the cash distributions attributable to the class of shares that you own will be automatically invested in additional shares of the same class. The purchase price for shares purchased under our distribution reinvestment plan will be equal to the transaction price for such shares at the time the distribution is payable. Shareholders will not pay upfront selling commissions when purchasing shares under our distribution reinvestment plan; however, all outstanding Class T shares, Class F-T shares, Class S shares, Class F-S shares, Class D shares and Class F-D shares, including those purchased under our distribution reinvestment plan, will be subject to ongoing servicing fees. Participants may terminate their participation in the distribution reinvestment plan with ten business days’ prior written notice to us. See “Item 11 Description of Registrant’s Securities to be Registered — Distribution Reinvestment Plan” for more information regarding the reinvestment of distributions investors may receive from us.

Share Repurchase Plan
While shareholders may request on a quarterly basis that we repurchase all or any portion of their shares pursuant to our share repurchase plan, we are not obligated to repurchase any shares and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular quarter in our discretion. In addition, our ability to fulfill repurchase requests is subject to a number of limitations. As a result, share repurchases may not be available each quarter. Under our share repurchase plan, to the extent we choose to repurchase shares in any particular quarter, we will only repurchase shares as of the opening of the last business day of that quarter (each such date, a “Repurchase Date”). Repurchases will be made at the transaction price in effect on the Repurchase Date, except that shares that have not been outstanding for at least one year will be repurchased at 98% of the transaction price (an “Early Repurchase Deduction”). The one-year holding period is measured as of the subscription closing date immediately following the prospective repurchase date. Additionally, shareholders who have received our common shares in exchange for their Operating Partnership units may include the period of time such shareholder held such Operating Partnership units for purposes of calculating the holding period for such common shares. The Early Repurchase Deduction may only be waived in the case of repurchase requests arising from the death or qualified disability of the holder and in other limited circumstances. To have your shares repurchased, your repurchase request and required documentation must be received in good order by 4:00 p.m. (Eastern time) on the second to last business day of the applicable quarter. Settlements of share repurchases will be made within three business days of the Repurchase Date using the prior month’s transaction price. We will disclose the repurchase price for each quarter when available on our website at www.nhnetreit.com and directly to financial intermediaries. The Early Repurchase Deduction will not apply to shares acquired through our distribution reinvestment plan. An investor may withdraw its repurchase request by notifying the transfer agent before 4:00 p.m. (Eastern time) on the second to last business day of the applicable quarter.
The aggregate NAV of total repurchases of Class T shares, Class S shares, Class D shares, Class I shares, Class F-T shares, Class F-S shares, Class F-D shares, Class F-I shares and Class E shares (including repurchases at certain non-U.S. investor access funds primarily created to hold shares of our shares) is limited to no more than 5% of our aggregate NAV per calendar quarter (measured using the average aggregate NAV as of the end of the immediately preceding three months). Shares or units issued to the Adviser and the Special Limited Partner pursuant to the Advisory Agreement or with respect to the performance participation allocation, respectively, are not subject to these repurchase limitations.
In the event that we determine to repurchase some but not all of the shares submitted for repurchase during any quarter, shares repurchased at the end of the quarter will be repurchased on a pro rata basis. All unsatisfied repurchase requests must be resubmitted after the start of the next quarter, or upon the recommencement of the share repurchase plan, as applicable.
Our approach to portfolio construction is to maintain a portfolio consisting predominately of income-generating, stabilized real estate investments and, to a lesser extent, in CRE debt investments, as well as marketable securities, cash, cash equivalents and other short-term investments. Real estate investments cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. The real estate debt investments, marketable securities and other short-term investments are designed as a feature of our investment program to provide current income and contribute to our overall net returns and, alongside our credit facilities and operating cash flow, as an additional source of liquidity for our share repurchase plan, cash management and other purposes. We may fund repurchase requests from sources other than cash flow from operations, including, without limitation, borrowings, offering proceeds (including from sales of our common shares or Operating Partnership units to Morgan Stanley or its affiliates), the sale of our assets, and repayments of our real estate debt investments, and we have no limits on the amounts we may pay from such sources. Should repurchase requests, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on us as a whole, or should we otherwise determine that investing our liquid assets in real estate or other investments rather than repurchasing our shares is in our best interests as a whole, then we may choose to repurchase fewer shares than have been requested to be repurchased, or none at all. Further, our board of trustees may make exceptions to, modify or suspend our share repurchase plan if it deems in its reasonable judgment such action to be in our best interest and the best interest of our shareholders. Our board of trustees cannot terminate our share repurchase plan absent a liquidity event which results in our shareholders receiving cash or securities listed on a national securities exchange or where otherwise required by law. If the transaction price for the applicable quarter is not made available by the tenth business day prior to the last business day of the quarter (or is changed after such date), then no repurchase requests will be accepted for such quarter and shareholders who wish to have their shares repurchased the following quarter must resubmit their repurchase requests.
Human Capital
We do not currently have any employees and do not expect to have any employees. Services necessary for our business are provided by individuals who are employees of the Adviser or its affiliates pursuant to the terms of the Advisory Agreement and Declaration of Trust. See “Item 1 Business — Advisory Agreement.”
Our Private Offering
Subscriptions to purchase our common shares may be made on an ongoing basis, but investors may only purchase our common shares pursuant to accepted subscription orders as of the first business day of each month (based on the prior month’s transaction price), and to be accepted, a subscription request must be made with a completed and executed subscription agreement in good order, including satisfying any additional requirements imposed by the subscriber’s broker-dealer, and payment of the full purchase price of our common shares being subscribed at least five business days prior to the first business day of the month (unless waived by the Dealer Manager or otherwise agreed to between the Dealer Manager and the applicable participating broker-dealer). A subscription order may be canceled at any time before the time it has been accepted.
Shares will generally be sold at the then-current transaction price, which will generally be the prior month’s NAV per share of the class of share being purchased, plus applicable upfront selling commissions and dealer manager fees. Although the price you pay for our common shares will generally be based on the prior month’s NAV per share, the NAV per share for the month in which you make your purchase may be significantly different. We may offer shares at a price that we believe reflects the NAV per share more appropriately than the prior month’s NAV per share (including by updating a previously available offering price) or suspend our offering in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month. Each class of shares may have a different NAV per share because shareholder servicing fees are charged differently with respect to each class. See “Item 9 Market Price Of and Dividends on the Registrant’s Common Equity and Related Shareholder Matters — Net Asset Value Calculation and Valuation Guidelines” for more information about the calculation of NAV per share.
On each business day, our transfer agent will collect purchase orders. Notwithstanding the submission of an initial purchase order, we can reject purchase orders for any reason. Investors may only purchase our common shares pursuant to accepted subscription orders as of the first business day of each month (based on the prior month’s transaction price), and to be accepted, a subscription request must be made with a completed and executed subscription agreement in good order and payment of the full purchase price of our common shares being subscribed at least five business days prior to the first business day of the month. If a purchase order is received less than five business days prior to the first business day of the month, unless waived by the Dealer Manager, the purchase order will be executed in the next month’s closing at the transaction price applicable to that month, plus applicable upfront selling commissions and dealer manager fees. As a result of this process, the price per share at which your order is executed may be different than the price per share for the month in which you submitted your purchase order.
Generally, within 15 calendar days after the last calendar day of each month, we will determine our NAV per share for each share class as of the last calendar day of the prior month, which will generally be the transaction price for the then-current month for such share class. We will provide notice of the transaction price directly to the financial intermediaries that participate in our private offering, who, in turn, will communicate such transaction price to applicable investors in accordance with the financial intermediary’s policies and/or procedures.
Reporting Obligations
We will file our annual reports containing audited financial statements, quarterly reports, and such other periodic reports as we determine to be appropriate or as may be required by law. We are filing this

Registration Statement with the SEC under the Exchange Act to register under Section 12(g) of the Exchange Act and comply with applicable requirements thereunder.
We intend to make available on our website, when available, our annual reports on Form 10-K, quarterly reports on Form 10-Q and our current reports on Form 8-K. The SEC also maintains a website (www.sec.gov) that contains such information. Our website will contain additional information about our business, but the contents of the website are not incorporated by reference in or otherwise a part of this Registration Statement.
Certain U.S. Tax Considerations
The discussion of tax matters set forth in this Registration Statement was not intended to be used, and cannot be used by any prospective investor, for the purpose of avoiding penalties that may be imposed. Each prospective investor should seek advice based on its particular circumstances from an independent tax Adviser.
The following summary describes certain material U.S. federal income tax considerations relating to the ownership of our common shares as of the date hereof by U.S. holders and non-U.S. holders, each as defined below. Except where noted, this summary deals only with shares held as a capital asset and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, regulated investment companies, tax-exempt entities (except as described in “— Taxation of Tax-Exempt Holders of Our Shares” below), insurance companies, persons holding shares as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons liable for alternative minimum tax, persons who are “foreign governments” within the meaning of Section 892 of the Code, investors in pass-through entities or U.S. holders of shares whose “functional currency” is not the U.S. dollar. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or foreign tax laws are not discussed herein. In addition, this summary does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the net investment income tax. Furthermore, the discussion below is based upon the provisions of the Code and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below. No ruling on the U.S. federal, state, or local tax considerations relevant to our operation or to the purchase, ownership or disposition of our shares has been requested from the U.S. Internal Revenue Service (the “IRS”) or other tax authority. The IRS may assert, or a court may sustain, a position contrary to any of the tax consequences described below. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. The summary is also based upon the assumption that we and our subsidiaries and affiliated entities will operate in accordance with our and their applicable organizational documents.
The U.S. federal income tax treatment of holders of our shares depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular shareholder of holding our shares will depend on the shareholder’s particular tax circumstances.
EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF INTERESTS IN THE COMPANY.
Our Taxation as a REIT
We intend to elect and qualify to be taxed as a REIT under the Code beginning with our taxable year ending December 31, 2024. Furthermore, we intend to operate in such a manner as to qualify for taxation as a REIT under the applicable provisions of the Code so long as our board of trustees determines that REIT qualification remains in our best interest.
The sections of the Code and the corresponding regulations that govern the U.S. federal income tax treatment of a REIT and its shareholders are highly technical and complex. The following discussion is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative interpretations thereof.
REITs in General
As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “— Requirements for Qualification as a REIT.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “— Failure to Qualify.”
Provided that we qualify as a REIT, generally we will be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our REIT taxable income that is currently distributed to our shareholders. This treatment substantially eliminates the “double taxation” at the corporate and shareholder levels that generally results from an investment in a C corporation (i.e., a corporation generally subject to U.S. federal corporate income tax). Double taxation means taxation once at the corporate level when income is earned and once again at the shareholder level when the income is distributed. In general, the income that we generate, to the extent declared as a dividend and subsequently paid to our shareholders, is taxed only at the shareholder level.
If we qualify as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:
•
We will pay U.S. federal income tax on our taxable income, including net capital gain, that we do not distribute to shareholders during, or within a specified time after, the calendar year in which the income is earned.

•
If we have net income from “prohibited transactions,” which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax.

•
If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (b) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to U.S. corporate income tax.

•
If due to reasonable cause and not willful neglect we fail to satisfy either the 75% Gross Income Test or the 95% Gross Income Test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on the greater of the amount by which we fail the 75% Gross Income Test or the 95% Gross Income Test, multiplied in either case by a fraction intended to reflect our profitability.

•
If (i) we fail to satisfy the asset tests (other than a de minimis failure of the 5% Value Test, 10% Vote Test or 10% Value Test, as described below under “— Asset Tests”) due to reasonable cause and not to willful neglect, (ii) we dispose of the assets or otherwise comply with such asset tests within six months after the last day of the quarter in which we identify such failure and (iii) we file a schedule with the IRS describing the assets that caused such failure, we will pay a tax equal to the greater of $50,000 or the net income from the nonqualifying assets during the period in which we failed to satisfy such asset tests multiplied by the corporate tax rate.

•
If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and the failure was due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•
We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s shareholders, as described below in “— Requirements for Qualification as a REIT.”

•
If we fail to distribute during each calendar year at least the sum of:

•
85% of our ordinary income for such calendar year;

•
95% of our capital gain net income for such calendar year; and

•
any undistributed taxable income from prior taxable years, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed, plus any retained amounts on which income tax has been paid at the corporate level.

•
We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. holder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the shareholder) in its income, and would receive a credit or a refund for its proportionate share of the tax we paid.

•
We will be subject to a 100% excise tax on amounts received by us from a taxable REIT subsidiary (a “TRS”) (or on certain expenses deducted by a TRS) if certain arrangements between us and a TRS of ours, as further described below, are not comparable to similar arrangements among unrelated parties.

•
If we acquire any assets from a non-REIT C corporation in a carry-over basis transaction, we could be liable for specified tax liabilities inherited from that non-REIT C corporation with respect to that corporation’s “built-in gain” in its assets. Built-in gain is the amount by which an asset’s fair market value exceeds its adjusted tax basis at the time we acquire the asset. Applicable Treasury regulations, however, allow us to avoid the recognition of gain and the imposition of corporate-level tax with respect to a built-in gain asset acquired in a carry-over basis transaction from a non-REIT C corporation unless and until we dispose of that built-in gain asset during the 5-year period following its acquisition, at which time we would recognize, and would be subject to tax at the regular U.S. federal corporate income tax rate on, the built-in gain.

In addition, notwithstanding our status as a REIT, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for U.S. federal income tax purposes. Moreover, as further described below, any domestic TRS in which we own an interest will be subject to U.S. federal corporate income tax on its net income.
Requirements for Qualification as a REIT.   The Code defines a REIT as a corporation, trust or association:
(1)
that is managed by one or more trustees or directors;

(2)
the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)
that would be taxable as a domestic corporation, but for its election to be subject to tax as a REIT;

(4)
that is neither a financial institution nor an insurance company subject to certain provisions of the Code;

(5)
the beneficial ownership of which is held by 100 or more persons;

(6)
of which not more than 50% in value of the outstanding shares are owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) after applying certain attribution rules;

(7)
that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year, which has not been terminated or revoked; and

(8)
that meets other tests described below regarding the nature of its income and assets.

Conditions (1) through (4), inclusive, must be met during the entire taxable year. Condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months other than the first taxable year for which an election to be taxed as a REIT is made. Condition (6) must be met during the last half of each taxable year, but neither conditions (5) nor (6) apply to the first taxable year for which an election to be taxed as a REIT is made. We believe that we will maintain sufficient diversity of ownership to allow us to satisfy conditions (5) and (6) above. In addition, our Declaration of Trust contains restrictions regarding the ownership and transfer of our shares that are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. The provisions of our Declaration of Trust restricting the ownership and transfer of our shares are described in “Item 11 Description of Registrant’s Securities to be Registered — Restrictions on Ownership and Transfer.” These restrictions, however, may not ensure that we will be able to satisfy these share ownership requirements. If we fail to satisfy these share ownership requirements, we will fail to qualify as a REIT.
If we comply with regulatory rules pursuant to which we are required to send annual letters to holders of our shares requesting information regarding the actual ownership of our shares (as discussed below), and we do not know, or exercising reasonable diligence would not have known, whether we failed to meet requirement (6) above, we will be treated as having met the requirement.
To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our shares pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information. In addition, we must satisfy all relevant filing and other administrative requirements established by the IRS to elect and maintain REIT status, use a calendar year for U.S. federal income tax purposes, and comply with the record keeping requirements of the Code and regulations promulgated thereunder.
Ownership of Partnership Interests.   In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% Value Test described below (see “— Asset Tests”), the determination of a REIT’s interest in a partnership’s assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes certain excluded securities as described in the Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest, including the Operating Partnership, is treated as assets and items of income of our company for purposes of applying the REIT requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control or only limited influence over the partnership.
Disregarded Subsidiaries.   If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” the separate existence of that subsidiary is disregarded for U.S. federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a TRS, all of the stock of which is owned directly or indirectly by the REIT. Other entities that are wholly-owned by us, including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. All assets, liabilities and items of income, deduction and credit of qualified REIT subsidiaries and disregarded subsidiaries will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. A qualified REIT subsidiary of ours is not subject to U.S. federal corporate income taxation, although it may be subject to state and local taxation in some states.
In the event that a qualified REIT subsidiary or a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of us), the subsidiary’s separate existence would no longer be disregarded for U.S.

federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “— Asset Tests” and “— Gross Income Tests.”
Taxable REIT Subsidiaries.   A TRS is an entity that is taxable as a corporation in which we directly or indirectly own stock and that elects with us to be treated as a TRS. The separate existence of a TRS is not ignored for U.S. federal income tax purposes. Accordingly, a domestic TRS generally is subject to U.S. federal corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our shareholders. In addition, if a TRS owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will also be treated as a TRS. However, an entity will not qualify as a TRS if it directly or indirectly operates or manages a lodging or health care facility or, generally, provides to another person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility or health care facility is operated. We generally may not own more than 10%, as measured by voting power or value, of the securities of a corporation that is not a qualified REIT subsidiary unless we and such corporation elect to treat such corporation as a TRS. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.
Income earned by a TRS is not attributable to the REIT for purposes of the gross income test, and the assets of a TRS are not attributable to the REIT for purposes of the asset tests. Rather, the stock issued by a TRS to us is an asset in our hands, and we treat dividends paid to us from such TRS, if any, as income. This income can affect our income and asset tests calculations, as described below. As a result, income that might not be qualifying income for purposes of the income tests applicable to REITs could be earned by a TRS without affecting our status as a REIT. For example, we may use TRSs to perform services or conduct activities that give rise to certain categories of income such as management fees, or to conduct activities that, if conducted by us directly, would be treated in our hands as prohibited transactions.
Several provisions of the Code regarding the arrangements between a REIT and its TRSs ensure that a TRS will be subject to an appropriate level of U.S. federal income taxation. For example, a TRS is limited in its ability to deduct interest payments made to affiliated REITs. In addition, we would be obligated to pay a 100% penalty tax on some payments that we receive from, or on certain expenses deducted by, a TRS if the IRS were to assert successfully that the economic arrangements between us and a TRS are not comparable to similar arrangements between unrelated parties.
Deductions are disallowed for business interest expense (even if paid to third parties) in excess of the sum of a taxpayer’s business interest income and 30% of the adjusted taxable income of the business, which is its taxable income computed without regard to business interest income or expense, net operating losses or the pass-through income deduction. Such limitations may also impact the amount of U.S. federal income tax paid by any of our TRSs.
Gross Income Tests
To qualify as a REIT, we must satisfy two gross income requirements, each of which is applied on an annual basis. First, at least 75% of our gross income, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, for each taxable year generally must be derived directly or indirectly from:
•
rents from real property;

•
interest on debt secured by mortgages on real property or on interests in real property;

•
dividends or other distributions on, and gain from the sale of, stock in other REITs;

•
gain from the sale of real property or mortgage loans;

•
abatements and refunds of taxes on real property;

•
income and gain derived from foreclosure property (as described below);

•
amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (i) to make loans secured by mortgages on real property or on interests in real property or (ii) to purchase or lease real property (including interests in real property and interests in mortgages on real property); and

•
interest or dividend income from investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt obligations with at least a five-year term (the “75% Gross Income Test”).

Second, at least 95% of our gross income, excluding gross income from prohibited transactions and certain hedging transactions, for each taxable year must be derived from sources that qualify for purposes of the 75% Gross Income Test, and from (i) dividends, (ii) interest and (iii) gain from the sale or disposition of stock or securities, which need not have any relation to real property (the “95% Gross Income Test”).
If we fail to satisfy the 75% Gross Income Test or the 95% Gross Income Test (or both) for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Code. These relief provisions generally will be available if our failure to meet the tests is due to reasonable cause and not due to willful neglect, and we attach a schedule of the sources of our income to our U.S. federal income tax return. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally recognize exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances, we will fail to qualify as a REIT. Even if these relief provisions apply, a penalty tax would be imposed based on the amount of nonqualifying income. See “— REITs in General.”
Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both gross income tests. In addition, certain foreign currency gains will be excluded from gross income for purposes of the gross income tests. We will monitor the amount of our nonqualifying income, and we will manage our portfolio to comply at all times with the gross income tests. The following paragraphs discuss some of the specific applications of the gross income tests to us.
Dividends.   We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of earnings and profits of the distributing corporation. Our dividend income from stock in any corporation (other than any REIT), including any TRS, will be qualifying income for purposes of the 95% Gross Income Test, but not the 75% Gross Income Test. Dividends that we receive from any REITs in which we own stock and our gain on the sale of the stock in those REITs will be qualifying income for purposes of both gross income tests. However, if a REIT in which we own stock fails to qualify as a REIT in any year, our income from such REIT would be qualifying income for purposes of the 95% Gross Income Test, but not the 75% Gross Income Test.
Interest.   The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person; however, it generally includes the following: (i) an amount that is received or accrued based on a fixed percentage or percentages of receipts or sales, and (ii) an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt by leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.
Interest on debt secured by mortgages on real property or on interests in real property (including, for this purpose, prepayment penalties, loan assumption fees and late payment charges that are not compensation for services) generally is qualifying income for purposes of the 75% Gross Income Test. However, if the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date we agreed to originate or acquire the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% Gross Income Test but will be qualifying income for purposes of the 95% Gross Income Test. The portion of the interest income that will not be qualifying income for purposes of the 75% Gross Income Test will be equal to the portion of the principal amount of the loan that is not secured by real property — that is, the amount by which the loan exceeds the value of the real estate that is security for the loan.
Hedging Transactions.   We and our subsidiaries may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction we enter into (i) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as a hedge along with the risk that it hedges within prescribed time periods specified in Treasury regulations, (ii) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests which is clearly identified as a hedge along with the risk that it hedges within prescribed time periods, or (iii) in connection with the effective termination of certain hedging transactions described above will be excluded from gross income for purposes of both the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as nonqualifying income for purposes of both of the 75% and 95% gross income tests. Moreover, to the extent that a position in a hedging transaction has positive value at any particular point in time, it may be treated as an asset that does not qualify for purposes of the asset tests described below. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. No assurance can be given, however, that our hedging activities will not give rise to income or assets that do not qualify for purposes of the REIT tests, or that our hedging will not adversely affect our ability to satisfy the REIT qualification requirements.
We may conduct some or all of our hedging activities through a TRS or other corporate entity, the income of which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries.
Fee Income.   Any fee income that we earn will generally not be qualifying income for purposes of either gross income test. Any fees earned by a TRS will not be included for purposes of the gross income tests.
Rents from Real Property.   Rents we receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions described below are met. These conditions relate to the identity of the tenant, the computation of the rent payable, and the nature of the property leased and any services provided in connection with the property. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents we receive from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a TRS, at least 90% of the property is leased to unrelated tenants, the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space and the rent is not attributable to an increase in rent due to a modification of a lease with a “controlled taxable REIT subsidiary” (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock). A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Whether rents paid by a TRS are substantially comparable to rents paid by other tenants is determined at the time the lease with the TRS is entered into, extended, or modified, if such modification increases the rents due under such lease. Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property. Finally, for rents to qualify as “rents from real property” for purposes of the gross income tests, we are only allowed to provide services that are both usually or “customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant” of the property. Examples of these permitted services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. We may, however, render services to our tenants through an “independent contractor” who is adequately compensated and from whom we do not derive revenue if certain requirements are satisfied. We may also own an interest in a TRS which provides non-customary services to tenants without tainting our rental income from the related properties.
Even if a REIT furnishes or renders services that are non-customary with respect to a property, if the greater of (i) the amounts received or accrued, directly or indirectly, or deemed received by the REIT with respect to such services, or (ii) 150% of our direct cost in furnishing or rendering the services during a taxable year is not more than 1% of all amounts received or accrued, directly or indirectly, by the REIT with respect to the property during the same taxable year, then only the amounts with respect to such non-customary services are not treated as rent for purposes of the REIT gross income tests.
We intend to cause any services that are not usually or “customarily rendered,” or that are for the benefit of a particular tenant in connection with the rental of real property, to be provided through a TRS or through an “independent contractor” who is adequately compensated and from which we do not derive revenue, and which meets certain other requirements. However, no assurance can be given that the IRS will concur with our determination as to whether a particular service is usual or customary, or otherwise in this regard.
Prohibited Transactions Tax.   A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Whether a REIT holds an asset primarily for sale to customers in the ordinary course of a trade or business depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. While we intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business, we cannot assure you that we will comply with certain safe harbor provisions or that we will avoid owning property that may be characterized as property that we hold primarily for sale to customers in the ordinary course of a trade or business. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of such corporation at regular corporate income tax rates. We intend to structure our activities to avoid prohibited transaction characterization.
Foreclosure Property.   Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:
•
that is acquired by a REIT as the result of the REIT having bid in such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•
for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

•
for which the REIT makes a proper election to treat the property as foreclosure property.

However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor.
Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:
•
on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% Gross Income Test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% Gross Income Test;

•
on which any construction takes place on the property, other than completion of a building or any other improvement, if more than 10% of the construction was completed before default became imminent; or

•
which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business that is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

We will be subject to tax at the corporate rate on any income from foreclosure property, including gain from the disposition of the foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% Gross Income Test, less expenses directly connected with the production of that income. However, net income from foreclosure property, including gain from the sale of foreclosure property held for sale in the ordinary course of a trade or business, will qualify for purposes of the 75% and 95% gross income tests. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property.
Phantom Income.   Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from certain assets in advance of our receipt of cash flow from or proceeds from disposition of such assets, and may be required to report taxable income that exceeds the economic income ultimately realized on such assets.
We may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount generally will be treated as “market discount” for U.S. federal income tax purposes. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made, unless we elect to include accrued market discount in income as it accrues. Principal payments on certain debt instruments may be made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.
The terms of the debt instruments that we hold may be modified under certain circumstances. These modifications may be considered “significant modifications” for U.S. federal income tax purposes that give rise to a deemed debt-for-debt exchange upon which we may recognize taxable income or gain without a corresponding receipt of cash.
Some of the debt securities that we acquire may have been issued with original issue discount. In general, we will be required to accrue non-de minimis original issue discount based on the constant yield to maturity of such debt securities, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though such yield may exceed cash payments, if any, received on such debt instrument.
In addition, in the event that any debt instruments or debt securities acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinated mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.
Finally, we may be required under the terms of indebtedness that we incur to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our shareholders.
As a result of each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a risk that we may have taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “— Annual Distribution Requirements Applicable to REITs.”

Asset Tests
At the close of each quarter of our taxable year, we must satisfy the following tests relating to the nature of our assets:
•
At least 75% of the value of our total assets must be represented by the following:

•
interests in real property, including leaseholds and options to acquire real property and leaseholds;

•
interests in mortgages on real property;

•
stock in other REITs and debt instruments issued by publicly offered REITs;

•
cash and cash items (including certain receivables);

•
government securities;

•
investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt obligations with at least a five-year term; and

•
regular or residual interests in a real estate mortgage investment conduit (“REMIC”). However, if less than 95% of the assets of a REMIC consists of assets that are qualifying real estate-related assets under U.S. federal income tax laws, determined as if we held such assets directly, we will be treated as holding directly our proportionate share of the assets of such REMIC (the “75% Asset Test”).

•
Not more than 25% of our total assets may be represented by securities, other than those in the 75% asset class described above.

•
Except for securities in TRSs and the securities in the 75% asset class described in the first bullet point above, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets (the “5% Value Test”).

•
Except for securities in TRSs and the securities in the 75% asset class described in the first bullet point above, we may not own more than 10% of any one issuer’s outstanding voting securities (the “10% Vote Test”).

•
Except for securities of TRSs and the securities in the 75% asset class described in the first bullet point above, we may not own more than 10% of the total value of the outstanding securities of any one issuer, other than securities that qualify for the “straight debt” exception or other exceptions discussed below (the “10% Value Test”).

•
Not more than 20% of the value of our total assets may be represented by the securities of one or more TRSs.

•
Not more than 25% of the value of our total assets may be represented by nonqualified publicly offered REIT debt instruments.

Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, including the Operating Partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (although such debt will not be treated as “securities” for purposes of the 10% Value Test, as explained below).
Securities, for purposes of the asset tests, may include debt we hold from other issuers. However, debt we hold in an issuer that does not qualify for purposes of the 75% Asset Test will not be taken into account for purposes of the 10% Value Test if the debt securities meet the straight debt safe harbor. Subject to certain exceptions, debt will meet the “straight debt” safe harbor if the debt is a written unconditional promise to pay on demand or on a specified date a sum certain in money, the debt is not convertible, directly or indirectly, into stock, and the interest rate and the interest payment dates of the debt are not contingent on the profits of any person, the borrower’s discretion or similar factors. In the case of an issuer that is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Code, hold any securities of the corporate or partnership issuer that (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, in the case of a partnership issuer, our interest as a partner in the partnership).
In addition to straight debt, the Code provides that certain other securities will not violate the 10% Value Test. Such securities include (i) any loan made to an individual or an estate, (ii) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (iii) any obligation to pay rents from real property, (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (v) any security (including debt securities) issued by another REIT and (vi) any debt instrument issued by a partnership if the partnership’s income is of such a nature that the partnership would satisfy the 75% Gross Income Test described above under “— Gross Income Tests.” In applying the 10% Value Test, a debt security issued by a partnership (other than straight debt or any other excluded security) is not taken into account to the extent, if any, of the REIT’s proportionate interest as a partner in that partnership.
Any stock that we hold or acquire in other REITs will be a qualifying asset for purposes of the 75% Asset Test. However, if a REIT in which we own stock fails to qualify as a REIT in any year, the stock in such REIT will not be a qualifying asset for purposes of the 75% Asset Test. Instead, we would be subject to the second, third, fourth, and fifth asset tests described above with respect to our investment in such a disqualified REIT. We will also be subject to those assets tests with respect to our investments in any non-REIT C corporations for which we do not make a TRS election.
We will monitor the status of our assets for purposes of the various asset tests and will seek to manage our portfolio to comply at all times with such tests. There can be no assurance, however, that we will be successful in this effort. Appraisals may not have been obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, the values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.
However, certain relief provisions are available to allow REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. For example, if we failed to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if (i) we satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of nonqualifying assets, but instead arose from changes in the relative market values of our assets. If the condition described in (ii) were not satisfied, we could nevertheless avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of the relief provisions described above.
In the case of de minimis violations of the 10% Value Test and the 5% Value Test, a REIT may maintain its qualification despite a violation of such requirements if (i) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000 and (ii) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.
Even if we did not qualify for the foregoing relief provisions, a REIT which fails one or more of the asset requirements for a particular tax quarter may nevertheless maintain its REIT qualification if (i) the REIT provides the IRS with a description of each asset causing the failure, (ii) the failure is due to reasonable cause and not willful neglect, (iii) the REIT pays a tax equal to the greater of (a) $50,000 per failure and

(b) the product of the net income generated by the assets that caused the failure multiplied by the corporate tax rate and (iv) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.
Annual Distribution Requirements Applicable to REITs
To qualify for taxation as a REIT, we generally must distribute dividends (other than capital gain dividends) to our shareholders in an amount at least equal to:
•
the sum of (i) 90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain and (ii) 90% of our net income after tax, if any, from foreclosure property; minus

•
the excess of the sum of specified items of non-cash income (including original issue discount on our mortgage loans) over 5% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain.

Distributions generally must be made during the taxable year to which they relate. Distributions may be made in the following year in two circumstances. First, if we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend on December 31 of the year in which the dividend was declared. Second, distributions may be made in the following year if the dividends are declared before we timely file our tax return for the year and if made before the first regular dividend payment made after such declaration; these distributions are taxable to our shareholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement. To the extent that we do not distribute all of our net capital gain or we distribute at least 90%, but less than 100% of our REIT taxable income, as adjusted, we will be subject to tax on the undistributed amount at regular corporate tax rates.
To the extent that in the future we may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the tax treatment to our shareholders of any distributions that are actually made.
If we fail to distribute during a calendar year (or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January following such calendar year) at least the sum of (i) 85% of our ordinary income for such year, (ii) 95% of our capital gain net income for such year and (iii) any undistributed taxable income from prior years, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior years) and (y) the amounts of income retained on which we have paid corporate income tax.
Although several types of non-cash income are excluded in determining the annual distribution requirement, we will incur corporate income tax and the 4% nondeductible excise tax with respect to those non-cash income items if we do not distribute those items on a current basis. As a result of the foregoing, we may not have sufficient cash to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional shares.
We may elect to retain rather than distribute all or a portion of our net capital gains and pay the tax on the gains. In that case, we may elect to have our shareholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by us. Our shareholders would then increase the adjusted basis of their shares by the difference between (i) the amounts of capital gain dividends that we designated and that they include in their taxable income, and (ii) the tax that we paid on their behalf with respect to that income. For purposes of the 4% excise tax described above, any retained amounts for which we elect this treatment would be treated as having been distributed.

In order for distributions to be counted towards a REIT’s distribution requirement and to give rise to a dividends paid deduction by the REIT, they generally must not be “preferential dividends.” A dividend is not a preferential dividend if it is distributed pro rata among all outstanding shares of stock within a particular class and in accordance with the preferences among different classes of stock as set forth in the organizational documents. These preferential dividend limitations will not apply to us during any period that we are treated as a “publicly offered REIT,” which generally includes a REIT required to file annual and periodic reports with the SEC. As a result, we do not expect to be subject to the preferential dividend rule.
We intend to make timely distributions sufficient to satisfy the distribution requirements. However, it is possible that, from time to time, we may not have sufficient cash or other liquid assets to meet the distribution requirements, in which case it may be necessary to borrow funds or make non-cash distributions (including, for example, distributions of our own shares) in order to satisfy the distribution requirements.
If our taxable income for a particular year is subsequently determined to have been understated, under some circumstances we may be able to rectify a failure to meet the distribution requirement for a year by paying deficiency dividends to shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.
Like-Kind Exchanges
We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay U.S. federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.
Penalty Tax
Any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a TRS, and redetermined deductions and excess interest represent any amounts that are deducted by a TRS for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations. Rents that we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code. Redetermined TRS service income is income earned by a TRS that is attributable to services provided to us, or on our behalf to any of our tenants, that is less than the amounts that would have been charged based upon arms’ length negotiations.
Record Keeping Requirements
We are required to comply with applicable record keeping requirements. Failure to comply could result in monetary fines. For example, we must request on an annual basis information from our shareholders designed to disclose the actual ownership of our outstanding common shares.
Failure to Qualify
If we fail to satisfy one or more requirements of REIT qualification, other than the income tests or asset requirements, then we may still retain REIT qualification if the failure is due to reasonable cause and not willful neglect, and we pay a penalty of $50,000 for each failure.
If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax on our taxable income as a corporation. This would significantly reduce both our cash available for distribution to our shareholders and our earnings. If we fail to qualify as a REIT, we will not be required to make any distributions to shareholders and any distributions that are made will not be deductible by us. Moreover, all distributions to shareholders would be taxable as dividends to the extent of our current and accumulated earnings and profits, whether or not attributable to capital gains of ours.

Furthermore, subject to certain limitations in the Code, corporate distributees may be eligible for the dividends received deduction with respect to those distributions, and individual, trust and estate distributees may be eligible for reduced U.S. federal income tax rates on such dividends. Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost.
Tax Aspects of Our Operating Partnership and any Subsidiary Partnerships
General.   Substantially all of our assets will be held through our Operating Partnership. In addition, our Operating Partnership may hold certain investments indirectly through subsidiary partnerships and limited liability companies which are treated as partnerships or disregarded entities for U.S. federal income tax purposes. In general, entities that are treated as partnerships or disregarded entities for U.S. federal income tax purposes are “pass-through” entities which are not required to pay U.S. federal income tax. Rather, partners or members of such entities are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership or limited liability company, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership or limited liability company. A partner in such entities that is a REIT will include in its income its share of these partnership and limited liability company items for purposes of the various gross income tests, the computation of its REIT taxable income, and the REIT distribution requirements. Pursuant to these rules, for purposes of the asset tests, we will include our pro rata share of assets held by our Operating Partnership, including our share of its subsidiary partnerships and limited liability companies, based on its capital interest in each such entity.
Entity Classification.   Our interests in the Operating Partnership and the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships (or disregarded entities), as opposed to associations taxable as corporations for U.S. federal income tax purposes. For example, an entity that would otherwise be classified as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership” (subject to certain exceptions). A partnership or limited liability company would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury regulations. If our Operating Partnership or a subsidiary partnership or limited liability company were treated as an association rather than as a partnership, it would be taxable as a corporation and would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change and could prevent us from qualifying as a REIT. See “— Failure to Qualify” for a discussion of the effects of our failure to meet the REIT asset and income tests. In addition, a change in the tax status of our Operating Partnership, a subsidiary partnership or limited liability company might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions. We do not anticipate that our Operating Partnership or any subsidiary partnership or limited liability company will be treated as a publicly traded partnership which is taxable as a corporation.
U.S. federal income tax audits of partnerships, such as our Operating Partnership or any subsidiary partnerships or limited liability companies treated as partnerships for U.S. federal income tax purposes are conducted at the entity level, but unless such an entity qualifies for and affirmatively elects an alternative procedure, any adjustments to the amount of tax due (including interest and penalties) will be payable by the entity itself. Under an alternative procedure, if elected, a partnership would issue information returns to persons who were partners in the audited year, who would then be required to take such adjustments into account in calculating their own tax liability, and the partnership would not be liable for the adjustments. If any of the Operating Partnership or our subsidiary partnerships or limited liability companies is able to and in fact elects the alternative procedure for a given adjustment, the amount of taxes for which such persons will be liable will be increased by any applicable penalties and a special interest charge. There can be no assurance that any such entities will make such an election for any given adjustment.
Allocations of Income, Gain, Loss and Deduction.   A partnership agreement (or, in the case of a limited liability company treated as a partnership for U.S. federal income tax purposes, the limited liability company agreement) will generally determine the allocation of partnership income and loss among partners. Generally, Section 704(b) of the Code and the Treasury regulations thereunder require that partnership allocations respect the economic arrangement of the partners. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our Operating Partnership’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder.
Tax Allocations with Respect to the Properties.   Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership (including a limited liability company treated as a partnership for U.S. federal income tax purposes) in exchange for an interest in the partnership must be allocated in a manner so that the contributing partner is charged with the unrealized gain, or benefits from the unrealized loss, associated with the property at the time of the contribution, as adjusted from time to time. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value and the adjusted tax basis of the contributed property at the time of contribution (this difference is referred to as a book-tax difference), as adjusted from time to time. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.
Appreciated property may be contributed to our Operating Partnership in exchange for Operating Partnership units in connection with future acquisitions. The partnership agreement requires that allocations be made in a manner consistent with Section 704(c) of the Code. Treasury regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for book-tax differences. Any book-tax differences will be accounted for using any method approved under Section 704(c) of the Code and the applicable Treasury regulations as chosen by the general partner under the partnership agreement. Any property acquired by our Operating Partnership in a taxable transaction will initially have a tax basis equal to its fair market value.
Taxation of U.S. Holders of Our Shares
U.S. Holder.   As used in the remainder of this discussion, the term “U.S. holder” means a beneficial owner of our common shares that is for U.S. federal income tax purposes:
•
a citizen or resident of the United States;

•
a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any State thereof or the District of Columbia;

•
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if it (i) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds our common shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding common shares, you should consult your advisors. A “non-U.S. holder” is a beneficial owner of our common shares that is neither a U.S. holder nor a partnership (or an entity treated as a partnership for U.S. federal income tax purposes).
Distributions Generally.   As long as we qualify as a REIT, distributions made by us to our taxable U.S. holders out of our current or accumulated earnings and profits that are not designated as capital gain dividends or “qualified dividend income” will be taken into account by them as ordinary income taxable at ordinary income tax rates and will not qualify for the reduced capital gains rates that currently generally apply to distributions by non-REIT C corporations to certain non-corporate U.S. holders. In determining the extent to which a distribution constitutes a dividend for tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred shares, if any, and then to our common shares. Corporate shareholders will not be eligible for the dividends received deduction with respect to these distributions. Under the current tax law, U.S. holders that are individuals, trusts and estates generally may deduct 20% of “qualified REIT dividends” (i.e., REIT dividends other than capital gain dividends and portions of REIT dividends designated as qualified dividend income eligible for capital gain tax rates). The overall deduction is limited to 20% of the sum of the taxpayer’s taxable income (less net capital gain) and certain cooperative dividends, subject to further limitations based on taxable income. The deduction, if allowed in full, equates to a maximum effective U.S. federal income tax rate on ordinary REIT dividends of 29.6%. Without further legislation, the deduction would sunset after 2025.
Distributions in excess of both current and accumulated earnings and profits will not be taxable to a U.S. holder to the extent that the distributions do not exceed the adjusted basis of the holder’s shares. Rather, such distributions will reduce the adjusted basis of the shares. To the extent that distributions exceed the adjusted basis of a U.S. holder’s shares, the U.S. holder generally must include such distributions in income as long-term capital gain if the shares have been held for more than one year, or short-term capital gain if the shares have been held for one year or less.
Distributions will generally be taxable, if at all, in the year of the distribution. However, if we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend, and the shareholder will be treated as having received the dividend, on December 31 of the year in which the dividend was declared.
We will be treated as having sufficient earnings and profits to treat as a dividend any distribution we pay up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency dividend” will be treated as an ordinary or capital gain dividend, as the case may be, regardless of our earnings and profits. As a result, U.S. holders may be required to treat certain distributions that would otherwise result in a tax-free return of capital as taxable dividends.
Capital Gain Dividends.   We may elect to designate distributions of our net capital gain as “capital gain dividends” to the extent that such distributions do not exceed our actual net capital gain for the taxable year. Capital gain dividends are taxed to U.S. holders of our shares as gain from the sale or exchange of a capital asset held for more than one year. This tax treatment applies regardless of the period during which the shareholders have held their shares. If we designate any portion of a dividend as a capital gain dividend, the amount that will be taxable to the shareholder as capital gain will be indicated to U.S. holders on IRS Form 1099-DIV. Corporate shareholders, however, may be required to treat up to 20% of capital gain dividends as ordinary income. Capital gain dividends are not eligible for the dividends received deduction for corporations.
Instead of paying capital gain dividends, we may elect to require shareholders to include our undistributed net capital gains in their income. If we make such an election, U.S. holders (i) will include in their income as long-term capital gains their proportionate share of such undistributed capital gains and (ii) will be deemed to have paid their proportionate share of the tax paid by us on such undistributed capital gains and thereby receive a credit or refund to the extent that the tax paid by us exceeds the U.S. holder’s tax liability on the undistributed capital gain. A U.S. holder of our shares will increase the basis in its shares by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid. A U.S. holder that is a corporation will appropriately adjust its earnings and profits for the retained capital gain in accordance with Treasury regulations to be prescribed by the IRS. Our earnings and profits will be adjusted appropriately.
We must classify portions of our designated capital gain dividend into the following categories:
•
a 20% gain distribution, which would be taxable to non-corporate U.S. holders of our shares at a federal rate of up to 20%; or

•
an unrecaptured Section 1250 gain distribution, which would be taxable to non-corporate U.S. holders of our shares at a maximum rate of 25%.

We must determine the maximum amounts that we may designate as 20% and 25% capital gain dividends by performing the computation required by the Code as if the REIT were an individual whose ordinary income were subject to a marginal tax rate of at least 28%. The IRS currently requires that distributions made to different classes of shares be comprised proportionately of dividends of a particular type.

Passive Activity Loss and Investment Interest Limitation.   Distributions that we make and gains arising from the disposition of our common shares by a U.S. holder will not be treated as passive activity income, and therefore U.S. holders will not be able to apply any “passive activity losses” against such income. Dividends paid by us, to the extent they do not constitute a return of capital, will generally be treated as investment income for purposes of the investment income limitation on the deduction of the investment interest.
Qualified Dividend Income.   Distributions that are treated as dividends may be taxed at capital gains rates, rather than ordinary income rates, if they are distributed to an individual, trust or estate, are properly designated by us as qualified dividend income and certain other requirements are satisfied. Dividends are eligible to be designated by us as qualified dividend income up to an amount equal to the sum of the qualified dividend income received by us during the year of the distribution from other C corporations such as TRSs, our “undistributed” REIT taxable income from the immediately preceding year, and any income attributable to the sale of a built-in gain asset from the immediately preceding year (reduced by any U.S. federal income taxes that we paid with respect to such REIT taxable income and built-in gain).
Dividends that we receive will be treated as qualified dividend income to us if certain criteria are met. The dividends must be received from a domestic corporation (other than a REIT or a regulated investment company) or a qualifying foreign corporation. A foreign corporation generally will be a qualifying foreign corporation if it is incorporated in a possession of the United States, the corporation is eligible for benefits of an income tax treaty with the United States which the Secretary of Treasury determines is satisfactory, or the shares on which the dividend is paid is readily tradable on an established securities market in the United States. However, if a foreign corporation is a foreign personal holding company, a foreign investment company or a passive foreign investment company, then it will not be treated as a qualifying foreign corporation, and the dividends we receive from such an entity would not constitute qualified dividend income.
Furthermore, certain exceptions and special rules apply to determine whether dividends may be treated as qualified dividend income to us. These rules include certain holding requirements that we would have to satisfy with respect to the shares on which the dividend is paid, and special rules with regard to dividends received from regulated investment companies and other REITs.
In addition, even if we designate certain dividends as qualified dividend income to our shareholders, the shareholder will have to meet certain other requirements for the dividend to qualify for taxation at capital gains rates. For example, the shareholder will only be eligible to treat the dividend as qualifying dividend income if the shareholder is taxed at individual rates and meets certain holding requirements. In general, in order to treat a particular dividend as qualified dividend income, a shareholder will be required to hold our shares for more than 60 days during the 121-day period beginning on the date which is 60 days before the date on which the share becomes ex-dividend.
Other Tax Considerations.   To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, are not passed through to shareholders and do not offset income of shareholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of shareholders to the extent that we have current or accumulated earnings and profits.
Sales of Our Common Shares.   Upon any taxable sale or other disposition of our common shares (except pursuant to a repurchase by us, as described below), a U.S. holder of our common shares will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between:
•
the amount of cash and the fair market value of any property received on such disposition; and

•
the U.S. holder’s adjusted basis in such common shares for tax purposes.

Gain or loss will be capital gain or loss if the common shares have been held by the U.S. holder as a capital asset. The applicable tax rate will depend on the holder’s holding period in the asset (generally, if an asset has been held for more than one year, it will produce long-term capital gain) and the holder’s tax bracket.
In general, any loss upon a sale or exchange of our common shares by a U.S. holder who has held such common shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, but only to the extent of distributions from us received by such U.S. holder that are required to be treated by such U.S. holder as long-term capital gains.
Repurchases of Our Common Shares.   A repurchase of our common shares will be treated as a distribution in exchange for the repurchased common shares and taxed in the same manner as any other taxable sale or other disposition of our common shares discussed above, provided that the repurchase satisfies one of the tests enabling the repurchase to be treated as a sale or exchange. A repurchase will generally be treated as a sale or exchange if it (i) results in a complete termination of the holder’s interest in our common shares, (ii) results in a substantially disproportionate redemption with respect to the holder, or (iii) is not essentially equivalent to a dividend with respect to the holder. In determining whether any of these tests has been met, common shares actually owned, as well as common shares considered to be owned by the holder by reason of certain constructive ownership rules set forth in Section 318 of the Code, generally must be taken into account. The sale of common shares pursuant to a repurchase generally will result in a “substantially disproportionate” redemption with respect to a holder if the percentage of our then outstanding voting shares owned by the holder immediately after the sale is less than 80% of the percentage of our voting shares owned by the holder determined immediately before the sale. The sale of common shares pursuant to a repurchase generally will be treated as not “essentially equivalent to a dividend” with respect to a holder if the reduction in the holder’s proportionate interest in our shares as a result of our repurchase constitutes a “meaningful reduction” of such holder’s interest.
A repurchase that does not qualify as an exchange under such tests will constitute a dividend equivalent repurchase that is treated as a taxable distribution and taxed in the same manner as regular distributions, as described above under “— Distributions Generally.” In addition, although guidance is sparse, the IRS could take the position that a holder who does not participate in any repurchase treated as a dividend should be treated as receiving a constructive distribution of our common shares taxable as a dividend in the amount of their increased percentage ownership of our common shares as a result of the repurchase, even though the holder did not actually receive cash or other property as a result of the repurchase.
Taxation of Non-U.S. Holders of Our Shares
The rules governing the U.S. federal income taxation of non-U.S. holders are complex. This section is only a summary of such rules.
We urge non-U.S. holders to consult their own tax advisors to determine the impact of federal, state, local and foreign income tax laws on ownership and disposition of the shares, including any reporting requirements.
Distributions.   Distributions by us to a non-U.S. holder on our common shares that are neither attributable to gain from sales or exchanges by us of “U.S. real property interests” nor designated by us as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. These distributions generally will be subject to U.S. federal income tax on a gross basis at a rate of 30%, or a lower rate as may be specified under an applicable income tax treaty, unless the dividends are treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. Further, reduced treaty rates are not available to the extent the income allocated to the non-U.S. holder is excess inclusion income. Dividends that are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment) will be subject to tax on a net basis, that is, after allowance for deductions, at graduated rates, in the same manner as U.S. holders are taxed with respect to these dividends, and are generally not subject to withholding. Applicable certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exception. Any dividends received by a corporate non-U.S. holder that is engaged in a trade or business within the United States may also be subject to an additional branch profits tax at a 30% rate, or lower applicable treaty rate.
A non-U.S. holder of our common shares who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for our ordinary dividends will be required (i) to complete the applicable IRS Form W-8 and certify under penalty of perjury that such holder is not a U.S. person as defined under the Code and is eligible for treaty benefits or (ii) if our common shares are held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.
A non-U.S. holder of our shares eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
Distributions that are neither attributable to gain from sales or exchanges of “U.S. real property interests” nor designated as capital gains dividends and that are in excess of our current or accumulated earnings and profits that do not exceed the adjusted basis of the non-U.S. holder in its common shares will reduce the non-U.S. holder’s adjusted basis in its common shares and will not be subject to U.S. federal income tax. Distributions that are neither attributable to gain from sales or exchanges of “U.S. real property interests” nor designated as capital gains dividends and that are in excess of current and accumulated earnings and profits that do exceed the adjusted basis of the non-U.S. holder in its common shares will be treated as gain from the sale of its shares, the tax treatment of which is described below under “— Sales of Our Common Shares.” Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend.
We would be required to withhold at least 15% of any distribution to a non-U.S. holder in excess of our current and accumulated earnings and profits if our common shares constitutes a U.S. real property interest with respect to such non-U.S. holder, as described below under “— Sales of Our Common Shares.” This withholding would apply even if a lower treaty rate otherwise applies or the non-U.S. holder is not liable for tax on the receipt of that distribution. However, a non-U.S. holder may seek a refund of these amounts from the IRS if the non-U.S. holder’s U.S. tax liability with respect to the distribution is less than the amount withheld.
Distributions to a non-U.S. holder that are designated by us at the time of the distribution as capital gain dividends, other than those arising from the disposition of a U.S. real property interest, generally should not be subject to U.S. federal income taxation unless:
•
The investment in the common shares is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder), in which case the non-U.S. holder will generally be subject to the same treatment as U.S. holders with respect to any gain, except that a holder that is a foreign corporation also may be subject to the 30% branch profits tax, as discussed above; or

•
The non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year of the distribution and has a “tax home” in the United States, in which case the individual will be subject to a 30% tax on the individual’s capital gains.

Under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), distributions to a non-U.S. holder that are attributable to gain from sales or exchanges by us of U.S. real property interests, whether or not designated as capital gain dividends, will cause the non-U.S. holder to be treated as recognizing gain that is income effectively connected with the conduct of a trade or business in the United States. Non-U.S. holders will be taxed on this gain at the same rates applicable to U.S. holders, subject to a special alternative minimum tax in the case of nonresident alien individuals. Also, this gain may be subject to a 30% (or lower applicable treaty rate) branch profits tax in the hands of a non-U.S. holder that is a corporation. A distribution is not attributable to a U.S. real property interest if we held an interest in the underlying asset solely as a creditor.
We will be required to withhold and remit to the IRS the highest rate of U.S. federal income tax applicable to each non-U.S. holder, based on the status of such holder, of any distributions to non-U.S. holders that are designated as capital gain dividends, or, if greater, the highest rate of U.S. federal income tax applicable to each non-U.S. holder, based on the status of such holder, of a distribution that could have been designated as a capital gain dividend, whether or not attributable to sales of U.S. real property interests. Distributions can be designated as capital gain dividends to the extent of our net capital gain for the taxable year of the distribution. The amount withheld, which for individual non-U.S. holders may exceed the actual tax liability, is creditable against the non-U.S. holder’s U.S. federal income tax liability.
However, the above withholding tax will not apply to any capital gain dividend with respect to (i) any class of our shares which is “regularly traded” on an established securities market located in the United States if the non-U.S. holder did not own more than 10% of such class of shares at any time during the one-year period ending on the date of such dividend or (ii) a “qualified shareholder” or a “qualified foreign pension fund.” Instead, any capital gain dividend will be treated as a distribution subject to the rules discussed above under “— Distributions.” Also, the branch profits tax would not apply to such a distribution. However, it is not anticipated that our common shares will be “regularly traded” on an established securities market.
Although the law is not clear on the matter, it appears that amounts we designate as undistributed capital gains in respect of the shares held by U.S. holders generally should be treated with respect to non-U.S. holders in the same manner as actual distributions by us of capital gain dividends. Under that approach, the non-U.S. holders would be able to offset as a credit against their U.S. federal income tax liability resulting therefrom their proportionate share of the tax paid by us on the undistributed capital gains, and to receive from the IRS a refund to the extent that their proportionate share of this tax paid by us were to exceed their actual U.S. federal income tax liability. If we were to designate a portion of our net capital gain as undistributed capital gain, a non-U.S. holder is urged to consult its tax Adviser regarding the taxation of such undistributed capital gain.
Sales of Our Common Shares.   Subject to the discussion below under “— Repurchases of Our Common Shares,” gain recognized by a non-U.S. holder upon the sale or exchange of our shares generally would not be subject to U.S. taxation unless:
•
the investment in our common shares is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder), in which case the non-U.S. holder will be subject to the same treatment as domestic holders with respect to any gain;

•
the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a tax home in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s net capital gains for the taxable year; or

•
the non-U.S. holder is not a qualified shareholder or a qualified foreign pension fund (each as defined below) and our common shares constitute U.S. real property interests within the meaning of FIRPTA, as described below.

We anticipate that our common shares will constitute a U.S. real property interest within the meaning of FIRPTA unless we are a domestically-controlled REIT. We will be a domestically-controlled REIT if, at all times during a specified testing period, less than 50% in value of our shares is held directly or indirectly by non-U.S. holders. No assurance can be given, however, that we are or will be a domestically-controlled REIT.
Even if we were not a domestically-controlled REIT, a sale of common shares by a non-U.S. holder would nevertheless not be subject to taxation under FIRPTA as a sale of a U.S. real property interest if:
•
our common shares were “regularly traded” on an established securities market within the meaning of applicable Treasury regulations; and

•
the non-U.S. holder did not actually, or constructively under specified attribution rules under the Code, own more than 10% of our common shares at any time during the shorter of the five-year period preceding the disposition or the holder’s holding period.

However, it is not anticipated that our shares will be “regularly traded” on an established securities market. If gain on the sale or exchange of our shares were subject to taxation under FIRPTA, the non-U.S. holder would be subject to regular U.S. income tax with respect to any gain in the same manner as a taxable U.S. holder, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals. In such a case, under FIRPTA the purchaser of common shares may be required to withhold 15% of the purchase price and remit this amount to the IRS.
Qualified Shareholders.   Subject to the exception discussed below, a qualified shareholder who holds our common shares directly or indirectly (through one or more partnerships) will not be subject to FIRPTA withholding on distributions by us or dispositions of our common shares. While a qualified shareholder will not be subject to FIRPTA withholding on distributions by us or dispositions of our common shares, certain investors of a qualified shareholder (i.e., non-U.S. persons who hold interests in the qualified shareholder (other than interests solely as a creditor), and hold more than 10% of our common shares (whether or not by reason of the investor’s ownership in the qualified shareholder)) may be subject to FIRPTA withholding.
A qualified shareholder is a non-U.S. person that (i) either is eligible for the benefits of a comprehensive income tax treaty which includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units representing greater than 50% of the value of all the partnership units that is regularly traded on the New York Stock Exchange (“NYSE”) or NASDAQ markets, (ii) is a “qualified collective investment vehicle” (within the meaning of Section 897(k)(3)(B) of the Code), and (iii) maintains records on the identity of each person who, at any time during the non-U.S. person’s taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (i), above.
Qualified Foreign Pension Funds.   Any distribution to a qualified foreign pension fund (or an entity all of the interests of which are held by a qualified foreign pension fund) who holds our common shares directly or indirectly (through one or more partnerships) will not be subject to FIRPTA withholding on distributions by us or dispositions of our common shares.
A qualified foreign pension fund is any trust, corporation, or other organization or arrangement (i) which is created or organized under the law of a country other than the United States, (ii) which is established (a) by such country (or one or more political subdivisions thereof) to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (including self-employed individuals) or persons designated by such employees, as a result of services rendered by such employees to their employers or (b) by one or more employers to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (including self-employed individuals) or persons designated by such employees in consideration for services rendered by such employees to such employers, (iii) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (iv) which is subject to government regulation and with respect to which annual information reporting about its beneficiaries is provided, or is otherwise available, to the relevant tax authorities in the country in which it is established or operates, and (v) with respect to which, under the laws of the country in which it is established or operates, (a) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or arrangement or taxed at a reduced rate, or (b) taxation of any investment income of such organization or arrangement is deferred or such income is excluded from the gross income of such entity or arrangement or is taxed at a reduced rate. Non-U.S. Limited Partners that determine that they qualify as Qualified Foreign Pension Funds will be asked by the General Partner to certify their status as Qualified Foreign Pension Funds.
We urge non-U.S. holders to consult their own tax advisors to determine their eligibility for exemption from FIRPTA withholding and their qualification as a qualified shareholder or a qualified foreign pension fund.
Repurchases of Our Common Shares.   A repurchase of our common shares that is not treated as a sale or exchange will be taxed in the same manner as regular distributions under the rules described above. See “— Taxation of U.S. Holders of Our Common Shares — Repurchases of Our Common Shares” for a discussion of when a redemption will be treated as a sale or exchange and related matters.

A repurchase of our common shares generally will be subject to tax under FIRPTA to the extent the distribution in the repurchase is attributable to gains from our dispositions of U.S. real property interests. To the extent the distribution is not attributable to gains from our dispositions of U.S. real property interests, the excess of the amount of money received in the repurchase over the non-U.S. holder’s basis in the repurchased shares will be treated in the manner described above under “— Sales of Our Common Shares.” The IRS has released an official notice stating that repurchase payments may be attributable to gains from dispositions of U.S. real property interests (except when the 10% publicly traded exception would apply), but has not provided any guidance to determine when and what portion of a repurchase payment is a distribution that is attributable to gains from our dispositions of U.S. real property interests. Due to the uncertainty, we may withhold at the highest rate of U.S. federal income tax applicable to each non-U.S. holder, based on the status of such holder, from all or a portion of repurchase payments to non-U.S. holders other than qualified shareholders or qualified foreign pension funds. To the extent the amount of tax we withhold exceeds the amount of a non-U.S. holder’s U.S. federal income tax liability, the non-U.S. holder may file a U.S. federal income tax return and claim a refund.
U.S. Federal Income Tax Returns.   If a non-U.S. holder is subject to taxation under FIRPTA on proceeds from the sale of our common shares or on distributions we make, the non-U.S. holder will be required to file a U.S. federal income tax return.
Prospective non-U.S. holders are urged to consult their tax advisors to determine the impact of U.S. federal, state, local and foreign income tax laws on their acquisition, ownership and disposition of our shares, including any reporting requirements.
Taxation of Tax-Exempt Holders of Our Common Shares
Provided that a tax-exempt holder has not held its common shares as “debt-financed property” within the meaning of the Code and our common shares of beneficial interest are not being used in an unrelated trade or business, dividend income from us generally will not be unrelated business taxable income (“UBTI”) to a tax-exempt holder. Similarly, income from the sale of our common shares will not constitute UBTI unless the tax-exempt holder has held its common shares as debt-financed property within the meaning of the Code or has used the common shares in a trade or business.
Further, for a tax-exempt holder that is a social club, voluntary employee benefit association, supplemental unemployment benefit trust or qualified group legal services plan exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, or a single parent title-holding corporation exempt under Section 501(c)(2) the income of which is payable to any of the aforementioned tax-exempt organizations, income from an investment in our common shares will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Code. These tax-exempt holders should consult their own tax advisors concerning these “set aside” and reserve requirements.
Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” are treated as UBTI as to any trust which is described in Section 401(a) of the Code, is tax-exempt under Section 501(a) of the Code, and holds more than 10%, by value, of the interests in the REIT. Tax-exempt pension funds that are described in Section 401(a) of the Code are referred to below as “pension trusts.”
A REIT is a “pension-held REIT” if it meets the following two tests:
•
it would not have qualified as a REIT but for Section 856(h)(3) of the Code, which provides that stock owned by pension trusts will be treated, for purposes of determining whether the REIT is closely held, as owned by the beneficiaries of the trust rather than by the trust itself; and

•
either (i) at least one pension trust holds more than 25% of the value of the interests in the REIT, or (ii) a group of pension trusts each individually holding more than 10% of the value of the REIT’s stock, collectively owns more than 50% of the value of the REIT’s stock.

The percentage of any REIT dividend from a “pension-held REIT” that is treated as UBTI is equal to the ratio of the UBTI earned by the REIT, treating the REIT as if it were a pension trust and therefore subject to tax on UBTI, to the total gross income of the REIT. An exception applies where the percentage is less than 5% for any year, in which case none of the dividends would be treated as UBTI. The provisions requiring pension trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is not a “pension-held REIT” (for example, if the REIT is able to satisfy the “not closely held requirement” without relying on the “look through” exception with respect to pension trusts). Because of our Declaration of Trust’s restrictions on the number of our shares that a person may own, we do not anticipate that we will become a “pension-held REIT.”
Prospective tax-exempt holders are urged to consult their tax advisors regarding the impact of U.S. federal, state, local and foreign income tax laws on their acquisition, ownership and disposition of our shares, including any reporting requirements.
Distribution Reinvestment Plan
Holders who participate in the distribution reinvestment plan will recognize taxable income in the amount they would have received had they elected not to participate, even though they receive no cash. These deemed distributions will be treated as actual distributions from us to the participating holders and will retain the character and U.S. federal income tax effects applicable to all distributions. Shares received under the plan will have a holding period beginning with the day after purchase, and a U.S. federal income tax basis equal to their cost, which is the gross amount of the deemed distribution.
Backup Withholding Tax and Information Reporting
U.S. Holders of Common Shares.   In general, information-reporting requirements will apply to payments of dividends and proceeds of the sale of our common shares held by U.S. holders, unless such U.S. holder is an exempt recipient. A backup withholding tax may apply to such payments if such U.S. holder fails to provide a taxpayer identification number or certification of other exempt status or fails to report in full dividend or interest income. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. holders who fail to certify their U.S. status to us. Any amounts withheld under the backup withholding rules will be allowed as a credit against your U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.
Brokers that are required to report the gross proceeds from a sale of our common shares on IRS Form 1099-B will also be required to report the customer’s adjusted basis in the common shares sold and whether any gain or loss with respect to such shares is long-term or short-term. In some cases, there may be alternative methods of determining the basis in the common shares sold, in which case your broker will apply a default method of its choosing if you do not indicate which method you choose to have applied. U.S. holders should consult their own tax advisors regarding these reporting requirements and their election options.
Non-U.S. Holders of Our Common Shares.   We must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.
A non-U.S. holder will be subject to backup withholding for dividends paid to such holder unless such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a “United States person” as defined under the Code), or such holder otherwise establishes an exemption.
Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of our common shares within the United States or conducted through certain U.S.-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a “United States person” as defined under the Code), or such owner otherwise establishes an exemption.
Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Legislative or Other Actions Affecting REITs
The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the Treasury, which may result in statutory changes as well as revisions to regulations and interpretations. Changes to the U.S. federal tax laws and interpretations thereof could adversely affect an investment in our common shares.
Tax Shelter Reporting
If a shareholder recognizes a loss with respect to our shares of $2 million or more for an individual shareholder or $10 million or more for a corporate shareholder, the shareholder must file a disclosure statement with the IRS on Form 8886. Direct shareholders of portfolio securities are in many cases exempt from this reporting requirement, but shareholders of a REIT currently are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.
Additional Withholding Requirements
Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% U.S. federal withholding tax may apply to any ordinary dividends and other distributions that we pay to (i) a “foreign financial institution” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner that avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial U.S. beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to withholding tax discussed above, the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. Non-U.S. holders should consult their tax advisors to determine the applicability of this legislation in light of their individual circumstances.
Certain ERISA Considerations
The following is a summary of certain considerations associated with an investment in the Company by any (i) “employee benefit plan” (described in Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that is subject to Title I of ERISA, (ii) “plan” described in Section 4975 of the Code that is subject to Section 4975 of the Code (including, without limitation, an individual retirement account (an “IRA”) and a “Keogh” plan), (iii) plan, fund, account or other arrangement that is subject to the provisions of any other federal, state, local, non-U.S. or other laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code (collectively, “Similar Laws”), and (iv) entity whose underlying assets are considered to include the assets of any of the foregoing described in clauses (i), (ii) and (iii) (each of the foregoing described in clauses (i), (ii), (iii) and (iv) referred to herein as a “Plan”).
General Fiduciary Matters
ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan which is a Benefit Plan Investor (as defined below) which is subject to Title I of ERISA or Section 4975 of the Code and prohibit certain transactions involving the assets of a Benefit Plan Investor and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of a Benefit Plan Investor or the management or disposition of the assets of a Benefit Plan Investor, or who renders investment advice for a fee or other compensation to a Benefit Plan Investor, is generally considered to be a fiduciary of the Benefit Plan Investor.
In contemplating an investment in the Company, each fiduciary of the Plan who is responsible for making such an investment should carefully consider, taking into account the facts and circumstances of the

Plan, whether such investment is appropriate for the Plan and is consistent with the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws. Furthermore, absent an exemption, the fiduciaries of a Plan should not invest in the Company with the assets of any Plan if the Adviser, Morgan Stanley or any of their respective affiliates is a fiduciary with respect to such assets of the Plan.
Prohibited Transaction Issues
Section 406 of ERISA and Section 4975 of the Code prohibit Benefit Plan Investors from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Benefit Plan Investor that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The fiduciary of a Benefit Plan Investor that proposes to purchase or hold any common shares should consider, among other things, whether such purchase and holding may involve the sale or exchange of any property between a Benefit Plan Investor and a party in interest or disqualified person, or the transfer to, or use by or for the benefit of, a party in interest or disqualified person, of any assets of the Benefit Plan Investor. Depending on the satisfaction of certain conditions which may include the identity of the Benefit Plan Investor fiduciary making the decision to acquire or hold common shares on behalf of the Benefit Plan Investor, Prohibited Transaction Class Exemption (“PTCE”) 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) could provide an exemption from the prohibited transaction provisions of Section 406 ERISA and Section 4975 of the Code. It should be noted that these exemptions do not provide relief from the self-dealing prohibitions of Section 406 of ERISA or Section 4975 of the Code. It should be further noted that even if the conditions specific to one or more of these exemptions are satisfied, the scope of relief provided by these exemptions may not necessarily cover all acts involving the common shares that might be construed as prohibited transactions. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Benefit Plan Investors considering acquiring common shares in reliance on these or any other exemption should carefully review the exemption in consultation with its legal advisors to assure it is applicable. There can be no assurance that any of the foregoing exemptions or any other class, administrative or statutory exemption will be available with respect to any particular transaction involving the common shares.
Plan Asset Issues
An additional issue concerns the extent to which the Company or a portion of the assets of the Company could itself be treated as subject to the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and Section 4975 of the Code. ERISA and the regulations promulgated thereunder by the United States Department of Labor (the “DOL”), as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”) concerns the definition of what constitutes the assets of a Benefit Plan Investor for purposes of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and the prohibited transaction provisions of Section 4975 of the Code.
Under ERISA and the Plan Asset Regulations, generally when a Benefit Plan Investor acquires an “equity interest” in an entity that is neither a “publicly-offered security” (within the meaning of the Plan Asset Regulations) nor a security issued by an investment company registered under the Investment Company Act, the Benefit Plan Investor’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that less than 25% of the total value of each class of equity interest in the entity is held by “Benefit Plan Investors” within the meaning of the Plan Asset Regulations (the “25% Test”) or that the entity is an “operating company” as defined in the Plan Asset Regulations. The Plan Asset Regulations defines an “equity interest” as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. For purposes of the 25% Test, the assets of an entity will not be treated as “plan assets” if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the total value of each class of equity interest in the entity is held by “Benefit Plan Investors,” excluding equity interests held by persons (other than benefit plan investors) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates thereof. The term “benefit plan investors” (“Benefit Plan Investors”) is generally defined to include employee benefit plans subject to Title I of ERISA or Section 4975 of the Code (including “Keogh” plans and IRAs), as well as any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity (e.g., an entity of which 25% or more of the total value of any class of equity interests is held by Benefit Plan Investors and which does not satisfy another exception under ERISA).
Under the Plan Asset Regulations, a “publicly-offered security” is a security that is (a) “freely transferable,” (b) part of a class of securities that is “widely held,” and (c) (i) sold to the Benefit Plan Investor as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act, and the class of securities to which such security is a part is registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public has occurred, or (ii) is part of a class of securities that is registered under Section 12 of the Exchange Act.
The definition of an “operating company” in the Plan Asset Regulations includes, among other things, a “venture capital operating company” (a “VCOC”). Generally, in order to qualify as a VCOC, an entity must demonstrate on its “initial valuation date” (as defined in the Plan Asset Regulations) and annually thereafter that at least 50% of its assets, valued at cost (other than short-term investments pending long-term commitment or distribution to investors) are invested in operating companies (other than VCOCs) (i.e., operating entities that (i) are primarily engaged directly, or through a majority owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital or (ii) qualify as “real estate operating companies” as defined in the Plan Asset Regulations) in which such entity has direct contractual management rights. In addition, to qualify as a VCOC an entity must, in the ordinary course of its business, actually exercise such management rights with respect to at least one of the operating companies in which it invests. Similarly, the definition of an “operating company” under the Plan Asset Regulations includes a “real estate operating company” (a “REOC”). Generally in order to qualify as REOC an entity must demonstrate on its initial valuation date and annually thereafter that at least 50% of its assets valued at cost (other than short term investments pending long term commitment or distribution to investors) are invested in real estate which is managed or developed and with respect to which such entity has the right to substantially participate directly in the management or development activities. In addition, to qualify as a REOC an entity must in the ordinary course of its business actually be engaged directly in such real estate management or development activities. The Plan Asset Regulations do not provide specific guidance regarding what rights will qualify as management rights, and the DOL has consistently taken the position that such determination can only be made in light of the surrounding facts and circumstances of each particular case, substantially limiting the degree to which it can be determined with certainty whether particular rights will satisfy this requirement.
We will not be an investment company under the Investment Company Act. Accordingly, to the extent the Company does not qualify as a VCOC or a REOC, we intend that our shares will either qualify for the “publicly offered security” exception or otherwise satisfy an exception to the Plan Asset Regulations; however no assurance can be given that this will be the case.
If the assets of the Company were deemed to be “plan assets” under the Plan Asset Regulations, this would result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by the Company, and (ii) the possibility that certain transactions in which the Company might seek to engage could constitute “prohibited transactions” under ERISA and the Code. If a prohibited transaction occurs for which no exemption is available, the Adviser and/or any other fiduciary that has engaged in the prohibited transaction could be required to (i) restore to the Benefit Plan Investor any profit realized by the fiduciary on the transaction and (ii) reimburse the Benefit Plan Investor for any losses suffered by the Benefit Plan Investor as a result of the investment. In addition, each disqualified person (within the meaning of Section 4975 of the Code) involved could be subject to an excise tax equal to 15% of the amount involved in the prohibited transaction for each year the transaction continues and, unless the transaction is corrected within statutorily required periods, to an additional tax of 100%. Fiduciaries of Benefit Plan Investors who decide to invest in the Company could, under certain circumstances, be liable for prohibited transactions or other violations as a result of their investment in the Company or as co-fiduciaries for actions taken by or on behalf of the Company or the Adviser. With respect to an IRA that invests in the Company, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiaries, would cause the IRA to lose its tax-exempt status. In addition, if our assets are deemed to be “plan assets” under the Plan Asset Regulations, our management, as well as various providers of fiduciary or other services to us, and any other parties with authority or control with respect to us or our assets, may be considered fiduciaries under ERISA and Section 4975 of the Code, or otherwise parties in interest or disqualified persons by virtue of their provision of such services (and there could be an improper delegation of authority to such providers).
In addition, ERISA generally provides that discretionary authority with respect to the management and disposition of the assets of a Benefit Plan Investor may be delegated to certain “investment managers” who acknowledge that they are fiduciaries of the Benefit Plan Investor. In such case, a fiduciary of a Benefit Plan Investor who has appointed an investment manager will generally not be liable for the acts of such investment manager. We do not expect to be an “investment manager” within the meaning of ERISA. Consequently, if the Company’s assets are deemed to constitute “plan assets” of any shareholder which is Benefit Plan Investor, the fiduciary of any such Benefit Plan Investor would not be protected from liability resulting from our decisions.
In this respect (a) we may require any person proposing to acquire common shares to furnish such information as may be necessary to determine whether such person is either (i) a Benefit Plan Investor or (ii) a person who has discretionary authority or control with respect to the assets of the Company or that provides investment advice for a fee (direct or indirect) with respect to such assets, or an affiliate of such a person and (b) we will have the power to (i) exclude any shareholder or potential shareholder from purchasing common shares and (ii) prohibit any redemption of common shares, and all common shares of the Company shall be subject to such terms and conditions.
Representation
By acceptance of any class of our shares, each shareholder will be deemed to have represented and warranted that either (i) no portion of the assets used by such shareholder to acquire or hold the shares constitutes assets of any Plan or (ii) the purchase and holding of the shares by such shareholder will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, or similar violation under any applicable Similar Laws.
The sale of our shares to a Plan is in no respect a representation by us or any other person associated with this offering of our shares that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.
Independent Fiduciaries with Financial Expertise.   This Registration Statement does not constitute an undertaking to provide impartial investment advice and it is not our intention to act in a fiduciary capacity with respect to any Plan. Morgan Stanley, the Adviser, the Dealer Manager, and their respective affiliates (the “Relevant Entities”) have a financial interest in investors’ investment in shares on account of the fees and other compensation they expect to receive (as the case may be) from the Company and their other relationships with the Company as contemplated in this Registration Statement. Any such fees and compensation do not constitute fees or compensation rendered for the provision of investment advice to any Plan. Each Plan will be deemed to represent and warrant that it is advised by a fiduciary that is (a) independent of the Relevant Entities; (b) capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies contemplated in this Registration Statement; and (c) a fiduciary (under ERISA, Section 4975 of the Code or applicable Similar Law, as applicable) with respect to the Plan’s investment in the common shares, who is responsible for exercising independent judgment in evaluating the Plan’s investment in the common shares and any related transactions.
Reporting of Indirect Compensation.   Under ERISA’s general reporting and disclosure rules, certain Benefit Plan Investors subject to Title I of ERISA are required to file annual reports (Form 5500) with the

DOL regarding their assets, liabilities and expenses. To facilitate a plan administrator’s compliance with these requirements it is noted that the descriptions contained in this Registration Statement of fees and compensation, including shareholder servicing fee, the management fee payable to the Adviser and the performance participation allocation allocable to the Special Limited Partner, are intended to satisfy the disclosure requirements for “eligible indirect compensation” for which the alternative reporting option on Schedule C of Form 5500 may be available.
Governmental Plans and Non-U.S. Plans
Certain Plans, such as governmental plans and non-U.S. plans, may not be subject to ERISA or Section 4975 of the Code, but may be subject to provisions of Similar Laws which may restrict the type of investments such a Plan may make or otherwise have an impact on such a Plan’s ability to invest the Company. Accordingly, each Plan, including governmental and foreign plans, considering an investment in the shares should consult with their legal advisors regarding their proposed investment in the shares.
The foregoing discussion of ERISA, the Code and Similar Law issues should not be construed as legal advice. Fiduciaries of Plans should consult their own legal advisors with respect to issues arising under ERISA, the Code and applicable Similar Laws make their own independent decision regarding an investment in the Company.
The foregoing discussion is general in nature and is not intended to be all-inclusive. Each Plan fiduciary should consult with its legal advisor concerning the considerations discussed above before making an investment in the Company. As indicated above, Similar Laws governing the investment and management of the assets of Plans that are not subject to ERISA or Section 4975 of the Code, such as governmental and non-U.S. plans, may contain fiduciary and prohibited transaction requirements similar to those under ERISA and Section 4975 of the Code. Accordingly, Plans, in consultation with their legal advisors, should consider the impact of their respective laws and regulations on an investment in the Company and the considerations discussed above, if applicable.

ITEM 1A.   RISK FACTORS
Risks Related to Our Organizational Structure
We have no operating history and there is no assurance that we will be able to successfully achieve our investment objectives.
We are a newly formed entity with no operating history and may not be able to achieve our investment objectives. We cannot assure you that the past experiences of the Adviser or its affiliates will be sufficient to allow us to successfully achieve our investment objectives. As a result, an investment in our shares may entail more risk than an investment in a REIT with a substantial operating history.
The Adviser manages our portfolio pursuant to very broad investment guidelines and generally is not required to seek the approval of our board of trustees for each investment, financing or asset allocation decision made by it, which may result in our making riskier investments and, in turn, may materially adversely affect our results of operations and financial condition.
Our board of trustees approved very broad investment guidelines that delegate to the Adviser the authority to execute acquisitions and dispositions of real estate and CRE debt investments on our behalf, in each case, so long as such investments are consistent with the investment guidelines and our Declaration of Trust. The Adviser will implement on our behalf the strategies and discretionary approaches it believes from time to time may be best suited to prevailing market conditions in furtherance of that purpose, subject to the limitations under our investment guidelines and our Declaration of Trust. There can be no assurance that the Adviser will be successful in implementing any particular strategy or discretionary approach to our investment activities. Our board of trustees intends to review our investment guidelines and investment portfolio periodically. The prior approval of our board of trustees or a committee of independent trustees will be required only as set forth in our Declaration of Trust (including for transactions with affiliates of the Adviser) or for the acquisition or disposition of assets that are not in accordance with our investment guidelines. In addition, in conducting periodic reviews, our trustees will rely primarily on information provided to them by the Adviser. Furthermore, transactions entered into on our behalf by the Adviser may be costly, difficult or impossible to unwind when they are subsequently reviewed by our board of trustees.
There is no public trading market for our common shares; therefore, your ability to dispose of your shares will likely be limited to repurchase by us. If you do sell your shares to us, you may receive less than the price you paid.
There is no current public trading market for our common shares, and we do not expect that such a market will ever develop in the future. Therefore, repurchase of shares by us will likely be the only way for you to dispose of your shares. We will repurchase shares at a price equal to the transaction price of the class of shares being repurchased on the date of repurchase (which will generally be equal to our prior month’s NAV per share) and not based on the price at which you initially purchased your shares. Subject to limited exceptions, shares that have not been outstanding for at least one year will be repurchased at 98% of the transaction price. As a result, you may receive less than the price you paid for your shares when you sell them to us pursuant to our share repurchase plan. See “Item 1 Business — Share Repurchase Plan.”
Your ability to have your shares repurchased through our share repurchase plan is limited. We may choose to repurchase fewer shares than have been requested to be repurchased, or none at all, in our discretion at any time, and the amount of shares we may repurchase is subject to caps. Further, our board of trustees may make exceptions to, modify or suspend our share repurchase plan if it deems such action to be in our best interest and the best interest of our shareholders.
We may choose to repurchase fewer shares than have been requested in any particular quarter to be repurchased under our share repurchase plan, or none at all, in our discretion at any time. We may repurchase fewer shares than have been requested to be repurchased due to, among other reasons, in our board of trustees discretion, lack of readily available funds because of adverse market conditions beyond our control, the need to maintain liquidity for our operations or because we have determined that investing in real property, commercial real estate debt or other illiquid investments is a better use of our capital than repurchasing our shares. In addition, the aggregate NAV of total repurchases (including repurchases at certain non-U.S. investor access funds primarily created to hold our common shares but excluding any Early Repurchase Deduction applicable to the repurchased shares) is limited, in any calendar quarter, to shares whose aggregate value is no more than 5% of our aggregate NAV (measured using the average aggregate NAV at the end of the immediately preceding three months). Further, our board of trustees may make exceptions to, modify or suspend our share repurchase plan if in its reasonable judgment it deems such action to be in our best interests and the best interests of our shareholders. Our board of trustees cannot terminate our share repurchase plan absent a liquidity event that results in our shareholders receiving cash or securities listed on a national securities exchange or where otherwise required by law. If we do not repurchase the full amount of all shares requested to be repurchased in any given quarter, funds will be allocated pro rata based on the total number of shares being repurchased without regard to class after we have repurchased all shares for which repurchase has been requested due to death, disability or divorce and other limited exceptions. All unsatisfied repurchase requests must be resubmitted after the start of the next quarter, or upon the recommencement of the share repurchase plan, as applicable.
The vast majority of our assets will consist of net lease assets and CRE debt investments that cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. Therefore, we may not always have a sufficient amount of cash to immediately satisfy repurchase requests. Should repurchase requests, in our board of trustee’s judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the Company as a whole, or should we otherwise determine that investing our liquid assets in real properties or other illiquid investments rather than repurchasing our shares is in the best interests of the Company as a whole, then we may choose to repurchase fewer shares than have been requested to be repurchased, or none at all. Upon suspension of our share repurchase plan, our share repurchase plan requires our board of trustees to consider at least quarterly whether the continued suspension of the plan is in the best interests of the Company and our shareholders; however, we are not required to authorize the recommencement of the share repurchase plan within any specified period of time. As a result, your ability to have your shares repurchased by us may be limited and at times you may not be able to liquidate your investment. See “Item 1 Business — Share Repurchase Plan.”
Economic events that may cause our shareholders to request that we repurchase their shares may materially adversely affect our cash flow and our results of operations and financial condition.
Economic events affecting the U.S. economy, such as the general negative performance of the real estate sector or disruptions in the public securities markets (including as a result of the recent outbreak of hostilities between Israel and Hamas and Russia and Ukraine), could cause our shareholders to seek repurchase of their shares pursuant to our share repurchase plan at a time when such events are adversely affecting the performance of our assets. Even if we decide to satisfy all resulting repurchase requests, our cash flow could be materially adversely affected. In addition, if we determine to sell assets to satisfy repurchase requests, we may not be able to realize the return on such assets that we may have been able to achieve had we sold at a more favorable time, and our results of operations and financial condition, including, without limitation, breadth and diversification of our portfolio, could be materially adversely affected.
In addition, certain broker-dealers may recommend to their clients that they seek repurchase of some or all of our shares that they hold. Any such recommendation may result in a significant volume of repurchase requests in a given period, which may use up capacity under the caps of our share repurchase plan and may result in repurchase requests being fulfilled on pro rata basis.
We face risks associated with the deployment of our capital.
In light of the nature of our continuous private offering in relation to our investment strategy and the need to be able to deploy potentially large amounts of capital quickly to capitalize on potential investment opportunities, if we have difficulty identifying and purchasing suitable investments on attractive terms, there could be a delay between the time we receive net proceeds from the sale of our common shares and the time we invest such net proceeds. We may also from time to time hold cash pending deployment into investments or have less than our targeted leverage, which cash or shortfall in targeted leverage may at times be significant, particularly at times when we are receiving high amounts of offering proceeds, until such time that we have raised substantial proceeds in our private offering and acquired a diversified portfolio of investments and/or times when there are few attractive investment opportunities. We may hold such cash in money market accounts or other similar temporary investments, each of which are subject to the management fees payable to the Adviser.
In the event we are unable to find suitable investments, such cash may be maintained for longer periods, which would be dilutive to overall investment returns. This could cause a substantial delay in the time it takes for your investment to realize its full potential return and could adversely affect our ability to pay regular distributions of cash flow from operations to you. It is not anticipated that the temporary investment of such cash into money market accounts or other similar temporary investments pending deployment into investments will generate significant interest, and investors should understand that such low interest payments on the temporarily invested cash may materially adversely affect overall returns. In the event we fail to timely invest the net proceeds from sales of our common shares or do not deploy sufficient capital to meet our targeted leverage, our results of operations and financial condition may be materially adversely affected.
If we are unable to successfully integrate investments and manage our growth, our results of operations and financial condition may be materially and adversely affected.
We may be unable to successfully and efficiently integrate acquired investments into our portfolio or otherwise effectively manage our assets or growth. In addition, increases in the size of our investment portfolio and/or changes in our investment focus may place significant demands on the Adviser’s administrative, operational, asset management, financial and other resources, which could lead to decreased efficiency. Any failure to effectively manage such growth or increase in scale could materially adversely affect our results of operations and financial condition.
The amount and source of distributions we may make to our shareholders is uncertain, and we may be unable to generate sufficient cash flows from our operations to make distributions to our shareholders at any time in the future.
Although we may seek to provide predictable, stable cash distributions, we have not established a minimum distribution payment level, and our ability to make distributions to our shareholders may be materially adversely affected by a number of factors, including, but not limited to, the risk factors described in this Registration Statement. Because we currently have no investments and have not identified any investments to acquire with the net proceeds of our private offering, we may not generate sufficient income to make distributions to our shareholders. Our board of trustees (or a committee of our board of trustees) will make determinations regarding distributions based upon, among other factors, our financial performance, debt service obligations, debt covenants, REIT qualification and tax requirements and capital expenditure requirements. Among the factors that could impair our ability to make distributions to our shareholders are:
•
The limited size of our portfolio until such time that we have raised substantial proceeds in our private offering and acquired a diversified portfolio of investments;

•
Our inability to invest the net proceeds from sales of our shares on a timely basis in income-producing investments;

•
Our inability to realize attractive risk-adjusted returns on our investments;

•
High levels of expenses or reduced revenues that reduce our cash flow or non-cash earnings; and

•
Defaults in our investment portfolio or decreases in the value of our investments.

As a result, we may not be able to make distributions to our shareholders at any time in the future, and the level of any distributions we do make to our shareholders is unknown, may not increase or even be maintained over time, any of which could materially and adversely affect the value of your investment.
We may pay distributions from sources other than our cash flow from operations, including, without limitation, borrowings, offering net proceeds and the sale of or repayments under CRE debt investments, and we have no limits on the amounts we may fund from such sources.
We may not generate sufficient cash flow from operations to fully fund distributions to shareholders, particularly until such time that we have raised substantial proceeds in our private offering and acquired a diversified portfolio of investments. Therefore, we may fund distributions to our shareholders from sources other than cash flow from operations, including, without limitation, borrowings, offering net proceeds (including from sales of our common shares or Operating Partnership units to Morgan Stanley or its affiliates) and the sale of or repayments under CRE debt investments. The extent to which we fund distributions from sources other than cash flow from operations will depend on various factors, including, but not limited to, the level of participation in our distribution reinvestment plan, the extent to which the Adviser elects to receive its management fee in our common shares or Operating Partnership Units (in lieu of cash) and the Special Limited Partner elects to receive distributions on its performance participation interest in Operating Partnership units (in lieu of cash), how quickly we invest the proceeds from our private offering and any future offering and the performance of our investments, including our portfolio of real estate debt investments and real estate-related securities. Funding distributions from borrowings, offering net proceeds (including from sales of our common shares or Operating Partnership units to Morgan Stanley or its affiliates) and the sale of or repayments under CRE debt investments will result in us having less funds available to acquire real estate or CRE debt investments. As a result, the return you realize on your investment may be reduced. Doing so may also negatively impact our ability to generate cash flows. Likewise, funding distributions from the sale of additional common shares (or other securities convertible into our common shares) will dilute your interest in us on a percentage basis and may impact the value of your investment especially if we sell these securities at prices less than the price you paid for your shares. We may be required to continue to fund our regular distributions from a combination of some of these sources if our investments fail to perform, if expenses are greater than our revenues or due to numerous other factors. We cannot predict when, if ever, distribution payments sourced from borrowings and from offering net proceeds may occur, and an extended period of such payments would likely be unsustainable. We have not established a limit on the amount of our distributions that may be funded from any of these sources.
To the extent we borrow funds to pay distributions, we would incur borrowing costs (including interest) and these borrowings would require a future repayment. The use of these sources for distributions and the ultimate repayment of any liabilities incurred could adversely impact our ability to pay distributions in future periods, decrease our NAV, decrease the amount of cash we have available for operations and new investments and materially adversely impact the value of your investment.
We may also defer expenses or pay expenses (including management fees payable to the Adviser or distributions to the Special Limited Partner) with our common shares or Operating Partnership units to preserve cash flow for the payment of distributions. The ultimate repayment of these deferred expenses could materially adversely affect our operations and reduce the future return on your investment. We may repurchase shares or redeem Operating Partnership units from the Adviser or the Special Limited Partner shortly after issuing such share or units as compensation. The payment of expenses in our common shares or Operating Partnership units will dilute your ownership interest in us. There is no guarantee any of our operating expenses will be deferred and the Adviser and Special Limited Partner are under no obligation to receive fees or distributions in our common shares or Operating Partnership units and may elect to receive such amounts in cash.
Payments to the Adviser or the Special Limited Partner in the form of common shares or Operating Partnership units, which they elect to receive in lieu of cash in respect of management fees or performance participation interest distributions, will dilute future cash available for distribution to our shareholders.
The Adviser or the Special Limited Partner may elect to receive our common shares or Operating Partnership units in lieu of cash in respect of management fees or performance participation interest distributions. The holders of all Operating Partnership units will be entitled to receive cash from operations pro rata with the distributions being paid to us and such distributions to the holder of Operating Partnership units will reduce the cash available for distribution to us and, in turn, to our shareholders. Furthermore, such Operating Partnership units received by the Adviser or the Special Limited Partner are required to be repurchased for cash or our common shares, at the holder’s election, subject to limited exceptions, and we may not have sufficient cash to make such a repurchase payment; therefore, we may need to use cash from operations, borrowings, offering net proceeds or other sources to make the payment, which will reduce cash available for distribution to you or for new investments. Although the Special Limited Partner is required to pay a Quarterly Shortfall Obligation (as defined below) with respect to Operating Partnership units received in connection with distributions of Quarterly Allocations, there is no guarantee this Quarterly Shortfall Obligation will adequately offset the dilutive impacts on us. Repurchases of our common shares or Operating Partnership units paid to the Adviser as a management fee are not subject to our share repurchase plan, including the quarterly volume limitation and the Early Repurchase Deduction, and, therefore, any such repurchases may receive priority over other repurchase requests relating to shares subject to our repurchase program for any period. The amount of Operating Partnership units issued to the Special Limited Partner may be significant, particularly during periods in which the value of our real estate portfolio appreciates, resulting in higher performance participation allocation. Repurchases of our shares or Operating Partnership units from the Special Limited Partner distributed to the Special Limited Partner with respect to its performance participation interest are not subject to our share repurchase plan, including the quarterly volume limitation and the Early Repurchase Deduction, and, therefore, any such repurchases may receive priority over other repurchase requests relating to shares subject to our repurchase program for any period.
Purchases and repurchases of our common shares will not be made based on the current NAV per share.
Generally, our offering price per share and the price at which we make repurchases of our shares will equal the NAV per share of the applicable class as of the last calendar day of the prior month, plus, in the case of our offering price, applicable upfront selling commissions and dealer manager fees. The NAV per share, if calculated as of the date on which you make your subscription request or repurchase request, may be significantly different than the transaction price you pay or the repurchase price you receive. Certain of our investments or liabilities may be subject to high levels of volatility from time to time and could change in value significantly between the end of the prior month as of which our NAV is determined and the date that you acquire or repurchase our shares, however the prior month’s NAV per share will generally continue to be used as the transaction price per share and repurchase price per share. In exceptional circumstances, we may, in our sole discretion, but are not obligated to, offer and repurchase shares at a different price that we believe reflects the NAV per share more appropriately than the prior month’s NAV per share, including by updating a previously disclosed transaction price, in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month and we believe an updated price is appropriate. In such exceptional cases, the transaction price and the repurchase price will not equal our NAV per share as of any time. We will provide notice of the transaction price directly to the financial intermediaries that participate in our private offering, who, in turn, will communicate such transaction price to applicable investors in accordance with the financial intermediary’s policies and/or procedures.
Valuations and appraisals of our net lease investments and CRE debt investments are estimates of fair value and may not necessarily correspond to realizable value.
Although monthly valuations of each of our net lease investments, CRE debt investments and other real-estate related debt investments for which market quotations are not readily available will be reviewed and confirmed for reasonableness by our independent valuation advisor, such valuations are generally based on asset- and portfolio-level information provided by the Adviser, including, without limitation, historical operating revenues and expenses of the properties, lease agreements on the properties, revenues and expenses of the properties, information regarding recent or planned capital expenditures, purchase price/par value of CRE debt, debt yield, capitalization rates, loan-to-value ratio and replacement cost of the collateral, borrower financial condition, reputation and indications of interests (e.g., pending repayments, extensions, defaults, etc.) and any other information relevant to valuing the investment, which information will not be independently verified by our independent valuation advisor. While the independent valuation advisor reviews for reasonableness the assumptions, methodologies and valuation conclusions applied by the Adviser for our investments as set forth in our valuation guidelines, the independent valuation advisor is not responsible for, and does not calculate, our NAV, and the Adviser is ultimately and solely responsible for the determination of our NAV.
Within the parameters of our valuation guidelines, the valuation methodologies used to value certain of our investments will involve subjective judgments and projections and may not be accurate. Valuation methodologies will also involve assumptions and opinions about future events, which may or may not turn out to be correct. Valuations and appraisals of our net lease investments and CRE debt and other real estate-related debt investments, as applicable, will be only estimates of fair value. Ultimate realization of the value of an asset depends, to a great extent, on economic, market and other conditions beyond our control and the control of the Adviser and our independent valuation advisor. Further, valuations do not necessarily represent the price at which an asset would sell, since market prices of assets can only be determined by negotiation between a willing buyer and seller. As such, the carrying value of an asset may not reflect the price at which the asset could be sold in the market, and the difference between carrying value and the ultimate sales price could be material. In addition, accurate valuations are more difficult to obtain in times of low transaction volume because there are fewer market transactions that can be considered in the context of the appraisal. There will be no retroactive adjustment in the valuation of such assets, the offering price of our shares, the price we paid to repurchase our common shares or NAV-based fees we paid to the Adviser and the Dealer Manager to the extent such valuations prove to not accurately reflect the realizable value of our assets. Because the price you will pay for our common shares in our private offering, and the price at which your shares may be repurchased by us pursuant to our share repurchase plan are generally based on our prior month’s NAV per share, you may pay more than realizable value or receive less than realizable value for your investment.
Our NAV per share amounts may change materially if the appraised values of our net lease investments materially change from prior appraisals or the actual operating results for a particular month differ from what we originally budgeted for that month.
We anticipate that the annual appraisals of our net lease investments will be conducted on a rolling basis, such that net lease investments may be appraised at different times but each net lease investment would be appraised at least once per year. When these appraisals are considered by the Adviser for purposes of valuing the relevant net lease investment, there may be a material change in our NAV per share amounts for each class of our common shares from those previously reported. In addition, actual operating results for a given month may differ from what we originally budgeted for that month, which may cause a material increase or decrease in the NAV per share amounts. We will not retroactively adjust the NAV per share of each class reported for the previous month. Therefore, because a new annual appraisal may differ materially from the prior appraisal or the actual results from operations may be better or worse than what we previously budgeted for a particular month, the adjustment to take into consideration the new appraisal or actual operating results may cause the NAV per share for each class of our common shares to increase or decrease, and such increase or decrease will occur in the month the adjustment is made.
It may be difficult to reflect, fully and accurately, material events that may impact our monthly NAV.
The Adviser’s determination of our monthly NAV per share will be based on monthly valuations of investments, including net lease investment, CRE debt investments and other real estate-related debt investments for which market prices are not readily available, provided by the Adviser and reviewed by our independent valuation advisor, each in accordance with valuation guidelines approved by our board of trustees. In addition, the valuation of our net lease investments and underlying CRE loan collateral will be based in part on appraisals provided by independent third-party appraisal firms in individual appraisal reports reviewed by our independent valuation advisor. As a result, our published NAV per share in any given month may not fully reflect any or all changes in value that may have occurred since the most recent appraisal or valuation. The Adviser will review appraisal reports and monitor our investments and will endeavor to notify the independent valuation advisor of the occurrence of any net lease investment-specific or market-driven event it believes may cause a material valuation change in the investment’s valuation, but it may be difficult to reflect fully and accurately rapidly changing market conditions or material events that may impact the value of our investments or liabilities between valuations, or to obtain complete information regarding any such events in a timely manner. For example, an unexpected termination or renewal of a material lease, a material increase or decrease in vacancies or an unanticipated structural or environmental event at a net lease investment may cause the value of a net lease investment to change materially, yet obtaining sufficient relevant information after the occurrence has come to light and/or analyzing fully the financial impact of such an event may be difficult to do and may require some time. As a result, the NAV per share may not reflect a material event until such time as sufficient information is available and analyzed, and the financial impact is fully evaluated, such that our NAV may be appropriately adjusted in accordance with our valuation guidelines. Depending on the circumstance, the resulting potential disparity in our NAV may be in favor or to the detriment of either shareholders who tender their shares for repurchase by us, or shareholders who buy new shares, or existing shareholders.

NAV calculations are not governed by governmental or independent securities, financial or accounting rules or standards.
The methods used by the Adviser and State Street, our fund administrator, to calculate our NAV, including the components used in calculating our NAV, is not prescribed by rules of the SEC or any other regulatory agency. Further, there are no accounting rules or standards that prescribe which components should be used in calculating NAV, and our NAV is not audited by our independent registered public accounting firm. We calculate and publish NAV solely for purposes of establishing the price at which we sell and repurchase our common shares and to calculate certain fees and distributions payable to the Adviser, the Special Limited Partner and the Dealer Manager, and you should not view our NAV as a measure of our historical or future financial condition or performance. The components and methodology used in calculating our NAV may differ from those used by other companies now or in the future.
In addition, calculations of our NAV, to the extent that they incorporate valuations of our assets and liabilities, are not prepared in accordance with GAAP. These valuations may differ from liquidation values that could be realized in the event that we were forced to sell assets.
Additionally, errors may occur in calculating our NAV, which could impact the price at which we sell and repurchase our common shares and the amount of the Adviser’s management fee and the Special Limited Partner’s performance participation interest. The Adviser has implemented certain policies and procedures to address such errors in NAV calculations. If such errors were to occur, the Adviser, depending on the circumstances surrounding each error and the extent of any impact the error has on the price at which our common shares were sold or repurchased or on the amount of the Adviser’s management fee or the Special Limited Partner’s performance participation interest, may determine in its sole discretion to take certain corrective actions in response to such errors, including, subject to the Adviser’s policies and procedures, making adjustments to prior NAV calculations. You should carefully review the disclosure of our valuation policies and how NAV will be calculated under “Net Asset Value Calculation and Valuation Guidelines.”
Our shareholders generally have limited voting rights.
As permitted by Maryland law, our Declaration of Trust provides limited voting rights to our shareholders. Shareholders generally do not have the right to vote on any matter, except our Declaration of Trust provides that we generally cannot (a) amend our Declaration of Trust if our board of trustees determines such amendment, viewed as a whole, would materially and adversely affect the contract rights of our outstanding shares, or (b) consolidate, merge, convert (other than a Conversion Event (as defined below)), or transfer all or substantially all of its assets, unless the action is advised by our board of trustees and approved by the affirmative vote of shareholders entitled to cast a majority of the votes entitled to be cast on the matter.
Our shareholders can also vote on the removal of trustees under limited circumstances, the dissolution of the Company, as described in our Declaration of Trust, and the election of successor trustees if the vacancy was created by removal of the trustee by shareholder vote, and such other matters as may be (a) provided in our Bylaws or (b) submitted to a shareholder vote by our board of trustees.
All other matters are subject to the discretion of our board of trustees. Thus, except as set forth above or in any class or series of our shares and subject to the restrictions on transfer and ownership of our shares contained in our Declaration of Trust, holders of common shares do not have the right to vote on any matter.
Our Declaration of Trust permits our board of trustees to authorize us to issue preferred shares on terms that may subordinate the rights of the holders of our current common shares or discourage a third party from acquiring us.
Our board of trustees is permitted, subject to certain restrictions set forth in our Declaration of Trust, to authorize the issuance of preferred shares without shareholder approval. Thus, our board of trustees could authorize us to issue preferred shares with terms and conditions that could subordinate the rights of the holders of our common shares or have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction such as a merger, tender offer or sale of all or substantially all of our assets, that might provide a premium price for holders of our common shares.
Our business may be subject to certain U.S. regulatory regimes applicable to Morgan Stanley and the Adviser, including applicable financial industry rules, which may impact the Adviser’s ability to implement our business strategy and to generate returns to our shareholders.
Certain laws applicable to Morgan Stanley and the Adviser may have an impact on the Adviser’s ability to implement our business strategy and to generate returns to our shareholders. Morgan Stanley is a bank holding company (a “BHC”) under the BHCA, and is therefore subject to supervision and regulation by the Federal Reserve System (the “Federal Reserve”). In addition, Morgan Stanley is a financial holding company (a “FHC”) under the BHCA, which is a status available to BHCs that meet certain criteria. FHCs may engage in a broader range of activities than BHCs that are not FHCs. The activities of Morgan Stanley and its subsidiaries, including our company for any time period that we are deemed to be controlled by Morgan Stanley under the BHCA, will be subject to restrictions imposed by the BHCA and related regulations. For the purposes of the BHCA, Morgan Stanley will be deemed to “control” us if it directly or indirectly owns or controls 5% or more of any class of our voting securities or 25% or more of our total equity outside of an initial one-year seeding period. Accordingly, for any time period that we are deemed to be controlled for purposes of the BHCA, the BHCA and other applicable banking laws, rules, regulations and guidelines, and their interpretation and administration by the appropriate regulatory agencies, including the Federal Reserve, may restrict our investments, transactions and operations and may restrict the transactions and relationships between the Adviser, Morgan Stanley and their affiliates, on the one hand, and our company on the other hand.
Morgan Stanley and its affiliates may in the future, in its sole discretion and without notice to investors, engage in activities impacting us or the Adviser in order to comply with the BHCA or other legal requirements applicable to, or reduce or eliminate the impact or applicability of any bank regulatory or other restrictions on, Morgan Stanley or us. In addition, Morgan Stanley may cease in the future to qualify as an FHC, which may subject us to additional restrictions. Moreover, there can be no assurance that the bank regulatory requirements applicable to Morgan Stanley and us, or the interpretation thereof, will not change, or that any such change will not have a material adverse effect on us.
In addition, the U.S. Gramm-Leach-Bliley Act of 1999, as amended (the “GLB Act”), amended the BHCA to allow a FHC, such as Morgan Stanley, to make investments in non-financial companies as part of a bona fide merchant banking activity. These investments may be made in any type of ownership interest in any type of non-financial entity (a portfolio company) and may represent any amount of the equity of a portfolio company. Investments made under this authority are referred to as merchant banking investments. During any time period we are deemed to be controlled by Morgan Stanley under the BHCA, Morgan Stanley expects to hold its investment in us pursuant to this merchant banking authority.
The BHCA imposes conditions on the length of time that these merchant banking investments may be held and the ability of a FHC to routinely manage or operate the portfolio company. Generally, FHCs may hold, directly or indirectly (for example, through a fund controlled by a FHC), any merchant banking investment for a period of up to 10 years without regulatory approval. A FHC is prohibited from routinely managing or operating a portfolio company except as may be necessary or required to obtain a reasonable return on the resale or disposition of the investment. The Federal Reserve’s applicable implementing rules regarding merchant banking investments address a number of arrangements that would not be considered to involve an FHC routinely managing or operating a company and that would, therefore, be permissible at any time for an FHC, as well as arrangements that represent routinely managing or operating a company. In particular, the rules provide that a FHC would generally not be considered to routinely manage or operate a portfolio company by having one or more representatives on the board of directors of the portfolio company, or by requiring a portfolio company (through written covenants or otherwise) to obtain a FHC’s approval to take actions outside the ordinary course of business, such as: the acquisition of another company; the sale, recapitalization or liquidation of the portfolio company’s material assets; the issuance of additional capital stock; or making significant changes to the portfolio company’s business plan. To the extent we are no longer deemed to be controlled by Morgan Stanley for purposes of the BHCA, these restrictions, including the 10 year holding period, will not apply to our investments.

Under the BHCA and applicable Federal Reserve regulations, a FHC may be subject to special corrective action requirements by the Federal Reserve if the Federal Reserve determines that the FHC is not in compliance with applicable requirements for an FHC. The BHCA specifically authorizes the Federal Reserve to impose limitations on the conduct or activities of a FHC that is subject to a corrective action agreement if the Federal Reserve believes that such limitations are appropriate under the circumstances and consistent with the purposes of the BHCA. Under certain circumstances, the Federal Reserve may order a FHC to either cease all merchant banking activity (including divestiture of existing portfolio companies) or to divest ownership or control of any depository institution the company owns or controls.
Morgan Stanley believes that entities owned directly or indirectly by us will be structured in a manner that complies with the BHCA requirements. Morgan Stanley has not obtained any regulatory confirmation of that belief, and there can be no assurance that a regulatory body would agree with such determination for the purposes of the BHCA. If Morgan Stanley were to be deemed to be not in compliance, Morgan Stanley could be required to, among other things, either (1) restructure its relationship to us and companies owned by us so as to come in compliance, or (2) divest itself of such investments.
Additionally, under Section 13 of the BHCA, as implemented by final regulations (known as the Volcker Rule), a “banking entity” (including Morgan Stanley and its affiliates and subsidiaries) is generally prohibited from engaging in proprietary trading or from sponsoring or acquiring or retaining an ownership interest in certain “covered funds” that are not subject to the provisions of the Investment Company Act in reliance upon either Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act, subject to certain exceptions. Because we do not expect to rely on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act, Morgan Stanley believes that we will not be deemed to be a “covered fund” for purposes of the Volcker Rule. If we were deemed to be a covered fund for purposes of the Volcker Rule, Morgan Stanley could be required to, among other things, (1) restructure its relationship to us and companies owned by us so as to come in compliance, and/or (2) divest itself of its investment in us.
During any time period that we are deemed controlled by Morgan Stanley under the BHCA, we may be subject to the restrictions and prohibitions under the Volcker Rule, except to the extent that we are considered a merchant banking portfolio company of Morgan Stanley as described above. Morgan Stanley believes that we will be deemed controlled under the BHCA if Morgan Stanley or its affiliates holds 25% or more of our total equity or 5% or more of any class of our voting shares, outside of an initial one-year period from when Morgan Stanley first organized us; during such period, however, Morgan Stanley expects to hold its investment in us as a merchant banking portfolio investment pursuant to the merchant banking authority described above. The Volcker Rule restrictions that could apply directly to us if we are controlled by Morgan Stanley under the BHCA and held under a different BHCA authority include a prohibition on us acquiring or retaining, as principal, any ownership interest in, or sponsoring, covered funds, as such terms are defined in the final regulations, unless the investment or activity is conducted in accordance with an exclusion or exemption. In addition, if we were to become subject to such Volcker Rule restrictions, we would be subject to restrictions on trading that could adversely impact our ability to execute our investment strategy. These restrictions include limits on the types of instruments we may hold or the imposition of minimum holding periods for certain instruments, including, but not limited to, securities and derivatives. Should this occur our board of trustees may determine to suspend our share repurchase plan or the Adviser may cause us to enter into or draw on a credit facility to fund repurchase requests, which may result in gains or losses, increased transaction and other costs or adverse tax consequences.
In addition, we are treated as an affiliate of Morgan Stanley for purposes of Sections 23A and 23B of the U.S. Federal Reserve Act, which place certain qualitative and quantitative restrictions on transactions between Morgan Stanley or subsidiaries of Morgan Stanley and its affiliates. Transactions between Morgan Stanley and unrelated third parties may also be subject to Section 23A and 23B of the Federal Reserve Act if the proceeds of the transactions are transferred to, or are used for the benefit of, the affiliate. To the extent that we do business with Morgan Stanley or subsidiaries of Morgan Stanley, such transactions may be subject to these rules and, as such, may be subject to restrictions that make the transactions less advantageous to us than transactions with unaffiliated parties. There may be certain investment opportunities, investment strategies, or actions that the Investment Adviser will not undertake on behalf of us in view of these requirements or Morgan Stanley’s relationship with companies in which we invest.

Your interest in us will be diluted if we issue additional shares. Your interest in our assets will also be diluted if the Operating Partnership issues additional units.
Holders of our common shares will not have preemptive rights to any shares we issue in the future. Our Declaration of Trust authorizes us to issue an unlimited number of common shares of beneficial interest, par value of $0.01 per share, including an unlimited number of shares classified as Class T shares, an unlimited number of shares classified as Class F-T shares, an unlimited number of shares classified as Class S shares, an unlimited number of shares classified as Class F-S shares, an unlimited number of shares classified as Class D shares, an unlimited number of shares classified as Class F-D shares, an unlimited number of shares classified as Class I shares, an unlimited number of shares classified as Class F-I shares and an unlimited number of shares classified as Class E shares and an unlimited number of shares classified as preferred shares of beneficial interest, par value $0.01 per share. In addition, our board of trustees may amend our Declaration of Trust from time to time to decrease the aggregate number of authorized shares or the number of authorized shares of any class or series without shareholder approval. Our board of trustees may elect, without shareholder approval, to: (1) sell additional common shares in our private offering or future offerings; (2) issue common shares or Operating Partnership units in one or more private offerings; (3) issue common shares or Operating Partnership units upon the exercise of the options we may grant to our independent trustees or future employees; (4) issue common shares or Operating Partnership units to the Adviser or the Special Limited Partner, or their successors or assigns, in payment of an outstanding obligation to pay fees for services rendered to us or distribution on the performance participation allocation; (5) issue common shares or Operating Partnership units to sellers of properties we acquire; or (6) issue equity incentive compensation to certain employees of affiliated service providers or to third parties as satisfaction of obligations under incentive compensation arrangements. To the extent we issue additional common shares, your percentage ownership interest in us will be diluted. Because we hold all of our assets through the Operating Partnership, to the extent we issue additional Operating Partnership units, your percentage ownership interest in our assets will be diluted. Because certain classes of Operating Partnership units may, in the discretion of our board of trustees, be exchanged for our common shares, any merger, exchange or conversion between the Operating Partnership and another entity ultimately could result in the issuance of a substantial number of our common shares thereby diluting the percentage ownership interest of other shareholders. Because of these and other reasons, our shareholders may experience substantial dilution in their percentage ownership of our common shares or their interests in the underlying assets held by the Operating Partnership. Operating Partnership units may have different and preferential rights to the claims of common Operating Partnership units, which correspond to the common shares held by our shareholders. Certain Operating Partnership units may have different and preferential rights to the terms of the common Operating Partnership units that correspond to the common shares held by our shareholders.
We will not be required to comply with certain reporting requirements, including those relating to auditor’s attestation reports on the effectiveness of our system of internal control over financial reporting, accounting standards and disclosure about our executive compensation, that apply to other public companies.
The JOBS Act contains provisions that, among other things, relax certain reporting requirements for emerging growth companies, including certain requirements relating to accounting standards and compensation disclosure. We are classified as an emerging growth company. For as long as we are an emerging growth company, which may be up to five full fiscal years, unlike other public companies, we will not be required to (1) provide an auditor’s attestation report on the effectiveness of our system of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, (2) comply with any new or revised financial accounting standards applicable to public companies until such standards are also applicable to private companies under Section 102(b)(1) of the JOBS Act, (3) comply with the requirement in Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard 3101, The Auditor’s Report on an Audit of Financial Statements When the Auditor Expresses an Unqualified Opinion, to communicate critical audit matters in the auditor’s report, (4) comply with any new audit rules adopted by the PCAOB after April 5, 2012 unless the SEC determines otherwise, (5) provide certain disclosure regarding executive compensation required of larger public companies or (6) hold shareholder advisory votes on executive compensation.
Once we are no longer an emerging growth company, so long as our common shares are not traded on a securities exchange, we will be deemed to be a “non-accelerated filer” under the Exchange Act, and as a non-accelerated filer, we will be exempt from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. In addition, so long as we are externally managed by the Adviser and we do not directly compensate our executive officers, or reimburse the Adviser or its affiliates for salaries, bonuses, benefits and severance payments for persons who also serve as one of our executive officers or as an executive officer of the Adviser, we do not have any executive compensation, making the exemptions listed in (5) and (6) above generally inapplicable.
We cannot predict if investors will find our common shares less attractive because we choose to rely on any of the exemptions discussed above.
As noted above, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards that have different effective dates for public and private companies until such time as those standards apply to private companies.
Our UPREIT structure may result in potential conflicts of interest with limited partners in the Operating Partnership whose interests may not be aligned with those of our shareholders.
Our trustees and officers have duties to us and our shareholders under Maryland law and our Declaration of Trust in connection with their management of the Company. At the same time, we, as general partner, will have fiduciary duties under Delaware law to the Operating Partnership and to the limited partners in connection with the management of the Operating Partnership. Our duties as general partner of the Operating Partnership and its partners may come into conflict with the duties of our trustees and officers to the Company and our shareholders. Under Delaware law, a general partner of a Delaware limited partnership owes its limited partners the duties of good faith and fair dealing. Other duties, including fiduciary duties, may be modified or eliminated in the partnership’s partnership agreement. The partnership agreement of the Operating Partnership provides that, for so long as we own a controlling interest in the Operating Partnership, any conflict that cannot be resolved in a manner not adverse to either our shareholders or the limited partners may be resolved in favor of our shareholders.
Additionally, the partnership agreement expressly limits our liability by providing that we and our officers, trustees, agents and employees will not be liable or accountable to the Operating Partnership for losses sustained, liabilities incurred or benefits not derived if we or our officers, trustees, agents or employees acted in good faith. In addition, the Operating Partnership is required to indemnify us and our officers, trustees, employees, agents and designees to the extent permitted by applicable law from and against any and all claims arising from operations of the Operating Partnership, unless it is established that: (1) the act or omission was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (2) the indemnified party received an improper personal benefit in money, property or services; or (3) in the case of a criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.
The provisions of Delaware law that allow the fiduciary duties of a general partner to be modified by a partnership agreement have not been tested in a court of law, and we have not obtained an opinion of counsel covering the provisions set forth in the partnership agreement that purport to waive or restrict our fiduciary duties.
Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.
We intend to conduct our operations so that neither we, nor the Operating Partnership nor the subsidiaries of the Operating Partnership are investment companies under the Investment Company Act. However, there can be no assurance that we and our subsidiaries will be able to successfully avoid registering as an investment company. See “Item 1 Business — Operating and Regulatory Structure.”
A change in the value of any of our assets could negatively affect our ability to maintain our exemption from regulation under the Investment Company Act. To maintain compliance with the applicable exemption under the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forego opportunities to acquire assets that we would otherwise want to acquire and would be important to our investment strategy.

If we were required to register as an investment company but failed to do so, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act) and portfolio composition, including disclosure requirements and restrictions with respect to diversification and industry concentration, and other matters. Compliance with the Investment Company Act would, accordingly, limit our ability to make certain investments and require us to significantly restructure our business plan, which could materially adversely affect our NAV and our ability to pay distributions to our shareholders.
We depend on the Adviser to develop appropriate systems and procedures to control operational risk.
Operational risks arising from mistakes made in the confirmation or settlement of transactions, from transactions not being properly booked, evaluated or accounted for or other similar disruption in our operations may cause us to suffer financial losses, the disruption of our business, liability to third parties, regulatory intervention or damage to our reputation. We depend on the Adviser and its affiliates to develop the appropriate systems and procedures to control operational risk. We rely heavily on our financial, accounting and other data processing systems. The ability of our systems to accommodate transactions could also constrain our ability to properly manage our portfolio. Generally, the Adviser will not be liable for losses incurred due to the occurrence of any such errors.
We are subject to the risk that our trading orders may not be executed in a timely and efficient manner due to various circumstances, including, without limitation, systems failure or human error. As a result, we could be unable to achieve the market position selected by the Adviser or might incur a loss in liquidating our positions. Since some of the markets in which we may effect transactions are over-the-counter or interdealer markets, the participants in such markets are typically not subject to credit evaluation or regulatory oversight comparable to that which members of exchange-based markets are subject. We are also exposed to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions, thereby causing us to suffer a loss.
Cybersecurity risks could result in the loss of data, interruptions in our business, damage to our reputation and subject us to regulatory actions, increased costs and financial losses, each of which could materially adversely affect our business and results of operations.
Our operations are highly dependent on our information systems and technology and we rely heavily on the Adviser’s and its affiliates’ and other service providers’ financial, accounting, administrative, treasury, communications and other data processing systems. Such systems may fail to operate properly or become disabled as a result of tampering or a breach of the network security systems or otherwise. In addition, such systems are from time to time subject to cyberattacks, which may continue to increase in sophistication and frequency in the future. Attacks on the Adviser and its affiliates and their service providers’ systems could involve attempts that are intended to obtain unauthorized access to our proprietary information or personal identifying information of our shareholders, destroy data or disable, degrade or sabotage our systems, or divert or otherwise steal funds, including through the introduction of computer viruses and other malicious code.
Cyber security incidents and cyber-attacks have been occurring globally at a more frequent and severe level and will likely continue to increase in frequency in the future. The information and technology systems the Company will rely on as well as those of the Adviser and other related parties, such as service providers, may be vulnerable to damage or interruption from cyber security breaches, computer viruses or other malicious code, “phishing” attempts and other forms of social engineering, network failures, computer and telecommunication failures, infiltration by unauthorized persons and other security breaches, usage errors by their respective professionals or service providers, power, communications or other service outages and catastrophic events such as fires, tornadoes, floods, hurricanes and earthquakes. Cyberattacks and other security threats could originate from a wide variety of external sources, including cyber criminals, nation state hackers, hacktivists and other outside parties. Cyberattacks and other security threats could also originate from the malicious or accidental acts of insiders, such as employees, or third-party agents and consultants of the Company. There has been an increase in the frequency and sophistication of the cyber and security threats the Adviser faces, with attacks ranging from those common to businesses generally to those that are more advanced and persistent, which may target the Adviser because it holds a significant amount of confidential and sensitive information about its investors and potential investments. As a result, the Adviser may face a heightened risk of a security breach or disruption with respect to this information. There can be no assurance that measures the Adviser takes to ensure the integrity of its systems will provide protection, especially because cyberattack techniques used change frequently or are not recognized until successful.
If unauthorized parties gain access to such information and technology systems, they may be able to steal, publish, delete or modify private and sensitive information, including nonpublic personal information related to our shareholders (and their beneficial owners) and material nonpublic information. Although the Adviser has implemented, and its service providers may implement, various measures to manage risks relating to these types of events, such systems could prove to be inadequate and, if compromised, could become inoperable for extended periods of time, cease to function properly or fail to adequately secure private information. The Adviser does not control the cyber security plans and systems put in place by third-party service providers, and such third-party service providers may have limited indemnification obligations to the Adviser and us, each of which could be negatively impacted as a result. Breaches such as those involving covertly introduced malware, impersonation of authorized users and industrial or other espionage may not be identified even with sophisticated prevention and detection systems, potentially resulting in further harm and preventing them from being addressed appropriately. The failure of these systems or of disaster recovery plans for any reason could cause significant interruptions in the Adviser’s, its affiliates’ or our operations and result in a failure to maintain the security, confidentiality or privacy of sensitive data, including personal information relating to our shareholders, material nonpublic information and the intellectual property and trade secrets and other sensitive information in the possession of the Adviser. We or the Adviser could be required to make a significant investment to remedy the effects of any such failures, suffer harm to their reputations, be subject to legal claims and regulatory action or enforcement arising out of applicable privacy and other laws, adverse publicity and other events that may affect their business and financial performance.
The costs related to cyber or other security threats or disruptions may not be fully insured or indemnified by other means. In addition, we could also suffer losses in connection with updates to, or the failure to timely update, our information systems and technology. In addition, we have become increasingly reliant on third-party service providers for certain aspects of our business, including for our administration, as well as for certain information systems and technology, including cloud-based services. These third-party service providers could also face ongoing cyber security threats and compromises of their systems and as a result, unauthorized individuals could gain access to certain confidential data.
Cybersecurity has become a top priority for regulators around the world. Many jurisdictions in which the Adviser operates have laws and regulations relating to data privacy, cybersecurity and protection of personal information, including, as examples, the GDPR in the European Union and the California Consumer Privacy Act. Most jurisdictions have also enacted laws requiring companies to notify individuals and/or government agencies of data security breaches involving certain types of personal data. Breaches in security, whether malicious in nature, the result of human error or through inadvertent transmittal or other loss of data, could potentially jeopardize the Adviser, its employees’ or our investors’ or counterparties’ confidential, proprietary and other information processed and stored in, and transmitted through the Adviser’s computer systems and networks, or otherwise cause interruptions or malfunctions in its, its employees’, our investors’, our counterparties’ or third parties’ business and operations, which could result in significant financial losses, increased costs, liability to our investors and other counterparties, regulatory intervention and reputational damage. Furthermore, if the Adviser fails to comply with the relevant laws and regulations or fails to provide the appropriate regulatory or other notifications of breach in a timely manner, it could result in regulatory investigations and penalties, which could lead to negative publicity and reputational harm and may cause our investors or the Adviser’s fund investors and clients to lose confidence in the effectiveness of our or the Adviser’s security measures.
Finally, the Adviser’s technology, data and intellectual property are also subject to a heightened risk of theft or compromise to the extent the Adviser or its affiliates engage in operations outside the United States, in particular in those jurisdictions that do not have comparable levels of protection of proprietary information and assets such as intellectual property, trademarks, trade secrets, know-how and customer information and records. In addition, the Adviser may be required to compromise protections or forego rights to technology, data and intellectual property to operate in or access markets in a foreign jurisdiction. Any such direct or indirect compromise of these assets could have a material adverse impact on such businesses.
Risks arising from the United Kingdom’s withdrawal from the European Union.
Following the UK’s withdrawal from the European Union (“EU”) (“Brexit”), the UK and the EU entered into a free trade agreement on January 1, 2021 to govern their future relationship on a number of areas (the “Treaty”). Although the EU and the UK agreed the Treaty, trade in goods and services between the UK and the EU has been disrupted through the imposition of new customs checks and processes at the border. The UK’s departure from the customs union and the single market has rendered its access to EU markets significantly more restricted.
The Treaty does not cover the UK’s future relationship with the EU on financial services. While some EU directives contemplate access to EU markets by financial services firms established in countries deemed to have equivalent standards, even if UK domestic law continues to be equivalent to EU law (which is not guaranteed), the EU has not yet made equivalence decisions and at present, UK entities’ access to EU markets depends on the rules each member state applies to third country businesses. Additionally, if and where the EU makes such equivalence decisions, it may unilaterally revoke them at short notice. It is therefore expected that there will be continued disruption in all areas in which there was harmonizing EU legislation, because the current legal framework has ceased to apply to the UK with nothing to replace it unless and until the UK negotiates alternative arrangements with the EU and/or with individual member states. The EU and the UK previously stated that they would aim to agree a memorandum of understanding establishing a framework for regulatory cooperation in financial services by March 2021. However, the agreement of such a memorandum remains to be completed and its eventual terms remain uncertain. Even if an agreement is reached, its scope may be limited and it may only partially alleviate some of these issues.
The future application of EU-based legislation to the private fund industry in the UK will depend on any agreed future relationship and the actions of the UK government. Any re-negotiated terms or amended laws and regulations may have an adverse impact on the Company and its investments, including the ability of the Company to achieve its investment objectives. Brexit may result in long term significant market dislocation, heightened counterparty risk, an adverse effect on the management of market risk and increased legal, regulatory or compliance burden for the shareholders, the Adviser or the Company, each of which may have a negative impact on the operations, financial condition, returns or prospects of the Company.
Brexit may have an adverse effect on the tax treatment of the Company and its investments, in particular where reliance might have been placed on a UK entity’s status as being in an EU member state for the purposes of determining eligibility for benefits under a double tax treaty. There may also be an adverse effect on the tax treatment of the Company and its investments following the end of the transition period. In particular, depending on the agreed future application of EU law to the UK, EU directives preventing withholding taxes being imposed on intra-group dividends, interest and royalties may no longer apply to payments made into and out of the UK, meaning that instead the UK’s double tax treaty network would need to be relied upon. Further, there may be changes to the operation of VAT.
As of the date of this Registration Statement, the most immediate impacts on corporate transactions are related to changes in market conditions and the development of new parallel regulatory regimes and parallel competition law enforcement that may have an adverse impact on transactions, particularly those occurring in, or impacted by conditions in, the UK and elsewhere in Europe.

Risks Related to Investments in Real Estate
Our operating results will be affected by economic and regulatory changes that impact the real estate market in general.
We are subject to risks generally attributable to the ownership of real property, including:
•
changes in global, national, regional or local economic, demographic or capital market conditions (including volatility as a result of the ongoing conflicts between Israel and Hamas and Russia and Ukraine and the rapidly evolving measures in response);

•
future adverse national real estate trends, including increasing vacancy rates, declining rental rates and general deterioration of market conditions;

•
changes in supply of or demand for similar properties in a given market or metropolitan area, which could result in rising vacancy rates or decreasing market rental rates;

•
vacancies or inability to lease space on favorable terms;

•
increased competition for properties targeted by our investment strategy;

•
bankruptcies, financial difficulties or lease defaults by our tenants;

•
increases in interest rates and lack of availability of financing; and

•
changes in government rules, regulations and fiscal policies, including increases in property taxes, changes in zoning laws, limitations on rental rates, and increasing costs to comply with environmental laws.

All of these factors are beyond our control. Any negative changes in these factors could affect our performance and our ability to meet our obligations and make distributions to shareholders.
Our success is dependent on general market and economic conditions.
The real estate industry generally and the success of our investment activities in particular will both be affected by global and national economic and market conditions generally and by the local economic conditions where our properties are located. These factors may affect the level and volatility of real estate prices, which could impair our profitability or result in losses. In addition, general fluctuations in the market prices of securities and interest rates may affect our investment opportunities and the value of our investments. The Adviser’s financial condition may be adversely affected by a significant economic downturn and it may be subject to legal, regulatory, reputational and other unforeseen risks that could have a material adverse effect on the Adviser’s businesses and operations.
A depression, recession or slowdown in the U.S. real estate market or one or more regional real estate markets, and to a lesser extent, the global economy (or any particular segment thereof) would have a pronounced impact on us, the value of our assets and our profitability, impede the ability of our assets to perform under or refinance their existing obligations, and impair our ability to effectively deploy our capital or realize upon investments on favorable terms. We would also be affected by any overall weakening of, or disruptions in, the financial markets. Any of the foregoing events could result in substantial losses to our business, which losses will likely be exacerbated by the presence of leverage in our capital structure or our investments’ capital structures.
Market disruptions in a single country could cause a worsening of conditions on a regional and even global level, and economic problems in a single country are increasingly affecting other markets and economies. A continuation of this trend could result in problems in one country adversely affecting regional and even global economic conditions and markets. For example, concerns about the fiscal stability and growth prospects of certain European countries in the last economic downturn had a negative impact on most economies of the Eurozone and global markets. The occurrence of similar crises in the future could cause increased volatility in the economies and financial markets of countries throughout a region, or even globally.

The Russian Federation invaded Ukraine on February 24, 2022, which has resulted in rising geopolitical tensions. The United States, the United Kingdom, European Union member states and other countries have imposed unprecedented economic sanctions on the Russian Federation, parts of Ukraine and various designated parties. As further military conflicts and economic sanctions continue to evolve, it has become increasingly difficult to predict the impact of these events or how long they will last. Depending on direction and timing, the Russian Federation-Ukraine conflict may exacerbate normal risks associated with the performance of our investments.
For example, as a result of the 2008 financial crisis, the availability of debt financing secured by commercial real estate was significantly restricted as a result of tightened lending standards for a prolonged period. As a result of the uncertainties in the credit market, real estate investors were unable to obtain debt financing on attractive terms, which adversely affected investment returns on acquisitions or their ability to make acquisitions or property improvements. Any future financial market disruptions may force us to use a greater proportion of our offering net proceeds to finance our acquisitions and fund property improvements, reducing the cash available to pay distributions or satisfy repurchase requests and reducing the number of acquisitions we would otherwise make.
Certain countries have been susceptible to epidemics and pandemics, most recently the novel coronavirus known as “COVID-19,” which has been designated as a pandemic by the World Health Organization. The outbreak of such epidemics or pandemics, together with the resulting restrictions on travel or quarantines imposed, have had a negative impact on the economy and business activity globally (including in the markets in which we intend to invest), and thereby could adversely affect the performance of our investments. Furthermore, the rapid development of epidemics or pandemics could preclude prediction as to their ultimate adverse impact on economic and market conditions, and, as a result, present material uncertainty and risk with respect to us and the performance of our investments. These epidemics or pandemics could have particularly adverse impacts on certain industries and may also have particular negative effects on certain regions in which we own investments.
Political tensions between the United States and China have escalated in recent years. Rising political tensions could reduce levels of trade, investments, technological exchanges and other economic activities between the United States and China, which would materially adversely affect global economic conditions and the stability of global financial markets.
We expect to be subject to tenant and industry concentrations that make us more susceptible to adverse events than if our portfolio were more diversified.
Any adverse change in the financial condition of our tenants in which we have significant concentrations, or any downturn in the industries in which our tenants operate, or in any other industry in which we may have a significant concentration, could adversely affect our tenants that are involved in such industries, their demand for our properties, their ability to renew or re-lease our properties at the same or increased rent, or at all, and their ability to make rental payments on properties already leased to them.
To the extent that tenants and potential tenants are adversely affected by macro or microeconomic changes, our properties may experience decreases in demand, higher default rates on leases or other payments and amounts due, or other adverse results, all of which may have a material and adverse effect on our business, financial condition, results of operations and cash flows.
We may be subject to additional risks from our non-U.S. investments.
We may invest in real estate located outside of the United States and real estate debt and real estate-related securities issued in, and/or backed by real estate in, countries outside the United States, including Canada, Europe, Asia-Pacific and certain other countries. Non-U.S. real estate and real estate debt and real estate-related securities involve certain factors not typically associated with investing in such investments in the United States, including risks relating to (i) currency exchange matters, including fluctuations in the rate of exchange between the U.S. dollar and the various non-U.S. currencies in which such investments are denominated, and costs associated with conversion of investment principal and income from one currency into another; (ii) differences in conventions relating to documentation, settlement, corporate actions, stakeholder rights and other matters; (iii) differences between U.S. and non-U.S. real estate markets, including potential price volatility in and relative illiquidity of some non-U.S. markets; (iv) the absence of uniform accounting, auditing and financial reporting standards, practices and disclosure requirements and differences in government supervision and regulation; (v) certain economic, social and political risks, including potential exchange-control regulations, potential restrictions on non-U.S. investment and repatriation of capital, the risks associated with political, economic or social instability, including the risk of sovereign defaults, regulatory change, and the possibility of expropriation or confiscatory taxation or the imposition of withholding or other taxes on dividends, interest, capital gains, other income or gross sale or disposition proceeds, and adverse economic and political developments; (vi) the possible imposition of non-U.S. taxes on income and gains and gross sales or other proceeds recognized with respect to such investments; (vii) differing and potentially less well-developed or well-tested corporate laws regarding stakeholder rights, creditors’ rights (including the rights of secured parties), fiduciary duties and the protection of investors; (viii) different laws and regulations including differences in the legal and regulatory environment or enhanced legal and regulatory compliance; (ix) political hostility to investments by foreign investors; and (x) less publicly available information. Furthermore, while we may have the capacity, but not the obligation, to mitigate such additional risks, including through the utilization of certain foreign exchange hedging instruments, there is no guarantee that we will be successful in mitigating such risks and in turn may introduce additional risks and expenses linked to such efforts.
We may change our investment and operational policies without shareholder consent.
We may change our investment and operational policies, including our policies with respect to investments, operations, indebtedness, capitalization and distributions, at any time without the consent of our shareholders, which could result in our making investments that are different from, and possibly riskier or more highly leveraged than, the types of investments described in this Registration Statement. Our board of trustees also approved very broad investment guidelines with which we must comply, but these guidelines provide the Adviser with broad discretion and can be changed by our board of trustees. A change in our investment strategy may, among other things, increase our exposure to real estate market fluctuations, default risk and interest rate risk, all of which could materially adversely affect our results of operations and financial condition.
We may have difficulty selling our properties, which may limit our flexibility and ability to pay distributions.
Because real estate investments are relatively illiquid, it could be difficult for us to promptly sell one or more of our properties on favorable terms. Additionally, we may agree to lock-out or other provisions when we acquire a property that materially restrict us from selling such property or our interest in such property for a period of time. This may limit our ability to change our portfolio quickly in response to adverse changes in the performance of any such property or economic or market trends. In addition, U.S. federal tax laws that impose a 100% excise tax on gains from sales of dealer property by a REIT (generally, property held for sale, rather than investment) could limit our ability to sell properties and may affect our ability to sell properties without materially adversely affecting returns to our shareholders. These restrictions could materially adversely affect our results of operations and financial condition.
We face risks associated with property acquisitions.
We intend to acquire properties and portfolios of properties, including large portfolios that could result in changes to our capital structure. Our acquisition activities and their success are subject to the following risks:
•
we may be unable to complete an acquisition after making a non-refundable deposit or guarantee and incurring certain other acquisition-related costs;

•
we may be unable to obtain financing for acquisitions on commercially reasonable terms or at all;

•
acquired properties may fail to perform as expected;

•
acquired properties may be located in new markets in which we may face risks associated with a lack of market knowledge or understanding of the local economy, lack of business relationships in the area and unfamiliarity with local governmental and permitting procedures; and

•
we may be unable to quickly and efficiently integrate new acquisitions, particularly acquisitions of portfolios of properties, into our existing operations.

In addition, while we intend to invest primarily in stabilized, income-oriented real estate, we may also acquire assets that require new development or some amount of capital investment to be renovated or repositioned. These investments are generally subject to higher risk of loss than investments in stabilized real estate and there is no guarantee that any renovation or repositioning will be successful, or that the actual costs will not be greater than our estimates.
Certain of our investments may have additional capital requirements.
Certain of our investments, including those that may be in a development phase, are expected to require additional financing to satisfy their working capital requirements or development strategies. The amount of such additional financing needed will depend upon the maturity and objectives of the particular asset, which may be an unfavorable price at such time. Each round of financing (whether from us or other investors) is typically intended to provide enough capital to reach the next major milestone in an asset’s life-cycle. If the funds provided are not sufficient, additional capital may be required to be raised at a price unfavorable to the existing investors, including us. In addition, we may make additional debt and equity investments or exercise warrants, options, convertible securities or other rights that were acquired in the initial investment in such portfolio company in order to preserve our proportionate ownership when a subsequent financing is planned, or to protect our investment when such portfolio company’s performance does not meet expectations. The availability of capital is generally a function of capital market conditions that are beyond the control of us or any portfolio company. There can be no assurance that we or any portfolio company will be able to predict accurately the future capital requirements necessary for success or that additional funds will be available from any source. Failure to provide sufficient additional capital with respect to an investment could adversely affect our performance.
The sale and disposition of real properties carry certain litigation risks at the property level that may reduce our profitability and the return on your investment.
The acquisition, ownership and disposition of real properties carry certain specific litigation risks. Litigation may be commenced with respect to a property acquired by us in relation to activities that took place prior to our acquisition of such property. In addition, at the time of disposition of an individual property, a potential buyer may claim that it should have been afforded the opportunity to purchase the asset or alternatively that such potential buyer should be awarded due diligence expenses incurred or statutory damages for misrepresentation relating to disclosure made, if such buyer is passed over in favor of another as part of our efforts to maximize sale proceeds. Similarly, successful buyers may later sue us under various damage theories, including those sounding in tort, for losses associated with latent defects or other problems not uncovered in due diligence.
Competition for investment opportunities may reduce our profitability and the return on your investment.
We will face competition from various entities for investment opportunities in properties, including other REITs, real estate operating companies, pension funds, insurance companies, investment funds and companies, partnerships and developers, some of which are likely a source of reasonable alternatives under Regulation Best Interest. In addition to third-party competitors, other programs sponsored by the Adviser and its affiliates, particularly those with investment strategies that overlap with ours may seek investment opportunities in accordance with the Adviser’s prevailing policies and procedures. Some of these entities may have greater access to capital to acquire properties than we have. Competition from these entities may reduce the number of suitable investment opportunities offered to us or increase the bargaining power of property owners seeking to sell. Additionally, disruptions and dislocations in the credit markets could have a material impact on the cost and availability of debt to finance real estate acquisitions, which is a key component of our acquisition strategy. The lack of available debt on reasonable terms or at all could result in a further reduction of suitable investment opportunities and create a competitive advantage for other entities that have greater financial resources than we do. In addition, over the past several years, a number of real estate funds and publicly traded and public, non-listed REITs have been formed and others have been consolidated (and many such existing funds have grown in size) for the purpose of investing in real estate and/or real estate-related assets. Additional real estate funds, vehicles and REITs with similar investment objectives are expected to be formed in the future by other unrelated parties and further consolidations may occur (resulting in larger funds and vehicles). Consequently, it is expected that increased competition for appropriate investment opportunities would reduce the number of investment opportunities available to us and adversely affect the terms, including price, upon which investments can be made. This competition may cause us to acquire properties and other investments at higher prices or by using less-than-ideal capital structures, and in such case our returns will be lower and the value of our assets may not appreciate or may decrease significantly below the amount we paid for such assets. If such events occur, you may experience a lower return on your investment.
We may make joint venture investments, including with Other Morgan Stanley Accounts. Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on the financial condition of our joint venture partners and disputes between us and our joint venture partners.
We may make joint venture investments in the future. We may enter into joint ventures as part of an acquisition with the seller of the properties. We may acquire non-controlling interests or shared control interests in joint ventures. Even if we have some control in a joint venture, we would not be in a position to exercise sole decision-making authority regarding the joint venture. Investments in joint ventures may, under certain circumstances, involve risks not present were another party not involved, including the possibility that joint venture partners might become bankrupt or fail to fund their required capital contributions. Joint venture partners may have economic or other business interests or goals that are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither we nor the joint venture partner would have full control over the joint venture. Disputes between us and joint venture partners may result in litigation or arbitration that would increase our expenses and prevent our officers and trustees from focusing their time and effort on our business. Consequently, actions by or disputes with joint venture partners might result in subjecting properties owned by the joint venture to additional risk. In some cases, our joint venture partner may be entitled to property management fees, promote or other incentive fee payments as part of the arrangement of the joint venture. In addition, we may in certain circumstances be liable for the actions of our joint venture partners.
In addition, in connection with investments in which we participate alongside any Other Morgan Stanley Accounts, the Adviser may decline to exercise, or delegate to a third party, certain control, foreclosure and similar governance rights relating to such shared investments for legal, tax, regulatory or other reasons. There is no guarantee that we will be able to co-invest with any Other Morgan Stanley Account in the future. We will not participate in joint ventures in which we do not have or share control to the extent that we believe such participation would potentially threaten our status as a non-investment company exempt from the Investment Company Act. This may prevent us from receiving an allocation with respect to certain investment opportunities that are suitable for both us and one or more Other Morgan Stanley Accounts.
If we have a right of first refusal to buy out a joint venture partner, we may be unable to finance such a buy-out if it becomes exercisable or we are required to purchase such interest at a time when it would not otherwise be in our best interest to do so. If our interest is subject to a buy/sell right, we may not have sufficient cash, available borrowing capacity or other capital resources to allow us to elect to purchase an interest of a joint venture partner subject to the buy/sell right, in which case we may be forced to sell our interest as the result of the exercise of such right when we would otherwise prefer to keep our interest. In some joint ventures we may be obligated to buy all or a portion of our joint venture partner’s interest in connection with a crystallization event, and we may be unable to finance such a buy-out when such crystallization event occurs, which may result in interest or other penalties accruing on the purchase price. If we buy our joint venture partner’s interest we will have increased exposure in the underlying investment. The price we use to buy our joint venture partner’s interest or sell our interest is typically determined by negotiations between us and our joint venture partner and there is no assurance that such price will be representative of the value of the underlying property or equal to our then-current valuation of our interest in the joint venture that is used to calculate our NAV. Finally, we may not be able to sell our interest in a joint venture if we desire to exit the venture for any reason or if our interest is likewise subject to a right of first refusal of our joint venture partner, our ability to sell such interest may be adversely impacted by such right. Joint ownership arrangements with Morgan Stanley affiliates may also entail further conflicts of interest.

Some additional risks and conflicts related to our joint venture investments (including joint venture investments with Morgan Stanley affiliates) include, but are not limited to:
•
the joint venture partner could have economic or other interests that are inconsistent with or different from our interests, including interests relating to the financing, management, governance, operation, leasing or sale of the assets purchased by such joint venture;

•
our joint venture partners may receive ongoing fees from our joint ventures, including promote payments and potential buyouts of their equity investments, all of which may reduce amounts otherwise payable to us;

•
Investment Company Act and other regulatory requirements applicable to the joint venture partner could cause it to want to take actions contrary to our interests. For example, if the joint venture partner conducts its operations so as to not be an investment company by complying with the requirements under Section 3(a)(1)(C) of the Investment Company Act or seeks to have some or all of its investments in majority-owned subsidiaries that qualify for the exemption pursuant to Section 3(c)(5)(C) of the Investment Company Act, such joint venture partner could seek to dispose of or continue to hold joint venture investments for reasons other than the business case of particular assets, which could be at odds with us;

•
the joint venture partner could have joint control or joint governance of the joint venture even in cases where its economic stake in the joint venture is significantly less than ours;

•
under the joint venture arrangement, it is possible that neither we nor the joint venture partner will be in a position to unilaterally control the joint venture, and deadlocks may occur. Such deadlocks could adversely impact the operations and profitability of the joint venture, including as a result of the inability of the joint venture to act quickly in connection with a potential acquisition or disposition. In addition, depending on the governance structure of such joint venture partner, decisions of such vehicle may be subject to approval by individuals who are independent of Morgan Stanley;

•
if the joint venture partner charges fees or incentive allocation to the joint venture arrangement, the joint venture partner could have an incentive to hold assets longer or otherwise behave to maximize fees and incentive allocation paid, even when doing so is not in our best interest;

•
the joint venture partner could have authority to remove the Morgan Stanley affiliated investment manager of the joint venture. If such removal were to occur, we would be joint venture partners with a third-party manager, in which case it could be significantly more difficult for us to implement our investment objective with respect to any of our investments held through such joint ventures;

•
our participation in investments in which a joint venture partner participates will be less than what our participation would have been had such joint venture partner not participated, and because there may be no limit on the amount of capital that such joint venture partner can raise, the degree of our participation in such investments may decrease over time;

•
under the joint venture arrangement, we and the joint venture partner could each have preemptive rights in respect of future issuances by the joint venture, which could limit a joint venture’s ability to attract new third-party capital;

•
under the joint venture arrangement, the termination or non-renewal of the Adviser pursuant to the terms of the Advisory Agreement could trigger change of control restrictions that may include buy/sell rights like those described above, a loss of governance rights in the joint venture or other adverse consequences;

•
under the joint venture arrangement, we and the joint venture partner could be subject to lock-ups, which could prevent us from disposing of our interests in the joint venture at a time it determines it would be advantageous to exit; and

•
the joint venture partner could have a right of first offer, tag-along rights, drag-along rights, consent rights or other similar rights in respect of any transfers of the ownership interests in the joint venture to third parties, which could have the effect of making such transfers more complicated or limiting or delaying us from selling our interest in the applicable investment.

Furthermore, we may have conflicting fiduciary obligations if we acquire properties with Other Morgan Stanley Accounts or other related entities; as a result, in any such transaction we may not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.
Acquiring or attempting to acquire multiple properties in a single transaction may adversely affect our operations.
We may acquire multiple properties in a single transaction. Portfolio acquisitions typically are more complex and expensive than single-property acquisitions, and the risk that a multiple-property acquisition does not close may be greater than in a single-property acquisition. Portfolio acquisitions may also result in us owning investments in geographically dispersed markets, placing additional demands on the Adviser in managing the properties in the portfolio. In addition, a seller may require that a group of properties be purchased as a package and/or also include certain additional investments or transactions even though, were it not part of the overall transaction, we may not want to purchase one or more properties included in such portfolio or participate in additional investments or transactions. In these situations, if we are unable to identify another person or entity to acquire the unwanted properties or investments, or if the seller imposes a lock-out period or other restriction on a subsequent sale, we may be required to operate such properties or attempt to dispose of such properties or investments (if not subject to a lock-out period). We have also shared in the past and may in the future share the acquisition of large portfolios of properties with our affiliates, which can result in conflicts of interest, including as to the allocation of properties within the portfolio and the prices attributable to such properties. See “— Risks Related to Conflicts of Interest — We may invest in joint ventures and other co-investment arrangements with Other Morgan Stanley Accounts or divide a pool of investments among us and Other Morgan Stanley Accounts.” It may also be difficult for the Adviser to fully analyze each property in a large portfolio, increasing the risk that properties do not perform as anticipated. We also may be required to accumulate a large amount of cash to fund such acquisitions. We would expect the returns that we earn on such cash to be less than the returns on investments in real property. Therefore, acquiring multiple properties in a single transaction may reduce the overall yield on our portfolio.
In the event we obtain options to acquire properties, we may lose the amount paid for such options whether or not the underlying property is purchased.
We may obtain options to acquire certain properties. The amount paid for an option, if any, is normally surrendered if the property is not purchased and may or may not be credited against the purchase price if the property is purchased. Any unreturned option payments will reduce the amount of cash available for further investments or distributions to our shareholders.
In our due diligence review of potential investments, we may rely on third-party consultants and advisors and representations made by sellers of properties, and we may not identify all relevant facts that may be necessary or helpful in evaluating potential investments.
Before making investments, due diligence will typically be conducted in a manner that we deem reasonable and appropriate based on the facts and circumstances applicable to each investment. Due diligence may entail evaluation of important and complex business, financial, tax, accounting, environmental, social governance, real property and legal issues. Outside consultants, legal advisors, appraisers, accountants, investment banks and other third parties, including affiliates of the Adviser or Morgan Stanley, may be involved in the due diligence process to varying degrees depending on the type of investment, the costs of which will be borne by us. Such involvement of third-party advisors or consultants may present a number of risks primarily relating to the Adviser’s reduced control of the functions that are outsourced. Where affiliates of Morgan Stanley are utilized, the Adviser’s management fee will not be offset for the fees paid or expenses reimbursed to such affiliates. In addition, if the Adviser is unable to timely engage third-party providers, the ability to evaluate and acquire more complex targets could be adversely affected. In the due diligence process and making an assessment regarding a potential investment, the Adviser will rely on the resources available to it, including information provided by the target of the investment and, in some circumstances, third-party investigations. The Adviser’s due diligence investigation with respect to any investment opportunity may not reveal or highlight all relevant facts that may be necessary or helpful in evaluating such investment opportunity, particularly for large portfolio investments. Moreover, such an investigation will not necessarily result in the investment being successful. There can be no assurance that attempts to provide downside protection with respect to investments, including pursuant to risk management procedures described in this Registration Statement, will achieve their desired effect and potential investors should regard an investment in us as being speculative and having a high degree of risk.
Certain properties may require an expedited transaction, which may result in limited information being available about the property prior to its acquisition.
Investment analyses and decisions by the Adviser may be required to be undertaken on an expedited basis to take advantage of investment opportunities. In such cases, the information available to the Adviser at the time of making an investment decision may be limited, and the Adviser may not have access to detailed information regarding the investment property or portfolio of properties, such as physical characteristics, environmental matters, zoning regulations or other local conditions affecting such investment. Therefore, no assurance can be given that the Adviser will have knowledge of all circumstances that may adversely affect an investment, and we may make investments which we would not have made if more extensive due diligence had been undertaken. Because large portfolios of properties still generally require diligence to analyze individual properties, these risks are exacerbated in expedited transactions of large portfolios. In addition, the Adviser may use consultants, legal advisors, appraisers, accountants, investment banks and other third parties in connection with its evaluation or diligence of certain investments. No assurance can be given as to the accuracy or completeness of the information provided by such third parties, and we may incur liability as a result of such third parties’ actions.
There can be no assurance that the Adviser will be able to detect or prevent irregular accounting, employee misconduct or other fraudulent practices or material misstatements or omissions by the seller in connection with our property acquisitions during the due diligence phase or during our efforts to monitor and disclose information about the investment on an ongoing basis or that any risk management procedures implemented by us will be adequate.
When conducting due diligence and making an assessment regarding an investment, the Adviser will rely on the resources available to it, including information provided or reported by the seller of the investment and, in some circumstances, third-party investigations. The due diligence investigation that the Adviser carries out with respect to any investment opportunity may not reveal or highlight all relevant facts that may be necessary or helpful in evaluating such investment opportunity. Moreover, such an investigation will not necessarily result in the investment being successful. Conduct occurring at the portfolio property, even activities that occurred prior to our investment therein, could have a material adverse impact us.
In the event of fraud by the seller of a property, we may suffer a partial or total loss of capital invested in that property. An additional concern is the possibility of material misrepresentation or omission on the part of the seller. Such inaccuracy or incompleteness may materially adversely affect the value of our investments in such property. We will rely upon the accuracy and completeness of representations made by sellers of properties in the due diligence process to the extent reasonable when we make our investments, but cannot guarantee such accuracy or completeness.
In addition, we rely on information, including financial information and non-GAAP metrics, provided by sellers of our investments for disclosure to our investors about potential acquisitions or current assets owned by us. Accordingly, although we believe such information to be accurate, such information cannot be independently verified by the Adviser, and in some cases such information has not been independently reviewed or audited while under our ownership or control or at all. We cannot assure you that that the financial statements or metrics of properties we have acquired or will acquire would not be materially different if such statements or metrics had been independently audited or reviewed.
Consultants, legal advisors, appraisers, accountants, investment banks and other third parties may be involved in the due diligence process and/or the ongoing operation of our properties to varying degrees depending on the type of investment. For example, certain asset management and finance functions, such as data entry relating to a property, will be outsourced to a third-party service provider whose fees and expenses will be borne by such property or us. Such involvement of third-party advisors or consultants may present a number of risks primarily relating to our reduced control of the functions that are outsourced.

We will rely on property managers to operate our properties and leasing agents to lease vacancies in our properties.
The Adviser intends to hire property managers to manage our properties and leasing agents to lease vacancies in our properties. These property managers may be our affiliates, subject to applicable law, or partners in joint ventures that we enter into. We may also use portfolio entities owned by us to provide these property management, leasing and similar services. The property managers will have significant decision-making authority with respect to the management of our properties. As a result, our ability to direct and control how our properties are managed on a day-to-day basis may be limited. Thus, the success of our business may depend in large part on the ability of our property managers to manage the day-to-day operations and the ability of our leasing agents to lease vacancies in our properties. In cases where we use one of our portfolio entities to provide property management services, we will directly incur the expenses of property management and the other costs and obligations associated with operating the portfolio entity, including the compensation of our portfolio entity employees. Any adversity experienced by, or problems in our relationship with, our property managers or leasing agents could adversely impact the operation and profitability of our properties.
We will depend on tenants for our revenue, and therefore our revenue will be dependent on the success and economic viability of our tenants. Our reliance on single or significant tenants in certain buildings may decrease our ability to lease vacated space and could materially adversely affect our revenue and net income, overall performance, results of operations and ability to pay distributions.
We expect that rental income from real property will, directly or indirectly, constitute a significant portion of our income. Delays in collecting accounts receivable from tenants could materially adversely affect our cash flows and financial condition. In addition, the inability of a single major tenant or a number of smaller tenants to meet their rental obligations could materially adversely affect our income. Therefore, our financial success is indirectly dependent on the success of the businesses operated by the tenants in our properties or in the properties securing debts we may own. The weakening of the financial condition of or the bankruptcy or insolvency of a significant tenant or a number of smaller tenants and vacancies caused by defaults of tenants or the expiration of leases may materially adversely affect our results of operations, performance and our ability to pay distributions.
Generally, under U.S. bankruptcy law, a debtor tenant has 120 days to exercise the option of assuming or rejecting the obligations under any unexpired lease for nonresidential real property, which period may be extended once by the bankruptcy court for an additional 90 days. If the tenant assumes its lease, the tenant must cure all defaults under the lease and may be required to provide adequate assurance of its future performance under the lease. If the tenant rejects the lease, we will have a claim against the tenant’s bankruptcy estate. Although rent owing for the period between filing for bankruptcy and rejection of the lease may be afforded administrative expense priority and paid in full, pre-bankruptcy arrears and amounts owing under the remaining term of the lease will be afforded general unsecured claim status (absent collateral securing the claim). Moreover, amounts owing under the remaining term of the lease will be capped. Other than equity and subordinated claims, general unsecured claims are the last claims paid in a bankruptcy and therefore funds may not be available to pay such claims in full.
Some of our properties may be leased to a single or significant tenant and, accordingly, may be suited to the particular or unique needs of such tenant. We may have difficulty replacing such a tenant if the floor plan of the vacant space limits the types of businesses that can use the space without major renovation. In addition, the resale value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property.
Similarly, certain of our properties may be leased out to single tenants or tenants that are otherwise reliant on a single enterprise to remain in business. Adverse impacts to such tenants, businesses or operators, including as a result of changes in market or economic conditions, natural disasters, outbreaks of an infectious disease, pandemic or any other serious public health concern, political events or other factors that may impact the operation of these properties, may have negative effects on our business and financial results. As a result, such tenants or operators may be required to suspend operations for what could be an extended period of time. Further, if such tenants default under their leases or such operators are unable to operate, we may not be able to promptly enter into a new lease or operating arrangement, rental rates or other terms under any new leases or operating arrangement may be less favorable than the terms of the current lease or operating arrangement or we may be required to make capital improvements for a new tenant or operator, any of which could materially adversely impact our operating results.
Single-tenant leases involve significant risks of tenant default and tenant vacancies, which could materially and adversely affect us.
We intend to construct a real estate portfolio comprised primarily of single-tenant net leased properties and therefore will be dependent on our tenants for substantially all of our revenue. As a result, our success depends on the financial stability of our tenants. The ability of our tenants to meet their obligations to us, including their obligations to pay rent, maintain certain insurance coverage, pay real estate taxes, and maintain the properties in a manner so as not to jeopardize their operating licenses or regulatory status depends on the performance of their business and industry, as well as general market and economic conditions, which are outside of our control. At any given time, any tenant may experience a downturn in its business that may weaken its operating results or the overall financial condition of individual properties or its business as whole. As a result, a tenant may fail to make rental payments when due, decline to extend a lease upon its expiration, become insolvent, or declare bankruptcy. The financial failure of, or default in payment by, a single tenant under its lease is likely to cause a significant or complete reduction in our rental revenue from that property and a reduction in the value of the property. We may also experience difficulty or a significant delay in re-leasing or selling such property. The occurrence of one or more tenant defaults could materially and adversely affect us.
Our underwriting and risk-management procedures that we use to evaluate a tenant’s credit risk may be faulty, deficient, or otherwise fail to accurately reflect the risk of our investment, which could materially and adversely affect us.
Our underwriting and risk-management procedures that we use to evaluate a tenant’s credit risk may not be sufficient to identify tenant problems in a timely manner or at all. We use our internal estimate of the likelihood of an insolvency or default, based on the regularly monitored performance of our properties, our assessment of each tenant’s financial health, including profitability, liquidity, indebtedness, and leverage profile, and our assessment of the health and performance of the tenant’s particular industry. If our assessment of credit quality proves to be inaccurate, we may experience one or more tenant defaults, which could have a material adverse effect on us.
Any failure of one or more tenants to provide accurate or complete financial information could prevent us from identifying tenant problems that could materially and adversely affect us.
We rely on information from our tenants to determine a potential tenant’s credit risk as well as for on-going risk management. A tenant’s failure to provide appropriate information may interfere with our ability to accurately evaluate a potential tenant’s credit risk or determine an existing tenant’s default risk, the occurrence of either could materially and adversely affect us.
We could face potential material adverse effects from the bankruptcies or insolvencies of our tenants.
If a tenant, or the guarantor of a lease of a tenant, commences, or has commenced against it, any legal or equitable proceeding under any bankruptcy, insolvency, receivership, or other debtor’s relief statute or law (collectively, a “bankruptcy proceeding”), we may be unable to collect all sums due to us under that tenant’s lease or be forced to “take back” a property as a result of a default or a rejection of a lease by a tenant in a bankruptcy proceeding. If a tenant becomes bankrupt or insolvent, federal law may prohibit us from evicting such tenant based solely upon such bankruptcy or insolvency. In addition, a bankrupt or insolvent tenant may be authorized to reject and terminate its lease or leases with us. Any claims against such bankrupt tenant for unpaid future rent would be subject to statutory limitations that would likely result in our receipt of rental revenues that are substantially less than the contractually specified rent we are owed under the lease or leases. Any or all of the lease obligations of our tenants, or any guarantor of our tenants, could be subject to a bankruptcy proceeding which may bar our efforts to collect pre-bankruptcy debts from these entities or their properties, unless we are able to obtain an enabling order from the bankruptcy court. If our lease is rejected by a tenant in bankruptcy, we may only have a general unsecured claim against the tenant and may not be entitled to any further payments under the lease. We may also be unable to re-lease a terminated or rejected space or to re-lease it on comparable or more favorable terms. A bankruptcy proceeding could hinder or delay our efforts to collect past due balances and ultimately preclude collection of these sums, resulting in a decrease or cessation of rental payments, which could materially and adversely affect us.
We may be unable to renew leases as leases expire.
We may not be able to lease properties that are vacant or become vacant because a tenant decides not to renew its lease or by the continued default of a tenant under its lease. In addition, certain of the properties we acquire may have some level of vacancy at the time of acquisition. Certain other properties may be specifically suited to the particular needs of a tenant and may become vacant after we acquire them. Even if a tenant renews its lease or we enter into a lease with a new tenant, the terms of the new lease may be less favorable than the terms of the old lease. In addition, the resale value of the property could be diminished because the market value may depend principally upon the value of the property’s leases. If we are unable to promptly renew or enter into new leases, or if the rental rates are lower than expected, our results of operations and financial condition will be adversely affected. For example, following the termination or expiration of a tenant’s lease there may be a period of time before we will begin receiving rental payments under a replacement lease. During that period, we will continue to bear fixed expenses such as interest, real estate taxes, maintenance, security, repairs and other operating expenses. In addition, declining economic conditions may impair our ability to attract replacement tenants and achieve rental rates equal to or greater than the rents paid under previous leases. Increased competition for tenants may require us to make capital improvements to properties that would not have otherwise been planned. Any unbudgeted capital improvements that we undertake may divert cash that would otherwise be available for distributions or for satisfying repurchase requests. Ultimately, to the extent that we are unable to renew leases or re-let space as leases expire, decreased cash flow from tenants will result, which could materially adversely impact our operating results.
We may be required to expend funds to correct defects or to make improvements before a tenant can be found for a property at an attractive lease rate or an investment in a property can be sold. No assurance can be given that we will have funds available to correct those defects or to make those improvements. In acquiring a property, we may agree to lock-out provisions that materially restrict us from selling that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed on that property. These factors and others that could impede our ability to respond to adverse changes in the performance of our properties could materially adversely affect our financial condition and results of operations.
Our properties will face significant competition.
We will face significant competition from owners, operators and developers of properties. Substantially all of our properties will face competition from similar properties in the same market. This competition may affect our ability to attract and retain tenants and may reduce the rents we are able to charge. These competing properties may have vacancy rates higher than our properties, which may result in their owners being willing to lease available space at lower prices than the space in our properties. If one of our properties were to lose an anchor tenant, this could impact the leases of other tenants, who may be able to modify or terminate their leases as a result.
Our properties may be leased at below-market rates under long-term leases.
We may seek to negotiate longer-term leases to reduce the cash flow volatility associated with lease rollovers, provided that we expect contractual rent increases would be generally included. In addition, where appropriate, we will seek leases that provide for operating expenses, or expense increases, to be paid by the tenants. These leases may allow tenants to renew the lease with pre-defined rate increases. If we do not accurately judge the potential for increases in market rental rates (including, for example, as a result of increased inflation), or if our negotiated increases provide for a discount to then-current market rental rates (in exchange for lower volatility), we may set the rental rates of these long-term leases at levels such that even after contractual rental increases, the resulting rental rates are less than then-current market rental rates.

Further, we may be unable to terminate those leases or adjust the rent to then-prevailing market rates. As a result, our income and distributions to our shareholders could be lower than if we did not enter into long-term leases.
We may experience material losses or damage related to our properties and such losses may not be covered by insurance.
We may experience material losses related to our properties arising from natural disasters, such as extreme weather events, climate change, earthquakes or floods, and acts of God, vandalism or other crime, faulty construction or accidents, fire, outbreaks of an infectious disease, pandemic or any other serious public health concern, war, acts of terrorism or other catastrophes. We plan to carry insurance covering our properties under policies the Adviser deems appropriate. The Adviser will select policy specifications and insured limits that it believes to be appropriate and adequate given the relative risk of loss, the cost of the coverage and industry practice. Insurance policies on our properties may include some coverage for losses that are generally catastrophic in nature, such as losses due to terrorism, earthquakes and floods, but we cannot assure you that it will be adequate to cover all losses and some of our policies will be insured subject to limitations involving large deductibles or co-payments and policy limits that may not be sufficient to cover losses. In general, losses related to terrorism are becoming harder and more expensive to insure against. In some cases, the insurers exclude terrorism, in others the coverage against terrorist acts is limited, or available only for a significant price. A similar dynamic has been unfolding with respect to certain weather and fire events, with insurers excluding certain investments that have high risk of weather, earthquake or fire events. As the effects of climate change increase, we expect the frequency and impact of weather and climate related events and conditions could increase as well. As a result, not all investments may be insured against terrorism, weather or fire. If we or one or more of our tenants experience a loss that is uninsured or that exceeds policy limits, we could lose the capital invested in the damaged properties as well as the anticipated future cash flows from those properties. In addition, if the damaged properties are subject to recourse indebtedness, we would continue to be liable for the indebtedness, even if these properties were irreparably damaged. Certain of these events, such as war or an outbreak of an infectious disease, could have a broader negative impact on the global or local economy, thereby affecting us or the Adviser.
We will face unique risks related to any development or redevelopment projects we undertake.
We may invest in real estate value creation opportunities that incorporate property refurbishment, redevelopment and development, which will subject us to the risks normally associated with these activities, including risks relating to the availability and timely receipt of zoning, occupancy and other regulatory approvals, required governmental permits and authorizations, the cost and timely completion of construction (including risks beyond our reasonable control, such as weather or labor conditions or material shortages), risks that the properties will not achieve anticipated sales or occupancy levels or sustain anticipated rentals and the availability of both construction and permanent financing on favorable terms. These risks could result in substantial unanticipated delays or expenses and, under certain circumstances, could prevent completion of refurbishment, redevelopment and development activities once undertaken, any of which could have an adverse effect on our performance. Investments undergoing refurbishment, redevelopment and development may receive little or no cash flow from the date of acquisition through the date of completion and may experience operating deficits after the date of completion. In addition, market conditions may change during the course of the project, which may make such refurbishment, redevelopment or development less attractive than at the time it was commenced.
Our investments in refurbishment, redevelopment and development properties may involve construction. The primary risks associated with new construction are cost overruns and delays. We will generally require developers to meet certain performance benchmarks with respect to construction progress as a condition of our investment. Although such developers may be required to guarantee completion of construction and be responsible for 100% of all cost overruns, delays may be beyond the control of such developers, and hence cannot always be fully mitigated. Additionally, developers may refuse or not be able to meet any previously agreed obligations or suffer financial difficulties, including insolvency. Should delays occur, an investment may be subject to a longer holding period, possibly reducing our returns. Developer guarantees may not include all costs or may not be fulfilled by the developer. Although we will attempt to mitigate some of the construction risk by requiring third-party surety guarantees for the completion of construction in some instances, affiliating only with development companies having significant net worth and cash flow to support completion guarantees, and in many cases requiring the deferral of developer fees and a portion of construction fees, there can be no assurances that we will be successful in so doing. Any increased construction costs could materially and adversely affect the return on our investments. We may enter into certain completion, environmental or non-recourse carve-out guarantees (or indemnify certain third parties, including joint venture partners with respect to such guarantees) with respect to one or more refurbishment, redevelopment and development properties. We may also guarantee the indebtedness or other obligations of any person in which we have made or propose to make such an investment (or one or more investment vehicles that may co-invest with us). As a result of such guarantees and indemnities, our losses with respect to an investment in refurbishment, redevelopment and development properties may exceed the total amount we invest in such investment.
Supply chain disruptions could create unexpected renovation or maintenance costs or delays and/or could impact our tenants’ businesses, any of which could materially adversely affect our results of operations.
The construction and building industry, similar to many other industries, has recently experienced worldwide supply chain disruptions due to a multitude of factors that are beyond our control, including the COVID-19 pandemic, and such disruptions may continue to occur. Materials, parts and labor have also increased in cost over the recent past, sometimes significantly and over a short period of time. Although we generally do not intend to engage in large-scale development projects, small-scale construction projects, such as building renovations and maintenance or tenant improvements that may be required under leases may be routine and necessary as part of our business. We may incur costs for a property renovation or maintenance that exceeds our original estimates due to increased costs for materials or labor or other costs that are unexpected. We also may be unable to complete renovation of a property or tenant space on schedule due to supply chain disruptions or labor shortages. Some tenants may have the right to terminate their leases if a renovation project is not completed on time. In addition, our tenants’ businesses may also be affected by supply chain issues, which could impact their ability to meet their obligations to us under their leases.
The impacts of climate-related initiatives at the U.S. federal and state levels remain uncertain at this time but could result in increased operating costs.
Government authorities and various interest groups are promoting laws and regulations that could limit greenhouse gas (“GHG”) emissions due to concerns over contributions to climate change. The United States Environmental Protection Agency (the “EPA”) has moved to regulate GHG emissions from large stationary sources, including electricity producers, and mobile sources, through fuel efficiency and other requirements, using its existing authority under the Clean Air Act. Moreover, certain state and regional programs are being implemented to require reductions in GHG emissions. Any additional taxation or regulation of energy use, including as a result of (i) the regulations that the EPA has proposed or may propose in the future, (ii) state programs and regulations, or (iii) renewed GHG legislative efforts by future Congresses, could result in increased operating costs that we may not be able to effectively pass on to our tenants.
We could become subject to liability for environmental violations, regardless of whether we caused such violations.
We could become subject to liability in the form of fines or damages for noncompliance with environmental laws and regulations. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid hazardous materials, the remediation of contaminated property associated with the disposal of solid and hazardous materials and other health and safety-related concerns. Some of these laws and regulations may impose joint and several liability on tenants, owners or managers for the costs of investigation or remediation of contaminated properties, regardless of fault or the legality of the original disposal. Under various federal, state and local environmental laws, ordinances, and regulations, a current or former owner or manager of real property may be liable for the cost to remove or remediate hazardous or toxic substances, wastes, or petroleum products on, under, from, or in such property. These costs could be substantial and liability under these laws may attach whether or not the owner or manager knew of, or was responsible for, the presence of such contamination. Even if more than one person may have been responsible for the contamination, each liable party may be held entirely responsible for all of the clean-up costs incurred.
In addition, third parties may sue the owner or manager of a property for damages based on personal injury, natural resources, or property damage and/or for other costs, including investigation and clean-up costs, resulting from the environmental contamination. The presence of contamination on one of our properties, or the failure to properly remediate a contaminated property, could give rise to a lien in favor of the government for costs it may incur to address the contamination, or otherwise adversely affect our ability to sell or lease the property or borrow using the property as collateral. In addition, if contamination is discovered on our properties, environmental laws may impose restrictions on the manner in which the property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into leases with prospective tenants. There can be no assurance that future laws, ordinances or regulations will not impose any material environmental liability, or that the environmental condition of our properties will not be affected by the operations of the tenants, by the existing condition of the land, or by operations in the vicinity of the properties. There can be no assurance that these laws, or changes in these laws, will not have a material adverse effect on our business, results of operations or financial condition. We could also suffer losses if reserves or insurance proceeds prove inadequate to cover any such matters. The cost to perform any remediation, and the cost to defend against any related claims, could exceed the value of the relevant investment, and in such cases we could be forced to satisfy the claims from other assets. We may have an indemnity from a third party purporting to cover these liabilities, but there can be no assurance as to the financial viability of any indemnifying party at the time a claim arises. In addition, some environmental laws create a lien on a contaminated asset in favor of governments or government agencies for costs they may incur in connection with the contamination.
Our costs associated with complying with the Americans with Disabilities Act of 1990 (the “ADA”) may affect cash available for distributions.
Any domestic properties we acquire will generally be subject to the ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The ADA’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We may acquire properties that do not comply with the ADA or we may not be able to allocate the burden on the seller or other third party, such as a tenant, to ensure compliance with the ADA in all cases.
The properties we acquire will be subject to property taxes that may increase in the future, which could materially adversely affect our cash flow.
Any properties we acquire will be subject to real and personal property taxes that may increase as property tax rates change and as the properties are assessed or reassessed by taxing authorities. Some of our leases may provide that the property taxes, or increases therein, are charged to the lessees as an expense related to the properties that they occupy. As the owner of the properties, however, we are ultimately responsible for payment of the taxes to the government. If property taxes increase, our tenants may be unable (or not obligated) to make the required tax payments, ultimately requiring us to pay the taxes. In addition, we are generally responsible for property taxes related to any vacant space. Consequently, any tax increases may materially adversely affect our results of operations at such properties.
We face risks in effecting operating improvements.
In some cases, the success of an investment will depend, in part, on our ability to restructure and effect improvements in the operations of a property. The activity of identifying and implementing restructuring programs and operating improvements at a property entails a high degree of uncertainty. There can be no assurance that we will be able to successfully identify and implement such restructuring programs and improvements.

We intend to invest in commercial properties subject to net leases, which could subject us to losses.
We intend to invest in commercial properties subject to net leases. Typically, net leases require the tenants to pay substantially all of the operating costs associated with the properties. As a result, the value of, and income from, investments in commercial properties subject to net leases will depend, in part, upon the ability of the applicable tenant to meet its obligations to maintain the property under the terms of the net lease. If a tenant fails or becomes unable to so maintain a property, we will be subject to all risks associated with owning the underlying real estate. In addition, we may have limited oversight into the operations or the managers of these properties, subject to the terms of the net leases.
Certain commercial properties subject to net leases in which we may invest may be occupied by a single tenant and, therefore, the success of such investments is largely dependent on the financial stability of each such tenant. A default of any such tenant on its lease payments to us would cause us to lose the revenue from the property and cause us to have to find an alternative source of revenue to meet any mortgage payment and prevent a foreclosure if the property is subject to a mortgage. In the event of a default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting our property. If a lease is terminated, we may also incur significant losses to make the leased premises ready for another tenant and experience difficulty or a significant delay in re-leasing such property.
In addition, net leases typically have longer lease terms and, thus, there is an increased risk that contractual rental increases in future years will fail to result in fair market rental rates during those years.
We may acquire these investments through sale-leaseback transactions, which involve the purchase of a property and the leasing of such property back to the seller thereof. If we enter into a sale-leaseback transaction, we will seek to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease” for U.S. federal income tax purposes, thereby allowing us to be treated as the owner of the property for U.S. federal income tax purposes. However, we cannot assure you that the IRS will not challenge such characterization. In the event that any such sale-leaseback transaction is challenged and recharacterized as a financing transaction or loan for U.S. federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed, and the timing of our income inclusion could differ from that of the lease payments. If a sale-leaseback transaction were so recharacterized (or otherwise not respected as a lease), we might fail to satisfy the REIT qualification “asset tests” or “income tests” and, consequently, lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our REIT taxable income could be recalculated, which might also cause us to fail to meet the REIT distribution requirement for a taxable year.
If a tenant of a net lease defaults and we are unable to find a replacement tenant, we may attempt to hold and operate the relevant property ourselves through a TRS, which would subject income on the property to corporate-level taxation, thereby reducing our funds available for distribution. In certain circumstances, depending on how much capacity we have available of the total value we are permitted to hold in TRSs under applicable rules, we may not be able to hold and operate the property in a TRS, which could result in the property and the related income not satisfying the REIT qualification asset and income tests and could jeopardize our REIT status.
Technological or other innovations may disrupt the markets and sectors in which we operate and subject us to increased competition or negatively impact the tenants of our properties and the value of our properties.
Current trends in the real estate market generally have been toward disrupting the industry with technological or other innovations, and multiple young companies have been successful in capitalizing on this trend toward disruption. In this period of rapid technological and commercial innovation, new businesses and approaches may be created that could affect us, tenants of our properties or our investments or alter the market practices that help frame our strategy. Such new approaches could damage our future investments, significantly disrupt the market in which we operate and subject us to increased competition, which could materially and adversely affect our business, financial condition and results of operations. Moreover, given the pace of innovation in recent years, the impact on a particular investment may not have been foreseeable at the time we made the investment. Furthermore, we could base investment decisions on views about the direction or degree of innovation that prove inaccurate and lead to losses.

Rising inflation may materially adversely affect our financial condition and results of operations.
Inflation in the United States has recently accelerated and is currently expected to continue at an elevated level in the near-term. Rising inflation could have an adverse impact on any floating rate mortgages, credit facility and general and administrative expenses, as these costs could increase at a rate higher than our rental and other revenue. Inflation could also have an adverse effect on consumer spending, which could impact our tenants’ revenues and, in turn, our tenants’ ability to pay rent.
In addition, leases of long-term duration or which include renewal options that specify a maximum rate increase may result in below-market lease rates over time if we do not accurately estimate inflation or market lease rates. Provisions of our leases designed to mitigate the risk of inflation and unexpected increases in market lease rates, such as periodic rental increases, may not adequately protect us from the impact of inflation or unexpected increases in market lease rates. If we are subject to below-market lease rates on a significant number of our properties pursuant to long-term leases and our operating and other expenses are increasing faster than anticipated, our business, financial condition, results of operations, cash flows or our ability to satisfy our debt service obligations or to pay distributions on our common shares could be materially adversely affected.
Risks Related to Investments in CRE Debt Investments
Investments in real estate debt are subject to risks including various creditor risks and early redemption features, which may materially adversely affect our results of operations and financial condition.
The real estate debt and other real estate-related assets in which we may invest may include secured or unsecured debt at various levels of an issuer’s capital structure. The real estate debt in which we may invest may not be protected by financial covenants or limitations upon additional indebtedness, may be illiquid or have limited liquidity, and may not be rated by a credit rating agency. Real estate debt is also subject to other creditor risks, including (i) the possible invalidation of an investment transaction as a “fraudulent conveyance” under relevant creditors’ rights laws, (ii) so-called lender liability claims by the issuer of the obligation and (iii) environmental liabilities that may arise with respect to collateral securing the obligations. Our investments may be subject to early redemption features, refinancing options, pre-payment options or similar provisions which, in each case, could result in the issuer repaying the principal on an obligation held by us earlier than expected, resulting in a lower return to us than anticipated or reinvesting in a new obligation at a lower return to us.
Our debt investments may face prepayment risk and interest rate fluctuations that may adversely affect our results of operations and financial condition.
During periods of declining interest rates, the issuer of a security or borrower under a loan may exercise its option to prepay principal earlier than scheduled, forcing us to reinvest the proceeds from such prepayment in lower yielding securities or loans, which may result in a decline in our return. Debt investments frequently have call features that allow the issuer to redeem the security at dates prior to its stated maturity at a specified price (typically greater than par) only if certain prescribed conditions are met. An issuer may choose to redeem a debt security if, for example, the issuer can refinance the debt at a lower cost due to declining interest rates or an improvement in the credit standing of the issuer. In addition, the market price of our investments will change in response to changes in interest rates and other factors. During periods of declining interest rates, the market price of fixed-rate debt investments generally rises. Conversely, during periods of rising interest rates, the market price of such investments generally declines. The magnitude of these fluctuations in the market price of debt investments is generally greater for securities with longer maturities. If the U.S. Federal Reserve or other relevant central banks increase benchmark interest rates, this could also negatively impact the price of debt instruments and could adversely affect the value of our real estate debt investments and the NAV per share of our common shares.
Reinvestment risk could affect the price for our common shares or their overall returns.
Reinvestment risk is the risk that income from our portfolio will decline if we invest the proceeds from matured, traded or called securities at market interest rates that are below our real estate debt investments, marketable securities and other short-term investments current earnings rate. A decline in income could affect the NAV of our common shares or their overall returns.
Debt-oriented real estate investments face a number of general market-related risks that can affect the creditworthiness of issuers, and modifications to certain loan structures and market terms make it more difficult to monitor and evaluate investments.
Any deterioration of real estate fundamentals generally, and in the United States in particular, could negatively impact our performance by making it more difficult for issuers to satisfy their debt payment obligations, increasing the default risk applicable to issuers, and/or making it relatively more difficult for us to generate attractive risk-adjusted returns. Changes in general economic conditions will affect the creditworthiness of issuers and/or real estate collateral relating to our investments and may include economic and/or market fluctuations, changes in environmental and zoning laws, casualty or condemnation losses, regulatory limitations on rents, decreases in property values, changes in the appeal of properties to tenants, changes in supply and demand for competing properties in an area (as a result, for instance, of overbuilding), fluctuations in real estate fundamentals (including average occupancy, operating income and room rates for hotel properties), the financial resources of tenants, changes in availability of debt financing which may render the sale or refinancing of properties difficult or impracticable, changes in building, environmental and other laws, energy and supply shortages, various uninsured or uninsurable risks, natural disasters, political events, trade barriers, currency exchange controls, changes in government regulations (such as rent control), changes in real property tax rates and operating expenses, changes in interest rates, changes in the availability of debt financing and/or mortgage funds which may render the sale or refinancing of properties difficult or impracticable, increased mortgage defaults, increases in borrowing rates, outbreaks of an infectious disease, epidemics/pandemics or other serious public health concerns, negative developments in the economy or political climate that depress travel activity (including restrictions on travel or quarantines imposed), environmental liabilities, contingent liabilities on disposition of assets, acts of God, terrorist attacks, war, demand and/or real estate values generally and other factors that are beyond the control of the Adviser. Such changes may develop rapidly and it may be difficult to determine the comprehensive impact of such changes on our investments, particularly for investments that may have inherently limited liquidity. These changes may also create significant volatility in the markets for our investments which could cause rapid and large fluctuations in the values of such investments. There can be no assurance that there will be a ready market for the resale of our debt investments because such investments may not be liquid. Illiquidity may result from the absence of an established market for the investments, as well as legal or contractual restrictions on their resale by us. The value of securities of companies which service the real estate business sector may also be affected by such risks.
The Adviser cannot predict whether economic conditions generally, and the conditions for real estate debt investing in particular, will deteriorate in the future. Declines in the performance of the U.S. and global economies or in the real estate debt markets could have a material adverse effect on our investment activities. In addition, market conditions relating to real estate debt investments have evolved since the financial crisis, which has resulted in a modification to certain loan structures and market terms. For example, it has become increasingly difficult for real estate debt investors in certain circumstances to receive full transparency with respect to underlying investments because transactions are often effectuated on an indirect basis through pools or conduit vehicles rather than directly with the borrower. These and other similar changes in loan structures or market terms may make it more difficult for us to monitor and evaluate investments.
The operating and financial risks of issuers and the underlying default risk across capital structures may adversely affect our results of operations and financial condition.
Our CRE debt investments will involve credit or default risk, which is the risk that an issuer or borrower will be unable to make principal and interest payments on its outstanding debt when due. The risk of default and losses on real estate debt and other real estate-related instruments will be affected by a number of factors, including global, regional and local economic conditions, interest rates, the commercial real estate market in general, an issuer’s equity and the financial circumstances of the issuer, as well as general economic conditions. Such default risk will be heightened to the extent we make relatively junior investments in an issuer’s capital structure since such investments are structurally subordinate to more senior tranches in such issuer’s capital structure, and our overall returns would be adversely affected to the extent one or more issuers is unable to meet its debt payment obligations when due. To the extent we hold an equity or “mezzanine” interest in any issuer that is unable to meet its debt payment obligations, such equity or mezzanine interest could become subordinated to the rights of such issuer’s creditors in a bankruptcy. See “— We may invest in subordinated debt, which is subject to greater credit risk than senior debt” below. Furthermore, the financial performance of one or more issuers could deteriorate as a result of, among other things, adverse developments in their businesses, changes in the competitive environment or an economic downturn. As a result, underlying properties or issuers that we expected to be stable may operate, or expect to operate, at a loss or have significant fluctuations in ongoing operating results, may otherwise have a weak financial condition or be experiencing financial distress and subject our investments to additional risk of loss and default.
We may invest in high-yield debt, which is generally subject to more risk than higher rated securities.
Debt that is, at the time of purchase, rated below investment grade (below Baa by Moody’s and below BBB by S&P and Fitch), an equivalent rating assigned by another nationally recognized statistical rating organization or unrated but judged by the Adviser to be of comparable quality are commonly referred to as “high-yield” securities.
Investments in high-yield securities generally provide greater income and increased opportunity for capital appreciation than investments in higher quality securities, but they also typically entail greater price volatility and principal and income risk, including the possibility of issuer default and bankruptcy. High-yield securities are regarded as predominantly speculative with respect to the issuer’s continuing ability to meet principal and interest payments. Debt instruments in the lowest investment grade category also may be considered to possess some speculative characteristics by certain rating agencies. In addition, analysis of the creditworthiness of issuers of high-yield securities may be more complex than for issuers of higher quality securities.
High-yield securities may be more susceptible to real or perceived adverse economic and competitive industry conditions than investment grade securities. A projection of an economic downturn or of a period of rising interest rates, for example, could cause a decline in high yield security prices because the advent of a recession could lessen the ability of an issuer to make principal and interest payments on its debt obligations. If an issuer of high yield securities defaults, in addition to risking non-payment of all or a portion of interest and principal, we may incur additional expenses to seek recovery. The market prices of high-yield securities structured as zero-coupon, step-up or payment-in-kind securities will normally be affected to a greater extent by interest rate changes, and therefore tend to be more volatile than the prices of securities that pay interest currently and in cash.
The secondary market on which high-yield securities are traded may be less liquid than the market for investment grade securities. Less liquidity in the secondary trading market could adversely affect the price at which we could sell a high yield security, and could adversely affect the NAV of our shares. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of high yield securities, especially in a thinly-traded market. When secondary markets for high yield securities are less liquid than the market for investment grade securities, it may be more difficult to value the securities because such valuation may require more research, and elements of judgment may play a greater role in the valuation because there is less reliable, objective data available. During periods of thin trading in these markets, the spread between bid and asked prices is likely to increase significantly and we may have greater difficulty selling our portfolio securities. We will be more dependent on the Adviser’s research and analysis when investing in high-yield securities.
Some of our real estate-related securities investments may become distressed, which securities would have a high risk of default and may be illiquid.
While it is generally anticipated that our real estate-related securities investments will focus primarily on investments in non-distressed real estate-related interests (based on our belief that there is not a low likelihood of repayment), our investments may become distressed following our acquisition thereof. Additionally, we may invest in real estate debt investments that we believe are available to purchase at “discounted” rates or “undervalued” prices. Purchasing real estate debt at what may appear to be “undervalued” or “discounted” levels is no guarantee that these investments will generate attractive returns to us or will not be subject to further reductions in value. There is no assurance that such investments can be acquired at favorable prices, that such investments will not default, or that the market for such interests will improve. In addition, the market conditions for real estate debt investments may deteriorate further, which could have an adverse effect on the performance of our investments.
During an economic downturn or recession, securities of financially troubled or operationally troubled issuers are more likely to go into default than securities of other issuers. Securities of financially troubled issuers and operationally troubled issuers are less liquid and more volatile than securities of companies not experiencing financial or operational difficulties. The market prices of such securities are subject to erratic and abrupt market movements and the spread between bid and asked prices may be greater than normally expected. Investment in the securities of financially troubled issuers and operationally troubled issuers involves a high degree of credit and market risk. There is no assurance that the Adviser will correctly evaluate the value of the assets collateralizing such investments or the prospects for a successful reorganization or similar action.
These financial difficulties may never be overcome and may cause issuers to become subject to bankruptcy or other similar administrative proceedings, or may require a substantial amount of workout negotiations or restructuring, which may entail, among other things, an extension of the term, a substantial reduction in the interest rate, a substantial writedown of the principal of such investment and other concessions which could adversely affect our returns on the investment. There is a possibility that we may incur substantial or total losses on our investments and in certain circumstances, subject us to certain additional potential liabilities that may exceed the value of our original investment therein.
For example, under certain circumstances, a lender who has inappropriately exercised control over the management and policies of a debtor may have its claims subordinated or disallowed or may be found liable for damages suffered by parties as a result of such actions. In any reorganization or liquidation proceeding relating to our investments, we may lose our entire investment, may be required to accept cash or securities with a value less than our original investment and/or may be required to accept different terms, including payment over an extended period of time. In addition, under certain circumstances payments to us may be reclaimed if any such payment or distribution is later determined to have been a fraudulent conveyance, preferential payment, or similar transactions under applicable bankruptcy and insolvency laws. Furthermore, bankruptcy laws and similar laws applicable to administrative proceedings may delay our ability to realize on collateral for loan positions we held, or may adversely affect the economic terms and priority of such loans through doctrines such as equitable subordination or may result in a restructure of the debt through principles such as the “cramdown” provisions of the bankruptcy laws.
However, even if a restructuring were successfully accomplished, a risk exists that, upon maturity of such investment, replacement “takeout” financing will not be available, resulting in an inability by the issuer to repay the investment. Although unlikely, it is possible that the Adviser may find it necessary or desirable to foreclose on collateral securing one or more real estate debts we acquire. The foreclosure process varies jurisdiction by jurisdiction and can be lengthy and expensive. Issuers often resist foreclosure actions by asserting numerous claims, counterclaims and defenses against the holder of a real estate loan, including, without limitation, lender liability claims and defenses, even when such assertions may have no basis in fact, in an effort to prolong the foreclosure action, which often prolongs and complicates an already difficult and time consuming process. In some states or other jurisdictions, foreclosure actions can take up to several years or more to conclude. During the foreclosure proceedings, an issuer may have the ability to file for bankruptcy, potentially staying the foreclosure action and further delaying the foreclosure process. Foreclosure litigation tends to create a negative public image of the collateral property and may result in disrupting ongoing leasing, management, development and other operations of the property. In the event we foreclose on a debt investment, we will be subject to the risks associated with owning and operating real estate.
Certain risks associated with CMBS may adversely affect our results of operations and financial condition.
We may invest a portion of our assets in pools or tranches of CMBS, including horizontal and other risk retention investments. The collateral underlying CMBS generally consists of commercial mortgages on real property that has a multifamily or commercial use, such as retail space, office buildings, warehouse property and hotels, and which from time to time include assets or properties owned directly or indirectly by one or more Other Morgan Stanley Accounts. CMBS have been issued in a variety of issuances, with varying structures including senior and subordinated classes. The commercial mortgages underlying CMBS generally face the risks described above in “— We may invest in commercial mortgage loans that are non-recourse in nature and include limited options for financial recovery in the event of default; an event of default may adversely affect our results of operations and financial condition.”
CMBS may also have structural characteristics that distinguish them from other securities. The interest rate payable on these types of securities may be set or effectively capped at the weighted average net coupon of the underlying assets themselves. As a result of this cap, the return to investors in such a security would be dependent on the relevant timing and rate of delinquencies and prepayments of mortgage loans bearing a higher rate of interest. In general, early prepayments will have a greater impact on the yield to investors. Federal and state law may also affect the return to investors by capping the interest rates payable by certain mortgagors. Certain mortgage-backed securities may provide for the payment of only interest for a stated period of time. In addition, in a bankruptcy or similar proceeding involving the originator or the servicer of the CMBS (often the same entity or an affiliate), the assets of the issuer of such securities could be treated as never having been truly sold to the originator to the issuer and could be substantively consolidated with those of the originator, or the transfer of such assets to the issuer could be voided as a fraudulent transfer.
The credit markets, including the CMBS market, have periodically experienced decreased liquidity on the primary and secondary markets during periods of market volatility. Such market conditions could re-occur and would impact the valuations of our investments and impair our ability to sell such investments if we were required to liquidate all or a portion of our CMBS investments quickly. Additionally, certain of our securities investments, such as horizontal or other risk retention investments in CMBS, may have certain holding period and other restrictions that limit our ability to sell such investments.
Concentrated CMBS investments may pose specific risks beyond the control of the Adviser that may adversely affect our results of operations and financial condition.
Default risks with respect to CMBS investments may be further pronounced in the case of single-issuer CMBS or CMBS secured by a small or less diverse collateral pool. At any one time, a portfolio of CMBS may be backed by commercial mortgage loans disproportionately secured by properties in only a few states, regions or foreign countries. As a result, such investments may be more susceptible to geographic risks relating to such areas, including adverse economic conditions, declining home values, adverse events affecting industries located in such areas and other factors beyond the control of the Adviser relative to investments in multi-issuer CMBS or a pool of mortgage loans having more diverse property locations.
The quality of the CMBS is dependent on the credit quality and selection of the mortgages for each issuance.
CMBS are also affected by the quality of the credit extended. As a result, the quality of the CMBS is dependent upon the selection of the commercial mortgages for each issuance and the cash flow generated by the commercial real estate assets, as well as the relative diversification of the collateral pool underlying such CMBS and other factors such as adverse selection within a particular tranche or issuance.
There are certain risks associated with the insolvency of obligations backing mortgage-backed securities and other investments.
The real estate loans backing the mortgage-backed securities (“MBS”) and other investments may be subject to various laws enacted in the jurisdiction or state of the borrower for the protection of creditors. If an unpaid creditor files a lawsuit seeking payment, the court may invalidate all or part of the borrower’s debt as a fraudulent conveyance, subordinate such indebtedness to existing or future creditors of the borrower or recover amounts previously paid by the borrower in satisfaction of such indebtedness, based on certain tests for borrower insolvency and other facts and circumstances, which may vary by jurisdiction. There can be no assurance as to what standard a court would apply in order to determine whether the borrower was “insolvent” after giving effect to the incurrence of the indebtedness constituting the mortgage backing the MBS and other investments, or that regardless of the method of valuation, a court would not determine that the borrower was “insolvent” after giving effect to such incurrence. In addition, in the event of the insolvency of a borrower, payments made on such mortgage loans could be subject to avoidance as a “preference” if made within a certain period of time (which may be as long as one year and one day) before insolvency.

There are certain risks associated with MBS interest shortfalls.
Our MBS investments may be subject to interest shortfalls due to interest collected from the underlying loans not being sufficient to pay accrued interest to all of the MBS interest holders. Interest shortfalls to the MBS trust will occur when the servicer does not advance full interest payments on defaulted loans. The servicer in a MBS trust is required to advance monthly principal and interest payments due on a delinquent loan. Once a loan is delinquent for a period of time (generally 60 days), the servicer is required to obtain a new appraisal to determine the value of the property securing the loan. The servicer is only required to advance interest based on the lesser of the loan amount or 90%, generally, of the appraised value. Interest shortfalls occur when 90%, generally, of the appraised value is less than the loan amount and the servicer does not advance interest on the full loan amount. The resulting interest shortfalls impact interest payments on the most junior class in the trust first. As interest shortfalls increase, more senior classes may be impacted. Over time, senior classes may be reimbursed for accumulated shortfalls if the delinquent loans are resolved, but there is no guarantee that shortfalls will be collected. Interest shortfalls to the MBS trust may also occur as a result of accumulated advances and expenses on defaulted loans. When a defaulted loan or foreclosed property is liquidated, the servicer will be reimbursed for accumulated advances and expenses prior to payments to MBS bond holders. If proceeds are insufficient to reimburse the servicer or if a defaulted loan is modified and not foreclosed, the servicer is able to make a claim on interest payments that is senior to the bond holders to cover accumulated advances and expenses. If the claim is greater than interest collected on the loans, interest shortfalls could impact one or more bond classes in a MBS trust until the servicer’s claim is satisfied.
We may acquire MBS affiliated with Morgan Stanley.
We may acquire MBS whereby mortgages underlying the MBS were issued or acquired by, properties underlying the mortgages in the MBS are owned by, and/or the MBS is serviced or structured by, a Morgan Stanley affiliate. While we may acquire such MBS from third parties on terms already negotiated by and agreed with third parties and will forgo certain non-economic rights (including voting rights) in such MBS as long as the affiliation persists, which we believe should mostly mitigate any conflicts of interest, there is no assurance that such procedures will adequately address all of the conflicts of interest that may arise or will address such conflicts in a manner that results in the allocation of a particular investment opportunity to us or is otherwise favorable to us. Since our executives are also executives of Morgan Stanley, the same personnel may determine the price and terms for the investments for both us and these entities and there can be no assurance that any procedural protections, such as obtaining market prices or other reliable indicators of fair value, will prevent the consideration we pay for these investments from exceeding their fair value or ensure that we receive terms for a particular investment opportunity that are as favorable as those available from an independent third party.
Our CMBS investments face risks associated with extensions that may adversely affect our results of operations and financial condition.
Our CMBS and other investments may be subject to extension, resulting in the term of the securities being longer than expected. Extensions are affected by a number of factors, including the general availability of financing in the market, the value of the related mortgaged property, the borrower’s equity in the mortgaged property, the financial circumstances of the borrower, fluctuations in the business operated by the borrower on the mortgaged property, competition, general economic conditions and other factors. Such extensions may also be made without the Adviser’s consent.
There are certain risks associated with the servicers of commercial real estate loans underlying CMBS and other investments.
The exercise of remedies and successful realization of liquidation proceeds relating to commercial real estate loans underlying CMBS and other investments may be highly dependent on the performance of the servicer or special servicer. The servicer may not be appropriately staffed or compensated to immediately address issues or concerns with the underlying loans. Such servicers may exit the business and need to be replaced, which could have a negative impact on the portfolio due to lack of focus during a transition. Special servicers frequently are affiliated with investors who have purchased the most subordinate bond classes, and certain servicing actions, such as a loan extension instead of forcing a borrower pay off, may benefit the subordinate bond classes more so than the senior bonds. While servicers are obligated to service the portfolio subject to a servicing standard and maximize the present value of the loans for all bond classes, servicers with an affiliate investment in the CMBS or other investments may have a conflict of interest. There may be a limited number of special servicers available, particularly those which do not have conflicts of interest. In addition, to the extent any such servicers fail to effectively perform their obligations pursuant to the applicable servicing agreements, such failure may adversely affect our investments.
We may invest in commercial mortgage loans that are non-recourse in nature and include limited options for financial recovery in the event of default; an event of default may adversely affect our results of operations and financial condition.
We may invest from time to time in commercial mortgage loans, including mezzanine loans and B-notes, which are secured by residential, commercial or other properties and are subject to risks of delinquency and foreclosure and risks of loss. Commercial real estate loans are generally not fully amortizing, which means that they may have a significant principal balance or balloon payment due on maturity. Full satisfaction of the balloon payment by a commercial borrower is heavily dependent on the availability of subsequent financing or a functioning sales market, as well as other factors such as the value of the property, the level of prevailing mortgage rates, the borrower’s equity in the property and the financial condition and operating history of the property and the borrower. In certain situations, and during periods of credit distress, the unavailability of real estate financing may lead to default by a commercial borrower. In addition, in the absence of any such takeout financing, the ability of a borrower to repay a loan secured by an income-producing property will depend upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Furthermore, we may not have the same access to information in connection with investments in commercial mortgage loans, either when investigating a potential investment or after making an investment, as compared to publicly traded securities.
Commercial mortgage loans are usually non-recourse in nature. Therefore, if a commercial borrower defaults on the commercial mortgage loan, then the options for financial recovery are limited in nature. To the extent the underlying default rates with respect to the pool or tranche of commercial real estate loans in which we directly or indirectly invest increase, the performance of our investments related thereto may be adversely affected. Default rates and losses on commercial mortgage loans will be affected by a number of factors, including global, regional and local economic conditions in the area where the mortgage properties are located, the borrower’s equity in the mortgage property, the financial circumstances of the borrower, tenant mix and tenant bankruptcies, property management decisions, including with respect to capital improvements, property location and condition, competition from other properties offering the same or similar services, environmental conditions, real estate tax rates, tax credits and other operating expenses, governmental rules, regulations and fiscal policies, acts of God, terrorism, social unrest and civil disturbances. A continued decline in specific commercial real estate markets and property valuations may result in higher delinquencies and defaults and potentially foreclosures. In the event of default, the lender will have no right to assets beyond collateral attached to the commercial mortgage loan. The overall level of commercial mortgage loan defaults remains significant and market values of the underlying commercial real estate remain distressed in many cases. It has also become increasingly difficult for lenders to dispose of foreclosed commercial real estate without incurring substantial investment losses, ultimately leading to a decline in the value of such investments.
In the event of any default under a mortgage or real estate loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage or real estate loan, which could have a material adverse effect on our profitability. In the event of the bankruptcy of a mortgage or real estate loan borrower, the mortgage or real estate loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage or real estate loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Additionally, in the event of a default under any senior debt, the junior or subordinate lender generally forecloses on the equity, purchases the senior debt or negotiates a forbearance or restructuring arrangement with the senior lender in order to preserve its collateral.

We may invest in structured products or similar products that may include structural and legal risks.
We may invest from time to time in structured products, including pools of mortgages, loans and other real estate-related interests. These investments may include debt or equity securities issued by a private investment fund that invests, on a leveraged basis, in bank loans, high-yield debt or other asset groups, and/or certificates issued by a structured investment vehicle that holds pools of commercial mortgage loans or other interests. We may also invest in credit risk transfer notes that, while not structured products, face similar risks as structured products because they are debt securities issued by governmental agencies but their value depends in part on a pool of mortgage loans. Our investments in structured products will be subject to a number of risks, including risks related to the fact that the structured products will be leveraged, and other structural and legal risks related thereto. Utilization of leverage is a speculative investment technique and will generally magnify the opportunities for gain and risk of loss borne by an investor investing in the subordinated debt securities. Many structured products contain covenants designed to protect the providers of debt financing to such structured products. A failure to satisfy those covenants could result in the untimely liquidation of the structured product and a complete loss of our investment therein. In addition, if the particular structured product is invested in a security in which we are also invested, this would tend to increase our overall exposure to the credit of the issuer of such securities, at least on an absolute, if not on a relative basis. The value of an investment in a structured product will depend on the investment performance of the assets in which the structured product invests and will, therefore, be subject to all of the risks associated with an investment in those assets. These risks include the possibility of a default by, or bankruptcy of, the issuers of such assets or a claim that the pledging of collateral to secure any such asset constituted a fraudulent conveyance or preferential transfer that can be subordinated to the rights of other creditors of the issuer of such asset or nullified under applicable law.
We may acquire and sell residential credit investments, which may subject us to legal, regulatory and other risks that could adversely impact our business and financial results.
We may invest directly and indirectly in residential credit investments, which may include performing loans, nonperforming loans, residential mortgage loans and RMBS, which represent interests in pools of residential mortgage loans secured by one to four family residential mortgage loans. Investments in residential credit (including RMBS) are subject to various risks and uncertainties, including credit, market, interest rate, structural and legal risk. These risks may be magnified by volatility in the economy and in real estate markets generally. Any downturn in the U.S. or global economies may adversely affect the financial condition of residential owners and tenants, making it more difficult for them to meet their periodic repayment obligations relating to residential real estate. Residential credits are not traded on an exchange and there may be a limited market for the securities, especially when there is a perceived weakness in the mortgage and real estate market sectors. In addition, interest and principal payments for RMBS are made more frequently than traditional debt securities and the principal of any RMBS may often be prepaid at any time because the underlying residential mortgage loans may be prepaid at any time.
Residential mortgage loans are obligations of the borrowers thereunder only and are not typically insured or guaranteed by any other person or entity, although such loans may be securitized by government agencies and the securities issued may be guaranteed. The rate of defaults and losses on residential mortgage loans will be affected by a number of factors, including general economic conditions and those in the geographic area where the mortgaged property is located, the terms of the mortgage loan, the borrower’s equity in the mortgaged property, and the financial circumstances of the borrower. Certain mortgage loans may be of sub-prime credit quality (i.e., do not meet the customary credit standards of Fannie Mae and Freddie Mac). Delinquencies and liquidation proceedings are more likely with sub-prime mortgage loans than with mortgage loans that satisfy customary credit standards. If a residential mortgage loan is in default, foreclosure of such residential mortgage loan may be a lengthy and difficult process, and may involve significant expenses. Furthermore, the market for defaulted residential mortgage loans or foreclosed properties may be very limited.
Residential mortgage loans in an issue of RMBS may also be subject to various U.S. federal and state laws, foreign laws, public policies and principles of equity that protect consumers which, among other things, may regulate interest rates and other fees, require certain disclosures, require licensing of originators, prohibit discriminatory lending practices, regulate the use of consumer credit information, and regulate debt collection practices. In addition, a number of legislative proposals have been introduced in the United States at the federal, state, and municipal level that are designed to discourage predatory lending practices. Violation of such laws, public policies, and principles may limit the servicer’s ability to collect all or part of the principal or interest on a residential mortgage loan, entitle the borrower to a refund of amounts previously paid by it, or subject the servicer to damages and administrative enforcement. Any such violation could also result in cash flow delays and losses on the related issue of RMBS.
To the extent we invest in RMBS, which may include government mortgage pass-through securities and non-agency RMBS, we will be subject to certain other risks which may adversely affect our results of operations and financial condition.
To the extent we invest in RMBS, our investments will be subject to the risks of defaults, foreclosure timeline extension, fraud, home price depreciation and unfavorable modification of loan principal amount, and interest rate and amortization of principal accompanying the underlying residential mortgage loans. To the extent that assets underlying our investments are concentrated geographically, by property type or in certain other respects, we may be subject to certain of the foregoing risks to a greater extent. In the event of defaults on the residential mortgage loans that underlie our investments in RMBS and the exhaustion of any underlying or any additional credit support, we may not realize our anticipated return on our investments and we may incur a loss on these investments. At any one time, a portfolio of RMBS may be backed by residential mortgage loans with disproportionately large aggregate principal amounts secured by properties in only a few states or regions in the United States or in only a few foreign countries. As a result, the residential mortgage loans may be more susceptible to geographic risks relating to such areas, such as adverse economic conditions, adverse political changes, adverse events affecting industries located in such areas and natural hazards affecting such areas, than would be the case for a pool of mortgage loans having more diverse property locations. We may also acquire non-agency RMBS, which are backed by residential property but, in contrast to agency RMBS, their principal and interest are not guaranteed by federally chartered entities such as the Fannie Mae and Freddie Mac and, in the case of the Government National Mortgage Association (“Ginnie Mae”), the U.S. government. In addition, we may invest in government mortgage pass-through securities, which represent participation interests in pools of residential mortgage loans purchased from individual lenders by a federal agency or originated by private lenders and guaranteed by a federal agency, including those issued or guaranteed by Ginnie Mae, Fannie Mae and Freddie Mac. Ginnie Mae certificates are direct obligations of the U.S. Government and, as such, are backed by the “full faith and credit” of the United States. Fannie Mae is a federally chartered, privately owned corporation and Freddie Mac is a corporate instrumentality of the United States. Fannie Mae and Freddie Mac certificates are not backed by the full faith and credit of the United States but the issuing agency or instrumentality has the right to borrow, to meet its obligations, from an existing line of credit with the U.S. Treasury. The U.S. Treasury has no legal obligation to provide such line of credit and may choose not to do so.
We will face risks related to our investments in collateralized debt obligations.
We may also invest from time to time in CDOs. CDOs include, among other things, CLOs and other similarly structured securities. A CLO is a trust typically collateralized by a pool of loans, which may include, among others, domestic and foreign senior secured loans, senior unsecured loans and subordinate corporate loans, including loans that may be rated below investment grade or equivalent unrated loans. CDOs may charge a management fee and administrative expenses. For CLOs, the cash flows from the trust are split into two or more portions, called tranches, varying in risk and yield. The riskiest portion is the “equity” tranche which bears the bulk of defaults from the bonds or loans in the trust and serves to protect the other, more senior tranches from default in all but the most severe circumstances. Since it is partially protected from defaults, a senior tranche from a CLO trust typically has higher ratings and lower yields than the underlying securities, and can be rated investment grade. Despite the protection from the equity tranche, CLO tranches can experience substantial losses due to actual defaults, increased sensitivity to defaults due to collateral default and disappearance of protecting tranches, market anticipation of defaults and aversion to CLO securities as a class. The risks of an investment in a CDO depend largely on the type of the collateral and the class of the CDO in which we invest.
Normally, CLOs and other CDOs are privately offered and sold, and thus are not registered under the securities laws. As a result, certain investments in CDOs may be characterized as illiquid securities and volatility in CLO and CDO trading markets may cause the value of these investments to decline. Moreover, if the underlying mortgage portfolio has been overvalued by the originator, or if the values subsequently decline and, as a result, less collateral value is available to satisfy interest and principal payments and any other fees in connection with the trust or other conduit arrangement for such securities, we may incur significant losses. Also, with respect to the CLOs and CDOs in which we may invest, control over the related underlying loans will be exercised through a special servicer or collateral manager designated by a “directing certificate holder” or a “controlling class representative,” or otherwise pursuant to the related securitization documents. We may acquire classes of CLOs or CDOs for which we may not have the right to appoint the directing certificate holder or otherwise direct the special servicing or collateral management. With respect to the management and servicing of those loans, the related special servicer or collateral manager may take actions that could adversely affect our interests. In addition to the risks associated with debt instruments (e.g., interest rate risk and credit risk), CDOs carry additional risks including, but not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the quality of the collateral may decline in value or default; (iii) the possibility that we may invest in CDOs that are subordinate to other classes; and (iv) the complex structure of the security may not be fully understood at the time of investment and may produce disputes with the issuer or unexpected investment results.
We may invest in subordinated debt, which is subject to greater credit risk than senior debt.
We may from time to time invest in debt instruments, including junior tranches of CMBS and “mezzanine” or junior mortgage loans (e.g., B-Notes), that are subordinated in an issuer’s capital structure. To the extent we invest in subordinated debt of an issuer’s capital structure, including subordinated CMBS bonds or other “mezzanine” debt, such investments and our remedies with respect thereto, including the ability to foreclose on any collateral securing such investments, will be subject to the rights of holders of more senior tranches in an issuer’s capital structure and, to the extent applicable, contractual inter-creditor, co-lender and participation agreement provisions.
Investments in subordinated debt involve greater credit risk of default and loss than the more senior classes or tranches of debt in an issuer’s capital structure. Subordinated tranches of debt instruments (including mortgage-backed securities) absorb losses from default before other more senior tranches of such instruments, which creates a risk particularly if such instruments (or securities) have been issued with little or no credit enhancement or equity. As a result, to the extent we invest in subordinate debt instruments (including mortgage-backed securities), we would likely receive payments or interest distributions after, and must bear the effects of losses or defaults on, the senior debt (including underlying mortgage loans, senior mezzanine debt or senior CMBS bonds) before, the holders of other more senior tranches of debt instruments with respect to such issuer.
We will face risks related to our investments in mezzanine loans.
Although not directly secured by the underlying real estate, mezzanine loans are also subject to risk of subordination and share certain characteristics of subordinate loan interests described above. As with commercial mortgage loans, repayment of a mezzanine loan is dependent on the successful operation of the underlying commercial properties and, therefore, is subject to similar considerations and risks. Mezzanine loans may also be affected by the successful operation of other properties, but mezzanine loans are not secured by interests in the underlying commercial properties.
With most mezzanine loans, the bulk of the loan balance is payable at maturity with a one-time “balloon payment.” Full satisfaction of the balloon payment by a borrower is heavily dependent on the availability of subsequent financing or a functioning sales market, and full satisfaction of a loan will be affected by a borrower’s access to credit or a functioning sales market. In certain situations, and during periods of credit distress, the unavailability of real estate financing may lead to default by a borrower. In addition, in the absence of any such takeout financing, the ability of a borrower to repay a loan may be impaired. Moreover, mezzanine loans are usually non-recourse in nature. Therefore, if a borrower defaults on the loan, then the options for financial recovery are limited in nature. To the extent the underlying default rates with respect to the pool or tranche of commercial real estate loans in which we directly or indirectly invests increase, the performance of our investments related thereto may be adversely affected.

B-Notes and A/B Structures may pose additional risks that may adversely affect our results of operations and financial condition.
We may invest in B-notes, which are mortgage loans typically (i) secured by a first mortgage on a commercial property or group of related properties and (ii) subordinated to an A-note portion of the same first mortgage secured by the same collateral (which we would not expect to hold). As a result, if a borrower defaults, there may not be sufficient funds remaining to repay B-note holders after payment to the A-note holders. Since each transaction is privately negotiated, B-notes can vary in their structural characteristics and risks. In addition to the risks described above, certain additional risks apply to B-note investments, including those described herein. The B-note portion of a loan is typically small relative to the overall loan, and is in the first loss position. As a means to protect against the holder of the A-note from taking certain actions or, receiving certain benefits to the detriment of the holder of the B-note, the holder of the B-note often (but not always) has the right to purchase the A-note from its holder. If available, this right may not be meaningful to us. For example, we may not have the capital available to protect our B-note interest or purchasing the A-note may alter our overall portfolio and risk/return profile to the detriment of our shareholders. In addition, a B-note may be in the form of a “rake bond.” A “rake bond” is a CMBS backed solely by a single promissory note secured by a mortgaged property, which promissory note is subordinate in right of payment to one or more separate promissory notes secured by the same mortgaged property.
We may invest in a wide range of real estate debt and real estate-related securities pursuant to our broad investment guidelines.
Pursuant to our broad investment guidelines, our real estate debt and real estate-related securities investments may include, but are not limited to, commercial mortgage loans, bank loans, mezzanine loans, other interests relating to real estate, debt of companies in the business of owning and/or operating real estate-related businesses, agency and non-agency RMBS, CMBS, CLOs, CDOs and publicly listed equity securities of real estate and real estate-related companies. The Adviser may also employ new investment techniques or invest in new instruments that it believes will help achieve our investment objectives, whether or not such investment techniques or instruments are specifically defined herein, so long as such investments are consistent with the investment guidelines and our Declaration of Trust. New investment techniques or instruments may not be thoroughly tested in the market before being employed and may have operational or theoretical shortcomings which could result in unsuccessful investments and, ultimately, losses to us. In addition, any new investment technique or instrument developed by us may be more speculative than earlier investment techniques or instruments and may involve material and unanticipated risks. Our board of trustees may also change our investment guidelines without the consent of our shareholders.
We may invest in real estate-related equity, which is subordinate to any indebtedness, but involves different rights.
We may invest from time to time in non-controlling preferred equity positions, common equity and other real estate-related interests. Preferred equity investments generally rank junior to all existing and future indebtedness, including commercial mezzanine and mortgage loans, but rank senior to the owners’ common equity. Preferred equity investments typically pay a dividend rather than interest payments and often have the right for such dividends to accrue if there is insufficient cash flow to pay currently. These interests are not secured by the underlying real estate, but upon the occurrence of a default, the preferred equity provider typically has the right to effectuate a change of control with respect to the ownership of the property. In addition, equity investments may be illiquid or have limited liquidity due to lock-out periods, limited trading volume or other limitations or prohibitions against their transfer, sale, pledge or disposition, including any necessary registration with the SEC requiring coordination with the issuer for the sale of such securities. Our investments in real estate-related equity securities will involve risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer. Issuers of real estate-related equity securities are subject to their own operating and other expenses and may be subject to a management fee and/or performance-based compensation (e.g., promote), which we as equity holders will indirectly bear. Issuers of real estate-related common equity securities generally invest in real estate or real estate-related assets and are subject to the inherent risks associated with real estate discussed in “— Risks Related to Investments in Real Estate.”

We may invest in real estate corporate debt, which consists of secured and unsecured obligations issued by companies in the business of owning and/or operating real estate-related businesses.
We may invest in corporate debt obligations of varying maturities issued by U.S. and foreign corporations and other business entities, which may include loans, corporate bonds, debentures, notes and other similar corporate debt instruments, including convertible securities. Bonds are fixed or variable rate debt obligations, including bills, notes, debentures, money market instruments and similar instruments and securities. Corporate debt is generally used by corporations and other issuers to borrow money from investors. The issuer pays the investor a rate of interest and normally must repay the amount borrowed on or before maturity. The rate of interest on corporate debt may be fixed, floating or variable, and may vary inversely with respect to a reference rate. The rate of return or return of principal on some debt obligations may be linked or indexed to the level of exchange rates between the U.S. dollar and a foreign currency or currencies. Debt instruments may be acquired with warrants attached. Certain bonds are “perpetual” in that they have no maturity date.
Our investments in real estate-related corporate credit are subject to a number of risks, including interest rate risk, credit risk, high yield risk, issuer risk, foreign (non-U.S.) investment risk, inflation/deflation risk, liquidity risk, smaller company risk and management risk. We generally will not have direct recourse to real estate assets owned or operated by the issuers of the corporate debt obligations that we invest in and the value of such corporate debt obligations may be impacted by numerous factors and may not be closely tied to the value of the real estate held by the corporate issuer.
We may invest in equity of other REITs that invest in real estate or real estate debt as one of their core businesses and other real estate-related companies, which subjects us to certain risks including those risks associated with an investment in our own common shares.
REITs that invest primarily in real estate or real estate debt are subject to the risks of the real estate market, the real estate debt market and the securities market.
REITs may be subject to management fees and other expenses, and so when we invest in REITs we will bear our proportionate share of the costs of the REITs’ operations. Investing in REITs and real estate-related companies involves certain unique risks in addition to those risks associated with investing in the real estate industry in general. The market value of REIT shares and the ability of the REIT to distribute income may be adversely affected by several factors, including the risks described herein that relate to an investment in our common shares. REITs depend generally on their ability to generate cash flow to make distributions to shareholders, and distributions received by us from REITs may consist of dividends, capital gains and/or return of capital. Generally, dividends received by us from REIT shares and distributed to our shareholders will not constitute “qualified dividend income” eligible for the reduced tax rate applicable to qualified dividend income. In addition, the performance of a REIT may be affected by changes in the tax laws or by its failure to qualify for tax-free pass-through of income.
REITs (especially mortgage REITs) are also subject to interest rate risk. Rising interest rates may cause REIT investors to demand a higher annual yield, which may, in turn, cause a decline in the market price of the equity securities issued by a REIT.
Investing in certain REITs and real estate-related companies, which often have small market capitalizations, may also involve the same risks as investing in other small capitalization companies. REITs and real estate-related companies may have limited financial resources and their securities may trade less frequently and in limited volume and may be subject to more abrupt or erratic price movements than larger company securities.
We will face “spread widening” risk related to our investment in securities.
For reasons not necessarily attributable to any of the risks set forth herein (for example, supply/demand imbalances or other market forces), the market spreads of the securities in which we invest may increase substantially causing the securities prices to fall. It may not be possible to predict, or to hedge against, such “spread widening” risk. The perceived discount in pricing described under “— Some of our real estate-related securities investments may become distressed, which securities would have a high risk of default and may be illiquid.” may still not reflect the true value of the real estate assets underlying such real estate debt in which we may invest, and therefore further deterioration in value with respect thereto may occur following our investment therein. In addition, mark-to-market accounting of our investments will have an interim effect on the reported value prior to realization of an investment.
We may invest in derivatives, which involve numerous risks.
Subject to our compliance with the Code provisions related to maintaining our qualification as a REIT, we may enter into derivatives transactions including, but not limited to, options contracts, futures contracts, options on futures contracts, forward contracts, interest rate swaps, total return swaps, credit default swaps and other swap agreements for investment, hedging or leverage purposes. Derivative instruments, especially when purchased in large amounts, may not be liquid in all circumstances, so that in volatile markets we may not be able to close out a position without incurring a loss. Our use of derivative instruments may be particularly speculative and involves investment risks and transaction costs to which we would not be subject absent the use of these instruments, and use of derivatives generally involves leverage in the sense that the investment exposure created by the derivatives may be significantly greater than our initial investment in the derivative. Leverage magnifies investment, market and certain other risks. Thus, the use of derivatives may result in losses in excess of principal and greater than if they had not been used. The value of such derivatives also depends upon the price of the underlying instrument or commodity. Such derivatives and other customized instruments also are subject to the risk of non-performance by the relevant counterparty. In addition, actual or implied daily limits on price fluctuations and speculative position limits on the exchanges or over-the-counter markets in which we may conduct our transactions in derivative instruments may prevent prompt liquidation of positions, subjecting us to the potential of greater losses. Derivative instruments that may be purchased or sold by us may include instruments not traded over-the-counter or on an exchange. The risk of nonperformance by the obligor on such an instrument may be greater and the ease with which we can dispose of or enter into closing transactions with respect to such an instrument may be less than in the case of an exchange-traded instrument. In addition, significant disparities may exist between “bid” and “asked” prices for derivative instruments that are traded over-the-counter and not on an exchange. Such over-the-counter derivatives are also subject to types and levels of investor protections or governmental regulation that may differ from exchange traded instruments.
Our ability to successfully use derivative investments depends on the ability of the Adviser. The skills needed to employ derivatives strategies are different from those needed to select portfolio investments and, in connection with such strategies, the Adviser must make predictions with respect to market conditions, liquidity, market values, interest rates or other applicable factors, which may be inaccurate. The use of derivative investments may require us to sell or purchase portfolio investments at inopportune times or for prices below or above the current market values, may limit the amount of appreciation we can realize on an investment or may cause us to hold a security that we might otherwise want to sell. We will also be subject to credit risk with respect to the counterparties to our derivatives contracts (whether a clearing corporation in the case of exchange-traded instruments or another third party in the case of over-the-counter instruments). In addition, the use of derivatives will be subject to additional unique risks associated with such instruments including a lack of sufficient asset correlation, heightened volatility in reference to interest rates or prices of reference instruments and duration/term mismatch, each of which may create additional risk of loss.
Absent our ability to rely upon available guidance from the CFTC that we are not a commodity pool, we, our board of trustees or the Adviser, would be subject to additional regulation and required to comply with applicable CFTC disclosure, reporting, and recordkeeping requirements.
Registration with the U.S. Commodity Futures Trading Commission (the “CFTC”) as a “commodity pool operator” or any change in our operations (including, without limitation, any change that causes us to be subject to certain specified covered statutory disqualifications) necessary to maintain our ability to rely upon CFTC Letter No. 12-13 or other exclusion from the definition of, or exemption from being regulated as a “commodity pool operator” with the CFTC could adversely affect our ability to implement our investment program, conduct our operations and/or achieve our objectives and subject us to certain additional costs, expenses and administrative burdens. Furthermore, any determination by us to cease or to limit trading in interests that may be treated as “commodity interests” in order to comply with the regulations of the CFTC may have an adverse effect on our ability to implement our investment objectives and to hedge risks associated with our operations.
We may make open market purchases or invest in traded securities.
We may invest in securities that are traded (publicly or through other active markets (including through private transactions)) and are, therefore, subject to the risks inherent in investing in traded securities. When investing in traded securities, we may be unable to obtain financial covenants or other contractual governance rights, including management rights that we might otherwise be able to obtain in making privately negotiated investments. Moreover, we may not have the same access to information in connection with investments in traded securities, either when investigating a potential investment or after making the investment, as compared to privately negotiated investments. Furthermore, we may be limited in our ability to make investments, and to sell existing investments, in traded securities because Morgan Stanley may be deemed to have material, non-public information regarding the issuers of those securities or as a result of other internal policies or requirements. The inability to sell traded securities in these circumstances could materially adversely affect the investment results. In addition, securities acquired of a public company may, depending on the circumstances and securities laws of the relevant jurisdiction, be subject to lock-up periods.
Political changes may affect the real estate debt markets.
The current regulatory environment in the United States may be impacted by future legislative developments and the regulatory agenda of the then-current U.S. President. The U.S. Department of the Treasury has issued a series of recommendations in several reports for streamlining banking regulation and changing key features of the Dodd-Frank Act and other measures taken by regulators following the 2008 financial crisis.
The outcome of congressional and other elections creates uncertainty with respect to legal, tax and regulatory regimes in which we and our investments, as well as the Adviser and its affiliates, will operate. Any significant changes in, among other things, economic policy (including with respect to interest rates and foreign trade), the regulation of the investment management industry, tax law, immigration policy and/or government entitlement programs could have a material adverse impact on us and our investments.
We may find it necessary or desirable to foreclose on certain of the loans or CMBS we acquire, and the foreclosure process may be lengthy and expensive.
We may find it necessary or desirable to foreclose on certain of the loans or CMBS we acquire, and the foreclosure process may be lengthy and expensive. The protection of the terms of the applicable loan, including the validity or enforceability of the loan and the maintenance of the anticipated priority and perfection of the applicable security interests may not be adequate. Furthermore, claims may be asserted by lenders or borrowers that might interfere with enforcement of our rights. Borrowers may resist foreclosure actions by asserting numerous claims, counterclaims and defenses against us, including, without limitation, lender liability claims and defenses, even when the assertions may have no basis in fact, in an effort to prolong the foreclosure action and seek to force the lender into a modification of the loan or a favorable buy-out of the borrower’s position in the loan. In some states, foreclosure actions can take several years or more to litigate. At any time prior to or during the foreclosure proceedings, the borrower may file for bankruptcy or its equivalent, which would have the effect of staying the foreclosure actions and further delaying the foreclosure process and potentially result in a reduction or discharge of a borrower’s debt. Foreclosure may create a negative public perception of the related property, resulting in a diminution of its value, and in the event of any such foreclosure or other similar real estate owned-proceeding, we would also become subject to various risks associated with direct ownership of real estate, including environmental liabilities. Even if we are successful in foreclosing on a loan, the liquidation proceeds upon sale of the underlying real estate may not be sufficient to recover our cost basis in the loan, resulting in a loss to us. Furthermore, any costs or delays involved in the foreclosure of the loan or a liquidation of the underlying property will further reduce the net proceeds and, thus, increase the loss.

Risks Related to Debt Financing
We will incur mortgage indebtedness and other borrowings, which may increase our business risks, could hinder our ability to make distributions and could decrease the value of your investment.
The acquisition of investment properties may be financed in substantial part by borrowing, which increases our exposure to loss. Our leverage ratio is measured by dividing (i) consolidated investment-level debt and entity-level debt net of cash and loan-related restricted cash, by (ii) the asset value of our investments (measured using the greater of fair market value and cost). See “Item 1 Business — Investment Objectives and Strategies — Borrowing Policies.” We may exceed our target leverage ratio, particularly until such time that we have raised substantial proceeds in this offering and acquired a diversified portfolio of investments, during a market downturn or in connection with a large acquisition. The use of leverage involves a high degree of financial risk and will increase the exposure of the investments to adverse economic factors such as rising interest rates, downturns in the economy or deteriorations in the condition of the investments. Principal and interest payments on indebtedness (including mortgages having “balloon” payments) will have to be made regardless of the sufficiency of cash flow from the properties. Our investments will be impaired by a smaller decline in the value of the properties than is the case where properties are owned with a proportionately smaller amount of debt.
We may incur or increase our mortgage debt by obtaining loans secured by a portfolio of some or all of the real estate acquired and may borrow under mortgages on properties after they are acquired. Depending on the level of leverage and decline in value, if mortgage payments are not made when due, one or more of the properties may be lost (and our investment therein rendered valueless) as a result of foreclosure by the mortgagee(s). A foreclosure may also have substantial adverse tax consequences for us.
Many of these same issues also apply to credit facilities which are expected to be in place at various times as well. For example, the loan documents for such facilities may include various coverage ratios, the continued compliance with which may not be completely within our control. If such coverage ratios are not met, the lenders under such credit facilities may declare any unfunded commitments to be terminated and declare any amounts outstanding to be due and payable. We may also rely on short-term financing that would be especially exposed to changes in availability.
Although borrowings by us have the potential to enhance overall returns that exceed our cost of funds, they will further diminish returns (or increase losses on capital) to the extent overall returns are less than our cost of funds. As a result, the possibilities of profit and loss are increased. Borrowing money to purchase properties provides us with the advantages of leverage, but exposes us to greater market risks and higher current expenses.
We may encounter adverse changes in the credit markets.
Any adverse changes in the global credit markets could make it more difficult for us to obtain favorable financing. Our ability to generate attractive investment returns for our shareholders will be adversely affected to the extent we are unable to obtain favorable financing terms. If we are unable to obtain favorable financing terms, we may not be able to adequately leverage our portfolio, may face increased financing expenses or may face increased restrictions on our investment activities, any of which would negatively impact our performance.
Inability to access funding could have a material adverse effect on our results of operations, financial condition and business.
Our results of operations, financial condition and business may be impacted by our ability to secure bank credit facilities (including term loans, revolving facilities and subscription lines), warehouse facilities and structured financing arrangements, public and private debt or bond issuances (including through securitizations), repurchase agreements and derivative instruments, in addition to transaction or asset specific funding arrangements and additional repurchase agreements on acceptable terms. We may also rely on short-term financing that would be especially exposed to changes in availability. Our access to sources of financing will depend upon a number of factors, over which we have little or no control, including:

•
general economic or market conditions;

•
the market’s view of the quality of our assets;

•
the market’s perception of our growth potential; and

•
our current and potential future earnings and cash distributions.

We may need to periodically access the capital markets to, among other things, raise cash to fund new loans and investments. Unfavorable economic conditions, such as those caused by the COVID-19 pandemic, or capital market conditions may increase our funding costs, limit our access to the capital markets or could result in a decision by our potential lenders not to extend credit. An inability to successfully access the capital markets could limit our ability to grow our business and fully execute our business strategy and could decrease our earnings and liquidity. In addition, any dislocation or weakness in the capital and credit markets could adversely affect our lenders and could cause one or more of our lenders to be unwilling or unable to provide us with financing or to increase the costs of that financing. In addition, as regulatory capital requirements imposed on our lenders are increased, they may be required to limit, or increase the cost of, financing they provide to us. In general, this could potentially increase our financing costs and reduce our liquidity or require us to sell assets at an inopportune time or price. We cannot make assurances that we will be able to obtain financing on favorable terms or at all.
In certain cases, financings for our properties may be recourse to us.
Generally, commercial real estate financings are structured as non-recourse to the borrower, which limits a lender’s recourse to the property pledged as collateral for the loan, and not the other assets of the borrower or to any parent of borrower, in the event of a loan default. However, lenders customarily will require that a creditworthy parent entity enter into so-called “recourse carveout” guarantees to protect the lender against certain bad-faith or other intentional acts of the borrower in violation of the loan documents. A “bad boy” guarantee typically provides that the lender can recover losses from the guarantors for certain bad acts, such as fraud or intentional misrepresentation, intentional waste, willful misconduct, criminal acts, misappropriation of funds, voluntary incurrence of prohibited debt and environmental losses sustained by lender. In addition, “bad boy” guarantees typically provide that the loan will be a full personal recourse obligation of the guarantor, for certain actions, such as prohibited transfers of the collateral or changes of control and voluntary bankruptcy of the borrower. These financing arrangements with respect to our investments generally require “bad boy” guarantees from us and/or the Operating Partnership and in the event that such a guarantee is called, our assets could be adversely affected. Moreover, our “bad boy” guarantees could apply to actions of the joint venture partners associated with our investments. While the Adviser expects to negotiate indemnities from such joint venture partners to protect against such risks, there remains the possibility that the acts of such joint venture partner could result in liability to us under such guarantees. We may provide “bad boy” guarantees on behalf of Other Morgan Stanley Accounts investing alongside us and as such guarantees are not for borrowed money, they will typically not be included under our leverage limitations.
If we draw on a line of credit to fund repurchases or for any other reason, our financial leverage ratio could increase beyond our target.
We may seek to obtain one or more lines of credit in an effort to provide for a ready source of liquidity for any business purpose, including to fund repurchases of our common shares in the event that repurchase requests exceed our operating cash flow and/or net proceeds from our continuous offering. There can be no assurances that we will be able to obtain one or more lines of credit on financially reasonable terms or at all. In addition, we may not be able to obtain lines of credit of an appropriate size for our business. If we borrow under a line of credit to fund repurchases of our common shares, our financial leverage will increase and may exceed our target leverage ratio. Our leverage may remain at the higher level until we receive additional net proceeds from our continuous offering or generate sufficient operating cash flow or proceeds from asset sales to repay outstanding indebtedness. In connection with a line of credit, distributions may be subordinated to payments required in connection with any indebtedness contemplated thereby. We may utilize a line of credit for the benefit of Other Morgan Stanley Accounts that may invest alongside us in one or more investments. In such circumstances, we generally intend to disclose such arrangements as part of our reporting and enter into arrangements to cause any Other Morgan Stanley Accounts to bear (or reimburse us for) their pro rata share of any costs and expenses (including interest payments) allocable to such extensions of credit.
Increases in interest rates could increase the amount of our loan payments and adversely affect our ability to make distributions to our shareholders.
Interest we pay on our loan obligations will reduce cash available for distributions. We may obtain variable rate loans, and as a result, increases in interest rates could increase our interest costs, which could reduce our cash flows and our ability to make distributions to you. In addition, if we need to repay loans during periods of rising interest rates, we could be required to liquidate one or more of our investments at times that may not permit realization of the maximum return on such investments.
Volatility in the financial markets and challenging economic conditions could adversely affect our ability to secure debt financing on attractive terms and our ability to service or refinance any future indebtedness that we may incur.
The volatility of the global credit markets could make it more difficult to obtain favorable financing for investments. During periods of volatility, which often occur during economic downturns, generally credit spreads widen, interest rates rise, and investor demand for high yield debt declines. These trends result in reduced willingness by investment banks and other lenders to finance new investments and deterioration of available terms. If the overall cost of borrowing increases, either by increases in the index rates or by increases in lender spreads, the increased costs may result in future acquisitions generating lower overall economic returns and potentially reducing future cash flow available for distribution. Disruptions in the debt markets negatively impact our ability to borrow monies to finance the purchase of, or other activities related to, real estate assets. If we are unable to borrow monies on terms and conditions that we find acceptable, we likely will have to reduce the number of properties we can purchase, and the return on the properties we do purchase may be lower. In addition, we may find it difficult, costly or impossible to refinance indebtedness that is maturing. Moreover, to the extent that such marketplace events are not temporary, they could have an adverse impact on the availability of credit to businesses generally and could lead to an overall weakening of the U.S. economy.
Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our shareholders.
When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to obtain additional loans. Loan documents we enter into may contain covenants that limit our ability to further mortgage or dispose of the property or discontinue insurance coverage. In addition, loan documents may limit our ability to enter into or terminate certain operating or lease agreements related to the property. Loan documents may also require lender approval of certain actions and as a result of the lender’s failure to grant such approval, we may not be able to take a course of action we deem most profitable. These or other limitations may adversely affect our flexibility and our ability to make distributions to you and the value of your investment. In addition, if any mortgage or other financing agreement contains cross-collateralization or cross-default provisions, a default on a single property could affect multiple properties or have a material adverse effect on our financial results or operations.
If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to make distributions to our shareholders.
Some of our financing arrangements may require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment is uncertain and may depend upon our ability to obtain replacement financing or our ability to sell particular properties. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the particular property at a price sufficient to make the balloon payment. Such a refinancing would be dependent upon interest rates and lenders’ policies at the time of refinancing, economic conditions in general and the value of the underlying properties in particular. The effect of a refinancing or sale could affect the rate of return to shareholders and the projected time of disposition of our assets.

We may use reverse repurchase agreements to finance our real estate-related securities investments, which may expose us to risks that could result in losses.
We may use reverse repurchase agreements as a form of leverage to finance our real estate-related securities investments, and the proceeds from reverse repurchase agreements are generally invested in additional securities. There is a risk that the market value of the securities acquired from the proceeds received in connection with a reverse repurchase agreement may decline below the price of the securities underlying the reverse repurchase agreement that we have sold but remain obligated to repurchase. Reverse repurchase agreements also involve the risk that the counterparty liquidates the securities we delivered to it under the reverse repurchase agreements following the occurrence of an event of default under the applicable repurchase agreement by us. In addition, there is a risk that the market value of the securities we retain may decline. If the buyer of securities under a reverse repurchase agreement were to file for bankruptcy or experiences insolvency, we may be adversely affected. Furthermore, our counterparty may require us to provide additional margin in the form of cash, securities or other forms of collateral under the terms of the derivative contract. Also, in entering into reverse repurchase agreements, we bear the risk of loss to the extent that the proceeds of the reverse repurchase agreement are less than the value of the underlying securities. In addition, the interest costs associated with reverse repurchase agreements transactions may adversely affect our results of operations and financial condition, and, in some cases, we may be worse off than if we had not used such instruments.
Failure to hedge effectively against interest rate changes may materially adversely affect our results of operations and financial condition.
Subject to any limitations required to maintain qualification as a REIT, we may seek to manage our exposure to interest rate volatility by using interest rate hedging arrangements, such as interest rate cap or collar agreements and interest rate swap agreements. These agreements involve risks, such as the risk that counterparties may fail to honor their obligations under these arrangements and that these arrangements may not be effective in reducing our exposure to interest rate changes. These interest rate hedging arrangements may create additional assets or liabilities from time to time that may be held or liquidated separately from the underlying property or loan for which they were originally established. Hedging may reduce the overall returns on our investments. Failure to hedge effectively against interest rate changes may materially adversely affect our results of operations and financial condition.
The Secured Overnight Financing Rate (“SOFR”) has a limited history, and the future performance of SOFR cannot be predicted based on historical performance; SOFR may also be modified or discontinued.
References to the London Interbank Offering Rate (“LIBOR”) have discontinued as it relates to the issuance of new credit investments and the market has utilized SOFR-based rates as modified, in some cases, by an applicable spread adjustment. There is no assurance that SOFR-based rates, as modified by an applicable spread adjustment, will be the economic equivalent of U.S. dollar LIBOR. SOFR-based rates will differ from U.S. dollar LIBOR, and the differences may be material. As a result of the LIBOR discontinuation, interest rates on financial instruments tied to LIBOR rates, as well as the revenue and expenses associated with those financial instruments, may be adversely affected. Moreover, the discontinuation of LIBOR may adversely affect the value, liquidity and volatility of a broad array of financial instruments, which may adversely affect the our investments. SOFR-based rates or other alternative reference rates may be an ineffective substitute for LIBOR, resulting in prolonged adverse market conditions for us.
The publication of SOFR began in April 2018, and, therefore, it has a very limited history. In addition, the future performance of SOFR cannot be predicted based on its limited historical performance. Future levels of SOFR may bear little or no relation to the historical actual or historical indicative data. Prior observed patterns, if any, in the behavior of market variables and their relation to SOFR, such as correlations, may change in the future. Because only limited historical data has been released by the Federal Reserve Bank of New York, such analysis inherently involves assumptions, estimates and approximations. The future performance of SOFR is impossible to predict and therefore no future performance of SOFR may be inferred from any of the historical actual or historical indicative data. Hypothetical or historical performance data are not indicative of, and have no bearing on, the potential performance of SOFR or any SOFR-linked investments.

SOFR is a relatively new rate, and the Federal Reserve Bank of New York (or a successor), as administrator of SOFR, may make methodological or other changes that could change the value of SOFR, including changes related to the methods by which SOFR is calculated, eligibility criteria applicable to the transactions used to calculate SOFR, or the averages or periods used to report SOFR. If the manner in which SOFR is calculated is changed, that change may result in a reduction of the amount of interest payable on SOFR-linked investments, such as loans and notes, which may adversely affect the trading prices and marketability of such investments. The administrator of SOFR may withdraw, modify, amend, suspend or discontinue the calculation or dissemination of SOFR in its sole discretion and without notice and has no obligation to consider the interests of holders of such investments in calculating, withdrawing, modifying, amending, suspending or discontinuing SOFR.
Risks Related to our Relationship with the Adviser and the Dealer Manager
We depend on the Adviser to select our investments and otherwise conduct our business, and any material adverse change in its financial condition or our relationship with the Adviser could have a material adverse effect on our business and ability to achieve our investment objectives.
Our success is dependent upon our relationship with, and the performance of, the Adviser in the acquisition and management of our investments and our corporate operations, as well as the persons and firms the Adviser retains to provide services on our behalf. The Adviser may suffer or become distracted by adverse financial or operational problems in connection with the Adviser’s business and activities unrelated to us and over which we have no control. Should the Adviser fail to allocate sufficient resources to perform its responsibilities to us for any reason, we may be unable to achieve our investment objectives or to pay distributions to our shareholders.
The termination or replacement of the Adviser could trigger a repayment event under our mortgage loans for some of our properties, the credit agreement governing any line of credit and repurchase agreements.
Lenders for certain of our properties may request provisions in the mortgage loan documentation that would make the termination or replacement of the Adviser an event requiring the immediate repayment of the full outstanding balance of the loan. If we elect to obtain a line of credit and are able to do so, the termination or replacement of the Adviser could trigger repayment of outstanding amounts under the credit agreement governing such line of credit or under the repurchase agreements that we may enter into in the future. If a repayment event occurs with respect to any of our properties, our results of operations and financial condition may be adversely affected.
The Adviser’s inability to retain the services of key real estate professionals could hurt our performance.
The Adviser’s power to approve the acquisition of a particular investment, finance or refinance any new or existing investment or dispose of an existing investment rests with the Investment Committee. Accordingly, our success depends to a significant degree upon the contributions of certain key real estate professionals employed by the Adviser, each of whom would be difficult to replace. There is ever increasing competition among alternative asset firms, financial institutions, private equity firms, investment advisors, investment managers, real estate investment companies, real estate investment trusts and other industry participants for hiring and retaining qualified investment professionals and there can be no assurance that such professionals will continue to be associated with us or the Adviser, particularly in light of our perpetual-life nature, or that replacements will perform well. Neither we nor the Adviser have employment agreements with these individuals and they may not remain associated with us. We also do not carry key person life insurance with respect to the Adviser’s key real estate professionals. If any of these persons were to cease their association with us, our operating results could suffer. Although there are key real estate professionals employed by the Adviser, we believe the “key person” concept to be inapplicable to our structure as a perpetual-life REIT. Our future success depends, in large part, upon the Adviser’s ability to attract and retain highly skilled managerial, investment, operational and marketing professionals. If the Adviser loses or is unable to obtain the services of highly skilled professionals, our ability to implement our investment strategies could be delayed or hindered.

The success of our private offering is dependent, in part, on the ability of the Dealer Manager to retain key employees and associated persons and to successfully build and maintain a network of licensed participating broker-dealers.
The dealer manager for our private offering is Morgan Stanley Distribution, Inc. The success of our private offering and our ability to implement our business strategy is dependent upon the ability of the Dealer Manager to retain key employees and associated persons and to build and maintain a network of licensed securities broker-dealers and other agents. If the Dealer Manager is unable to do either, we may not be able to raise adequate proceeds through our private offering to implement our investment strategy. The Dealer Manager’s associated persons may experience conflicts of interest in allocating their time between our private offering and other investment products, which could adversely affect our ability to raise adequate proceeds through our private offering and implement our investment strategy. Further, the participating broker-dealers retained by the Dealer Manager may have numerous competing investment products, some with similar or identical investment strategies and areas of focus as us, which they may elect to emphasize to their retail clients.
You will not have the benefit of an independent due diligence review by the Dealer Manager in connection with our private offering and, if a conflict of interest arises between us and Morgan Stanley, we may incur additional fees and expenses.
Because the Adviser and the Dealer Manager are affiliates of Morgan Stanley, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter and its counsel in connection with a securities offering. Accordingly, unless your investment professional is affiliated with a broker-dealer that conducts an independent due diligence review and investigation of us and our private offering, you will not have the benefit of such a review. In addition, if any situation arises in which our interests are in conflict with those of the Adviser, the Dealer Manager or its affiliates, and we are required to retain independent counsel, we will incur additional fees and expenses.
The fees we pay in connection with our private offering and the agreements entered into with Morgan Stanley and its affiliates were not determined on an arm’s-length basis and therefore may not be on the same terms we could achieve from a third party.
The compensation paid to the Adviser, the Dealer Manager and other Morgan Stanley affiliates for services they provide us was not determined on an arm’s-length basis. All service agreements, contracts or arrangements between or among Morgan Stanley and its affiliates, including the Adviser and us, were not negotiated at arm’s-length. Such agreements include the Advisory Agreement, the Operating Partnership’s partnership agreement, our dealer manager agreement (the “Dealer Manager Agreement”), and any property management and other agreements we may enter into with affiliates of the Adviser from time to time.
We do not own the North Haven name, but we may use it as a result of our affiliation with Morgan Stanley. Use of the name by other parties or the termination of our trademark license agreement may harm our business.
The Adviser has permitted us a fully paid-up, royalty-free, non-exclusive, non-transferable license to use the name “North Haven Net REIT.” Accordingly, we have a right to use this name for so long as the Adviser (or another affiliate of the license-holder of the North Haven name (the “Licensor”)) serves as our advisor (or another advisory entity) and the Adviser remains an affiliate of the Licensor. The Licensor and its affiliates, such as Morgan Stanley, will retain the right to continue using the “North Haven” name. We will further be unable to preclude the Licensor from licensing or transferring the ownership of the “North Haven” name to third parties, some of whom may compete with us. Consequently, we will be unable to prevent any damage to goodwill that may occur as a result of the activities of the Licensor, Morgan Stanley or others. We may also be required to, among other things, change our name. Any of these events could disrupt our recognition in the market place, damage any goodwill we may have generated and otherwise harm our business.

Risks Related to Conflicts of Interest
Various potential and actual conflicts of interest will arise, and these conflicts may not be identified or resolved in a manner favorable to us.
We are subject to conflicts of interest arising out of our relationship with Morgan Stanley and its affiliates, including the Adviser. The Adviser faces a conflict of interest between its responsibility to act in our best interests, on the one hand, and any benefit that could result to it or its affiliates from our operations, on the other hand. If and to the extent that our interests and those of the Adviser are not aligned due to such conflicts of interests, the execution of our business plan and our results of operations could be adversely affected, which could adversely affect our results of operations and financial condition. Morgan Stanley and our board of trustees have adopted policies and procedures reasonably designed to appropriately prevent, limit or mitigate conflicts of interest. In addition, certain activities that could create conflicts of interest are limited or prohibited by applicable law. However, there is no guarantee that the policies and procedures adopted by us, the Adviser, Morgan Stanley and its affiliates, the terms and conditions of our Declaration of Trust and the Advisory Agreement or the restrictions imposed by applicable law will enable us to adequately identify, address or mitigate these conflicts of interest. In an effort to mitigate certain potential conflicts of interest, transactions between us and the Adviser or its affiliates will be subject to approval by a majority of our trustees, including a majority of our independent trustees not otherwise interested in the transaction, in accordance with the terms of our Declaration of Trust. Not all potential, apparent and actual conflicts of interest are discussed herein, and additional conflicts of interest could arise as a result of new activities, transactions or relationships commenced in the future. For additional discussion, see “Item 7 Certain Relationships and Related Transactions, and Trustee Independence — Potential Conflicts of Interest.”
The Adviser will face a conflict of interest because the management fees it will receive are payable regardless of the performance of our portfolio and were not determined by arm’s-length negotiations.
We (and, to the extent that the Operating Partnership issues Operating Partnership units to parties other than us, the Operating Partnership) will pay the Adviser a management fee based on our NAV, excluding the NAV of the Class E shares, which are not subject to the management fee, regardless of the performance of our portfolio. We will be required to pay the Adviser a management fee in a particular period despite experiencing a net loss or a decline in the value of our portfolio during that period. The Adviser’s entitlement to a management fee, which is not based or conditioned upon the achievement of performance metrics or goals, might reduce the Adviser’s incentive to devote its time and effort to seeking investments that provide attractive risk-adjusted returns for our portfolio. Because the management fee is based on our NAV, the Adviser may also be motivated to accelerate acquisitions to increase our NAV or, similarly, delay or curtail repurchases of shares to maintain a higher NAV. The Adviser may benefit by us retaining ownership of our assets at times when our shareholders may be better served by the sale or disposition of our assets to avoid a reduction in our NAV. In addition, the management fee that the Adviser is entitled to receive has not been determined by “arm’s-length” negotiations and could be higher than the fees that another unaffiliated adviser might receive.
While it is not currently expected to be the case, the Adviser may, from time to time, voluntarily waive all or a portion of the management fees to which it is entitled. The Adviser may have an incentive to voluntarily waive fees as such waivers would make our performance more favorable than otherwise and prospective investors’ investment decisions are likely influenced by our performance. If the Adviser did elect to waive receipt of management fees with respect to any period, there is no guarantee that the Adviser would do so in any subsequent period.
The Adviser will face a conflict of interest due to the nature of the Special Limited Partner’s performance participation interest in the Operating Partnership.
The Special Limited Partner, an affiliate of Morgan Stanley, is entitled to receive distributions on its performance participation interest in the Operating Partnership each quarter based on the Operating Partnership’s annualized total return, which is calculated based upon our total distributions paid plus the change in the Operating Partnership’s NAV, excluding the NAV attributable to the Class E units, which are not subject to the performance participation. The existence of the Special Limited Partner’s performance participation interest in the Operating Partnership may create an incentive for the Adviser to make riskier or more speculative investments on our behalf, cause us to incur more leverage, or sell an asset prematurely in an effort to increase the distributions to which the Special Limited Partner is entitled on its performance participation interest. Because the distributions the Special Limited Partner is entitled to receive are based in part on the Operating Partnership’s NAV, the Adviser may also be motivated to accelerate acquisitions to increase the Operating Partnership’s NAV or, similarly, delay or curtail repurchases of our shares to maintain the Operating Partnership’s NAV. Except as noted herein with respect to Quarterly Allocations, the Special Limited Partner will not be obligated to return any portion of performance participation allocation due to the subsequent negative performance.
The Adviser will face a conflict of interest because the fees it will receive for services performed are based in part on our NAV, which the Adviser is ultimately responsible for determining.
The Adviser is ultimately responsible for reviewing and confirming our NAV and overseeing the process surrounding the calculation of our NAV. The Adviser faces an inherent conflict of interest because the Adviser is entitled to receive a management fee based on our NAV (excluding the NAV attributable to our Class E shares, which are not subject to the management fee) and the Special Limited Partner is entitled to receive distributions on its performance participation interest based in part on the Operating Partnership’s NAV (excluding the NAV attributable to the Class E units, which are not subject to the performance participation). The valuation of our investments and our NAV will affect the amount and timing of the management fee paid to the Adviser and the Special Limited Partner’s performance participation interest. As a result, there may be circumstances where the Adviser is incentivized to determine valuations that are higher than the actual fair value of our investments or manage the NAV calculation process in a manner that results in a higher NAV. If our NAV is calculated in a way that is not reflective of our actual NAV, then the purchase price of our common shares or the price paid for the repurchase of your common shares on a given date may not accurately reflect the value of our portfolio, and your shares may be worth less than the purchase price or more than the repurchase price.
Morgan Stanley personnel will work on other projects and conflicts may arise in the allocation of personnel between us and other projects.
The Adviser and its affiliates will devote such time as they determine to be necessary to conduct our business affairs in an appropriate manner. The Adviser has rendered in the past and will continue to render in the future investment advisory and other services to other clients (including investment vehicles and accounts which have the same or similar investment strategy as we do and which may compete with us for investment opportunities) and perform a variety of other functions that are unrelated to our operations. The directors, officers and employees of the Adviser and its affiliates are not required to devote all or any specific portion of their working time to our affairs and potential conflicts of interest will arise in allocating management time, services or functions among us and such other clients, including clients that have the same or a similar type of investment strategy as we do. As a result of these conflicts, we may not receive the level of support and assistance that we otherwise might receive if we were internally managed. The Adviser and its affiliates are not restricted from entering into other investment advisory relationships or from engaging in other business activities.
Morgan Stanley and its affiliates will face various conflicts of interest as a result of its relationship with us.
To the extent permitted under applicable law, we may engage from time to time in “principal transactions” with Morgan Stanley, provided that any such transactions will be approved by a majority of our independent trustees in accordance with the terms of our Declaration of Trust. A principal transaction occurs when an investment adviser arranges for a security to be purchased from or sold to a client from its own account (which can include a fund in which the investment adviser or its personnel have a substantial ownership interest). Morgan Stanley may also act as our counterparty in connection with swaps, options, forward contracts, currency and interest rate hedging, other derivatives and other transactions, in all cases subject to applicable law and the related party transaction approval requirements in our Declaration of Trust.
Morgan Stanley may also execute from time to time “agency cross transactions” between us and other persons and will receive commissions from both parties to such transactions, in all cases subject to applicable law and the related party transaction approval requirements in our Declaration of Trust. An agency cross transaction occurs when an investment adviser, acting as a broker for a person other than the advisory client, knowingly makes a sale or purchase of any security for the account of that client. Moreover, the Adviser may cause or recommend that we execute the purchase or the sale of investments through Morgan Stanley as agent or select or recommend the selection of Morgan Stanley as executing broker in our transactions, and Morgan Stanley will receive fees or commissions in connection with such transactions. These principal and agency cross transactions create a conflict of interest between the Adviser’s interest in seeking that we receive best execution on all transactions and in limiting or reducing the fees that we pay, and its interest in generating additional profits and fees for Morgan Stanley.
Sales of securities for our account may be bunched or aggregated with orders for other accounts of Morgan Stanley or its clients, including other investment funds. Due to prevailing trading activity, it is frequently not possible to receive the same price or execution on the entire volume of securities bought or sold. When this occurs, the various prices may be averaged, which could be disadvantageous to us. In addition, from time to time, the Adviser may use electronic communication networks (“ECNs”) or other alternative trading systems in which Morgan Stanley has an ownership interest. Morgan Stanley typically receives compensation based upon its ownership percentage in relation to the transaction fees charged by the ECNs.
From time to time, Morgan Stanley’s affiliates will introduce to us a client who has a real estate or CRE debt investment (such as interests in loans or equity related to real estate assets) that it wishes to sell, or who wishes to acquire a real estate or CRE debt investment owned by us. If we pursue the resulting transaction, Morgan Stanley will have a conflict in its representation of the client over the price and terms of our investment or disposal. In addition, Morgan Stanley could provide real estate, investment banking, advisory or other services to our competitors with respect to our existing investments or with respect to certain real estate or real estate related investments that we are considering. Such activities will present Morgan Stanley with a conflict of interest vis-à-vis our investment and may also result in a conflict with respect to the allocation of resources to those entities.
Subject to applicable law (including, without limitation, ERISA), from time to time certain Other Morgan Stanley Accounts or discretionary clients of the Adviser or its affiliates (collectively, “Other Morgan Stanley Clients”) may invest in our shares. Such investment may give rise to a conflict of interest for the Adviser and its affiliates between acting in our best interests and Other Morgan Stanley Clients, as Other Morgan Stanley Clients will have certain interests in the way in which we are operated which may conflict with the interests of other shareholders. This may create an incentive for the Adviser or its affiliates to take, or not to take, certain actions that it would otherwise take. Such investments by Other Morgan Stanley Clients present a potential conflict of interest as the Adviser and its affiliates may have the incentive to favor Other Morgan Stanley Clients. For example, the Adviser and its affiliates may face a challenge in balancing the respective duties to the Other Morgan Stanley Clients, us and our other shareholders, and the Adviser and its affiliates acting on behalf of an Other Morgan Stanley Client may have access to information that may not be available to other shareholders. In the event that we elect to satisfy a large repurchase request pursuant to our share repurchase plan for shares held by an Other Morgan Stanley Client, we may determine to dispose of assets when we otherwise would not have done so to fund the repurchase. A large share repurchase could also cause us to incur additional expenses related to funding the repurchase. However, the Adviser and its affiliates have established policies, including information barriers, reasonably designed to mitigate the foregoing and other conflicts of interest that may arise in connection with the investment in us by Other Morgan Stanley Clients, in an effort to ensure that the Adviser and its affiliates act in accordance with applicable law and their respective fiduciary obligations with respect to us and Other Morgan Stanley Clients.
In addition, Morgan Stanley may, subject to applicable law, be involved in the provision of a subscription line, a credit facility, property-level debt or other financing to us in various capacities. This may present conflicts of interest for Morgan Stanley and the Adviser in the event that Morgan Stanley or the lender is required to take an action under such a facility which is adverse to us.
The Adviser will face various conflicts of interest related to the allocation of investment opportunities between us and Other MSREI Clients.
The Adviser may face conflicts of interest in determining whether an investment opportunity should be allocated to us or Other MSREI Clients. Morgan Stanley expects to sponsor or manage additional investment vehicles, funds, products and accounts in the future, including those that employ investment strategies that are substantially similar to our investment strategy and that may compete with us for the allocation of investment opportunities. For example, with respect to each investment opportunity that is deemed by MSREI to be an “opportunistic” real estate investment opportunity, the Opportunistic Funds and certain investors who have or are granted in the future co-investment rights or other investors that MSREI determines to offer co-investment alongside the Opportunistic Funds, will be accorded a preference and will have the right to make all or part of any such investment before it is offered to the Company. Furthermore, other funds or products may in the future be sponsored by MSREI or its affiliates that may have a preference. See “Item 7 Certain Relationships and Related Transactions, and Trustee Independence — Potential Conflicts of Interest — Investments by Other MSREI Clients” below for a discussion regarding the classification of certain investments as “opportunistic” or “stabilized.”
Investment opportunities that are appropriate for us may also be appropriate for Other MSREI Clients and there is no assurance that we will be allocated those investments we wish to pursue or that our shareholders would otherwise wish for us to pursue. MSREI in particular manages real estate assets on behalf of a wide range of clients, including investment funds and separate account clients. To reduce potential conflicts of interest and to attempt to allocate investment opportunities in a fair and equitable manner, MSREI has implemented the Allocation Policy, which is intended to give all clients of MSREI, including us, fair access to new real estate investment opportunities in territories made available to such clients. The Adviser will allocate investment opportunities between us and Other MSREI Clients in accordance with the Allocation Policy and any accompanying procedures, which provide that the Adviser will allocate investment opportunities in a manner that it considers, in its sole discretion and consistent with its fiduciary obligations, to be fair and equitable. Factors considered by the Allocation Committee in prioritizing and allocating investment opportunities include, but are not limited to: (i) rights of first offer in favor of certain clients; (ii) investment guidelines, goals or restrictions of the client; (iii) capacity of the client; (iv) existing allocation to similar strategies and the diversification objectives of the client; (v) tax considerations; (vi) legal or regulatory considerations; (vii) with respect to co-investment allocations, whether the co-investor can provide added value to the operations of the business or provide future opportunities to the business of the client; and (viii) other relevant business considerations. The Allocation Committee will consider various factors (as described above) to allocate opportunities among clients. If, after considering these factors, the Allocation Committee does not unanimously determine that the investment should be allocated to a particular MSREI client, then the opportunity will generally be allocated pursuant to a rotation system.
The Adviser calculates available capital, weighs the other factors described above (which will not be weighted equally) and makes other investment allocation decisions in accordance with its allocation policies and procedures in its sole discretion. The manner in which our available capital is determined may differ from, or subsequently change with respect to, Other MSREI Clients. The amounts and forms of leverage utilized for investments will also be determined by the Adviser and its affiliates in their sole discretion. Any differences or adjustments with respect to the manner in which available capital is determined with respect to us or Other MSREI Clients may adversely impact our allocation of particular investment opportunities. The Adviser is entitled to amend its investment allocation policies and procedures at any time without prior notice or our consent.
In addition to allocating investment opportunities suitable for us to Other MSREI Clients, Morgan Stanley may also grant Other MSREI Clients exclusive rights to certain investment opportunities. As a result, in certain cases we will not be afforded the chance to participate in attractive investment opportunities in which Other MSREI Clients are given the opportunity to participate, or in some cases will be allocated a small part of an investment opportunity within our investment strategy when Other MSREI Clients are allocated a larger portion. We may also at times be prohibited (due to, for example, exclusivity rights granted to other investment funds or regulatory limitations) from pursuing certain investment opportunities and our ability to participate in any particular opportunity may be substantially limited. Further, Morgan Stanley often represents participants on all aspects of real estate and real estate-related investment transactions including potential purchasers, sellers, borrowers, lenders and tenants. In such cases, Morgan Stanley’s clients may seek to prohibit Morgan Stanley affiliates or clients (including us) from investing in certain real estate or real estate-related investments.
Additionally, when the Adviser manages or advises Other MSREI Clients that pay or could potentially pay higher fees or other compensation and follow the same or similar investment strategy as we do, the

Adviser will be incentivized to favor the other account paying it the potentially higher fees or other compensation. Investment opportunities or any portion thereof that we do not participate in will likely be offered to Other MSREI Clients or such other persons or entities as determined by the Adviser in its sole discretion, and we will not receive any compensation related to such opportunities. The results of our investment activities will likely differ significantly from the results achieved by Other MSREI Clients that implement the same or similar investment strategies as we do. There is no specific limit as to the number of Other MSREI Clients that may be managed or advised by the Adviser or its affiliates.
For additional discussion, see “Item 7 Certain Relationships and Related Transactions, and Trustee Independence — Potential Conflicts of Interest.”
Morgan Stanley may raise or manage Other Morgan Stanley Accounts which could result in the reallocation of Morgan Stanley personnel and the direction of potential investments to such Other Morgan Stanley Accounts.
Morgan Stanley reserves the right to raise capital for and manage capital for Other Morgan Stanley Accounts, including opportunistic and stabilized and substantially stabilized real estate funds or separate accounts, dedicated managed accounts, investments suitable for lower risk, lower return funds or higher risk, higher return funds, real estate-related securities obligations and trading investment vehicles, real estate funds primarily making investments in a single sector of the real estate investment space (e.g., net lease, office, industrial, retail or multifamily) or making non-controlling investments globally, in a particular region outside of the United States or in public and private debt and equity securities, and investment funds that may have the same or similar investment objectives or guidelines as us or investments, including those raised by us and one or more managed accounts (or other similar arrangements structured through an entity) for the benefit of one or more specific investors (or related group of investors) which, in each case, may have investment objectives or guidelines that overlap with ours. In particular, we expect that there will be overlap of real property and real estate-related securities investment opportunities with certain Other Morgan Stanley Accounts that are actively investing and similar overlap with future Other Morgan Stanley Accounts. The closing of an Other Morgan Stanley Account could result in the reallocation of Morgan Stanley personnel, including reallocation of existing real estate professionals, to such Other Morgan Stanley Account. In addition, potential investments that may be suitable for us may be directed toward such Other Morgan Stanley Account.
We may invest in joint ventures and other co-investment arrangements with Other Morgan Stanley Accounts or divide a pool of investments among us and Other Morgan Stanley Accounts.
We may acquire properties and other assets through joint ventures and other co-investment arrangements with affiliates of the Adviser, including Other Morgan Stanley Accounts. Any joint venture with an affiliate of the Adviser must be approved by a majority of our independent trustees in accordance with our Declaration of Trust. We may acquire non-controlling interests or shared control interests in such joint ventures. Even if we have some control in such a joint venture, we would not be in a position to exercise sole decision-making authority regarding the joint venture. Investments in joint ventures with affiliates of the Adviser will present the same inherent risks as all such transactions, including the possibility that joint venture partners might become bankrupt or fail to fund their required capital contributions. Our interests and the interests of a joint venture partner or co-investor may conflict in certain specific situations such as differences in investment strategy, exit strategy or level of leverage. In addition, in connection with investments in which we participate alongside any Other Morgan Stanley Accounts, the Adviser may decline to exercise, or delegate to a third party, certain control, foreclosure and similar governance rights relating to such shared investments for legal, tax, regulatory or other reasons. There is no guarantee that we will be able to co-invest with any Other Morgan Stanley Account in the future. We will not participate in joint ventures in which we do not have or share control to the extent that we believe such participation would potentially threaten our status as a non-investment company exempt from the Investment Company Act. This may prevent us from receiving an allocation with respect to certain investment opportunities that are suitable for both us and one or more Other Morgan Stanley Accounts. See “— Risks Related to Investments in Real Estate — We may make a substantial amount of joint venture investments, including with Other Morgan Stanley Accounts. Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on the financial condition of our joint venture partners and disputes between us and our joint venture partners.”

The terms on which affiliates of the Adviser, including Other Morgan Stanley Accounts, co-invest in an investment opportunity could be substantially different, and potentially more favorable, than the terms on which we invest.
In such cases, conflicts could arise between Morgan Stanley or such Other Morgan Stanley Accounts, on the one side, and us, on the other side, with respect to investment strategy, growth and financing alternatives and with respect to the manner and timing of our exit from the investment compared to Morgan Stanley’s or such Other Morgan Stanley Accounts’ exit. Morgan Stanley or Other Morgan Stanley Accounts may also have short positions in the same security or instrument or a different security or instrument of the same issuer as a security or instrument purchased by us, which will likely present additional conflicts, particularly if the issuer experiences financial difficulties.
In some cases, the Adviser will invite strategic investors to co-invest with us because, for example, co-investing with a strategic investor provides us or the portfolio company in which we are investing with certain benefits. Strategic investors include investors or entities controlled by or affiliated with Morgan Stanley or investors with large or long-standing relationships with the Adviser. In such cases, the amount available for investment by us will be correspondingly reduced to permit a strategic investor the opportunity to co-invest.
For additional discussion, see “Item 7 Certain Relationships and Related Transactions, and Trustee Independence — Potential Conflicts of Interest.”
We may co-invest with Morgan Stanley affiliates in real estate-related securities and such investments may be in different parts of the capital structure of an issuer and may otherwise involve conflicts of interest.
Conflict of interests could arise when we and the Other Morgan Stanley Accounts directly or indirectly make investments at different levels of an issuer’s or borrower’s capital structure or otherwise in different classes of the same issuer’s securities. In certain circumstances, Other Morgan Stanley Accounts may have different investment objectives or could pursue or enforce rights with respect to a particular issuer in which we have invested, and those activities could have an adverse effect on us. For example, if we hold debt instruments of an issuer and Other Morgan Stanley Accounts hold equity securities of the same issuer, then if the issuer experiences financial or operational challenges, we (as holder of the debt instrument) may seek a liquidation of the issuer, whereas the Other Morgan Stanley Accounts (which hold the equity securities) may prefer a reorganization of the issuer, and vice versa. In addition, an issuer in which we invest may use the proceeds of our investment to refinance or reorganize its capital structure, which could result in repayment of debt held by Other Morgan Stanley Accounts. If the issuer performs poorly following such refinancing or reorganization, our results will suffer, whereas the Other Morgan Stanley Accounts’ performance will not be affected because the Other Morgan Stanley Accounts no longer have an investment in the issuer.
In addition, we, along with the Other Morgan Stanley Accounts, may pursue or enforce rights with respect to a particular issuer, or the Adviser or Morgan Stanley may pursue or enforce rights with respect to a particular issuer on our behalf and on behalf of Other Morgan Stanley Accounts. We could be negatively impacted by the activities by or on behalf of such Other Morgan Stanley Accounts, and our transactions could be impaired or effected at prices or terms that are less favorable than would otherwise have been the case had a particular course of action with respect to the issuer of the securities not been pursued with respect to such Other Morgan Stanley Accounts.
These conflicts are magnified with respect to issuers that become insolvent. Furthermore, it is possible that in connection with an insolvency, bankruptcy, reorganization or similar proceeding we will be limited (by applicable law, courts or otherwise) in the positions or actions we will be permitted to take due to other interests held or actions or positions taken by Morgan Stanley and its affiliates, Other Morgan Stanley Accounts and the Adviser. Finally, in certain instances, personnel of Morgan Stanley may obtain information about an issuer that is material to the management of Other Morgan Stanley Accounts and that will at times limit the ability of personnel of the Adviser to buy or sell, or to recommend the buying or selling of, securities of that issuer on our behalf. The results of our investment activities may differ significantly from the results achieved by Morgan Stanley for Other Morgan Stanley Accounts or for its own account. The Adviser will manage us and the Other Morgan Stanley Accounts it advises or manages in accordance with their respective investment strategies and guidelines; however, Morgan Stanley will from time to time give advice and take action with respect to any current or future Other Morgan Stanley Account that competes or conflicts with the advice the Adviser gives to, or actions taken for, us, including with respect to the timing or nature of actions relating to certain investments (including, without limitation, advising or having Other Morgan Stanley Accounts engage in short sales of securities or instruments issued by companies in which we have invested). Future investment activities by the Adviser on behalf of other clients will likely give rise to additional conflicts of interest and demands on the Adviser’s time and resources. While Morgan Stanley will seek to resolve any such conflicts in a fair and equitable manner in accordance with its prevailing policies and procedures with respect to conflicts resolution among us and the Other Morgan Stanley Accounts, such transactions are not required to be presented to our board of trustees for approval (unless otherwise required by our Declaration of Trust or investment guidelines), and there can be no assurance that any conflicts will be resolved in our favor.
The Adviser may face conflicts of interests in choosing our service providers and certain service providers may provide services to the Dealer Manager, the Adviser or Morgan Stanley on more favorable terms than those provided to us.
Certain third-party service providers (including accountants, administrators, lenders, bankers, brokers, attorneys, consultants, property managers and investment or commercial banking firms) that provide goods or services to us, Morgan Stanley or certain entities in which we have an investment may also provide goods or services to or have business, personal, financial or other relationships with Morgan Stanley and its other businesses. Such advisors and service providers may be investors in us, affiliates of the Dealer Manager or the Adviser, sources of investment opportunities or co-investors or commercial counterparties or entities in which Morgan Stanley or Other Morgan Stanley Accounts have an investment, and payments by us may indirectly benefit Morgan Stanley or such Other Morgan Stanley Accounts. Additionally, certain employees of Morgan Stanley or the Adviser may have family members or relatives employed by such advisors and service providers. These relationships could have the appearance of affecting or potentially influencing the Adviser in deciding whether to select or recommend such service providers to perform services for us. In addition, in instances where multiple Morgan Stanley businesses may be exploring a potential individual investment, certain of these service providers may choose to be engaged by other Morgan Stanley affiliates rather than us.
Employees of these affiliates may also receive performance-based compensation in respect of our investments. The fees and expenses of such Morgan Stanley-affiliated service providers (and, if applicable, their employees) will be borne by our investments and there will be no related offset to the management fee we pay to the Adviser. While Morgan Stanley believes that any such affiliated service providers, when engaged, generally provide (or will provide) services at rates equal to or better than those provided by third parties, there is an inherent conflict of interest that may incentivize Morgan Stanley to engage its affiliated service providers over a third party.
We expect to have a diverse shareholder group and the interests of our shareholders may conflict with one another and may conflict with the interests of investors in other vehicles that we co-invest with.
We expect to have a diverse shareholder group. As a result, our shareholders may have conflicting investment, tax and other interests with respect to their investments in us and with respect to the interests of investors in other investment vehicles managed or advised by the Adviser or its affiliates that participate in the same investments as us. The conflicting interests of individual shareholders with respect to other shareholders and relative to investors in other investment vehicles relate to, among other things, the nature, structuring, financing, tax profile and timing of disposition of investments. As a consequence, conflicts of interest may arise in connection with decisions made by the Adviser, including with respect to the nature or structuring of investments, which may be more beneficial for one shareholder than for another shareholder, especially with respect to shareholders’ individual tax situations. In addition, we may make investments that may have a negative impact on related investments made by our shareholders in separate transactions. In selecting and structuring investments appropriate for us, the Adviser considers the investment, tax and other objectives of us (including our qualification as a REIT) and our shareholders (and those of investors in other investment vehicles managed or advised by the Adviser or its affiliates) that participate in the same investments as us, not the investment, tax or other objectives of any shareholder individually. In addition, certain of our shareholders may also be investors in Other Morgan Stanley Accounts, including supplemental capital vehicles and co-investment vehicles that invest alongside us in one or more investments, which could create conflicts for the Adviser in the treatment of different investors.
The Adviser may face potential conflicts of interest related to access to and flow of certain information, including material, non-public information.
We, directly or through Morgan Stanley, the Adviser or certain of their respective affiliates may come into possession of material non-public information with respect to an issuer in which we have invested or may invest. Should this occur, the Adviser may be restricted from buying or selling securities, derivatives or loans of the issuer on our behalf until such time as the information becomes public or is no longer deemed material. Such restrictions could materially adversely affect our investment results.
Morgan Stanley’s internal information barriers that are designed to prevent the flow of certain types of information, including material, non-public, confidential information, from one area or part of Morgan Stanley to another area or group thereof, may restrict the Adviser’s ability to access information even when such information would be relevant to our potential investments. Due to such barriers, disclosure of such information to the personnel responsible for management of our business may be on a need-to-know basis only, and we may not be free to act upon any such information, even if another area or group of Morgan Stanley may trade on such information. Therefore, we or the Adviser may not have access to material non-public information in the possession of Morgan Stanley that might be relevant to an investment decision to be made by the Adviser on our behalf, and the Adviser may initiate a transaction or purchase or sell an investment which, if such information had been known to it, may not have been undertaken. Further, the Adviser may not be able to initiate a transaction on our behalf that it otherwise might have initiated and may not be able to purchase or sell an investment that it otherwise might have purchased or sold, which could negatively affect our operations.
Our board of trustees has adopted a resolution that renounces our interest or expectancy with respect to business opportunities and competitive activities.
Our board of trustees has adopted a resolution that provides that none of Morgan Stanley or its affiliates, our trustees or any person our trustees control will be required to refrain directly or indirectly from engaging in any business opportunities, including any business opportunities in the same or similar business activities or lines of business in which we or any of our affiliates may from time to time be engaged or propose to engage, or from competing with us, and that we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any such business opportunities, unless offered to a person in his or her capacity as one of our trustees or officers and intended exclusively for us or any of our subsidiaries. Our Declaration of Trust also provides that no affiliated person of the Company, Morgan Stanley or any of its affiliates is required to present, communicate or offer any business opportunity to us or any of our subsidiaries.
We may source, sell or purchase assets either to or from the Adviser and its affiliates, and such transactions may cause conflicts of interest.
We may directly or indirectly source, sell or purchase all or any portion of an asset (or portfolio of assets/investments) to or from the Adviser and its affiliates or their respective related parties, including parties which such affiliates or related parties, or Other Morgan Stanley Accounts, own or have invested in. Such transactions will be subject to the approval of a majority of trustees (including a majority of our independent trustees) not otherwise interested in the transaction pursuant to our Declaration of Trust. We may also source, sell to or purchase from third parties interests in or assets issued by affiliates of the Adviser or their respective related parties and such transactions would not require approval by our independent trustees or an offset of any fees we otherwise owe to the Adviser or its affiliates. The transactions described above involve conflicts of interest, as our sponsor and its affiliates may receive fees and other benefits, directly or indirectly, from or otherwise have interests in both parties to the transaction.
We are subject to potential conflicts of interest related to tenants.
Certain properties owned by us or an Other Morgan Stanley Account will, in certain circumstances, be leased out to tenants that are affiliates of Morgan Stanley, including but not limited to Other Morgan Stanley

Accounts or their respective portfolio companies, which would give rise to a conflict of interest. In such events, the Adviser will seek to resolve any conflicts of interest in a fair and reasonable manner in accordance with its prevailing policies and procedures, subject to applicable oversight of our board of trustees.
The personnel of the Dealer Manager, the Adviser and their affiliates may trade in securities for their own accounts, subject to restrictions applicable to Morgan Stanley personnel.
The officers, directors, members, managers, employees and associated persons (as applicable) of the Dealer Manager, the Adviser and their affiliates may trade in securities and make personal investments for their own accounts, subject to restrictions and reporting requirements as may be required by law and Morgan Stanley policies, or otherwise determined from time to time by the Dealer Manager or the Adviser. Such personal securities transactions and investments will, in certain circumstances, result in conflicts of interest, including to the extent they relate to (i) a company in which we hold or acquire an interest (either directly through a privately negotiated investment or indirectly through the purchase of securities or other traded instruments related thereto) and (ii) entities that have interests which are adverse to ours or pursue similar investment opportunities as us.
Morgan Stanley may structure certain investments such that Morgan Stanley will face conflicting fiduciary duties to us and certain Other Morgan Stanley Accounts.
Morgan Stanley may structure certain investments such that one or more Other Morgan Stanley Accounts primarily investing in senior secured loans, distressed debt, subordinated debt, high-yield securities, CMBS and other similar debt instruments are offered the opportunity to participate in the debt tranche of an investment owned by us or allocated to us. The Adviser and its affiliates owe fiduciary duties to such Other Morgan Stanley Accounts as well as to us. If such Other Morgan Stanley Accounts purchase high-yield securities or other debt instruments related to a property or real estate company that we hold an investment in (or if we make or have an investment in or, through the purchase of debt obligations become a lender to, a company or property in which an Other Morgan Stanley Accounts has a mezzanine or other debt investment), the Adviser and its affiliates will face a conflict of interest in respect of the advice given to, or the decisions made with regard to such Other Morgan Stanley Accounts and us (e.g., with respect to the terms of such high-yield securities or other debt instruments, the enforcement of covenants, the terms of recapitalizations and the resolution of workouts or bankruptcies). Similarly, certain Other Morgan Stanley Accounts can be expected to invest in securities of publicly traded companies that are actual or potential investments of ours. The trading activities of Other Morgan Stanley Accounts may differ from or be inconsistent with activities that are undertaken for our account in any such securities. In addition, we may not pursue an investment otherwise within our investment objectives and guidelines as a result of such trading activities by Other Morgan Stanley Accounts.
Morgan Stanley’s potential involvement in financing a third party’s purchase of assets from us could lead to potential or actual conflicts of interest.
We may from time to time dispose of all or a portion of an investment by way of a third-party purchaser’s bid where Morgan Stanley or one or more Other Morgan Stanley Accounts is providing financing as part of such bid or acquisition of the investment or underlying assets thereof. This may include the circumstance where Morgan Stanley or one or more Other Morgan Stanley Accounts is making commitments to provide financing at or prior to the time such third-party purchaser commits to purchase such investments or assets from us. Such involvement of Morgan Stanley or one or more Other Morgan Stanley Accounts as such a provider of debt financing in connection with the potential acquisition of portfolio investments by third parties from us may give rise to potential or actual conflicts of interest.
We may provide debt financing in connection with acquisitions by third parties of assets owned by Other Morgan Stanley Accounts.
We may provide financing as part of a third-party purchaser’s bid or acquisition of (or investment in) a portfolio entity (or the underlying assets of a portfolio entity) owned by one or more Other Morgan Stanley Accounts (or in connection with the acquisitions by one or more Other Morgan Stanley Accounts or their affiliates of assets or interests (or portfolios thereof) owned by a third party). This may include making commitments to provide financing at, prior to or around the time that any such purchaser commits to or makes such investments. We may make investments and provide debt financing with respect to portfolio entities in which Other Morgan Stanley Accounts or affiliates hold or subsequently acquire an interest. While the terms and conditions of any such arrangements will generally be on market terms, the involvement of the Other Morgan Stanley Accounts or affiliates in such transactions may affect credit decisions and the terms of such transactions or arrangements or may otherwise influence the Adviser’s decisions, which will give rise to potential or actual conflicts of interest and which may adversely impact us. For example, such transactions may involve the partial or complete payoff of such loans (with related proceeds being received by the applicable Other Morgan Stanley Accounts) or otherwise result in restructurings of terms and pricing relating to such existing loans with the borrowers thereof in respect of which such Other Morgan Stanley Accounts may receive refinancing proceeds or a retained interest in such loans in accordance with such restructuring arrangements. Additionally, in certain situations we may not commit to provide financing until a third party has committed to make a deposit in connection with the acquisition of an investment from an Other Morgan Stanley Account, which may result in us being disadvantaged in the overall bid process or potentially not consummating the investment.
Certain principals and employees may be involved in and have a greater financial interest in the performance of other Morgan Stanley funds or accounts, and such activities may create conflicts of interest in making investment decisions on our behalf.
Certain of the principals and employees of the Adviser or the Dealer Manager may be subject to a variety of conflicts of interest relating to their responsibilities to us and the management of our real estate portfolio. Such individuals may be portfolio managers of or otherwise serve in an advisory capacity to other managed accounts or investment vehicles, as members of an investment or advisory committee or a board of directors (or similar such capacity) for one or more investment funds, corporations, foundations or other organizations. Such positions may create a conflict between the services and advice provided to such entities and the responsibilities owed to us. The other managed accounts or investment funds in which such individuals may become involved may have investment objectives that overlap with ours. Furthermore, certain principals and employees of the Adviser may have a greater financial interest in the performance of such other funds or accounts than our performance. Such involvement may create conflicts of interest in making investments on our behalf and such other funds and accounts and other entities. Such principals and employees will seek to limit any such conflicts in a manner that is in accordance with their fiduciary duties to us and such organizations. Although the Adviser will generally seek to minimize the impact of any such conflicts, there can be no assurance they will be resolved favorably for us. Also, Morgan Stanley personnel are generally permitted to invest in alternative investment funds, private equity funds, real estate funds, hedge funds and other investment vehicles, as well as engage in other personal trading activities relating to companies, assets, securities or instruments (subject to Morgan Stanley’s Code of Ethics requirements), some of which will involve conflicts of interests. Such personal securities transactions will, in certain circumstances, relate to securities or instruments, which can be expected to also be held or acquired by us or Other Morgan Stanley Accounts, or otherwise relate to companies or issuers in which we have or acquire a different principal investment (including, for example, with respect to seniority). There can be no assurance that conflicts of interest arising out of such activities will be resolved in our favor. Investors will not receive any benefit from any such investments, and the financial incentives of Morgan Stanley personnel in such other investments could be greater than their financial incentives in relation to us.
Additional potential conflicts of interest may arise in the future due to possible future activities.
The Adviser and its affiliates may expand the range of services that they provide over time. Except as and to the extent expressly provided in the Advisory Agreement, the Adviser and its affiliates will not be restricted in the scope of its business or in the performance of any such services (whether now offered or undertaken in the future) even if such activities could give rise to conflicts of interest, and whether or not such conflicts are described herein. The Adviser, Morgan Stanley and their affiliates continue to develop relationships with a significant number of companies, financial sponsors and their senior managers, including relationships with clients who may hold or may have held investments similar to those intended to be made by us. These clients may themselves represent appropriate investment opportunities for us or may compete with us for investment opportunities. Additional conflicts of interest could arise as a result of new activities, transactions or relationships commenced in the future. If any matter arises that we and our affiliates (including the Adviser) determine in our good faith judgment constitutes an actual and material conflict of interest, we and our affiliates (including the Adviser) will take such actions as we determine appropriate to mitigate the conflict.
Risks Related to our REIT Status and Certain Other Tax Items
If we do not qualify to be taxed as a REIT, we will be subject to tax as a regular corporation and could face a substantial tax liability.
We expect to operate so as to qualify to be taxed as a REIT under the Code. However, qualification as a REIT involves the application of highly technical and complex Code provisions for which only a limited number of judicial or administrative interpretations exist. Notwithstanding the availability of cure provisions in the Code, various compliance requirements could be failed, which could jeopardize our REIT status. Furthermore, new tax legislation, administrative guidance or court decisions, in each instance potentially with retroactive effect, could make it more difficult or impossible for us to qualify to be taxed as a REIT. If we fail to qualify to be taxed as a REIT in any tax year, then:
•
we would be taxed as a regular domestic corporation, which under current laws, among other things, means being unable to deduct distributions to shareholders in computing taxable income and being subject to federal income tax on our taxable income at regular corporate income tax rates;

•
any resulting tax liability could be substantial and could have a material adverse effect on our book value;

•
unless we were entitled to relief under applicable statutory provisions, we would be required to pay taxes, and therefore, our cash available for distribution to shareholders would be reduced for each of the years during which we did not qualify to be taxed as a REIT and for which we had taxable income; and

•
we generally would not be eligible to requalify to be taxed as a REIT for the subsequent four full taxable years.

To maintain our REIT status, we may have to borrow funds on a short-term basis during unfavorable market conditions.
To qualify as a REIT, we generally must distribute annually to our shareholders a minimum of 90% of our net taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains. We will be subject to regular corporate income taxes on any undistributed REIT taxable income each year. Additionally, we will be subject to a 4% nondeductible excise tax on any amount by which distributions paid by us in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from previous years. Payments we make to our shareholders under our share repurchase plan will not be taken into account for purposes of these distribution requirements. If we do not have sufficient cash to make distributions necessary to preserve our REIT status for any year or to avoid taxation, we may be forced to borrow funds or sell assets even if the market conditions at that time are not favorable for these borrowings or sales. These options could increase our costs or reduce our equity.
Compliance with REIT requirements may cause us to forego otherwise attractive opportunities, which may hinder or delay our ability to meet our investment objectives and reduce your overall return.
To qualify as a REIT, we are required at all times to satisfy tests relating to, among other things, the sources of our income, the nature and diversification of our assets, the ownership of our shares and the amounts we distribute to our shareholders. Compliance with the REIT requirements may impair our ability to operate solely on the basis of maximizing profits. For example, we may be required to make distributions to shareholders at disadvantageous times or when we do not have funds readily available for distribution.
Compliance with REIT asset test requirements may force us to liquidate or restructure otherwise attractive investments.
To qualify as a REIT, at the end of each calendar quarter, at least 75% of the value of our assets must consist of cash, cash items, government securities and qualified real estate assets. The remainder of our investments in securities (other than qualified real estate assets and government securities) generally cannot include more than 10% of the voting securities (other than securities that qualify for the straight debt safe harbor) of any one issuer or more than 10% of the value of the outstanding securities of more than any one issuer unless we and such issuer jointly elect for such issuer to be treated as a TRS under the Code. Debt will generally meet the “straight debt” safe harbor if the debt is a written unconditional promise to pay on demand or on a specified date a certain sum of money, the debt is not convertible, directly or indirectly, into stock, and the interest rate and the interest payment dates of the debt are not contingent on the profits, the borrower’s discretion, or similar factors. Additionally, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 20% of the value of our assets may be represented by securities of one or more TRSs. If we fail to comply with these requirements at the end of any calendar quarter, we must dispose of a portion of our assets within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions in order to avoid losing our REIT qualification and suffering adverse tax consequences. In order to satisfy these requirements and maintain our qualification as a REIT, we may be forced to liquidate assets from our portfolio or not make otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our shareholders.
Our ownership of, and relationship with, any TRS will be restricted and a failure to comply with the restrictions could jeopardize our REIT status and may result in the application of a 100% excise tax.
A REIT may own up to 100% of the stock of one or more TRSs. A TRS may earn income that would not be qualifying income if earned directly by the parent REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS, directly or indirectly, owns more than 35% of the voting power or value of the stock will in turn automatically be treated as a TRS. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs. A TRS will pay U.S. federal, state and local income tax at the relevant corporate income tax rates on any income that it earns, and there is no requirement that a TRS must make a distribution of its taxable income to the parent REIT. The Code also imposes a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis. Although we plan to monitor our investments in TRSs (if any), there can be no assurance that we will be able to comply with the 20% limitation or avoid the application of the 100% excise tax, each as discussed above.
Our Declaration of Trust does not permit any person or group to own more than 9.9% in value or number of shares, whichever is more restrictive, of our outstanding common shares or of our outstanding shares of all classes or series, and attempts to acquire our common shares or our shares of all other classes or series in excess of these 9.9% limits would not be effective without an exemption (prospectively or retroactively) from these limits by our board of trustees.
For us to qualify as a REIT under the Code, not more than 50% of the value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (including certain entities treated as individuals for this purpose) during the last half of a taxable year. For the purpose of assisting our qualification as a REIT for U.S. federal income tax purposes, among other purposes, our Declaration of Trust prohibits beneficial or constructive ownership by any person or group of more than 9.9%, in value or number of shares, whichever is more restrictive, of our outstanding common shares, or 9.9% in value or number of shares, whichever is more restrictive, of our outstanding shares of all classes or series, which we refer to as the “Ownership Limit.” The constructive ownership rules under the Code and our Declaration of Trust are complex and may cause outstanding common shares owned by a group of related persons to be deemed to be constructively owned by one person. As a result, the acquisition of less than 9.9% of our outstanding shares by a person could cause another person to constructively own in excess of 9.9% of our outstanding common shares and thus violate the Ownership Limit. There can be no assurance that our board of trustees, as permitted in the Declaration of Trust, will not decrease this Ownership Limit in the future. Any attempt to own or transfer our shares in excess of the Ownership Limit without the consent of our board of trustees will result either in the shares in excess of the limit being transferred by operation of our Declaration of Trust to a charitable trust, and the person who attempted to acquire such excess shares not having any rights in such excess shares, or in the transfer being void.

The Ownership Limit may have the effect of precluding a change in control of us by a third party, even if such change in control would be in the best interests of our shareholders or would result in receipt of a premium to the price of our common shares (and even if such change in control would not reasonably jeopardize our REIT status). The exemptions to the ownership limit granted to date may limit our board of trustees’ power to increase the ownership limit or grant further exemptions in the future.
Non-U.S. holders may be subject to U.S. federal income tax upon their disposition of our common shares or upon their receipt of certain distributions from us.
In addition to any potential withholding tax on ordinary dividends, a non-U.S. holder (as such term is defined under “Item 1 Business — Certain U.S. Tax Considerations — Taxation of U.S. Holders of Our Common Shares”), other than a “qualified shareholder” or a “qualified foreign pension fund,” that disposes of a “U.S. real property interest” (“USRPI”) (which includes shares of stock of a U.S. corporation whose assets consist principally of USRPIs), is generally subject to U.S. federal income tax under the FIRPTA, on the amount received from such disposition and therefore, may be treated as recognizing income effectively connected with the conduct of a U.S. trade or business. Such tax does not apply, however, to the disposition of shares in a REIT that is “domestically-controlled.” Generally, a REIT is domestically-controlled if less than 50% of its shares, by value, has been owned directly or indirectly by non-U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the REIT’s existence. We cannot assure you that we will qualify as a domestically-controlled REIT and we have no obligation to qualify as such under our governing documents. If we were to fail to so qualify, amounts received by a non-U.S. holder on certain dispositions of our common shares (including a redemption) would be subject to tax under FIRPTA, unless (i) our common shares were regularly traded on an established securities market and (ii) the non-U.S. holder did not, at any time during a specified testing period, hold more than 10% of our common shares. See “Item 1 Business — Certain U.S. Tax Considerations — Taxation of Non-U.S. Holders of Our Common Shares — Sales of Our Common Shares.”
A non-U.S. holder other than a “qualified shareholder” or a “qualified foreign pension fund,” that receives a distribution from a REIT that is attributable to gains from the disposition of a USRPI as described above, including in connection with a repurchase of our common shares, is generally subject to U.S. federal income tax under FIRPTA to the extent such distribution is attributable to gains from such disposition, regardless of whether the difference between the fair market value and the tax basis of the USRPI giving rise to such gains is attributable to periods prior to or during such non-U.S. holder’s ownership of our common shares. In addition, a repurchase of our common shares, to the extent not treated as a sale or exchange, may be subject to withholding as an ordinary dividend. See “Item 1 Business — Certain U.S. Tax Considerations — Taxation of Non-U.S. Holders of Our Common Shares — Distributions, and — Repurchases of our Common Shares.”
We seek to act in the best interests of the Company as a whole and not in consideration of the particular tax consequences to any specific holder of our shares. Potential non-U.S. holders should inform themselves as to the U.S. tax consequences, and the tax consequences within the countries of their citizenship, residence, domicile, and place of business, with respect to the purchase, ownership and disposition of our common shares.
Investments outside the United States may subject us to additional taxes and could present additional complications to our ability to satisfy the REIT qualification requirements.
Non-U.S. investments may subject us to various non-U.S. tax liabilities, including withholding taxes. In addition, operating in functional currencies other than the U.S. dollar and in environments in which real estate transactions are typically structured differently than they are in the United States or are subject to different legal rules may present complications to our ability to structure non-U.S. investments in a manner that enables us to satisfy the REIT qualification requirements.
We may incur tax liabilities that would reduce our cash available for distribution to you.
Even if we qualify and maintain our status as a REIT, we may become subject to U.S. federal income taxes and related state and local taxes. For example, net income from the sale of properties that are “dealer” properties sold by a REIT (a “prohibited transaction” under the Code) will be subject to a 100% tax. In addition, we may not make sufficient distributions to avoid excise taxes applicable to REITs. Similarly, if we were to fail an income test (and did not lose our REIT status because such failure was due to reasonable cause and not willful neglect) we would be subject to tax on the income that does not meet the income test requirements. We also may decide to retain net capital gain we earn from the sale or other disposition of our investments and pay income tax directly on such income. In that event, our shareholders would be treated as if they earned that income and paid the tax on it directly. However, shareholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability unless they file U.S. federal income tax returns and thereon seek a refund of such tax. We also may be subject to state and local taxes on our income or property, including franchise, payroll, mortgage recording and transfer taxes, either directly or at the level of the other companies through which we indirectly own our assets, such as our taxable REIT subsidiaries, which are subject to full U.S. federal, state, local and foreign corporate-level income taxes. Any taxes we pay directly or indirectly will reduce our cash available for distribution to you.
Our board of trustees is authorized to revoke our REIT election without shareholder approval, which may cause adverse consequences to our shareholders.
Our Declaration of Trust authorizes our board of trustees to revoke or otherwise terminate our REIT election, without the approval of our shareholders, if it determines that changes to U.S. federal income tax laws and regulations or other considerations mean it is no longer in our best interests to qualify as a REIT. Our board of trustees has fiduciary duties to us and our shareholders and could only cause such changes in our tax treatment if it determines in good faith that such changes are in our best interests. In this event, we would become subject to U.S. federal income tax on our taxable income and we would no longer be required to distribute most of our net income to our shareholders, which may cause a reduction in the total return to our shareholders.
You may have current tax liability on distributions you elect to reinvest in our common shares.
If you participate in our distribution reinvestment plan, you will be deemed to have received, and for U.S. federal income tax purposes will be taxed on, the amount reinvested in our common shares to the extent the amount reinvested was not a tax-free return of capital. Therefore, unless you are a tax-exempt entity, you may be forced to use funds from other sources to pay your tax liability on the reinvested dividends.
Generally, ordinary dividends payable by REITs do not qualify for reduced U.S. federal income tax rates.
Currently, the maximum tax rate applicable to qualified dividend income payable to certain non-corporate U.S. shareholders is 20%. Dividends payable by REITs, however, generally are not eligible for the reduced rate. Although this does not adversely affect the taxation of REITs or dividends payable by REITs, the more favorable rates applicable to regular corporate qualified dividends could cause certain non-corporate investors to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including our common shares. However, for taxable years ending before January 1, 2026, individual taxpayers may be entitled to claim a deduction in determining their taxable income of 20% of ordinary REIT dividends (dividends other than capital gain dividends and dividends attributable to certain qualified dividend income received by us), which temporarily reduces the effective tax rate on such dividends. See “Item 1 Business — Certain U.S. Tax Considerations — Taxation of U.S. Holders of Our Common Shares — Distributions Generally.” You are urged to consult with your tax advisor regarding the effect of this change on your effective tax rate with respect to REIT dividends.
We may be subject to adverse legislative or regulatory tax changes that could increase our tax liability, reduce our operating flexibility and reduce the price of our common shares.
In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of U.S. federal income tax laws applicable to investments similar to an investment in our common shares. Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect the taxation of our shareholders. Any such changes could have an adverse effect on an investment in our shares or on the market value or the resale potential of our assets, or our ability to attract and retain investment professionals. You are urged to consult with your tax advisor with respect to the impact of the recent legislation on your investment in our shares and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our common shares. Although REITs generally receive certain tax advantages compared to entities taxed as regular corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be treated for U.S. federal income tax purposes as a corporation. As a result, our Declaration of Trust authorizes our board of trustees to revoke or otherwise terminate our REIT election, without the approval of our shareholders, if it determines that changes to U.S. federal income tax laws and regulations or other considerations mean it is no longer in our best interests to qualify as a REIT.
The failure of a mezzanine loan to qualify as a real estate asset could adversely affect our ability to qualify as a REIT.
We may acquire mezzanine loans, for which the IRS has provided a safe harbor but not rules of substantive law. Pursuant to the safe harbor, if a mezzanine loan meets certain requirements, it will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. We may acquire mezzanine loans that do not meet all of the requirements of this safe harbor. In the event we own a mezzanine loan that does not meet the safe harbor, the IRS could challenge such loan’s treatment as a real estate asset for purposes of the REIT asset and income tests and, if such a challenge were sustained, we could fail to qualify as a REIT.
If the Operating Partnership failed to qualify as a partnership or is not otherwise disregarded for U.S. federal income tax purposes, we would cease to qualify as a REIT.
If the IRS were to successfully challenge the status of the Operating Partnership as a partnership or disregarded entity for U.S. federal income tax purposes, it would be taxable as a corporation. In the event that this occurs, it would reduce the amount of distributions that the Operating Partnership could make to us. This would also result in our failing to qualify as a REIT and becoming subject to a corporate-level tax on our income, which would substantially reduce our cash available to pay distributions and the yield on your investment.
Retirement Plan Risks
If the fiduciary of an employee benefit plan or plan subject to ERISA or the Code fails to meet the fiduciary and other standards under ERISA, the Code or common law as a result of an investment in our common shares, the fiduciary could be subject to civil penalties.
There are special considerations that apply to investing in our common shares on behalf of a “benefit plan investor” within the meaning of ERISA, including a pension, profit sharing, 401(k) or other employer-sponsored retirement plan, health or welfare plan, trust, IRA or “Keogh” plan that are subject to Title I of ERISA or Section 4975 of the Code. If you are investing the assets of any of the entities identified in the prior sentence in our common shares, you should satisfy yourself that:
•
the investment is consistent with your fiduciary obligations under applicable law, including common law, ERISA and the Code;

•
the investment is made in accordance with the documents and instruments governing the trust, plan or IRA, including a plan’s investment policy;

•
the investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA (to the extent such entity is subject to ERISA) and other applicable provisions of ERISA and the Code;

•
the investment will not impair the liquidity of the trust, plan or IRA;

•
the investment will not produce “unrelated business taxable income” for the trust plan or IRA;

•
our shareholders will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the plan or IRA; and

•
the investment will not constitute a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA, the Code, or other applicable statutory or common law may result in the imposition of civil penalties, and can subject the fiduciary to equitable remedies. In addition, if an investment in our common shares constitutes a non-exempt prohibited transaction under Section 4975 of the Code, the fiduciary that authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested.
If our assets at any time are deemed to constitute “plan assets” under ERISA and the Plan Asset Regulations, that may lead to the rescission of certain transactions, tax or fiduciary liability and our being held in violation of certain ERISA and Code requirements.
As discussed under “Certain ERISA Considerations,” we intend to conduct our affairs so that our assets should not be deemed to constitute “plan assets” of any shareholder that is a “benefit plan investor” (each within the meaning of ERISA and the regulations promulgated thereunder by the DOL, as modified by the Plan Asset Regulations). If, notwithstanding our intent, our assets were deemed to constitute “plan assets” of any shareholder that is a “benefit plan investor” under ERISA or the Plan Asset Regulations, this would result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by us; (ii) the possibility that certain transactions in which we have entered into in the ordinary course of business constitute non-exempt “prohibited transactions” under Title I of ERISA and/or Section 4975 of the Code, and may have to be rescinded; (iii) our management, as well as various providers of fiduciary or other services to us (including the Adviser), and any other parties with authority or control with respect to us or our assets, may be considered fiduciaries or otherwise “parties in interest” (within the meaning of ERISA) or “disqualified persons” (within the meaning of Section 4975 of the Code) for purposes of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and Section 4975 of the Code; and (iv) the fiduciaries of shareholders that are “benefit plan investors” would not be protected from “co-fiduciary liability” resulting from our decisions and could be in violation of certain ERISA requirements.
If a prohibited transaction occurs for which no exemption is available, the Adviser and/or any other fiduciary that has engaged in the prohibited transaction could be required to (i) restore to the “benefit plan investor” any profit realized on the transaction and (ii) reimburse the “benefit plan investor” for any losses suffered by the “benefit plan investor” as a result of the investment. In addition, each “disqualified person” (within the meaning of Section 4975 of the Code) involved could be subject to an excise tax equal to 15% of the amount involved in the prohibited transaction for each year the transaction continues and, unless the transaction is corrected within statutorily required periods, to an additional tax of 100%. The fiduciary of a “benefit plan investor” who decides to invest in us could, under certain circumstances, be liable for prohibited transactions or other violations as a result of their investment in us or as co-fiduciaries for actions taken by or on behalf of us or the Adviser. With respect to a “benefit plan investor” that is an IRA that invests in us, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiaries, could cause the IRA to lose its tax-exempt status.
Prospective investors that are Plans should consult with their own legal, tax, financial and other advisors prior to investing to review these implications in light of such investor’s particular circumstances. The sale of our common shares to any Plan is in no respect a representation by us or any other person associated with the offering of our common shares that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.
General Risk Factors
We depend on the availability of public utilities and services, especially for water and electric power. Any reduction, interruption or cancellation of these services may adversely affect us.
Public utilities, especially those that provide water and electric power, are fundamental for the sound operation of our assets. The delayed delivery or any material reduction or prolonged interruption of these services could allow tenants to terminate their leases or result in an increase in our costs, as we may be forced to use backup generators or other replacements for the reduced or interrupted utilities, which also could be insufficient to fully operate our facilities and could result in our inability to provide services.
Certain properties may require permits or licenses.
A license, approval or permit may be required to acquire certain investments and their direct or indirect holding companies (or registration may be required before an acquisition can be completed). There can be no guarantee of when and if such a license, approval or permit will be obtained or if the registration will be effected.
We may incur contingent liabilities in connection with the disposition of investments.
In connection with the disposition of an investment, we may be required to make certain representations about the business, financial affairs and other aspects (such as environmental, property, tax, insurance, and litigation) of such investment typical of those made in connection with the sale of a business or other investment comparable to the investment being sold. We may also be required to indemnify the purchasers of such investment to the extent that any such representations are inaccurate or with respect to certain potential liabilities. These arrangements may result in the incurrence of contingent liabilities for which the Adviser may establish reserves or escrow accounts.
We will face risks associated with hedging transactions.
We may utilize a wide variety of derivative and other hedging instruments for risk management purposes, the use of which is a highly specialized activity that may entail greater than ordinary investment risks. Any such derivatives and other hedging transactions may not be effective in mitigating risk in all market conditions or against all types of risk (including unidentified or unanticipated risks), thereby resulting in losses to us. Engaging in derivatives and other hedging transactions may result in poorer overall performance for us than if we had not engaged in any such transaction, and the Adviser may not be able to effectively hedge against, or accurately anticipate, certain risks that may adversely affect our investment portfolio. In addition, our investment portfolio will always be exposed to certain risks that cannot be fully or effectively hedged, such as credit risk relating both to particular securities and counterparties as well as interest rate risks. See “— We may invest in derivatives, which involve numerous risks” above.

ITEM 2   FINANCIAL INFORMATION
Management’s Discussion and Analysis of Financial Condition and Results of Operations
Overview
We are a Maryland statutory trust formed on February 6, 2023. Our investment strategy is focused primarily on originating, acquiring, financing and managing a portfolio of high-quality commercial real estate assets that are primarily long-term leased under net lease structures to tenants for whom the properties are mission critical, meaning essential to the continuance of their business operations. We will also prioritize investing in real estate sectors such as industrial (eCommerce), manufacturing (on-shoring and near-shoring) and healthcare (aging demographics). To a lesser extent, we may invest in CRE debt investments.
We are an externally advised, perpetual-life REIT formed to pursue the following investment objectives:
•
Preserve and protect invested capital;

•
Provide attractive current income in the form of predictable, stable cash distributions;

•
Realize appreciation in NAV from differentiated sourcing, investment selection, structuring and proactive asset management; and

•
Provide an investment alternative for shareholders seeking to allocate a portion of their long-term investment portfolios to commercial real estate and private credit funds with the potential for additional upside through real estate tax advantages and appreciation potential, and with potentially lower volatility than publicly-traded real estate companies.

We may not achieve our investment objectives. See “Item 1A Risk Factors.”
We intend to elect and qualify to be taxed as a REIT under the Code commencing with our taxable year ending December 31, 2024.
Our board of trustees will at all times have ultimate oversight and policy-making authority over us, including responsibility for governance, financial controls, compliance and disclosure. Pursuant to the Advisory Agreement, however, we have delegated to the Adviser the authority to source, evaluate and monitor our investment opportunities and make decisions related to the acquisition, management, financing and disposition of our assets, in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our board of trustees.
We are not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting real estate generally, that may be reasonably anticipated to have a material impact on either capital resources or the revenues or income to be derived from acquiring properties or real estate-related securities, other than those referred to in this Registration Statement.
Basis of Presentation
Our financial statements will be prepared in accordance with U.S. GAAP, which requires the use of estimates, assumptions and the exercise of subjective judgment as to future uncertainties.
Revenues
As of January 11, 2024, we have not engaged in principal operations nor generated any revenues.
Our entire activity since inception to January 11, 2024, was our initial capitalization and preparation for our proposed fundraising through our private offering. We were initially capitalized through the purchase by MSREI Holding, a wholly owned subsidiary of Morgan Stanley, of 50 common shares for an aggregate purchase price of $1,000 on October 20, 2023. In addition, on November 22, 2023, we entered into a $125 million warehouse funding facility with MSREI Holding. As of December 31, 2023, the outstanding principal balance under the warehouse funding facility was approximately $28.8 million, which amount was drawn in connection with the Company acquiring its initial investments in accordance with its investment guidelines.

As of January 11, 2024, we have not acquired any investments with the net proceeds from our private offering. The number and type of investments that we acquire will depend upon market conditions, the amount of proceeds we raise in the private offering and other circumstances existing at the time we are acquiring such assets.
We plan to focus on senior secured floating rate investments, secured by high quality real assets to generate current cash flow. We seek to identify attractive risk-reward investments by financing high quality real assets with substantial borrower equity and plan to partner with well-known sponsors with real assets in primarily gateway and select secondary markets. We expect to create synergies with Morgan Stanley’s existing debt capabilities by leveraging its significant scale and existing relationships to source high quality lending opportunities.
Expenses
Management Fee
For a discussion of the management fee payable to the Adviser, see “Item 1 Business — Description of Business — Advisory Agreement.”
Performance Participation
For a discussion of the performance participation allocation interest held by the Special Limited Partner in the Operating Partnership, see “Item 1 Business — Description of Business — Advisory Agreement.”
Shareholder Servicing Fee
For a discussion of the shareholder servicing fee payable to the Dealer Manager, see “Item 7 Certain relationships and Related Transactions, and Trustee Independence — Dealer Manager Agreement” below.
Organizational and Offering Expenses and Operating Expenses
For a discussion of the organizational and offering expense and operating expense reimbursement to the Adviser, see “Item 1 Business — Advisory Agreement.”
Interest Expense
On November 22, 2023, we entered into a $125 million warehouse funding facility with MSREI Holding. As of December 31, 2023, the outstanding principal balance under the warehouse funding facility was approximately $28.8 million, which amount was drawn in connection with the Company acquiring its initial investments in accordance with its investment guidelines, and interest payable was approximately $69,000 based on an average interest rate of 6.83% and an average spread of 1.49%.
Financial Condition, Liquidity and Capital Resources
As of January 11, 2024, we are in our organizational period and have not yet commenced principal operations or generated any revenues. We expect that principal operations will commence when we issue common shares in the initial closing of our private offering.
Through the Morgan Stanley Equity Investment, Morgan Stanley and/or its affiliates has agreed to purchase from the Company a total of $25 million of our Class E shares or Operating Partnership units, at a price per share equal to the Company’s most recently determined NAV of the Class E shares/Class E Operating Partnership units, or if an NAV has yet to be calculated, then $20.00. As of January 11, 2024, Morgan Stanley and its affiliates have made an initial capital contribution of $1,000 in cash, in exchange for 50 common shares. The Company may issue additional Class E shares to Morgan Stanley in connection with the Company’s acquisition of additional assets in the future.
We expect to generate cash primarily from (i) the net proceeds of our continuous private offering, (ii) cash flows from our operations, (iii) our warehouse funding facility with MSREI Holding and any financing arrangements we may enter into in the future and (iv) any future offerings of our equity or debt securities.

Our primary use of cash will be for (i) origination or acquisition of net lease assets, CRE debt investments and other real estate-related debt investments, (ii) the cost of operations (including the management fee and performance participation), (iii) debt service of any borrowings, (iv) periodic repurchases, including under our share repurchase plan (as described herein), and (v) cash distributions (if any) to the holders of our common shares to the extent declared by our board of trustees.
Quantitative and Qualitative Disclosures about Market Risk
The primary components of our market risk are related to interest rates, credit spreads, credit market values, liquidity and foreign currency exchange rates. While we do not seek to avoid risk completely, we believe that risk can be quantified from historical experience, and we seek to actively manage that risk, to earn sufficient compensation to justify taking those risks and to maintain capital levels consistent with the risks we undertake.
Interest Rate Risk
Interest rate risk is highly sensitive to many factors, including governmental, monetary and tax policies, domestic and international economic and political considerations, and other factors beyond our control. Our net interest income is exposed to interest rate volatility primarily as a result of the floating rate nature of the investments we hold and the financing we place on them. Additionally, we may use company-level facilities featuring floating interest rates for liquidity and working capital purposes. Furthermore, we may make investments in fixed and floating rate debt securities; the value of our positions may increase or decrease depending on interest rate movements. Finally, interest rate changes may impact the demand for loans and the availability of financing needed to expand our investment portfolio.
A rise in the general level of interest rates can be expected to lead to higher debt service payment requirements relative to any variable rate investments we hold and to declines in the value of any fixed rate investments we may hold. Rising interest rates carry default risk to our borrowers, because cash flows from underlying properties may fall below the debt service payments due to us on the investments, triggering borrower liquidity covenants. Therefore, we expect to protect property cash flows by requiring borrowers to purchase interest rate caps, which provides a hedge against rising interest rates, whereby the borrower will receive excess cash if interest rates exceed predetermined strike prices. Furthermore, rising interest rates also cause our overall cost of borrowing to increase, partially or fully, offsetting any increase in elevated debt service payments received on our variable rate investments. In general, we will seek to match the interest rate characteristics of our investments with the interest rate characteristics of any related financing obligations. In instances where the interest rate characteristics of an investment and the related financing obligation are not matched, we may mitigate such interest rate risk through the utilization of interest rate derivatives of the same duration. Given our target leverage ratios, an increase in interest rates may result in an increase in our net investment income and the amount of the performance participation allocation payable to the Special Limited Partner.
A decline in interest rates can be expected to lead to lower debt service payments received from any variable rate investments we may hold, decreases in the interest income earned on any floating rate investments we hold, and increases in the value of any fixed rate investments we hold. To mitigate the impact of reduced earnings as a result of declining interest rates, we expect to structure interest rate floors into each loan where the borrower will be required to pay minimum interest payments should interest rates fall below a predetermined rate. Additionally, reduced interest rates also cause our overall cost of borrowings to decrease. Because our borrowings do not typically feature interest rate floors, but our variable rate investments feature minimum interest payments due to us, declining interest rates may result in an increase to the Company’s net interest income and an increase in the amount of the performance participation allocation payable to the Special Limited Partner.
Credit Spread Risk
Credit spread risk is the risk that interest rate spreads between two different financial instruments will change. In general, U.S. fixed-rate commercial mortgage loans and CMBS are priced based on a spread to U.S. Treasury securities or interest rate swaps. We will generally benefit if credit spreads narrow during the time that we hold a portfolio of mortgage loans, CMBS and/or CLO investments, and we may experience losses if credit spreads widen during the time that we hold a portfolio of mortgage loans, CMBS and/or CLO investments. We actively monitor our exposure to changes in credit spreads and we may enter into credit total return swaps or take positions in other credit-related derivative instruments to moderate our exposure to losses associated with a widening of credit spreads.
Credit Risk
We are exposed to credit risk in our investments with respect to a borrower’s ability to make required debt service payments to us and repay the unpaid principal balance in accordance to the terms of the loan agreement. We manage this risk by conducting a credit analysis prior to making an investment and by actively monitoring our portfolio and the underlying credit quality, including subordination and diversification, of our investments on an ongoing basis. In addition, we re-evaluate the credit risk inherent in our investments on a regular basis taking into consideration a number of fundamental macro-economic factors such as gross domestic product, unemployment, interest rates, capital markets activity, retail sales, store closing/openings, corporate earnings, housing inventory, affordability and regional home price trends.
We are exposed to credit risk with respect to the tenants that occupy properties that serve as collateral to our investments. To mitigate this risk, we seek to avoid large single tenant exposure and we undertake a credit evaluation of major tenants prior to making a loan. This analysis includes extensive due diligence of a potential tenant’s creditworthiness and business, as well as an assessment of the strategic importance of the property to the tenant’s core business operations.
Finally, we may be exposed to counterparty credit risk under the terms of a derivative contract. If the fair value of a derivative contract is positive, the counterparty will owe us, which creates credit risk for us. If the fair value of a derivative contract is negative, we will owe the counterparty and, therefore, do not have credit risk. We may seek to mitigate the credit risk associated with derivative instruments by entering into transactions with high-quality counterparties.
Market Value Risks
We may also be exposed to market value risk with respect to the fair value of our investments, including debt securities, and borrowings due to changes in market conditions, including credit spreads, interest rates, property cash flows, and commercial property values that serve as collateral. We seek to manage our exposure to market risk by originating or acquiring investments secured by different property types located in diverse, but liquid markets, with stable credit ratings. The fair value of our investments may fluctuate, therefore the amount we will realize upon any repayment, sale, or an alternative liquidation event is unknown.
Commercial property values are subject to volatility and may be adversely affected by a number of factors, including: national, regional and local economic conditions; local real estate conditions; changes or continued weakness in specific industry segments; construction quality, age and design; demographic factors; and retroactive changes to building or similar codes and/or tax and legal considerations. Changes in commercial property values are difficult to predict with accuracy. We model a range of valuation scenarios and the resulting impacts to our investments.
Liquidity Risk
Market disruptions may lead to a significant decline in transaction activity in all or a significant portion of the asset classes in which we intend to invest and may at the same time lead to a significant contraction in short-term and long-term debt and equity funding sources. A decline in liquidity of real estate and real estate-related investments, as well as a lack of availability of observable transaction data and inputs, may make it more difficult to sell our investments or determine their fair values. As a result, we may be unable to sell investments, or only be able to sell investments at a price that may be materially different from the fair values presented. Also, in such conditions, there is no guarantee that the Company’s borrowing arrangements or other arrangements for obtaining leverage will continue to be available or, if available, will be available on terms and conditions acceptable to us. In addition, a decline in market value of our assets may have particular adverse consequences in instances where we borrowed money based on the fair value of our assets. A decrease in the market value of the our assets may result in the lender requiring it to post additional collateral or otherwise sell assets at a time when it may not be in our best interest to do so.
Foreign Currency Risk
Our loans and investments that are denominated in a foreign currency are also subject to risks related to fluctuations in exchange rates. We generally expect to mitigate this exposure by matching the currency of our foreign currency assets to the currency of the borrowings that finance those assets. As a result, we expect to substantially reduce our exposure to changes in portfolio value related to changes in foreign exchange rates.
We intend to hedge our net currency exposures in a prudent manner. In doing so, we generally expect to structure our foreign currency hedges so that the notional values and expiration dates of our hedges approximate the amounts and timing of future payments we expect to receive on the related investments. However, our currency hedging strategies may not eliminate all of our currency risk due to, among other things, uncertainties in the timing and/or amounts of payments received on the related investments, and/or unequal, inaccurate, or unavailable hedges to perfectly offset changes in future exchange rates. Additionally, we may be required under certain circumstances to collateralize our currency hedges for the benefit of the hedge counterparty, which could adversely affect our liquidity.

ITEM 3   PROPERTIES
Our principal office is located at 1585 Broadway, 33rd Floor, New York, New York 10036. As part of the Advisory Agreement, the Adviser is responsible for providing office space and office services required in rendering services to us. We consider these facilities to be suitable and adequate for the management and operations of our business.

ITEM 4   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
We have not yet commenced commercial activities. MSREI Holding made an initial capital contribution of $1,000 in cash, in exchange for 50 common shares. MSREI Holding currently holds all of the outstanding common shares issued by the Company, and, as of March 8, 2024, MSREI Holding was our only shareholder. The board of directors of MSREI Holding is currently comprised of Peter Harned, John Klopp and Christie Park. MSREI Holding is a wholly-owned subsidiary of Morgan Stanley, a publicly-traded company governed by a board of directors. The address for MSREI Holding is in care of our principal executive offices at 1585 Broadway, 33rd Floor, New York, New York 10036.

ITEM 5   TRUSTEES AND EXECUTIVE OFFICERS
We operate under the direction of our board of trustees. Our board of trustees is currently comprised of one trustee, Douglas Armer. Our board of trustees will retain the Adviser to manage our investments, subject to supervision by the board of trustees.
Upon the initial closing of our private offering, our board of trustees will have four members, three of whom will be independent trustees, as defined by our Declaration of Trust. A description of definition of “independent trustee” is found in “Item 7 Certain relationships and Related Transactions, and Trustee Independence — Trustee Independence” below.
Each trustee will hold office until his or her death, resignation, removal, disqualification or adjudication of legal incompetence or the election and qualification of his or her successor. The address for our trustee and each of our executive officers is c/o 1585 Broadway, 33rd Floor, New York, New York 10036.
Executive Officers and Trustee Nominees
Information regarding our executive officers and trustee nominees are set forth below:
Name	Age*	Position	Position Held Since
Lauren Hochfelder	45	Executive Chairperson and Trustee Nominee	2023
Douglas Armer	48	Chief Financial Officer and Head of Capital Markets	2023
Henry D’Alessandro	60	Head of Credit	2023
David Gross	38	Head of Acquisitions	2023
Christian Wenzel	46	Secretary	2023
Craig R. Callen	69	Independent Trustee Nominee	N/A
Kathleen Barthmaier	43	Independent Trustee Nominee	N/A
Lawrence Schloss	70	Independent Trustee Nominee	N/A

*
As of March 8, 2024.

Biographical Information
Trustee Nominees
The biographical information of each of our trustee nominees, which are expected to be elected to our board of trustees in connection with the initial closing of our private offering is set forth below:
Non-Independent Trustee
Lauren Hochfelder.   Lauren Hochfelder is a Managing Director of Morgan Stanley, Co-Chief Executive Officer of MSREI and Head of MSREI Americas. Prior to her role as Co-Chief Executive Officer of MSREI, Ms. Hochfelder served as Deputy Chief Investment Officer of MSREI from 2019 until her Co-Chief Executive Officer appointment, and has served as Head of MSREI Americas since 2016. Ms. Hochfelder joined MSREI in 2000 and has been focused on investing on behalf of MSREI’s global value-add / opportunistic and regional core funds since then. She has over 23 years of investing experience. Ms. Hochfelder graduated magna cum laude and with distinction from Yale University with a B.A. in Ethics, Politics & Economics. Ms. Hochfelder is a trustee nominee on account of her vast real estate experience and her leadership within Morgan Stanley and MSREI.
Independent Trustees
Craig R. Callen.   Mr. Callen has served on the board of directors of Omega Healthcare Investors, Inc. (NYSE: OHI) since 2013 and currently serves as Chairman of the Board of Directors of OHI and its Investment Committee and is a member of its Nominating & Governance and Audit Committees. Previously, Mr. Callen served as a director on the board of directors of HMS Holdings Inc. (NASDAQ:HMSY) until its sale in April 2021, where he was Chair of the Compensation Committee and the M&A Committee and sat on the Nominating & Governance Committee. Mr. Callen also previously served as a director on the board of directors of Symbion, Inc., a Crestview Partners portfolio company, where he was a Senior Advisor from 2009 until 2016. Crestview is a Private Equity firm with over $10.0 Billion under management. In addition, Mr. Callen served as a director on the boards of Kinetic Concepts, Inc. (NYSE:KCI) and Sunrise Senior Living (NYSE:SRZ).
Mr. Callen previously was Senior Vice President and Member of the Executive Committee and Office of the Chairman at Aetna, and, prior to that, Head of US Health Care Investment Banking at Credit Suisse and Co-Head of Health Care Investment Banking at Donaldson Lufkin & Jenrette.
Mr. Callen has had extensive experience on each of, Nominating & Governance, Audit, Compensation, M&A, Technology, Strategy, Investment and Independent Director’s Committees. As a result of his decades of experience working directly with and on corporate boards, he is acknowledged as a seasoned and constructive addition to complex problem solving in the boardroom. His professional career and board service experience with payers, providers, devices, HCIT, senior care, biologics and REITs, contributes to his informed perspective. He is a graduate of the Harvard Business School and of Boston University. Mr. Callen currently serves in leadership positions as a Director or Trustee of multiple not for profit organizations.
Mr. Callen is a trustee nominee on account of his financial and operating experience as an advisor, investment banker and board member in the healthcare industry and comprehensive experience in audit, accounting and financial reporting matters.
Kathleen (Katie) Barthmaier.   Since 2022, Ms. Barthmaier has served as a private investor, consultant and advisor working with various companies on corporate strategic development and implementation. She was a Founder and, from 2019 to 2020, served as Chief Executive Officer of NewLake Capital Partners Inc., OTCMKTS: NLCP (formerly, GreenAcreage Real Estate Corp.), a REIT serving the cannabis industry. Ms. Barthmaier directly raised $141 million for GreenAcreage, fully invested it in under a year to create a diversified portfolio and architected the growth strategy for the company. Prior to GreenAcreage, from 2004 to 2018, Ms. Barthmaier was a Managing Director of Investments at W. P. Carey Inc. (NYSE: WPC), one of the leading and largest net lease REITs in the country, where she acquired over $2 billion in properties. Ms. Barthmaier is a proven leader with nearly twenty years of real estate investment, credit assessment and underwriting experience, primarily focused on sale leaseback and build to suit transactions. She expertly blends an entrepreneurial mindset with deliberate investment fundamentals to drive growth and manage risk. Ms. Barthmaier graduated magna cum laude from the Wharton School at the University of Pennsylvania and was a Fulbright Scholar in Mexico City.
Ms. Barthmaier is a trustee nominee on account of her vast real estate investment, credit assessment and underwriting experience.
Lawrence Schloss.   Mr. Schloss has served as a Senior Advisor at Marathon Asset Management, L.P. since 2018 and independent trustee of Ares Private Markets Fund since 2023. Since 1990, Mr. Schloss has served as on the board of directors of the New York Police & Fire Widows' and Children's Benefit Fund and currently serves as the Vice Chairman of the Board of Directors. Since 2015, Mr. Schloss has served on the board of directors of Girls Who Invest and, from 2007 to 2022, served as a member of the Board of Trustees of Tulane University.
Previously, he was the President of Angelo, Gordon & Co., L.P., a $26 billion alternative asset investment manager, from November 2013 to March 2016. Before joining Angelo, Gordon & Co., L.P., from 2010 to 2013, Mr. Schloss was the New York City Deputy Comptroller for Asset Management and Chief Investment Officer for the $145 billion New York City Retirement Systems. As a representative of the New York City Comptroller, he was appointed a trustee of The Teachers' Retirement System of the City of New York, The New York City Employees’ Retirement System, New York City Police Pension Fund and New York City Fire Pension Fund. Previously, from 2004 to 2010, he was Chief Executive Officer and co-founder of Diamond Castle Holdings, a private equity firm. Mr. Schloss was Global Head of Credit Suisse First Boston Private Equity, where he was responsible for $32 billion of alternative assets under management and a member of the Credit Suisse First Boston Executive Board. Mr. Schloss spent 22 years at Donaldson, Lufkin & Jenrette, from 1978 to 2000, rising to Chairman of DLJ Merchant Banking, investing in private equity, real estate, and mezzanine debt on four continents.

Mr. Schloss holds a B.A. degree from Tulane University and an M.B.A. degree from The Wharton School of the University of Pennsylvania.
Mr. Schloss is a trustee nominee on account of his extensive experience in the investment management industry and prior service as a trustee/director on various boards of trustees/directors of public and private companies.
Executive Officers
Each officer holds office at the pleasure of our board of trustees until his or her successor is duly appointed and qualified or until their earlier death, resignation or removal. The biographical information for each of our executive officers are set forth below. Ms. Hochfelder’s biographical information is provided in the section of this Registration Statement on Form 10 entitled “Item 5 Trustees and Executive Officers — Trustee Nominees.”
Douglas Armer, Chief Financial Officer and Head of Capital Markets.   Douglas Armer is a Managing Director of Morgan Stanley, and Chief Financial Officer and Head of Capital Markets of the Company. Mr. Armer is a senior member of MSREI based in New York where he is responsible for capital markets and finance activities on the platform in the United States. Prior to joining Morgan Stanley in 2023, Mr. Armer was an Executive Vice President and Head of Capital Markets at Blackstone Mortgage Trust, Inc. as well as a Managing Director at Blackstone sitting on the Blackstone Real Estate Debt Strategies group investment committee and involved with capital markets management at Blackstone Real Estate Income Trust, Inc. (BREIT). Before joining Blackstone in 2012, Mr. Armer was a Managing Director at Capital Trust, Inc. where he handled Capital Trust’s capital markets and finance activities as well as regulatory matters. Prior to joining Capital Trust, Inc. in 2004, Mr. Armer was responsible for developing the India-based capital markets group of Global Realty Outsourcing. Previously Mr. Armer held positions in investment banking at Gerard Klauer Mattison and at PaineWebber Commercial Real Estate Securities. Mr. Armer holds a B.A. in Political Science, magna cum laude, from the University of Rochester, where he was inducted into the Phi Beta Kappa honor society. He is currently a trustee of Grace Church School in New York.
Henry (“Hank”) D’Alessandro, Head of Credit.   Henry (“Hank”) D’Alessandro is a Managing Director of Morgan Stanley and Head of Credit of the Company. Hank is Chief Investment Officer of the North Haven Credit Partners II, North Haven Credit Partners III and North Haven Senior Loan Fund. Hank serves as a Senior Advisor to North Haven Credit Partners IV. Hank is a member of Morgan Stanley’s Private Credit and Equity Executive Committee, Conflicts of Interest and Franchise Committee and the Investment Management Investment Risk Working Group. Hank is a member of the North Haven Secured Private Credit Fund Investment Committee and the North Haven Tactical Value Investment Committee. He is based in New York. Hank joined Morgan Stanley in 1997 and most recently was Vice Chairman of North American Leveraged Acquisition Finance and Head of U.S. Financial Sponsor Leveraged Finance. He has more than 30 years of private credit investing and leveraged finance experience. Prior to joining Morgan Stanley, he was a Vice President at Chase Securities Inc. and an Audit Manager at KPMG Peat Marwick. Hank holds a B.S., Magna Cum Laude, from Seton Hall University and an MBA from Cornell University. He is Chairman of Seton Hall University’s Board of Regents and a member of its Board of Trustees. Hank is on the Board of Directors of Strata Worldwide and the New York Men’s Leadership Forum. He is a trustee of Oak Knoll School of the Holy Child.
David Gross, Head of Acquisitions.   David Gross is a Managing Director of Morgan Stanley and Head of Acquisitions of the Company. Mr. Gross is a senior investment professional of MSREI based in New York focused primarily on new investment activity across real estate sectors and strategies and on managing existing investments. Mr. Gross has led over $3 billion of real estate investments for MSREI across all major property types, including net lease, industrial, healthcare, and residential. Prior to joining Morgan Stanley in 2016, Mr. Gross worked at Lazard in its real estate investment banking division where he advised public and private real estate companies and REITs on a range of strategic alternatives, including M&A, leveraged buyouts, asset dispositions and sale-leaseback transactions. Prior to Lazard, Mr. Gross worked as an attorney at Simpson Thacher & Bartlett LLP where he represented institutional investors and private equity sponsors in complex commercial real estate acquisitions, developments, joint ventures and financings. Mr. Gross graduated with a J.D. from Harvard Law School and a B.A., summa cum laude, in Economics from New York University.

Christian Wenzel, Secretary.   Christian Wenzel is an Executive Director in the Legal and Compliance Division within Morgan Stanley and Secretary of the Company. He joined Morgan Stanley in 2015 and is primarily responsible for internal legal coverage for various private investment funds within Global Real Assets (including the Company). Immediately prior to joining Morgan Stanley, Mr. Wenzel was an Executive Director in the Legal and Compliance Division of Citi Private Bank. Prior to that, he was an Associate within the Investment Management Group of Skadden, Arps, Slate, Meagher & Flom LLP. Mr. Wenzel received a J.D. from Vanderbilt University Law School where he was a Managing Editor of the Vanderbilt Law Review, and a dual B.A., summa cum laude, in Economics and Political Science from the University of New Hampshire. He is a member of the bar of the State of New York.
Leadership Structure and Oversight Responsibilities
Our board of trustees is responsible for supervising our business. However, pursuant to our Declaration of Trust and Bylaws, our board of trustees may delegate some of its powers to one or more committees as deemed appropriate by our board of trustees, provided that each committee consists of at least a majority of independent trustees.
We expect our board of trustees to initially establish an audit committee (the “Audit Committee”), but may form additional committees in the future.
Audit Committee
The Audit Committee will be comprised of our three independent trustees. The Audit Committee will operate pursuant to its charter, which will be approved by our board of trustees. It is expected that Mr. Callan, an independent trustee, will serve as the chairperson of the audit committee and qualify as an “audit committee financial expert” as that term is defined by the SEC. The SEC has determined that the audit committee financial expert designation does not impose on a person with that designation any duties, obligations or liability that are greater than the duties, obligations or liability imposed on such person as a member of the audit committee of the board of trustees in the absence of such designation. The charter sets forth the responsibilities of the Audit Committee, which include oversight of the following:
•
our accounting and financial reporting processes;

•
the integrity and audits of our financial statements;

•
our compliance with legal and regulatory requirements;

•
the qualifications and independence of our independent auditors; and

•
the performance of our internal and independent auditors.

In addition, the audit committee selects the independent auditors to audit our annual financial statements and reviews with the independent auditors the plans and results of the audit engagement. The audit committee also approves the audit and non-audit services provided by the independent public accountants and the fees we pay for these services.
The audit committee has adopted procedures for the processing of complaints relating to accounting, internal control and auditing matters. The audit committee oversees the review and handling of any complaints submitted pursuant to the forgoing procedures and of any whistleblower complaints.
Corporate Governance
The individuals who serve as our executive officers have certain responsibilities arising from Maryland law and our Bylaws. These responsibilities include executing contracts and other instruments in our name and on our behalf and such other responsibilities as may be prescribed by our board of trustees from time to time. Our officers will devote such portion of their time to our affairs as is required for the performance of their responsibilities, but they are not required to devote all of their time to us.
A majority of our entire board of trustees may change the number of trustees from time to time, provided that the total number is not less than 1 nor more than 15, unless our Bylaws are amended. Our Declaration Trust provides that a majority of our trustees must be independent trustees, except for a period of up to 60 days after the death, removal or resignation of an independent trustee pending the election of a successor independent trustee. Our Declaration of Trust defines “independent trustee” as a trustee who (a) is not currently, and has not within the prior two years been, an officer, director or employee of Morgan Stanley or any of its affiliates (as defined under the BHCA and its implementing regulations), (b) after the Initial Trustee Election, was not nominated or proposed to be a trustee by Morgan Stanley or any of its affiliates (as defined under the BHCA and its implementing regulations), (c) is not an officer or employee of the Company or any subsidiary of the Company, (d) our board of trustees affirmatively determines has no material relationship with the Company and (e) otherwise satisfies the trustee independence tests provided for in Section 303A.02 of the New York Stock Exchange Listed Company Manual, as may be amended from time to time. We expect that three trustees will be determined by our board of trustees to be independent trustees, giving us a majority independent board of trustees.
For so long as Morgan Stanley or its affiliate acts as investment advisor to us, Morgan Stanley shall have the right to designate one trustee for election to our board of trustees. Furthermore, our board of trustees will be required to consult with Morgan Stanley in connection with filling of any vacancies created by the removal, resignation, retirement or death of any trustee (other than in connection with a removal for cause by shareholders in accordance with our Declaration of Trust).
Each trustee will serve for an initial term of one year or until the date on which our board of trustees calls a meeting for the purpose of the Initial Trustee Election, and until the election and qualification of his or her successor, and then for such term as the board shall determine thereafter or until his or her resignation, removal, death or adjudication of legal incompetence. Although the number of trustees may be increased or decreased, a decrease may not shorten the term of any incumbent trustee. Any trustee may resign at any time or may be removed only for cause by the shareholders upon the affirmative vote of shareholders entitled to cast at least two-thirds of all the votes entitled to be cast generally in the election of trustees. In addition, any trustee may be removed, at any time, but only for “cause” by written instrument, signed by a majority of the trustees, specifying the date when such removal shall become effective. A vacancy on our board of trustees resulting from any cause other than removal for cause by our shareholders, may be filled only by a vote of a majority of the remaining trustees; provided, that if the trustee that ceases to serve as a trustee is an independent trustee, then the successor to such trustee shall be an independent trustee and shall be elected by a majority of the remaining independent trustees. A vacancy on our board of trustees resulting from removal by the shareholders may be filled only by the shareholders. “Cause” is defined in our Declaration of Trust as conviction of a felony or a final judgment of a court of competent jurisdiction holding that such trustee caused demonstrable, material harm to the Company through bad faith or active and deliberate dishonesty.
Our board of trustees will generally meet quarterly or more frequently if necessary. Our trustees are not required to devote all of their time to our business and are only required to devote the time to our business as their duties may require. Consequently, in the exercise of their duties as trustees, our trustees will rely heavily on the Adviser and on information provided by the Adviser. As part of our trustees’ duties, our board of trustees will supervise the relationship between us and the Adviser. Our board of trustees is empowered to approve the payment of compensation to trustees for services rendered to us.
Our board of trustees will adopt written policies on investments and borrowings, the general terms of which are set forth in this Registration Statement. Our board of trustees may revise these policies or establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance. Our board of trustees, including a majority of our independent trustees, intends to review our investment policies with sufficient frequency, and at least annually, to determine that they are in our best interest.
Code of Business Conduct and Ethics.   We will adopt a Code of Business Conduct and Ethics that applies to all of our trustees, officers and employees (if any), and to all of the officers and employees of the Adviser, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions while they are performing services for us. Our Code of Business Conduct and Ethics, as it relates to those also covered by Morgan Stanley’s code of conduct, operates in conjunction with, and in addition to, Morgan Stanley’s code of conduct. Our Code of Business Conduct and Ethics is designed to comply with SEC regulations relating to codes of conduct and ethics.

Corporate Governance Guidelines.   We will adopt corporate governance guidelines to advance the functioning of our board and the audit committee and to set forth the expectations of our board of trustees as to how it and any committees should perform its and their respective functions.

ITEM 6   EXECUTIVE COMPENSATION
(a)   Compensation of Executive Officers
We are externally managed and have no employees. Our executive officers serve as officers of the Adviser and are employees of the Adviser or one or more of its affiliates. The Advisory Agreement provides that the Adviser is responsible for managing our investment activities, as such our executive officers do not receive any cash compensation from us or any of our subsidiaries for serving as our executive officers but, instead, receive compensation from the Adviser. In addition, we do not reimburse the Adviser for compensation it pays to our executive officers. The Advisory Agreement does not require our executive officers to dedicate a specific amount of time to fulfilling the Adviser’s obligations to us under the Advisory Agreement. Accordingly, the Adviser has informed us that it cannot identify the portion of the compensation it awards to our executive officers that relates solely to such executives’ services to us, as the Adviser does not compensate its employees specifically for such services. Furthermore, we do not have employment agreements with our executive officers, we do not provide pension or retirement benefits, perquisites or other personal benefits to our executive officers, our executive officers have not received any nonqualified deferred compensation and we do not have arrangements to make payments to our executive officers upon their termination or in the event of a change in control of us.
A description of the Advisory Agreement and fees that we pay to the Adviser is found in “Item 7 Certain Relationships and Related Transactions, and Trustee Independence” below.
Compensation Committee Interlocks and Insider Participation
We currently do not have a compensation committee of our board of trustees because we do not directly compensate our executive officers or reimburse the Adviser for their compensation. There are no interlocks or insider participation as to compensation decisions required to be disclosed pursuant to SEC regulations.
Trustee Compensation
We intend to compensate each of our non-employee trustees who are not affiliated with the Adviser or Morgan Stanley with an annual retainer, which is expected to be at a market rate in an amount to be determined by our board of trustees, or committee thereof, at a later date, plus an additional annual retainer, which is expected to be at a market rate in an amount to be determined by the Board, or committee thereof, at a later date, for the chairperson of our Audit Committee. We do not intend to pay our trustees additional fees for attending board meetings, but we intend to reimburse each of our trustees for reasonable out-of-pocket expenses incurred in attending board and committee meetings (including, but not limited to, airfare, hotel and food). Our trustees who are affiliated with Morgan Stanley, including the Adviser, will not receive additional compensation for serving on the board of trustees or committees thereof.

ITEM 7   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND TRUSTEE INDEPENDENCE
(a)   Transactions with Related Persons, Promoters and Certain Control Persons
Advisory Agreement; Operating Partnership Agreement
We intend to enter into the Advisory Agreement with the Adviser, pursuant to which we pay the management fee. We have also entered into the Operating Partnership Agreement, pursuant to which the Special Limited Partner is entitled to receive the Performance Allocation. In addition, pursuant to the Advisory Agreement and the Operating Partnership Agreement, we reimburse the Adviser for certain expenses as they occur. See “Item 1 Business — Advisory Agreement.” The Advisory Agreement will be approved by our board of trustees, including our independent trustees.
Dealer Manager Agreement
We intend to enter into a Dealer Manager Agreement with the Dealer Manager, pursuant to which the Dealer Manager will agree to, among other things, manage our relationships with third-party broker-dealers engaged by the Dealer Manager to participate in the distribution of our common shares, which we refer to as “participating broker-dealers,” and other intermediaries and investment professionals. The Dealer Manager also coordinates our marketing and distribution efforts with participating broker-dealers, their registered representatives and other investment professionals with respect to communications related to the terms of the offering, our investment strategies, material aspects of our operations and subscription procedures. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of our common shares. The payments the Dealer Manager makes to participating broker-dealers and other intermediaries and financial professionals may create a conflict of interest by influencing the broker-dealer, intermediary or financial professional to recommend investing in our shares over another investment. Ask your financial professional or visit your intermediary’s website for more information.
The Dealer Manager will be entitled to receive upfront selling commissions of up to 3.0%, and upfront dealer manager fees of up to 0.5%, of the transaction price of each Class T share and Class F-T share sold in the primary offering; however, such amounts may vary at certain participating broker-dealers provided that the sum will not exceed 3.5% of the transaction price. The Dealer Manager will be entitled to receive upfront selling commissions of up to 3.5% of the transaction price of each Class S share and Class F-S share sold in the primary offering. The Dealer Manager will be entitled to receive upfront selling commissions of up to 1.5% of the transaction price of each Class D share and Class F-D share sold in the primary offering. No upfront selling commissions, dealer manager fees or shareholder servicing fees are paid with respect to Class I shares, Class F-I shares or Class E shares. See “Item 11 Description of Registrant’s Securities to be Registered” for a discussion of the differences between our common shares.
In addition, we pay the Dealer Manager selling commissions over time as shareholder servicing fees for ongoing services rendered to shareholders by participating broker-dealers or broker-dealers servicing investors’ accounts, referred to as servicing broker-dealers:
•
with respect to our outstanding Class T shares and Class F-T shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class T shares and Class F-T shares, respectively, consisting of an advisor shareholder servicing fee of 0.65% per annum, and a dealer shareholder servicing fee of 0.20% per annum, of the aggregate NAV of our outstanding Class T shares and Class F-T shares, respectively; however, with respect to Class T shares and Class F-T shares sold through certain participating broker-dealers, the investment professional shareholder servicing fee and the dealer shareholder servicing fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares;

•
with respect to our outstanding Class S shares and Class F-S shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class S shares and Class F-S shares, respectively; and

•
 with respect to our outstanding Class D shares and Class F-D shares equal to 0.25% per annum of the aggregate NAV of our outstanding Class D shares and Class F-D shares, respectively.

We will not pay a shareholder servicing fee with respect to our outstanding Class I shares, Class F-I shares or Class E shares.
The shareholder servicing fees will be paid monthly in arrears. The Dealer Manager will reallow (pay) the shareholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing shareholder services performed by such broker-dealers, and will waive shareholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services. Because the shareholder servicing fees are calculated based on our NAV for our Class T shares, Class F-T shares, Class S shares, Class F-S shares, Class D shares and Class F-D shares, they will reduce the NAV or, alternatively, the distributions payable, with respect to the shares of each such class, including shares issued under our distribution reinvestment plan.
We will cease paying the shareholder servicing fee with respect to any the Class T shares, Class F-T shares, Class S shares, Class F-S shares, Class D shares and Class F-D shares held in a shareholder’s account at the end of the month in which the Dealer Manager in conjunction with the transfer agent determines that total upfront selling commissions, dealer manager fees and shareholder servicing fees paid with respect to such shares would exceed any applicable limit set by a participating broker-dealer set forth in any applicable agreement between the Dealer Manager and a participating broker-dealer at the time such shares were issued. At the end of such month, such Class T shares, Class F-T shares, Class S shares, Class F-S shares, Class D shares and Class F-D shares (and any common shares issued under the DRIP with respect thereto) will convert into a number of Class I shares or Class F-I shares (including any fractional common shares), as applicable, with an equivalent aggregate NAV as such common shares.
In addition, we will cease paying the shareholder servicing fee on the Class T shares, Class F-T shares, Class S shares, Class F-S shares, Class D shares and Class F-D shares on the earliest of (i) a listing of Class I shares or (ii) our merger or consolidation with or into another entity or the sale or other disposition of all or substantially all of our assets, other than in connection with a Conversion Event. If not already converted into Class I shares or Class F-I shares, each such share (including any fractional share) held in a shareholder’s account will automatically and without any action on the part of the holder thereof convert on the earliest of (i) a listing of Class I shares or (ii) our merger or consolidation with or into another entity or the sale or other disposition of all or substantially all of our assets, other than in connection with a Conversion Event.
Indemnification Agreements with Trustees and Officers
We intend to enter into indemnification agreements with our trustees and officers. The indemnification agreements are intended to provide our trustees and officers the maximum indemnification permitted under Maryland law and our Declaration of Trust. Each indemnification agreement provides that we shall indemnify the trustee or officer who is a party to the agreement including the advancement of legal expenses, if, by reason of his or her status with the Company, such trustee or officer is, or is threatened to be, made a party to or a witness in any threatened, pending, or completed proceeding, other than a proceeding by or in the right of the Company. For more information, see “Item 12 Indemnification of Trustees and Officers” below.
Sale of Shares to MSREI Holding
We were capitalized through the purchase by MSREI Holding of 50 common shares for an aggregate purchase price of $1,000 on October 20, 2023. These shares were issued and sold in reliance upon the available exemptions from registration requirements of Section 4(a)(2) of the Securities Act.
Potential Conflicts of Interest
Various potential and actual conflicts of interest may arise from the overall investment activities of Morgan Stanley and its affiliates. The following briefly summarizes some of these conflicts but is not intended to be an exclusive list of all such conflicts. Any references to Morgan Stanley in this section includes its affiliates, partners, members, shareholders, officers, directors and employees.

Nonpublic Information; Differing Information Rights
Your rights to information regarding the Company will be specified, and strictly limited, in our Declaration of Trust and Bylaws. It is expected that confidential or material nonpublic information regarding a portfolio entity or potential investment opportunity may become available to the Adviser. If such information becomes available to the Adviser, the Company may be precluded (including by applicable law or internal policies or procedures) from pursuing an investment or exit opportunity with respect to such portfolio entity or investment opportunity, or restrictions may be imposed on an investment or exit opportunity with respect to such portfolio entity. In addition, as a result of the Adviser’s policies regarding disclosure of security holdings of Morgan Stanley and Other Morgan Stanley Accounts, the Company may dispose of an investment sooner than desired or take another action with respect to such investment. The Adviser may also from time to time be subject to contractual “stand-still” obligations and/or confidentiality obligations that may restrict its ability to acquire certain investments on behalf of the Company. In addition, Morgan Stanley may be precluded from disclosing such information to the Adviser or any member of the Company’s investment team even in circumstances in which the information would benefit the Company if disclosed. Therefore, the Adviser may not be provided access to material non-public information in the possession of Morgan Stanley that might be relevant to an investment decision to be made by the Company, and the Company may initiate a transaction or sell an investment that, if such information had been known to it, may not have been undertaken. In addition, certain members of the Company’s investment team and Investment Committee may be recused from certain Investment-related discussions, including investment committee meetings, so that such members do not receive information that would limit their ability to perform functions of their employment with Morgan Stanley unrelated to the Company.
In addition, certain shareholders may also be investors in other investment funds sponsored or managed by Morgan Stanley. Shareholders may also include affiliates of Morgan Stanley, such as Other Morgan Stanley Accounts, charities or foundations associated with Morgan Stanley personnel and/or Morgan Stanley employees. It is also possible that the Company or its investments may be counterparties or participants in agreements, transactions or other arrangements with a shareholder or an affiliate of a Shareholder. Such shareholders described in the previous sentences may therefore have different information about Morgan Stanley and the Company than shareholders not similarly positioned.
Performance Participation Allocation
The Special Limited Partner, an affiliate of Morgan Stanley and the Adviser, has a performance participation interest in the Operating Partnership, which may create an incentive for the Adviser to make more speculative investments for the Company than it would otherwise make in the absence of such performance-based distributions. Furthermore, investments made with third parties in joint ventures or other entities may involve carried interests and/or other fees payable to such third party partners or co-investors, which could also create an incentive for such parties to take risks with respect to such investments. In addition, the method of calculating the carried interest and/or the preferred return may result in conflicts of interest between the Adviser, on the one hand, and the investors, on the other hand, including with respect to the management and disposition of investments.
Investments by Other MSREI Clients
While the Adviser believes our investment objectives, guidelines and strategy are generally distinct from Other MSREI Clients, our investment objectives, guidelines and strategy may sometimes overlap with those of existing Other MSREI Clients that are actively investing and with future Other MSREI Clients. However, the Adviser believes there will be sufficient investment opportunities for us within our investment guidelines because of the scale of the real estate market. This overlap will from time to time create conflicts of interest.
Subject to the exclusivity held by certain Other MSREI Clients, to the extent Other MSREI Clients have investment objectives that overlap with ours, there may from time to time be investment opportunities that meet the investment parameters of both us and one or more Other MSREI Clients. As such, conflicts of interest may arise with respect to the potential allocation of an investment opportunity made available to MSREI where such investment opportunity may be suitable for more than one Other MSREI Client. To reduce potential conflicts of interest and to attempt to allocate such investment opportunities in a fair and equitable manner, MSREI has implemented the Allocation Policy, which is intended to give all clients of MSREI, including us, fair access to new real estate investment opportunities made available to such clients. Each client of MSREI, including us, is assigned a portfolio manager by MSREI senior management. The portfolio managers or their designees regularly review current real estate investment opportunities that have been identified by or made available to MSREI. If more than one portfolio manager expresses continued interest in an investment, the allocation decision is escalated to the Allocation Committee for resolution. The Allocation Committee will consider various factors (described below) to allocate opportunities among clients. If, after considering these factors, the Allocation Committee does not unanimously determine that the investment should be allocated to a particular MSREI client, then the opportunity will generally be allocated pursuant to a rotation system.
Factors considered by the Allocation Committee in prioritizing and allocating investment opportunities include, but are not limited to: (i) rights of first offer in favor of certain clients; (ii) investment guidelines, goals or restrictions of the client; (iii) capacity of the client; (iv) existing allocation to similar strategies and the diversification objectives of the client; (v) tax considerations; (vi) legal or regulatory considerations; (vii) with respect to co-investment allocations, whether the co-investor can provide added value to the operations of the business or provide future opportunities to the business of the client; and (viii) other relevant business considerations. MSREI is empowered to take into account other considerations it deems appropriate to ensure a fair and equitable allocation of opportunities. The Allocation Policy is subject to change in the sole discretion of MSREI. For the avoidance of doubt, underlying portfolio entities of an Other MSREI Client will not be subject to the Allocation Policy.
In addition, MSREI sponsors the Opportunistic Funds, which will be accorded a preference with respect to each investment opportunity that is deemed by MSREI to be an “opportunistic” real estate investment opportunity. With respect to each investment opportunity that is deemed by MSREI to be an “opportunistic” real estate investment opportunity, the Opportunistic Funds and certain investors who have or are granted in the future co-investment rights or other existing or potential investors that MSREI determines to offer co-investment alongside the Opportunistic Funds, will be accorded a preference and will have the right to make all or part of any such investment before it is offered to us. Furthermore, other funds or products may in the future be sponsored by Morgan Stanley or its affiliates that may have a preference.
The classification of a potential investment as “opportunistic” or “non-opportunistic” will impact whether such opportunity may potentially be made available to us. This determination will be made by MSREI at the time of its evaluation of an investment opportunity, based on its underwriting of the investment and our target return ranges. Such classifications frequently will be subjective in nature and will be based on a variety of assumptions made in good faith by MSREI at the time of its underwriting. Consequently, an investment that MSREI determines is “opportunistic” and thus not allocated to us, may ultimately achieve a return that is within our target return range. Conversely, an investment that MSREI determines is “non-opportunistic,” and thus allocated to us, may ultimately outperform its underwriting and achieve a return that is outside of our target return range. Accordingly, MSREI will face actual or potential conflicts of interest in making such determinations.
In addition, MSREI may in the future sponsor, manage and/or advise one or more Other MSREI Clients to pursue non-”opportunistic” real estate credit strategies. Such vehicles may pursue a variety of credit-related strategies including, for example, senior mortgages, mezzanine debt or CMBS. These vehicles may seek to originate loans and/or acquire performing or distressed real estate debt on a secondary basis. MSREI may determine to grant such existing or new clients a “preference” or “exclusivity” with respect to certain investment opportunities for such Other MSREI Clients notwithstanding the fact that such investment opportunities may be suitable for the Company.
Further, Other Morgan Stanley Accounts outside of MSREI but within one or more other divisions of Morgan Stanley (including MSIM) have or will have active investment programs that are focused on real estate investing and/or debt investing or otherwise may make real estate investments. For instance, MSIM is an affiliate of the Adviser and offers Real Estate Securities Management, a series of institutional and retail mutual funds, other pooled vehicles and separate accounts implementing a core (and, possibly in the future, a core-plus) investment strategy by investing in publicly traded real estate securities in Asia, Europe and the United States. In addition, certain institutional and retail private equity vehicles as well as other pooled vehicles and separate accounts within MSIM’s Alternative Investment Partners business that may also invest in core and core-plus real estate under certain circumstances. Both of these businesses remain outside of MSREI and to the extent they source real estate opportunities, they would not be subject to the Allocation Policy described above, though they remain subject to Morgan Stanley’s internal conflicts process. In addition, certain Other Morgan Stanley Accounts within MSIM may make real estate investments even if real estate investing is not a central, or even significant, aspect of their investment strategies. For instance, MSIM advises North Haven Tactical Value Fund, an “opportunistic” private equity fund that seeks to invest across asset classes, industries and/or geographies. Although the principal purpose of this and other such Other Morgan Stanley Accounts is to make non-real estate investments, such Other Morgan Stanley Accounts may nonetheless invest a substantial percentage of their respective assets in non-”opportunistic” real estate investment opportunities that would otherwise be appropriate for the Company.
In addition, in March 2018, MSIM completed the acquisition of Mesa West. Mesa West sponsors and manages private investment funds and separate accounts which pursue commercial real estate credit strategies and has over $9 billion of gross assets under management as of June 30, 2023. Mesa West engages in the origination of first mortgage loans on middle-market, value-added and transitional CRE assets throughout the United States. Mesa West operates as a separate business unit within MSIM’s Global Real Assets group, overseen by John Klopp, Head of Global Real Assets. Mesa West has a separate investment team from the MSREI team responsible for the Company.
Mesa West currently manages three CRE credit strategies on behalf of Mesa West Clients: (i) “core” through an open-end commingled fund, (ii) “value-add” through a series of closed-end commingled funds, and (iii) tailored investment mandates through separately managed accounts and single investor “funds of one.” It is possible that Mesa West could originate a CRE credit opportunity that is suitable for both us and Mesa West Clients. In such cases, Mesa West is obligated to offer the Mesa West Clients the first opportunity to make investments in the sourced credit opportunity.
MSIM also currently sponsors the North Haven Secured Private Credit Fund (“NHSPCF”) as a separate business unit within MSIM’s Global Real Assets group, which primarily seeks to invest in credit and related instruments that are of investment grade quality secured by European real estate or infrastructure assets. Morgan Stanley may in the future sponsor, manage and/or advise one or more additional Other Morgan Stanley Accounts (as part of Mesa West, NHSPCF, or through other groups within Morgan Stanley) to pursue other “non-opportunistic” real estate credit strategies (together with the Mesa West Clients and NHSPCF, the “RA Credit Vehicles”). The RA Credit Vehicles may pursue a variety of credit-related strategies including, for example, one or more investment funds, structured vehicles or other collective investment vehicles and accounts investing in distressed debt, subordinated debt, high-yield debt, senior mortgages, preferred equity, mezzanine debt or CMBS and other similar debt or debt-like instruments, and may target borrowers in the U.S., specific non-U.S. jurisdictions or globally. The RA Credit Vehicles may seek to originate loans and/or acquire performing or non-performing real estate debt on a secondary basis and such RA Credit Vehicles may pursue “opportunistic,” “core-plus” or “core” real estate credit strategies. Morgan Stanley may determine to grant such existing or new clients a “preference” or “exclusivity” with respect to certain investment opportunities for such Other Morgan Stanley Accounts notwithstanding the fact that such investment opportunities may be suitable for the Company. As a manager of both the Company and the RA Credit Vehicles, Morgan Stanley owes a fiduciary duty to the RA Credit Vehicles as well as to the Company and will encounter conflicts in the exercise of these duties. For example, if the RA Credit Vehicles were to purchase debt instruments from a real estate company owned by the Company (or if the Company makes or has an investment in or becomes a lender to a company in which any RA Credit Vehicle has a debt investment), Morgan Stanley will, in certain instances, face a conflict of interest in respect of the advice it gives to, or the decisions made with regard to, such RA Credit Vehicle and the Company (e.g., with respect to the terms of such debt instruments, the enforcement of covenants, the terms of recapitalizations and the resolution of workouts or bankruptcies). In addition, to the extent Morgan Stanley causes RA Credit Vehicles to provide debt financing to the Company or its portfolio entities, Morgan Stanley could have incentives to cause the Company or its portfolio entities to accept less favorable financing terms from such RA Credit Vehicle than it would from a third party. The same concerns apply when any of these RA Credit Vehicles, or any Other Morgan Stanley Accounts, invest in a more senior position in the capital structure of a portfolio entity than the Company, even if the form of the transaction is not a financing. In the case of a related party financing between the Company or its portfolio entities, on the one hand, and RA Credit Vehicles or their portfolio entities, on the other hand, Morgan Stanley could, but is not obligated to, rely on a third-party agent to confirm the terms offered by the counterparty are consistent with market terms, or Morgan Stanley could instead rely on its own internal analysis. If however any of Morgan Stanley, the Company, a RA Credit Vehicle or any of their portfolio entities delegates to a third party, such as another member of a financing syndicate, the negotiation of the terms of the financing, the transaction will be assumed to be conducted on an arm’s-length basis, even though the participation of the Morgan Stanley related vehicle impacts the market terms. See also “— Morgan Stanley as Lender” below.
Further, Morgan Stanley and/or its affiliates may invest via controlling investments in commingled funds managed by third-parties in real estate and real estate-related debt and equity securities designed primarily to promote the public welfare, of the type permitted under paragraph (11) of section 5136 of the Revised Statutes of the United States (12 U.S.C. 24), including the welfare of low- and moderate-income communities or families (such as providing housing, services, or jobs) and including investments that qualify for consideration under the regulations implementing the Community Reinvestment Act (12 U.S.C. 2901 et seq.). These investments are intended to address, among other things, the severe shortage of affordable housing across the United States.
In addition, in March 2021, Morgan Stanley completed the acquisition of Eaton Vance, a leading provider of advanced investment strategies and wealth management solutions, with over $500 billion in assets under management at the time the acquisition was announced. Among its investment products, Eaton Vance manages certain private funds that invest a portion of their assets in real property investments.
Morgan Stanley and certain of the Other Morgan Stanley Accounts have routinely made, and will continue to make, investments that fall within the investment objectives of the Company. The organization of a new or successor Other Morgan Stanley Accounts could result in the reallocation of Morgan Stanley personnel, including reallocation of existing real estate professionals, to such Other Morgan Stanley Accounts. Certain members of the Company’s investment team and the Investment Committee may make investment decisions on behalf of both Morgan Stanley and such Other Morgan Stanley Accounts, including Other Morgan Stanley Accounts with investment objectives that overlap with those of the Company.
In some cases, Morgan Stanley or an Other Morgan Stanley Account may invite the Company to co-invest with it or the Adviser may invite Morgan Stanley or an Other Morgan Stanley Account to co-invest with the Company, in either the same or different tiers of an investment’s capital structure. For instance, the Company may acquire a controlling interest in a class or tranche of equity securities of an investment in which a RA Credit Vehicle has a pre-existing debt interest or such RA Credit Vehicle may acquire an interest in a class or tranche of debt securities of an investment in which the Company has a pre-existing controlling equity interest. In circumstances where Morgan Stanley approves a transaction outlined above, the interests of the Company and such RA Credit Vehicle may not always be aligned, which may give rise to actual or potential conflicts of interest and actions taken for the Company may be adverse to such RA Credit Vehicle, or vice versa. To the extent the Company holds investments in the same portfolio entity, property or in an affiliate thereof that are different (including with respect to their relative seniority) than those held by Morgan Stanley or an Other Morgan Stanley Account, the Adviser and Morgan Stanley may be presented with decisions when the interests of the two co-investors are in conflict. If the Company has an equity or debt investment in a portfolio entity in which Morgan Stanley or an Other Morgan Stanley Account has an equity or debt investment elsewhere in the portfolio entity’s capital structure, and if such portfolio entity becomes distressed or defaults on its obligations, Morgan Stanley may have conflicting loyalties between its duties to its shareholders, the Other Morgan Stanley Account, the Company, certain of its other affiliates and the portfolio entity. For example, if additional financing is necessary as a result of financial or other difficulties of a portfolio entity of the Company, it may not be in the best interests of a RA Credit Vehicle, as a holder of debt issued by such company, to provide such additional financing and the ability of the Adviser to recommend such additional financing as being in the best interests of the Company might be impaired. In that regard, actions may be taken for Morgan Stanley or such Other Morgan Stanley Account that are adverse to the Company, or actions may or may not be taken by the Company due to Morgan Stanley’s or such Other Morgan Stanley Account’s investment, which action or failure to act may be adverse to the Company. In addition, it is possible that in a bankruptcy proceeding the Company’s interest may be subordinated or otherwise adversely affected by virtue of Morgan Stanley’s or such Other Morgan Stanley Account’s involvement and actions relating to its investment.

Allocation of Portfolios
Morgan Stanley will, in certain circumstances, have an opportunity to acquire a portfolio or pool of assets, securities and instruments that it determines should be divided and allocated among the Company and certain Other Morgan Stanley Accounts. Such allocations generally would be based on Morgan Stanley’s assessment of the expected returns and risk profile of each of the assets. For example, some of the assets in a pool may have an “opportunistic” return profile, while others may have a lower return profile. Also, a pool may contain both debt and equity instruments that Morgan Stanley determines should be allocated to different funds. In all of these situations, the combined purchase price paid to a seller would be allocated among the multiple assets, securities and instruments in the pool and therefore among the Company and Other Morgan Stanley Accounts acquiring any of the assets, securities and instruments. Similarly, there may be circumstances in which the Company and Other Morgan Stanley Accounts will sell assets in a single or related transactions to a buyer. In some cases a counterparty will require an allocation of value in the purchase or sale contract, though Morgan Stanley could determine such allocation of value is not accurate and should not be relied upon. Morgan Stanley will generally rely upon internal analysis to determine the ultimate allocation of value, though it could also obtain third-party valuation reports. Regardless of the methodology for allocating value, Morgan Stanley will have conflicting duties to the Company and Other Morgan Stanley Accounts when they buy or sell assets together in a portfolio, including as a result of different financial incentives Morgan Stanley has with respect to different vehicles, most clearly when the fees and compensation, including performance-based compensation, earned from the Company and such Other Morgan Stanley Accounts differ.
Morgan Stanley Trading and Principal Investing Activities
Morgan Stanley will generally conduct its sales and trading businesses, publish research and analysis, and render investment advice without regard for the Company’s holdings, although these activities could have an adverse impact on the value of one or more of the Company’s investments or could cause Morgan Stanley to have an interest in one or more portfolio entities that is different from, and potentially adverse to, that of the Company.
Notwithstanding anything to the contrary herein, Morgan Stanley’s sales and trading, financing and principal investing business (whether or not specifically identified as such) will not be required to offer any investment opportunities to the Company. These businesses may encompass, among other things, principal trading activities as well as principal investing. The trading activities of Morgan Stanley (including affiliated funds) and its customers in publicly traded securities and the research recommendations of Morgan Stanley with respect to publicly traded securities may differ from, or be inconsistent with, the interests of and activities which are undertaken for the account of the Company in such securities or related securities. For example, the Company may dispose of securities at a time when Morgan Stanley research is recommending a purchase of such securities. Furthermore, if Morgan Stanley-affiliated funds or accounts invest in securities of publicly traded companies which are actual or potential portfolio entities, the trading activities of those vehicles may differ from or be inconsistent with activities which are undertaken for the account of the Company in such securities or related securities. This may occur because these accounts hold public and private debt and equity securities of a large number of issuers in which the Company may invest or from whom investments may be acquired. The Adviser believes that the participation of Morgan Stanley in the capital markets is a significant factor in ensuring the Adviser’s continuing access to new transactions for investment by the Company. The Adviser will make its own independent determination with respect to the trading activities of the Company, and the Company may not pursue an investment as a result of such trading activities by other Morgan Stanley affiliates.
Morgan Stanley’s sales and trading, financing, and principal investing businesses have acquired or invested, and in the future may acquire or invest, in minority and/or majority control positions in equity or debt instruments of diverse public and/or private companies, including in real estate and real estate-related opportunities. Such activities may put Morgan Stanley in a position to exercise contractual, voting, or creditor rights, or management or other control with respect to securities or loans of portfolio entities or other issuers, and in these instances Morgan Stanley may, in its discretion, act to protect its own interests or interests of clients, and not the interests of the Company.

In addition, Morgan Stanley may engage in a variety of transactions, including entering into derivatives contracts, to limit its exposure to the risk of investments made in the Company and Other Morgan Stanley Accounts. For example, Morgan Stanley may choose to hedge exposures (currency, interest rate, equities or commodities) arising from its investments in, or exposure to, the Company and Other Morgan Stanley Accounts through performance based fees or carried interest. These hedging activities may be inconsistent with the investment or hedging activities undertaken by Morgan Stanley affiliates acting as general partner and/or advisor to the Company or Other Morgan Stanley Accounts. The Company or an Other Morgan Stanley Account may invest in a particular market sector and Morgan Stanley, to hedge its exposures to the investment risks of that sector, may establish a short position in that sector by means of a derivative or other financial product or instrument related to a market index comprised of securities in that same market sector. This short position may be designed to profit from a decline in the price of the securities in that market sector, thus limiting Morgan Stanley’s exposure to the investment risks associated with investing in, or receiving performance-based compensation or having a carried interest in, the Company or such Other Morgan Stanley Account. As a result of and taking into account such hedging, the performance of shareholders in the Company or an Other Morgan Stanley Account who do not engage in hedging on their own may differ materially from those investors (including Morgan Stanley) who do engage in such activities. It should be noted, however, that such hedging activities are not free from risk and that such transactions may result in losses or diminish performance for Morgan Stanley or clients that engage in such activities. In addition, such activities may diminish the alignment of interest between Morgan Stanley and a particular fund’s investors.
Subject to applicable laws, the Company may purchase from or sell assets to, or make investments in, portfolio entities in which Morgan Stanley has or may acquire an interest, including as an owner, creditor, or counterparty.
Allocation of Co-Investments with Other MSREI Clients
If the Adviser determines that the Company should invest less than the amount offered to the Company with respect to an investment opportunity, or if the Adviser determines that the Company should decline an investment opportunity, all or any portion of such investment opportunity remaining after taking into account the investment, if any, by the Company may be presented to any person (including Morgan Stanley, its affiliates or an Other MSREI Client). In any case where a prospective investment involves both real estate and non-real estate assets (such as loan portfolios that include both real estate and non-real estate loans), the Adviser may seek the participation of Other Morgan Stanley Accounts that are interested in the non-real estate assets to assist with the valuation of, and to reduce the Company’s exposure to, the non-real estate assets.
The decision to allocate a particular investment between the Company and Other MSREI Clients may involve conflicts of interest. Further potential conflicts could arise after the investment is consummated where, for example, the investment objectives or financial resources of the co-investing entities differ substantially from those of the Company.
Morgan Stanley’s Real Estate and Investment Banking Activities
Morgan Stanley is involved in a broad range of investment banking activities, as described in the first paragraph of this section. For example, Morgan Stanley often represents potential purchasers and sellers in real estate-related transactions or parties in corporate transactions and may pursue investments on a proprietary basis on its own behalf.
Morgan Stanley advises clients on a variety of mergers, acquisitions and financing transactions. Morgan Stanley may act as an advisor to clients, including Other Morgan Stanley Accounts that may compete with the Company, with respect to investments in which the Company may invest. Morgan Stanley may give advice and take action with respect to any of its clients or proprietary accounts that may differ from the advice given, or may involve an action of a different timing or nature than the action taken, by the Company. Morgan Stanley may give advice and provide recommendations to persons competing with the Company and/or any portfolio investment that are contrary to the best interests of the Company and/or any investment.

Morgan Stanley could be engaged in financial advising, whether on the buy side or sell side, or in financing or lending assignments that could result in Morgan Stanley’s determining in its discretion or being required to act exclusively on behalf of one or more third parties, which could limit the Company’s ability to transact with respect to one or more existing or potential investments. Alternatively, there could be buy-side or sell-side assignments in which the buyer or seller permits the Company to act as a participant in the transaction. In such cases, certain conflicts of interest would be inherent, including those involved in negotiating a purchase price. Morgan Stanley may have relationships with third-party funds, companies or investors who may have invested in or may look to invest in portfolio entities, and there could be conflicts between the best interests of the Company, on the one hand, and the interests of a Morgan Stanley client or counterparty, on the other hand.
Morgan Stanley will continue to accept such assignments after the establishment of the Company. In these cases, such Morgan Stanley client relationships or proprietary investment activities may result in the Company not being able to pursue certain investment opportunities. Alternatively, the Company may be forced to sell or hold existing investments as a result of investment banking relationships or other relationships that Morgan Stanley may have or transactions or investments Morgan Stanley may make or have made. Accordingly, no assurances can be given that all potentially suitable real estate investments will be offered to the Company.
From time to time, Morgan Stanley’s investment banking professionals may introduce to the Company a client that requires equity to complete an acquisition transaction. If the Company pursues the resulting investment, Morgan Stanley could have a conflict in its representation of the client over the price and terms of the Company’s investment. Furthermore, the Company will not generally purchase securities being underwritten by Morgan Stanley, thereby limiting the ability of the Company to make such investments.
Morgan Stanley has long-term relationships with a significant number of property managers, facilities managers, developers, institutions and corporations and their advisors. In determining whether to pursue a particular transaction on behalf of the Company, these relationships will be considered by Morgan Stanley and there may be certain potential transactions that will or will not be pursued on behalf of the Company in view of such relationships. In addition, as a result of such relationships, the Adviser may not be permitted to pursue litigation as vigorously as it may if it were not associated with Morgan Stanley.
In addition, Morgan Stanley could provide real estate and investment banking services to competitors of companies in which the Company invests, as well as to other private equity funds, in which case it will take appropriate steps to safeguard the confidential information of each client. Morgan Stanley is under no obligation to share and may not share any such information with the Company or the Adviser. Such activities may present Morgan Stanley with a conflict of interest vis-à-vis the Company’s portfolio entities and may also result in a conflict with respect to the allocation of investment banking resources to portfolio entities.
To the extent that Morgan Stanley advises creditor, creditor group or debtor companies in the financial restructuring of companies either prior to or after filing for protection under Chapter 11 of the U.S. Bankruptcy Code or similar laws in other jurisdictions, the Adviser’s flexibility in making investments, on behalf of the Company, in such companies or properties owned by such companies undergoing restructuring may be limited.
Morgan Stanley may be engaged to act as a financial advisor to a company in connection with the sale of such company, or subsidiaries or divisions thereof, may represent potential buyers of businesses through its mergers and acquisition activities, and may provide lending and other related financing services in connection with such transactions. Morgan Stanley’s compensation for such activities is usually based upon realized consideration and is usually contingent, in substantial part, upon the closing of the transaction. The Company may be precluded from participating in a loan to the company being sold if the seller has required Morgan Stanley to act exclusively on its behalf. Additionally, there may be seller assignments in which the seller permits the Company to act as a participant in the purchase of the company. In that case, certain conflicts of interest would be inherent in the situation, including those involved in negotiating a purchase price. If Morgan Stanley serves as underwriter with respect to a portfolio entity’s securities, the Company may be subject to a “lock-up” period following the offering under applicable regulations during which time its ability to sell any investments that it continues to hold would be restricted. This may prejudice the Company’s ability to dispose of such securities at an opportune time.
Morgan Stanley may derive ancillary benefits from providing any such services to the Company and/or a portfolio entity, and providing such services may enhance Morgan Stanley’s relationships with various parties, facilitate additional business development and enable Morgan Stanley to obtain additional business and generate additional revenue. In addition, Morgan Stanley may derive ancillary benefits from certain decisions made by the Adviser. While the Adviser will make decisions for the Company in accordance with their obligations to manage the Company appropriately, the fees, allocations, compensation and other benefits to Morgan Stanley (including benefits relating to business relationships of Morgan Stanley) arising from those decisions may be greater as a result of certain portfolio, investment, service provider or other decisions made for the Company than they would have been had other decisions been made, which also might have been appropriate for the Company. Morgan Stanley will not share any of the interest, fees and other compensation discussed herein received by it (including amounts received by the Adviser) with the Company or the investors, and the management fee payable by or on behalf of the Company and the shareholders will not be reduced thereby.
The Adviser, on our behalf, may enter into one or more strategic relationships with certain Morgan Stanley affiliates, including MSWM and Institutional Securities Group (“ISG”), pursuant to which MSWM, ISG or another Morgan Stanley affiliate may refer to us potential investment opportunities, which may include, without limitation, opportunities to acquire, refinance, restructure or dispose of an investment. We may pay referral or other fees to MSWM, ISG and/or another Morgan Stanley affiliate and/or bear certain expenses in connection with such arrangements. In certain cases, Morgan Stanley or its affiliates may have an interest in or represent another party to the transaction and therefore could have a conflict of interest in connection with the transaction. See “Potential Conflicts of Interest — Morgan Stanley and its affiliates will face various conflicts of interest as a result of its relationship with us.”
Fees for Services
Morgan Stanley and its current or former affiliates may perform certain limited services for, and will expect to receive customary compensation from, the Company, the entities in which the Company invests or other parties in connection with transactions related to the Company’s investments. Such compensation could include fees relating to financing, hedging and currency exchange services and/or real estate and loan servicing management with respect to investments in which no joint venture operating partner participates with the Company. These fees will not be shared with the Company or its shareholders, although the Advisory Agreement provides that such fees must be approved by a majority of our trustees (including a majority of our independent trustees) not otherwise interested in such transactions as being on an arm’s-length basis and at competitive market rates. Furthermore, Morgan Stanley will not guarantee the performance by its affiliates of any services provided to the Company.
In particular, the Adviser and its affiliates may receive (i) fees relating to investments for services related to permissible brokerage, capital markets/credit origination, loan servicing, property, insurance, management consulting and other similar operational matters performed by the Adviser or its affiliates on arm’s-length terms and at competitive market rates, (ii) fees for advisory services (including investment banking) provided to entities (or with respect to assets) in which the Company, directly or indirectly, has an interest, on arm’s-length terms and at competitive market rates and (iii) fees at market rates for any other services for the Company or any entity used to acquire, hold or dispose of any investments. The aforementioned fees will not be shared with the Company or its shareholders and may not be the result of arm’s-length negotiations.
In addition, from time to time, the Adviser may request various Morgan Stanley business units, or entities in which Morgan Stanley business units have an economic interest, to provide services to the Company for customary compensation.
Morgan Stanley and its personnel can be expected to receive certain intangible and/or other benefits, discounts and/or perquisites arising or resulting from their activities on behalf of the Company which will not be shared with the Company or its shareholders. For example, airline travel or hotel stays incurred may result in “miles” or “points” or credit in loyalty or status programs, and such benefits and/or amounts will, whether or not de minimis or difficult to value, inure exclusively to the benefit of Morgan Stanley and/or such personnel or related parties receiving them (and not the Company or its shareholders) even though the cost of the underlying service is borne by the Company. The shareholders consent to the existence of these arrangements and benefits.
Morgan Stanley’s Investment Management Activities
Morgan Stanley conducts a variety of investment management activities, including sponsoring investment funds that are registered under the Investment Company Act and subject to its rules and regulations. Such activities also include managing assets of pension funds that are subject to federal pension law and its regulations, management of real estate separate accounts for institutional clients and management of portfolios of publicly traded securities. Such activities may present conflicts of interest if the Company pursues an investment in or transaction involving a company or property in which Morgan Stanley’s investment management clients and investment companies have previously invested or a company or property in which an entity in which Morgan Stanley’s investment management clients or investment companies have previously invested has an interest. In certain situations, the Company may be restricted or precluded from pursuing an investment with respect to any such company or property due to certain regulatory considerations, such as Section 17 of the Investment Company Act.
Portfolio Entity Service Providers
The Company and its portfolio entities may engage portfolio entities of the Company and Other Morgan Stanley Accounts (“Portfolio Entity Service Providers”) to provide some or all of the following services with respect to one or more of the Company’s actual or potential investments: (a) management services with respect to a property (i.e., management by a third party manager of operational services); (b) operational services with respect to a property (i.e., general management of a property’s day to day operations including, without limitation, construction management, leasing services, project management and property management); (c) transaction support services with respect to actual or potential investments (including, without limitation, managing relationships with brokers and other potential sources of investments, sourcing potential investments, coordinating with investors, assembling relevant information, conducting financial and market analyses and modelling, coordinating closing/post-closing procedures for acquisitions, dispositions and other transactions, coordination of design and development activities, overseeing brokers, lawyers, accountants and other advisors, providing in-house legal and accounting services, assistance with due diligence, preparation of project feasibilities, site visits, and specification of technical analysis and review of (i) design and structural work, (ii) architectural, façade and external finishes, (iii) certifications, (iv) operations and maintenance manuals and (v) statutory documents); (d) corporate support services (including, without limitation, accounting, account management, finance, corporate secretarial services, data management, directorship services, human resources, information technology, judicial processes, legal, operational coordination (i.e., coordination with joint venture partners, property managers), risk management, tax and treasury services); and (e) loan servicing and management (including, without limitation, monitoring, restructuring and work-out of performing, sub-performing and nonperforming loans, administrative services, and cash management). Similarly, Other Morgan Stanley Accounts and their portfolio entities may engage Portfolio Entity Service Providers of the Company or Other Morgan Stanley Accounts to provide some or all of these services. Some of the services performed by a Portfolio Entity Service Provider could also be performed by Morgan Stanley from time to time and vice versa. Fees paid by the Company or its portfolio entities to Portfolio Entity Service Providers will not be shared with the Company or offset against the management fees payable by the Company.
Although an operating partner with respect to an investment of the Company would typically co-invest in such investment alongside the Company, Morgan Stanley does not expect a Portfolio Entity Service Provider providing management services with respect to an investment of the Company (i.e., acting as an operating partner) to invest its capital alongside the Company in such investment. However, individual executives of the management team of a Portfolio Entity Service Provider providing such management services with respect to a Company investment may co-invest alongside the Company in such investment as part of such executives’ compensation arrangements with such Portfolio Entity Service Provider to enhance alignment of interest.

Portfolio Entity Service Providers utilized by portfolio entities of the Company or Other Morgan Stanley Accounts will receive compensation for their services, including through incentive based compensation payable to their management teams and other related parties. The incentive based compensation paid to a Portfolio Entity Service Provider with respect to a portfolio entity or property of the Company or Other Morgan Stanley Accounts may vary from the incentive based compensation paid to such Portfolio Entity Service Provider with respect to other portfolio entities or properties of the Company or such Other Morgan Stanley Accounts; as a result the management team of (or other related parties associated with) a Portfolio Entity Service Provider may have greater incentives with respect to certain properties and portfolio entities relative to others, and the performance of certain properties and portfolio entities may provide incentives to retain a Portfolio Entity Service Provider that also services other properties and portfolio entities. Portfolio Entity Service Providers owned by the Company or Other Morgan Stanley Accounts may charge the Company and its portfolio entities for goods and services at rates generally consistent with those available in the market for similar goods and services or, alternatively, may pass through expenses on a cost reimbursement, no-profit or break-even basis, in which case the Portfolio Entity Service Provider allocates costs and expenses directly associated with work performed for the benefit of the Company and its portfolio entities to them, along with any related tax costs and an allocation of such Portfolio Entity Service Provider’s overhead, including some or all of the following: salaries, wages, benefits and travel expenses; marketing and advertising fees and expenses; legal, accounting and other professional fees and disbursements; office space and equipment; insurance premiums; technology expenditures, including hardware and software costs; costs to engage recruiting firms to hire employees; diligence expenses; one-time costs, including costs related to building-out and winding-down a portfolio entity; taxes; and other operating and capital expenditures. Any of the foregoing costs, although allocated in a particular period, may relate to activities occurring outside the period, and therefore the Company could pay more than its pro rata portion of fees for services. Similarly, Other Morgan Stanley Accounts and their portfolio entities may engage Portfolio Entity Service Providers of the Company to provide services, and these Portfolio Entity Service Providers will generally charge for services in the same manner described above, but the Company and its portfolio entities generally will not be reimbursed for any costs incurred (such as start-up costs) relating to such Portfolio Entity Service Providers.
The Company, Other Morgan Stanley Accounts and their respective portfolio entities may enter into joint ventures with third parties to which Portfolio Entity Service Providers will provide services. In some of these cases, the third party joint venture partner may negotiate not to pay its pro rata share of fees, costs and expenses to be allocated as described above, in which case the Company, such Other Morgan Stanley Account and their respective portfolio entities that also use the services of such Portfolio Entity Service Provider will, directly or indirectly, pay the difference, or the Portfolio Entity Service Provider will bear a loss equal to the difference.
Portfolio Entity Service Providers are generally expected to be owned by one or more Morgan Stanley funds, such as the Company and/or Other Morgan Stanley Accounts (including co-investment vehicles). In certain instances, a similar company could be owned by Morgan Stanley directly. Morgan Stanley could cause a transfer of ownership of one of these Portfolio Entity Service Providers from the Company to an Other Morgan Stanley Account, or from an Other Morgan Stanley Account to the Company. The transfer of a Portfolio Entity Service Provider between the Company and an Other Morgan Stanley Account is generally expected to be consummated for minimal or no consideration. Morgan Stanley may, but is not required to, obtain a third party valuation confirming the same, and if it does, Morgan Stanley may rely on such valuation.
Certain U.S. Bank Regulatory Considerations
Morgan Stanley is a bank holding company and has elected financial holding company status under the BHCA. Morgan Stanley and its affiliates are subject to various restrictions under U.S. banking laws and regulations and are also subject to supervision and regulation by the Federal Reserve. See “Item 1A Risk Factors — Risks Related to Our Organizational Structure — Our business may be subject to certain U.S. regulatory regimes applicable to Morgan Stanley and the Adviser, including applicable financial industry rules, which may impact the Adviser’s ability to implement our business strategy and to generate returns to our shareholders” for additional information.

The above-referenced banking laws, rules and regulations and the interpretation thereof by the staff of the Federal Reserve may also restrict the transactions and relationships between Morgan Stanley, on the one hand, and the Company, on the other hand, and may restrict the investments and transactions by the Company.
Morgan Stanley’s status as a bank holding company may result in incremental structuring costs, compliance costs and other related fees and expenses which would not otherwise be borne by the Company (and indirectly by shareholders) were the Company not advised by a bank holding company affiliate.
Brokerage Activities
To the extent permitted by the applicable regulatory authorities, Morgan Stanley will be authorized to engage in transactions in which it acts as a broker for the Company and for another person on the other side of the transaction. The Adviser may, in its discretion, subject to its determination in its discretion that such transactions are on arm’s-length terms, and subject to applicable law (including the Volcker Rule), choose to execute trades or enter into derivative or hedging transactions for portfolio entities with Morgan Stanley, with Morgan Stanley acting as agent and charging a commission or acting as principal and retaining all profits it may realize as a result of such transactions. If Morgan Stanley acts as agent in such a situation, Morgan Stanley may receive commissions from, and have a potentially conflicting division of loyalties and responsibilities regarding, both parties to such transactions. Morgan Stanley may also act as agent for the Company and other clients in selling publicly traded securities simultaneously. In such a situation, transactions will be bundled and clients, including the Company, will receive proceeds from sales based on average prices received, which may be lower than the price that could have been received had the Company sold its securities separately from Morgan Stanley’s other clients.
Morgan Stanley may sponsor, distribute, or refer clients to investment vehicles that compete for opportunities with the Company or otherwise have conflicting interests with respect to the Company.
Multi-Fund Investors / Strategic Partnerships
Morgan Stanley has entered into and may in the future enter into one or more strategic partnerships directly or indirectly with investors (and/or one or more of their affiliates) that commit significant capital to a range of products and investment ideas sponsored by Morgan Stanley. Such arrangements may include the receipt by Morgan Stanley of additional fees or other compensation and Morgan Stanley granting certain preferential terms to such investors, including without limitation specialized reporting, discounts on and/or reimbursement of management fees and/or carried interest applied to some or all of the relevant investment program and/or investment vehicles (including, as applicable, the Company), secondment of personnel from the investor to Morgan Stanley (or vice versa), the referral of potential investment opportunities to such investor based on targeted geographic, sector and other profiles outside the Company (and which referral arrangements may also require payment to Morgan Stanley of management fees, referral fees or other compensation) as well as targeted amounts for co-investments alongside Other Morgan Stanley Accounts (including, without limitation, preferential or favorable allocation of co-investment, and preferential terms and conditions related to co-investment or other participation in Morgan Stanley vehicles (including any carried interest and/or management fees to be charged with respect thereto, as well as any additional discounts or rebates thereof or other penalties that may result if certain target co-investment allocations or other conditions under such arrangements are not achieved)). In connection with the foregoing, when making investment allocation decisions with respect to the Company and Other Morgan Stanley Accounts, Morgan Stanley may be incentivized to allocate all or a portion of such potential investments to one or more strategic partnership investors.
Morgan Stanley As Lender
Morgan Stanley is engaged in the business of making, underwriting and syndicating senior and other loans to corporate and other borrowers, which, to the extent permitted by applicable law, including the applicable restrictions of the Volcker Rule, may include the owners of properties in which the Company has invested or will consider investing. To the extent permitted by applicable law, including the applicable restrictions of the Volcker Rule, the Company may invest in transactions in which Morgan Stanley acts as arranger and receives fees from these sponsors. Any fees earned by Morgan Stanley as an administrative agent or initial arranger of loans will not be shared with the Company. If the Company were to purchase securities from Morgan Stanley, or Morgan Stanley were to receive a fee from an issuer for placing securities with the Company, certain conflicts of interest, in addition to the receipt of fees, would be inherent in the transaction. For example, Morgan Stanley as administrative agent or arranger may be exposed to liabilities to purchasers of loans and others in connection with the services it renders in such capacities and its defense of such liabilities would result in it taking actions in its own interests that may be contrary to the interests of purchasers of loans, which may include the Company. Moreover, the interests of one of Morgan Stanley’s clients with respect to a borrower of a loan on a property in which the Company has an investment may be adverse to the best interests of the Company. In conducting the foregoing activities, Morgan Stanley will be acting for its other clients and will have no obligation to act in the best interests of the Company.
Morgan Stanley engages in a variety of activities involving the origination, funding and purchase of loans relating to real estate through its Commercial Real Estate Lending Group (“CRELG”). Situations may arise where the Company is one of several bidders for an investment property and CRELG or another Morgan Stanley affiliate is financing a bid of another bidder for the same property. CRELG or another Morgan Stanley affiliate may hold a loan on a property and such loan may be repaid in connection with an equity investment by a client advised by Morgan Stanley or an affiliate (including the Company). To the extent permitted by applicable law, including the applicable restrictions of the Volcker Rule, CRELG or other Morgan Stanley affiliates may originate loans to facilitate the Company’s purchase of properties, or purchase existing loans on properties held by the Company until they can be securitized or resold. In these and other situations, the interests of CRELG or the other relevant Morgan Stanley affiliate may conflict with those of the Company. For example, the situation may arise where CRELG is required to take action or make decisions with respect to loans relating to one or more of the Company’s properties (such as renegotiating the terms of a loan, deciding whether to grant a consent or waiver with respect to such loan or taking action due to a default under such loan) that were originated by or pledged to CRELG in the course of its business activities. These activities (such as loan origination or purchase) will be undertaken by Morgan Stanley in its own capacity and solely with regard to its own interests, will not require the consent of the Company or the investors (except where required by law), and may conflict with the interests of the Company. In any event, in connection with the foregoing activities, appropriate safeguards will be maintained to preserve the confidentiality of the respective clients’ information.
To the extent permitted by applicable law (including the Volcker Rule), leverage may be provided to certain entities in which the Company invests by Morgan Stanley (provided that such entities do not constitute “covered funds” that are controlled by the Company). Although the Adviser will approve such transactions only on terms as the Adviser determines in good faith to be fair and reasonable to the Company, it is possible that Morgan Stanley’s interests as a lender or other counterparty in any of those circumstances could be in conflict with those of the Company and the interests of its shareholders. The Adviser, which is responsible for pursuing the Company’s investment objectives, is an affiliate of Morgan Stanley and may encounter conflicts where, for example, a decision regarding the acquisition, holding or disposition of an investment is considered attractive or advantageous for the Company yet poses a risk of loss of principal to Morgan Stanley as lender.
The Company as a Potential Creditor
To the extent permitted by applicable law, including the applicable restrictions of the Volcker Rule, the Company may invest directly or indirectly in debt securities or obligations of other Morgan Stanley affiliates or clients, in which case potential conflicts of interest would arise insofar as the Company would have an interest in structuring the financial and other terms (such as interest and repayment terms, covenants and events of default) to be more restrictive than the Morgan Stanley affiliate or client, as equity owner, may desire. In addition, further conflicts could arise after the closing of the investment. For example, conflicts would arise if a borrower is unable to meet its payment obligations or comply with covenants relating to securities held by the Company. If additional funds are necessary as a result of financial or other difficulties, it may not be in the best interests of the Company to provide such additional funds. If the obligor would lose its investment as a result of such difficulties, the Adviser may have a conflict of interest relative to the other Morgan Stanley affiliate or Morgan Stanley client in recommending actions that are in the best interest of the Company.

Restructuring Activities
Morgan Stanley may be engaged to act as financial advisor to financially troubled properties in which the Company holds an investment, including in connection with the restructuring of their capital structures or in connection with their bankruptcy. Morgan Stanley’s compensation for such activities is generally based upon the successful completion of a restructuring, which may include raising funds for the purchase of existing securities or for an equity infusion. In such case, certain conflicts of interest would be inherent in the situation, including those involved in valuing the investment.
Related Party Leasing
The Company may, in certain circumstances, lease property to or from Morgan Stanley, Other Morgan Stanley Accounts and their portfolio entities and affiliates and other related parties. The leases are generally expected to be at market rates. Morgan Stanley may confirm market rates by reference to other leases it is aware of in the market. Morgan Stanley can be expected to nonetheless have conflicts of interest in making these determinations. There can be no assurance that the Company will lease to or from any such related parties on terms as favorable to the Company as would apply if the counterparties were unrelated. By executing a Subscription Agreement with respect to the Company, each shareholder acknowledges these conflicts related to leasing, acknowledges that these conflicts will not necessarily be resolved in favor of the Company, agrees that shareholders may not be entitled to receive notice or disclosure of the occurrence of these conflicts, consents to all such transactions and arrangements to the fullest extent permitted by law, and waives any claim against Morgan Stanley and releases each of them from any liability arising from the existence of any such conflict of interest.
Management of the Company
It is expected that the Morgan Stanley officers and employees responsible for managing the Adviser will continue to oversee other funds and separate accounts managed by MSREI or its affiliates. For example, Henry D’Alessandro is a Managing Director of Morgan Stanley and Head of Credit of the Company, and will continue in his roles as the Chief Investment Officer of the North Haven Credit Partners II, North Haven Credit Partners III and North Haven Senior Loan Fund. Conflicts of interest may arise in allocating time, services or functions of these officers and employees.
The members of the Company’s investment team will generally devote such time as Morgan Stanley, in its sole discretion, deems necessary to carry out the operations of the Company effectively. The members of the Company’s investment team may also work on projects for Morgan Stanley (including the Other Morgan Stanley Accounts), and conflicts of interest may arise in allocating management time, services or functions among such affiliates. Time spent on these other projects diverts attention from the activities of the Company, which could negatively impact the Company and its shareholders. Furthermore, Morgan Stanley and Morgan Stanley personnel derive financial benefit from these other activities, including fees and performance-based compensation. Although Morgan Stanley will generally seek to minimize the impact of any such conflicts, there can be no assurance they will be resolved favorably for the Company. The agreements and arrangements among Morgan Stanley, the Company and the members of the Company’s investment team have been and will be established by Morgan Stanley and may not be the result of arm’s-length negotiations. Certain members of the Company’s investment team, including senior members thereof, are not expected to be involved in each aspect of the Company, including in evaluating and reviewing certain types of investments made by the Company. Morgan Stanley (including the Adviser, members of the Company’s investment team and members of the Investment Committee) is not precluded from conducting activities unrelated to the Company.
Charitable Donations
The Adviser may, from time to time, cause the Company and/or its portfolio entities to make contributions to charitable initiatives or other non-profit organizations that the Adviser believes could, directly or indirectly, enhance the value of the Company’s investments or otherwise serve a business purpose for, or be beneficial to, the Company’s portfolio entities. Such contributions could be designed to benefit employees of a portfolio entity or the community in which a property is located or in which the portfolio entity operates. In certain instances, such charitable initiatives could be sponsored by, affiliated with or related to current or former employees of Morgan Stanley, operating partners, joint venture partners, portfolio entity management teams and/or other persons or organizations associated with Morgan Stanley, the Company or the Company’s portfolio entities. These relationships could influence the Adviser in deciding whether to cause the Company or its portfolio entities to make charitable contributions. Further, such charitable contributions by the Company or its portfolio entities could supplement or replace charitable contributions that Morgan Stanley would have otherwise made. Also, in certain instances, the Adviser may, from time to time, select a lender and/or service provider to the Company or its portfolio investments based, in part, on the charitable initiatives of such lender or service provider where the Adviser believes such charitable initiatives could, directly or indirectly, enhance the value of the Company’s portfolio investments or otherwise serve a business purpose for, or be beneficial to, the Company’s portfolio entities, and even where the economic terms of such loan or service arrangement are otherwise less favorable than the terms offered by another lender or service provider that does not engage in such charitable initiatives.
Any such charitable contributions made by the Company or its portfolio entities, as applicable, which could reduce the Company’s returns in respect of the relevant portfolio investment, will not offset management fees paid or allocable to the Adviser or distributions with respect to the Special Limited Partner’s performance participation allocation. There can be no assurance that any such activities will actually be beneficial to or enhance the value of the Company or its portfolio entities, or that the Adviser will be able to resolve any associated conflict of interest in favor of the Company.
Lack of Separate Representation; No Representation of Investors
Simpson Thacher & Bartlett LLP, counsel to the Company, also represents Morgan Stanley. Simpson Thacher & Bartlett LLP’s representation of Morgan Stanley and the Company is limited to specific matters as to which it has been consulted by Morgan Stanley and/or the Company. There may exist other matters which could have a bearing on the Company and/or Morgan Stanley as to which Simpson Thacher & Bartlett LLP has not been consulted.
In the course of advising Morgan Stanley and/or the Company, there are times when the interests of the shareholders may differ from those of the Company and/or Morgan Stanley with respect to a particular issue. Simpson Thacher & Bartlett LLP does not represent the interests of shareholders in resolving those issues. In connection with our private offering and subsequent advice to the Company, neither Simpson Thacher & Bartlett nor any other law firm retained by Morgan Stanley is representing the shareholders or any other prospective investor. Accordingly, prospective investors are strongly urged to consult their tax and legal advisors with respect to the tax and other legal aspects of an investment in the Company and the transactions contemplated hereby and with specific reference to their own personal financial and tax situation.
Other Considerations
No Independent Advice
The terms of the agreements and arrangements under which the Company is established and will be operated have been or will be established by Morgan Stanley and are not the result of arm’s-length negotiations or representations of shareholders by separate counsel. Potential investors should therefore seek their own legal, tax and financial advice before making an investment in the Company.
Certain Business Relationships
Certain of our current trustees and officers are directors, officers or employees of the Adviser.
Trustee Independence
Our Declaration of Trust defines an “independent trustee” as a trustee who (a) is not an officer or employee of the Company, any subsidiary of the Company, or Morgan Stanley or its affiliates, (b) our board of trustees affirmatively determines has no material relationship with the Company and (c) otherwise satisfies the director independence tests provided for in Section 303A.02 of the New York Stock Exchange Listed Company Manual, as may be amended from time to time.

(b)   [Reserved]
(c)   Promoters and Certain Control Persons
The Adviser may be deemed a promoter of the Company. We expect to enter into the Advisory Agreement with the Adviser. The Adviser, for its services to us, will be entitled to receive the management fee in addition to the reimbursement of certain expenses. We also expect to enter into the Operating Partnership Agreement, pursuant to which the Special Limited Partner will be entitled to receive a performance participation allocation. Further, under the Advisory Agreement and Declaration of Trust, we expect, to the extent permitted by applicable law, to indemnify the Adviser and certain of its affiliates. See “Item 1 Business.”
(d)   Smaller Reporting Company
See “Item 2 Financial Information” and “Item 4 Security Ownership of Certain Beneficial Owners and Management” for information about our ownership.

ITEM 8   LEGAL PROCEEDINGS
Neither we nor the Adviser are currently subject to any material legal proceedings, nor, to our knowledge, are any material legal proceeding threatened against us or the Adviser. From time to time, we or the Adviser may be a party to certain legal and regulatory proceedings in the ordinary course of business.

ITEM 9   MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED SHAREHOLDER MATTERS
Market Information
Our common shares will be offered and sold in transactions exempt from registration under the Securities Act under Section 4(a)(2) and Regulation D. See “Item 10 Recent Sales of Unregistered Securities” for more information. There is no public market for our common shares currently, nor can we give any assurance that one will develop.
Because our common shares are being acquired by investors in one or more transactions “not involving a public offering,” they are “restricted securities” and may be required to be held indefinitely. Our common shares may not be sold or transferred (i) except as permitted under our Declaration of Trust and (ii) unless the common shares are registered under applicable securities laws or specifically exempted from registration. Accordingly, an investor must be willing to bear the economic risk of investment in the shares unless and until we accept their repurchase or transfer request. No sale, transfer, assignment, pledge or other disposition, whether voluntary or involuntary, of the shares may be made except by registration of the transfer on our books. Each transferee will be required to execute an instrument agreeing to be bound by these restrictions and the other restrictions imposed on the shares and to execute such other instruments or certifications as are reasonably required by us.
Holders
As of March 8, 2024, there was one holder of record of our common shares.
Net Asset Value Calculation and Valuation Guidelines
Our board of trustees, including a majority of our independent trustees, has adopted valuation guidelines to be used by the Adviser and our independent valuation advisor in connection with determining the values of our assets and liabilities for purposes of our NAV calculation. These guidelines are designed to produce a fair and accurate estimate of the price that would be received for our investments in arm’s-length transactions between a willing buyer and a willing seller in possession of all material information about our investments. Our independent valuation advisor will review our valuation guidelines and methodologies related to our net lease investments and certain CRE loans and associated financing, as applicable, with the Adviser and our board of trustees at least annually. From time to time, our board of trustees, including a majority of our independent trustees, may adopt changes to the valuation guidelines if it reasonably believes a change is appropriate for the determination of NAV.
The calculation of our NAV is intended to be a calculation of the fair value of our assets less our outstanding liabilities as described below and will likely differ from the book value of our equity reflected in our financial statements. To calculate our NAV for the purpose of establishing a purchase and repurchase price for our shares, we expect to adopt a model, as explained below, that adjusts the value of our assets and liabilities from historical cost to fair value generally in accordance with the GAAP principles set forth in FASB Accounting Standards Codification Topic 820, Fair Value Measurements. The Adviser will determine the fair value of our net lease investments, CRE loans and associated financing, as applicable, on a monthly basis based in part on input from and review by Kroll, our independent valuation advisor. In addition, for our net lease assets, the Adviser will determine fair value based on valuation reports obtained no less frequently than annually from third-party appraisal firms. In addition, in determining the fair value of our CRE loans, the Adviser will reference valuation reports from third-party appraisal firms for the properties serving as collateral for such CRE loans prepared at origination of such loans and in certain cases from time to time after origination. In general, other real estate-related debt investments (other than CRE loans) will be valued by the Adviser based on market quotations or at fair value determined in accordance with GAAP. The Adviser may seek input from our independent valuation advisor and/or retain additional third-parties to assist with the valuation of certain investments, including, without limitation, our other real estate-related debt investments. Because these fair value calculations will involve significant professional judgment in the application of both observable and unobservable attributes, the calculated fair value of our assets may differ from their actual realizable value or future fair value. While we believe our NAV calculation methodologies are consistent with standard industry practices, there is no rule or regulation that requires we calculate NAV in a certain way. As a result, other REITs may use different methodologies or assumptions to determine NAV. In addition, NAV is not a measure used under GAAP and the valuations of and certain adjustments made to our assets and liabilities used in the determination of NAV will differ from GAAP. You should not consider NAV to be equivalent to shareholders’ equity or any other GAAP measure.
Independent Valuation Advisor
With the approval of our board of trustees, including a majority of our independent trustees, we have engaged Kroll to serve as our independent valuation advisor with respect to our net lease investments, certain CRE loans and associated financing. Our independent valuation advisor will review annual third-party appraisals of our net lease investments and internal valuations prepared by the Adviser. The Adviser, with the approval of our board of trustees, including a majority of our independent trustees, may engage additional independent valuation advisors in the future as our portfolio grows. While our independent valuation advisor reviews for reasonableness the assumptions, methodologies and valuation conclusions applied by the Adviser for our property and certain CRE debt and other securities valuations as set forth in our valuation guidelines, our independent valuation advisor is not responsible for, and does not calculate, our NAV. The Adviser is ultimately and solely responsible for the determination of our NAV.
Our independent valuation advisor may be replaced at any time, in accordance with agreed-upon notice requirements, by a majority vote of our board of trustees, including a majority of our independent trustees. Our independent valuation advisor will discharge its responsibilities in accordance with our valuation guidelines.
We have agreed to pay fees to our independent valuation advisor upon its delivery to us of its review reports. We have also agreed to indemnify our independent valuation advisor against certain liabilities arising out of this engagement. The compensation we pay to our independent valuation advisor will not be based on the estimated values of our investments.
Our board of trustees will not be involved in the monthly valuation of our assets and liabilities, but will periodically receive and review such information about the valuation of our assets and liabilities prepared by the Adviser as it deems necessary to exercise its oversight responsibility. Our NAV per share for each class of shares will be calculated by State Street, our fund administrator, and such calculation will be reviewed and confirmed by the Adviser. Pursuant to our valuation services agreement with our independent valuation advisor, the Adviser will receive valuation reports for certain of our investments from third-party appraisal firms and/or our independent valuation advisor. Based in part on these valuation reports, the Adviser will render a final valuation in order for State Street to calculate our NAV.
Our independent valuation advisor and certain of the independent third-party appraisers have provided, and are expected to continue to provide, real estate appraisal, appraisal management and real estate valuation advisory services to Morgan Stanley and its affiliates, Other Morgan Stanley Accounts and their portfolio entities and affiliates and other related parties, and have received, and are expected to continue to receive, fees in connection with such services. Our independent valuation advisor and certain of the independent third-party appraisers and their respective affiliates may from time to time in the future perform other commercial real estate and financial advisory services for Morgan Stanley and its affiliates, Other Morgan Stanley Accounts and their portfolio entities and affiliates and other related parties, or in transactions related to the properties that are the subjects of the valuations being performed for us, or otherwise, so long as such other services do not adversely affect the independence of the independent valuation advisor or the applicable appraiser as certified in the applicable appraisal report.
Valuation of Investments
Consolidated Net Lease Investments
For the purposes of calculating our monthly NAV, our net lease investments will initially be valued at cost, which we expect to represent fair value at that time, subject to any variation pursuant to our valuation guidelines. In accordance with GAAP, we determine whether the acquisition of a net lease investment qualifies as an asset acquisition or business combination. We capitalize acquisition-related costs associated with asset acquisitions and expense such costs associated with business combinations.

Each net lease investment will be valued by an independent third-party appraisal firm annually. Annual appraisals may be delayed for a short period in exceptional circumstances. Each third-party appraisal is performed in accordance with the Uniform Standards of Professional Appraisal Practice, or the similar industry standard for the country where the property appraisal is conducted, and reviewed by our independent valuation advisor for reasonableness. Upon conclusion of the appraisal, the independent third-party appraisal firm prepares a written report with an estimated range of gross market value of the net lease investment. Concurrent with the appraisal process, the Adviser values each net lease investment and, taking into account the appraisal, among other factors, determines the appropriate valuation within the range provided by the independent third-party appraisal firm. Each appraisal must be reviewed, approved and signed by an individual with the professional designation of MAI (a Designated Member of the Appraisal Institute) or similar designation or, for international appraisals, a public or other certified expert for real estate valuations. Any appraisal provided by an independent third-party appraisal firm will be performed in accordance with our valuation guidelines and will not be considered in the Adviser’s valuation of the applicable net lease investment until our independent valuation advisor has confirmed the reasonableness of such appraisal.
The Adviser will value our net lease investments monthly, based on current material market data and other information deemed relevant, with review and confirmation for reasonableness by our independent valuation advisor. When an annual appraisal is received, our valuations will fall within the range of the third-party appraisal; however, updates to valuations thereafter may be outside of the range of values provided in the most recent third-party appraisal. Although monthly reviews of each of our net lease investment valuations will be performed by our independent valuation advisor, such reviews are based on asset- and portfolio-level information provided by the Adviser, including historical or forecasted operating revenues and expenses of the properties, lease agreements on the properties, revenues and expenses of the properties, information regarding recent or planned estimated capital expenditures, the then-most recent annual third-party appraisals, and any other information relevant to valuing the real estate property, which information will not be independently verified by our independent valuation advisor.
The Adviser will monitor our net lease investments for events that the Adviser believes may be expected to have a material impact on the most recent estimated values of such net lease investment, and will notify our independent valuation advisor of such events. If, in the opinion of the Adviser, an event becomes known to the Adviser (including through communication with our independent valuation advisor) that is likely to have any material impact on previously provided estimated values of the affected net lease investments, the Adviser may adjust the valuation of such investment, subject to the review and confirmation for reasonableness of our independent valuation advisor. If deemed appropriate by the Adviser or our independent valuation advisor, any necessary adjustment will be determined as soon as practicable.
Annual appraisals may also trigger an adjustment in the value of a net lease investment when received. For example, a valuation adjustment may be appropriate to reflect the occurrence of an unexpected property-specific event such as a termination or renewal of a material lease, a material change in vacancies, an unanticipated structural or environmental event at a property or a significant capital market event that may cause the value of a wholly-owned property to change materially. Valuation adjustments may also be appropriate to reflect the occurrence of broader market-driven events identified by the Adviser or our independent valuation advisor which may impact more than a specific net lease investment. Any such adjustments will be estimates of the market impact of specific events as they occur, based on assumptions and judgments that may or may not prove to be correct, and may also be based on the limited information readily available at that time.
The Adviser’s valuation of each other investment’s liabilities, including any third-party incentive fee payments or investment level debt, deal terms and structure will not be reviewed by our independent valuation advisor or appraised. State Street will then incorporate such adjusted valuations into our NAV, which will then be reviewed and confirmed by the Adviser.
In general, we expect that any adjustments to appraised values will be calculated promptly after a determination that a material change has occurred and the financial effects of such change are quantifiable by the Adviser. However, rapidly changing market conditions or material events may not be immediately reflected in our monthly NAV. The resulting potential disparity in our NAV may be detrimental to shareholders whose shares are repurchased or new purchasers of our common shares, depending on whether our published NAV per share for such class is overstated or understated.
Real estate appraisals will be reported on a free and clear basis (for example, without taking into consideration any mortgage on the net lease investment), irrespective of any property level financing that may be in place. We expect to use the discounted cash flow methodology (income approach) as the primary methodology to value net lease investments, whereby a net lease investment’s value is calculated by discounting the estimated cash flows and the anticipated terminal value of the subject net lease investment by the assumed new buyer’s normalized weighted average cost of capital for the subject net lease investment. Consistent with industry practices, the income approach also incorporates subjective judgments regarding comparable rental and operating expense data, capitalization or discount rate, and projections of future rent and expenses based on appropriate evidence as well as the residual value of the asset as components in determining value. Other methodologies that may also be used to value net lease investments include sales comparisons and replacement cost approaches. Under the sales comparison approach, the independent third-party appraiser develops an opinion of value by comparing the subject net lease investment to similar, recently sold net lease investments in the surrounding or competing area.
The replacement cost approach relies on the principle of substitution, which holds that when a property is replaceable in the market, its value tends to be set at the cost of acquiring an equally desirable substitute property, assuming that no costly delay is encountered in making the substitution. Because the appraisals are performed by independent third-party appraisal firms and reviewed by our independent valuation advisor, the Adviser’s determination of the appropriate valuations for our net lease investments based on the range of values provided in such reports and any subsequent updates to the valuation of our net lease investments made by the Adviser involve subjective judgments, the estimated fair value of our assets that will be included in our NAV may not reflect the liquidation value or net realizable value of our net lease investments.
In conducting their investigations and analyses, our independent valuation advisor and other independent third-party appraisal firms will take into account customary and accepted financial and commercial procedures and considerations as they deem relevant, which may include, without limitation, the review of documents, materials and information relevant to valuing the property that are provided by us, such as (i) historical or forecasted operating revenues and expenses of the property; (ii) lease agreements on the property; (iii) the revenues and expenses of the property; (iv) information regarding recent or planned estimated capital expenditures; (v) the credit strength of the tenant; and (vi) any other information relevant to valuing the real estate property. Although our independent valuation advisor may review information supplied or otherwise made available by us for reasonableness, it will assume and rely upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to it by any other party, and will not undertake any duty or responsibility to verify independently any of such information. With respect to operating or financial forecasts and other information and data to be provided to, or otherwise to be reviewed by or discussed with, our independent valuation advisor, our independent valuation advisor will assume that such forecasts and other information and data were reasonably prepared in good faith on bases reflecting currently available estimates and judgments of our management and the Adviser, and will rely upon the Adviser to advise our independent valuation advisor promptly if any material information previously provided becomes inaccurate or was required to be updated during the period of review.
In performing their analyses, the Adviser, our independent valuation advisor and other independent third-party appraisal firms will make numerous other assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond its control and our control, as well as certain factual matters. For example, our independent valuation advisor and other independent third-party appraisal firms will assume that we have clear and marketable title to each net lease investment valued, that no title defects exist unless specifically informed to the contrary, that improvements were made in accordance with law, that no hazardous materials are present or were present previously, that no deed restrictions exist, and that no changes to zoning ordinances or regulations governing use, density or shape are pending or being considered. Furthermore, our independent valuation advisor’s review, opinions and conclusions will necessarily be based upon market, economic, financial and other circumstances and conditions existing prior to the valuation, and any material change in such circumstances and conditions may affect our independent valuation advisor’s review and conclusions. Our independent valuation advisor’s review reports may contain other assumptions, qualifications and limitations set forth in the respective appraisal reports that qualify the review, opinions and conclusions set forth therein. As such, the carrying values of our net lease investments may not reflect the price at which the net lease investments could be sold in the market, and the difference between carrying values and the ultimate sales prices could be material. In addition, accurate valuations are more difficult to obtain in times of low transaction volume because there are fewer market transactions that can be considered in the context of the appraisal.
Pursuant to our valuation services agreement with our independent valuation advisor, each individual appraisal report for our net lease investments will be addressed solely to us to assist the Adviser in calculating our NAV. The appraisal reports relating to our net lease investments will not be addressed to the public, will not contain any conclusion regarding our NAV and may not be relied upon by any other person to establish an estimated value of our common shares and will not constitute a recommendation to any person to purchase or sell any common shares. In preparing appraisal reports, independent third-party appraisal firms will not be requested to solicit third-party indications of interest for our common shares or any of our net lease investments in connection with possible purchases thereof or the acquisition of all or any part of us.
Unconsolidated Net Lease Investments Held Through Joint Ventures
Unconsolidated net lease investments held through joint ventures generally will be valued in a manner that is consistent with the guidelines described above for consolidated net lease investments. Once the value of a net lease investment held by the joint venture is determined by an appraisal and we determine the fair value of any other assets and liabilities of the joint venture, the value of our interest in the joint venture would then be determined by the Adviser using a hypothetical liquidation calculation to value our interest in the joint venture, which would be a percentage of the joint venture’s NAV. Unconsolidated net lease investments held in a joint venture that acquires multiple net lease investments over time may be valued as a single investment.
Valuation of CRE Loans
Newly originated or acquired loan investments will initially be valued at par in the month that they are closed, which is expected to represent fair value at that time. Thereafter, the Adviser will value our CRE loans monthly, based on current material market data and other information deemed relevant, with review and confirmation for reasonableness by our independent valuation advisor. Valuations of CRE loans reflect changes in interest rates, spreads, loan tests and metrics, risk ratings, and anticipated liquidation timing and proceeds, among others. The fair value is determined by discounting the future contractual cash flows to the present value using a current market interest rate or spread. The market rate is determined through consideration of the interest rates for debt of comparable quality and maturity, and, where applicable, the value of the underlying real estate investment.
Each valuation report prepared by our independent valuation advisor is addressed solely to us. Our independent valuation advisor’s valuation reports are not addressed to the public and may not be relied upon by any other person to establish an estimated value of our common shares and do not constitute a recommendation to any person to purchase or sell our common shares. In preparing its reports, our independent valuation advisor will not solicit third-party indications of interest for our common shares in connection with possible purchases thereof or the acquisition of all or any part of us.
Valuation of Collateral
For CRE loans, an appraisal of the underlying property collateral will be completed by an independent appraisal firm prior to the closing of each transaction. Appraised values of property collateral are based on comparable sales, occupancy, leasing rates and expirations, discounted cash flows, and anticipated liquidation timing and proceeds, among other factors. The Adviser may choose to obtain an updated third-party appraisal subsequent to the loan closing date if a material event occurs and impacts the collateral.

Each valuation report prepared by an independent appraiser will be addressed solely to us, but provided to our independent valuation advisor for consideration in the valuation of our CRE loans. Independent appraisal reports are not addressed to the public and may not be relied upon by any other person to establish an estimated value of our collateral.
Valuation of Associated Financing
For net least investments and CRE loans, the Adviser will value, with review and confirmation for reasonableness by our independent valuation advisor, the financing associated with such investments using widely accepted methodologies specific to the financing, which may include changes in interest rates, spreads, loan tests and metrics, risk ratings, and anticipated liquidation timing and proceeds, among others.
Other Real Estate-Related Debt Investments
In general, other real estate-related debt investments (other than CRE loans discussed above) will be valued by the Adviser based on market quotations or at fair value determined in accordance with GAAP. GAAP defines fair value as the price that would be received to sell an asset or be paid to transfer a liability (i.e., the exit price) in an orderly transaction between market participants at the measurement date.
Readily available market quotations
Market quotations may be obtained from third-party pricing service providers or, if not available from third-party pricing service providers, broker-dealers, for certain of our CRE debt investments. When reliable market quotations for such investments are available from multiple sources, the Adviser will use commercially reasonable efforts to use two or more quotations and will value such investments based on the average of the quotations obtained. However, to the extent that one or more of the quotations received is determined in good faith by the Adviser to not be reliable, the Adviser may disregard such quotation if the average of the remaining quotations is determined in good faith to be reliable by the Adviser. Securities that are traded publicly on an exchange or other public market (stocks, exchange traded derivatives and securities convertible into publicly-traded securities, such as warrants) will be valued at the closing price of such securities in the principal market in which the security trades.
No readily available market quotations
If market quotations are not readily available (or are otherwise not reliable for a particular investment), the fair value will be determined in good faith by the Adviser. Due to the inherent uncertainty of these estimates, estimates of fair value may differ from the values that would have been used had a ready market for these investments existed and the differences could be material. Market quotes are considered not readily available in circumstances where there is an absence of current or reliable market-based data (e.g., trade information, bid/ask information, or broker-dealer quotations).
Certain investments, such as mezzanine loans, preferred equity or private company investments, are unlikely to have market quotations.
The initial value of preferred equity and private company investments will generally be the acquisition price of such investment. Each such investment will then be valued by the Adviser within the first three full months after we make such investment and no less frequently than quarterly thereafter. The Adviser may utilize generally accepted valuation methodologies, which may include, but are not limited to, the market approach, cost approach and income approach, to value such preferred equity or private company investments. These methodologies generally include inputs such as the multiples of comparable companies, the value and performance of underlying assets, select financial statement metrics, the stock price of the investment, volatility, strike price, risk-free interest rate, dividend yield and expected term, as applicable. For each month that the Adviser does not perform a valuation of such investments, it will review such investment to confirm that there have been no significant events that would cause a material change in value of such investment. Our independent valuation advisor will generally review and confirm the reasonableness of the valuation of our private company investments without readily available market quotations upon the Adviser’s initial quarterly valuation of such investment and each month thereafter.

Liabilities
We will include the fair value of our liabilities as part of our NAV calculation. We expect that these liabilities will include the fees payable to the Adviser and the Dealer Manager, any accrued performance participation allocation to the Special Limited Partner, accounts payable, accrued operating expenses, property-level mortgages, any portfolio-level credit facilities and other liabilities. All liabilities will be valued using widely accepted methodologies specific to each type of liability. Liabilities related to shareholder servicing fees will be allocable to a specific class of shares and will only be included in the NAV calculation for that class, as described below. Our debt will be valued at fair value in accordance with GAAP. For purposes of calculating our NAV, the organization and offering expenses and certain operating expenses paid by the Adviser through the date that is 12 months following the initial closing of our private offering will not be recognized as expenses or as a component of equity and reflected in our NAV until we reimburse the Adviser for these costs. For purposes of calculating a monthly NAV, the shareholder servicing fee for each applicable class of shares will be calculated by multiplying the accrued monthly shareholder servicing fee rate (1/12th of the total annual shareholder servicing fee rate for each applicable class of shares) by the aggregate NAV of such class of shares for that month, after adjustment for any net portfolio income or loss, unrealized/realized gains or losses on assets and liabilities, management fee expense and performance participation allocation accrual. The Adviser’s valuation of certain net lease investment and CRE loan investment liabilities, including any third-party incentive fee payments or investment level debt, deal terms and structure will generally be reviewed for reasonableness by the independent valuation advisor on a monthly basis.
NAV and NAV Per Share Calculation
Our NAV will be calculated for each of our classes by State Street. Our board of trustees, including a majority of our independent trustees, may replace State Street with another party, including our Adviser, if it is deemed appropriate to do so. The Adviser is solely responsible for reviewing and confirming our NAV, and overseeing the process around the calculation of our NAV, in each case, as performed by State Street.
Each class will have an undivided interest in our assets and liabilities, other than class-specific shareholder servicing fees. In accordance with the valuation guidelines, State Street calculates our NAV per share for each class as of the last calendar day of each month, using a process that reflects several components (each as described above), including the estimated fair value of (1) each of our net lease investments based in part upon individual appraisal reports provided periodically by third-party independent valuation firms and reviewed by our independent valuation advisor, as finally determined and updated monthly by the Adviser, with review and confirmation for reasonableness by our independent valuation advisor, (2) certain of our CRE loans based in part upon individual valuation reports provided periodically by our independent valuation advisor, as finally determined and updated monthly by the Adviser, (3) other CRE debt investments for which third-party market quotes are available, (4) our other CRE debt investments, if any, and (5) our other assets and liabilities. Because shareholder servicing fees, management fees and the performance participations allocable to a specific class of shares will only be included in the NAV calculation for that class, the NAV per share for our share classes may differ. Operating Partnership units will be valued in the same fashion. Our valuation procedures include the following methodology to determine the monthly NAV of our Operating Partnership and the units. Our Operating Partnership has classes of units that are each economically equivalent to our corresponding classes of shares.
Accordingly, on the last day of each month, the NAV per Operating Partnership unit of such units equals the NAV per share of the corresponding class. To the extent our Operating Partnership has classes of units that do not correspond to a class of our shares, such units will be valued in a manner consistent with these guidelines. The NAV of our Operating Partnership on the last calendar day of each month equals the sum of the NAVs of each outstanding Operating Partnership unit on such day.
Our NAV for each class of shares will be based on the NAVs of our investments (including real estate debt and other securities), the addition of any other assets (such as cash on hand), and the deduction of any liabilities (including the allocation/accrual of any performance participation to the Special Limited Partner and the deduction of any shareholder servicing fees specifically applicable to such class of shares). At the end of each month, before taking into consideration repurchases or class-specific expense accruals for that month, any change in our aggregate NAV (whether an increase or decrease) is allocated among each class of shares based on each class’s relative percentage of the previous aggregate NAV plus issuances of shares that were effective on the first calendar day of such month. The NAV calculation is available generally within 15 calendar days after the end of the applicable month.
Changes in our monthly NAV include, without limitation, accruals of our net portfolio income, interest expense, the management fee, any accrued performance participation, distributions, unrealized/realized gains and losses on assets, any applicable organization and offering costs and any expense reimbursements. Changes in our monthly NAV also include material non-recurring events, such as capital expenditures and material acquisitions and dispositions occurring during the month. Notwithstanding anything herein to the contrary, the Adviser may in its discretion consider material market data and other information that becomes available after the end of the applicable month in valuing our assets and liabilities and calculating our NAV for a particular month. On an ongoing basis, the Adviser will adjust the accruals to reflect actual operating results and the outstanding receivable, payable and other account balances resulting from the accumulation of monthly accruals for which financial information is available.
Following the aggregation of the net asset values of our investments, the addition of any other assets (such as cash on hand), and the deduction of any other liabilities, State Street incorporates any class-specific adjustments to our NAV, including additional issuances and repurchases of our common shares and accruals of class-specific shareholder servicing fees, management fees and the performance allocation. For each applicable class of shares, the shareholder servicing fee is calculated as a percentage of the aggregate NAV for such class of shares. At the close of business on the date that is one business day after each record date for any declared distribution, our NAV for each class will be reduced to reflect the accrual of our liability to pay any distribution to our shareholders of record of each class as of the record date. NAV per share for each class is calculated by dividing such class’s NAV at the end of each month by the number of shares outstanding for that class at the end of such month.
The combination of the Class T NAV, Class F-T NAV, Class S NAV, Class F-S NAV, Class D NAV, Class F-D NAV, Class I NAV, Class F-I NAV and Class E NAV equals the aggregate net asset value of our assets, which will consist almost entirely of the value of our interest in the Operating Partnership, less our liabilities, including liabilities related to class-specific shareholder servicing fees. The value of our interest in the Operating Partnership is equal to the excess of the aggregate NAV of the Operating Partnership over the portion thereof that would be distributed to any limited partners other than us if the Operating Partnership were liquidated. The aggregate NAV of the Operating Partnership is the excess of the value of the Operating Partnership’s assets (including the fair value of its properties, real estate debt and other securities, cash and other investments) over its liabilities (including the fair value of its debt, any declared and accrued unpaid distributions, any accrued performance participation allocation and the expenses attributable to its operations). The Adviser calculates the fair value of the assets and liabilities of the Operating Partnership as directed by our valuation guidelines based upon values received from various sources, as described in more detail above.
Net portfolio income and unrealized/realized gains on assets and liabilities for any month is allocated proportionately among the share classes according to the NAV of the classes at the beginning of the month.
Relationship between NAV and Our Transaction Price
Purchases and repurchases of our common shares are not made based on the current NAV per share of our common shares at the time of purchase or repurchase. Generally, our transaction price will equal our prior month’s NAV. The transaction price will be the price, together with applicable upfront selling commissions and dealer manager fees, at which we repurchase shares and the price at which we offer shares. Although the transaction price will generally be based on our prior month’s NAV per share, such prior month’s NAV may be significantly different from the current NAV per share of the applicable class of shares of beneficial interest as of the date on which your purchase or repurchase occurs.
In addition, we generally do not expect to change the transaction price from the prior month’s NAV, but may offer shares at a price that we believe reflects the NAV per share of such shares more appropriately than the prior month’s NAV per share (including by updating a previously available offering price) or suspend our offering and/or our share repurchase plan in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month due to the aggregate impact of factors such as general significant market events or disruptions or force majeure events. In cases where our transaction price is not based on the prior month’s NAV per share, the offering price and repurchase price will not equal our NAV per share as of any time. The Adviser may determine whether a material change has occurred to our NAV per share since the end of the prior month and whether to set a transaction price that differs from the previous month’s NAV per share, and in such cases, has discretion over what such transaction price will be.
As our upfront selling commissions and dealer manager fees are a percentage of the transaction price, any increase or decrease in our transaction price will have a corresponding impact on the absolute amount of fees paid in connection with your purchase and thus the number of shares you would be able to purchase for the same aggregate amount. For example, an increase in the transaction price after your subscription was submitted would result in fewer shares purchased for the same aggregate amount (inclusive of upfront costs).
Limits on the Calculation of Our NAV Per Share
The overarching principle of our valuation guidelines is to produce reasonable estimated values for each of our investments (and other assets and liabilities), or the price that would be received for that investment in orderly transactions between market participants. However, the majority of our assets will consist of real estate properties and, as with any real estate valuation protocol and as described above, the valuation of our properties (and other assets and liabilities) is based on a number of judgments, assumptions and opinions about future events that may or may not prove to be correct. The use of different judgments, assumptions or opinions would likely result in a different estimate of the value of our real estate properties (and other assets and liabilities). Any resulting potential disparity in our NAV per share may be in favor of shareholders whose shares are repurchased, existing shareholders or new purchasers of our common shares, as the case may be, depending on the circumstances at the time (for cases in which our transaction price is based on NAV). See “Item 1A Risk Factors — Risks Related to Our Organizational Structure — Valuations and appraisals of our net lease investments and CRE debt investments are estimates of fair value and may not necessarily correspond to realizable value,” “Item 1A Risk Factors — Risks Related to Our Organizational Structure — Our NAV per share amounts may change materially if the appraised values of our net lease investments materially change from prior appraisals or the actual operating results for a particular month differ from what we originally budgeted for that month” and “Item 1A Risk Factors — Risks Related to Our Organizational Structure — It may be difficult to reflect, fully and accurately, material events that may impact our monthly NAV.”
Additionally, while the methodologies contained in our valuation guidelines are designed to operate reliably within a wide variety of circumstances, it is possible that in certain unanticipated situations or after the occurrence of certain extraordinary events (such as a significant disruption in relevant markets, a terrorist attack or an act of nature), our ability to calculate NAV may be impaired or delayed, including, without limitation, circumstances where there is a delay in accessing or receiving information from vendors or other reporting agents upon which we may rely upon in determining the monthly value of our NAV. In these circumstances, a more accurate valuation of our NAV could be obtained by using different assumptions or methodologies. Accordingly, in special situations when, in the Adviser’s reasonable judgment, the administration of the valuation guidelines would result in a valuation that does not represent a fair and accurate estimate of the value of our investment, alternative methodologies may be applied, provided that the Adviser must notify our board of trustees at the next scheduled board meeting of any alternative methodologies utilized and their impact on the overall valuation of our investment. Notwithstanding the foregoing, our board of trustees may suspend the offering and/or our share repurchase plan if it determines that the calculation of our NAV is materially incorrect or unreliable or there is a condition that restricts the valuation of a material portion of our assets.
We include no discounts to our NAV for the illiquid nature of our shares, including the limitations on your ability to sell shares under our share repurchase plan and our ability to modify or suspend our share repurchase plan at any time. Our NAV generally does not consider exit costs (e.g., selling costs and commissions and debt prepayment penalties related to the sale of a property) that would likely be incurred if our assets and liabilities were liquidated or sold. While we may use market pricing concepts to value individual components of our NAV, our per share NAV is not derived from the market pricing information of open-end real estate funds listed on stock exchanges.

Our NAV per share does not represent the amount of our assets less our liabilities in accordance with GAAP. We do not represent, warrant or guarantee that:
•
a shareholder would be able to realize the NAV per share for the class of shares a shareholder owns if the shareholder attempts to sell its shares;

•
a shareholder would ultimately realize distributions per share equal to the NAV per share for the class of shares it owns upon liquidation of our assets and settlement of our liabilities or a sale of our company;

•
our common shares would trade at their NAV per share on a national securities exchange;

•
a third party would offer the NAV per share for each class of shares in an arm’s-length transaction to purchase all or substantially all of our shares; or

•
the NAV per share would equate to a market price of an open-ended real estate fund.

Distribution Policy
We expect to pay regular monthly distributions commencing with the first full calendar quarter after we commence substantial operations. Any distributions we make will be at the discretion of our board of trustees, considering factors such as our earnings, cash flow, capital needs and general financial condition. As a result, our distribution rates and payment frequency may vary from time to time. Share repurchases under our share repurchase plan are effectuated as of the opening of the last calendar day of each month and we intend to declare monthly distributions with a record date as of the close of business of the last calendar day of each month. You will not be entitled to receive a distribution if your shares are repurchased prior to the applicable time of the record date.
Our board of trustees’ discretion as to the payment of distributions will be directed, in substantial part, by its determination to cause us to comply with the REIT requirements. To maintain our qualification as a REIT, we generally are required to make aggregate annual distributions to our shareholders of at least 90% of our REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains. See “Item 11 Description of Registrant’s Securities to be Registered — Distribution Policy.”

ITEM 10   RECENT SALES OF UNREGISTERED SECURITIES
We were capitalized through the purchase by MSREI Holding of 50 common shares for an aggregate purchase price of $1,000 on October 20, 2023. These shares were issued and sold in reliance upon the available exemptions from registration requirements of Section 4(a)(2) of the Securities Act.
We are engaging in a continuous, unlimited private placement offering of our common shares to “accredited investors” (as defined in Rule 501 promulgated pursuant to the Securities Act) made pursuant to exemptions provided by Section 4(a)(2) of the Securities Act and applicable state securities laws. As of the date of the Registration Statement, there have been no purchases under the continuous offering and MSREI Holding is our only shareholder.

ITEM 11   DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED
Description of Shares of Beneficial Interest
General
We were formed as a statutory trust under the laws of the State of Maryland. The rights of our shareholders are governed by Maryland law as well as our Certificate of Trust, Declaration of Trust, Bylaws and certain policies adopted by our board of trustees. The following summary of the terms of our shares of beneficial interest is a summary of all material provisions concerning our shares of beneficial interest and you should refer to the Maryland Statutory Trust Act (the “MSTA”) and our Certificate of Trust, Declaration of Trust, Bylaws and certain policies adopted by our board of trustees for a full description. The following summary is qualified in its entirety by the more detailed information contained in our Certificate of Trust, Declaration of Trust, Bylaws and certain policies adopted by our board of trustees.
Under our Declaration of Trust, we have authority to issue an unlimited number of common shares of beneficial interest, par value $0.01 per share, including unlimited shares classified as Class T shares, unlimited shares classified as Class F-T shares, unlimited shares classified as Class S shares, unlimited shares classified as Class F-S shares, unlimited shares classified as Class D shares, unlimited shares classified as Class F-D shares, unlimited shares classified as Class I shares, unlimited shares classified as Class F-I shares and unlimited shares classified as Class E shares and an unlimited number of shares classified as preferred shares of beneficial interest, par value $0.01 per share.
Common Shares
Subject to the restrictions on ownership and transfer of our shares of beneficial interest set forth in our Declaration of Trust and except as may otherwise be specified in our Declaration of Trust, the holders of common shares are entitled to one vote per share on all matters voted on by shareholders. Subject to any preferential rights of any outstanding class or series of shares of beneficial interest and to the provisions in our Declaration of Trust regarding the restriction on ownership and transfer of our shares of beneficial interest, the holders of common shares are entitled to such distributions as may be authorized from time to time by our board of trustees (or a committee of our board of trustees) and declared by us out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our shareholders. Upon issuance for full payment in accordance with the terms of our private offering, all common shares issued in the offering will be fully paid and non-assessable. Holders of common shares will not have preemptive rights, which means that you will not have an automatic option to purchase any new common shares that we issue.
Our Declaration of Trust also contains a provision permitting our board of trustees, without any action by our shareholders, to amend or supplement our Declaration of Trust to classify or reclassify any unissued shares from time to time and set or change the number, par value, designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the class or series of shares.
We will generally not issue certificates for our common shares. Common shares will be held in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable share certificates and eliminate the need to return a duly executed share certificate to effect a transfer.
Class T Shares
Each Class T share issued in the primary offering will be subject to an upfront selling commission of up to 3.0%, and an upfront dealer manager fee of 0.5%, of the transaction price of each Class T share sold in the offering on the date of the purchase, however such amounts may vary at certain participating broker-dealers provided that the sum will not exceed 3.5% of the transaction price. The Dealer Manager anticipates that all or a portion of the upfront selling commissions and dealer manager fees will be retained by, or reallowed (paid) to, participating broker-dealers.

We will pay the Dealer Manager selling commissions over time as a shareholder servicing fee with respect to our outstanding Class T shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class T shares. For each Class T share, this shareholder servicing fee consists of an advisor shareholder servicing fee and a dealer shareholder servicing fee. We expect that generally the advisor shareholder servicing fee will equal 0.65% per annum and the dealer shareholder servicing fee will equal 0.20% per annum, of the aggregate NAV for each Class T share. However, with respect to Class T shares sold through certain participating broker-dealers, the advisor shareholder servicing fee and the dealer shareholder servicing fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares. The shareholder servicing fees will be paid monthly in arrears. The Dealer Manager will reallow (pay) all or a portion of the shareholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing shareholder services performed by such broker-dealers, and will waive shareholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services.
The upfront selling commission and dealer manager fee will not be payable in respect of any Class T shares sold pursuant to our distribution reinvestment plan, but such shares will be charged the shareholder servicing fee payable with respect to all our outstanding Class T shares.
In certain arrangements made between the Dealer Manager and financial intermediaries, a holder of Class T shares may convert Class T shares into, or exchange Class T shares for, a number of Class I shares with an equivalent net asset value at the time in which the total upfront selling commissions, dealer manager fees and shareholder servicing fees paid with respect to such shares would exceed any applicable limit set by a participating broker-dealer set forth in any applicable agreement between the Dealer Manager and a participating broker-dealer at the time such shares were issued. The Dealer Manager also has the right to approve at its own discretion the ability for a holder of Class T shares to convert Class T shares into, or exchange Class T shares for, a number of Class I shares with an equivalent net asset value under certain circumstances.
Class S Shares
Each Class S share issued in the primary offering will be subject to an upfront selling commission of up to 3.5% of the transaction price of each Class S share sold in the offering on the date of the purchase. The Dealer Manager anticipates that all or a portion of the upfront selling commissions will be retained by, or reallowed (paid) to, participating broker-dealers. No upfront dealer manager fees are paid for sales of any Class S shares.
We will pay the Dealer Manager selling commissions over time as a shareholder servicing fee with respect to our outstanding Class S shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class S shares. The shareholder servicing fees will be paid monthly in arrears. The Dealer Manager will reallow (pay) all or a portion of the shareholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing shareholder services performed by such broker-dealers, and will waive shareholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services.
The upfront selling commission will not be payable in respect of any Class S shares sold pursuant to our distribution reinvestment plan, but such shares will be charged the shareholder servicing fee payable with respect to all our outstanding Class S shares.
In certain arrangements made between the Dealer Manager and financial intermediaries, a holder of Class S shares may convert Class S shares into, or exchange Class S shares for, a number of Class I shares with an equivalent net asset value at the time in which the total upfront selling commissions, dealer manager fees and shareholder servicing fees paid with respect to such shares would exceed any applicable limit set by a participating broker-dealer set forth in any applicable agreement between the Dealer Manager and a participating broker-dealer at the time such shares were issued. The Dealer Manager also has the right to approve at its own discretion the ability for a holder of Class S shares to convert Class S shares into, or exchange Class S shares for, a number of Class I shares with an equivalent net asset value under certain circumstances.
Class D Shares
Each Class D share issued in the primary offering will be subject to an upfront selling commission of up to 1.5% of the transaction price of each Class D share sold in the offering on the date of the purchase.

The Dealer Manager anticipates that all or a portion of the upfront selling commissions will be retained by, or reallowed (paid) to, participating broker-dealers. No upfront dealer manager fees are paid for sales of any Class D shares.
We will pay the Dealer Manager selling commissions over time as a shareholder servicing fee with respect to our outstanding Class D shares equal to 0.25% per annum of the aggregate NAV of all our outstanding Class D shares, including any Class D shares sold pursuant to our distribution reinvestment plan. The shareholder servicing fees are paid monthly in arrears. The Dealer Manager will reallow (pay) all or a portion of the shareholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing shareholder services performed by such broker-dealers, and will waive shareholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services.
No upfront selling commissions are payable in respect of any Class D shares sold pursuant to our distribution reinvestment plan, but such shares will be charged the shareholder servicing fee payable with respect to all our outstanding Class D shares.
Class D shares are generally available for purchase in our private offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class D shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class D shares, (3) through transaction/brokerage platforms at participating broker-dealers, (4) through certain registered investment advisers, (5) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (6) by other categories of investors that we name in an amendment or Supplement to this Registration Statement.
In certain arrangements made between the Dealer Manager and financial intermediaries, a holder of Class D shares may convert Class D shares into, or exchange Class D shares for, a number of Class I shares with an equivalent net asset value at the time in which the total upfront selling commissions, dealer manager fees and shareholder servicing fees paid with respect to such shares would exceed any applicable limit set by a participating broker-dealer set forth in any applicable agreement between the Dealer Manager and a participating broker-dealer at the time such shares were issued. The Dealer Manager also has the right to approve at its own discretion the ability for a holder of Class D shares to convert Class D shares into, or exchange Class D shares for, a number of Class I shares with an equivalent net asset value under certain circumstances.
Class I Shares
No upfront selling commissions or dealer manager fees or shareholder servicing fees will be paid for sales of any Class I shares.
Class I shares are generally available for purchase in our private offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class I shares, (2) by endowments, foundations, pension funds and other institutional investors, (3) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class I shares, (4) through certain registered investment advisers, (5) by our executive officers and trustees and their immediate family members, as well as officers and employees of the Adviser, Morgan Stanley or other affiliates and their immediate family members, and joint venture partners, consultants and other service providers (6) by Other Morgan Stanley Accounts or (7) by other categories of investors that we name in an amendment or Supplement to this Registration Statement.
Class F-T Shares
Each Class F-T share issued in the primary offering will be subject to an upfront selling commission of up to 3.0%, and an upfront dealer manager fee of 0.5%, of the transaction price of each Class F-T share sold in the offering on the date of the purchase, however such amounts may vary at certain participating broker-dealers provided that the sum will not exceed 3.5% of the transaction price. The Dealer Manager anticipates that all or a portion of the upfront selling commissions and dealer manager fees will be retained by, or reallowed (paid) to, participating broker-dealers.

We will pay the Dealer Manager selling commissions over time as a shareholder servicing fee with respect to our outstanding Class F-T shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class F-T shares. For each Class F-T share, this shareholder servicing fee consists of an advisor shareholder servicing fee and a dealer shareholder servicing fee. We expect that generally the advisor shareholder servicing fee will equal 0.65% per annum and the dealer shareholder servicing fee will equal 0.20% per annum, of the aggregate NAV for each Class F-T share. However, with respect to Class F-T shares sold through certain participating broker-dealers, the advisor shareholder servicing fee and the dealer shareholder servicing fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares. The shareholder servicing fees will be paid monthly in arrears. The Dealer Manager will reallow (pay) all or a portion of the shareholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing shareholder services performed by such broker-dealers, and will waive shareholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services.
The upfront selling commission and dealer manager fee will not be payable in respect of any Class F-T shares sold pursuant to our distribution reinvestment plan, but such shares will be charged the shareholder servicing fee payable with respect to all our outstanding Class F-T shares.
In certain arrangements made between the Dealer Manager and financial intermediaries, a holder of Class F-T shares may convert Class F-T shares into, or exchange Class F-T shares for, a number of Class I shares with an equivalent net asset value at the time in which the total upfront selling commissions, dealer manager fees and shareholder servicing fees paid with respect to such shares would exceed any applicable limit set by a participating broker-dealer set forth in any applicable agreement between the Dealer Manager and a participating broker-dealer at the time such shares were issued. The Dealer Manager also has the right to approve at its own discretion the ability for a holder of Class F-T shares to convert Class F-T shares into, or exchange Class F-T shares for, a number of Class I shares with an equivalent net asset value under certain circumstances.
Class F-S Shares
Each Class F-S share issued in the primary offering will be subject to an upfront selling commission of up to 3.5% of the NAV per share of each Class F-S share sold in the offering on the date of the purchase. The Dealer Manager anticipates that all or a portion of the upfront selling commissions and dealer manager fees will be retained by, or reallowed (paid) to, participating broker-dealers.
We will pay the Dealer Manager selling commissions over time as a shareholder servicing fee with respect to our outstanding Class F-S shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class F-S shares. The shareholder servicing fees will be paid monthly in arrears. The Dealer Manager will reallow (pay) all or a portion of the shareholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing shareholder services performed by such broker-dealers, and will waive shareholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services.
The upfront selling commission will not be payable in respect of any Class F-S shares sold pursuant to our distribution reinvestment plan, but such shares will be charged the shareholder servicing fee payable with respect to all our outstanding Class F-S shares.
In certain arrangements made between the Dealer Manager and financial intermediaries, a holder of Class F-S shares may convert Class F-S shares into, or exchange Class F-S shares for, a number of Class I shares with an equivalent net asset value at the time in which the total upfront selling commissions, dealer manager fees and shareholder servicing fees paid with respect to such shares would exceed any applicable limit set by a participating broker-dealer set forth in any applicable agreement between the Dealer Manager and a participating broker-dealer at the time such shares were issued. The Dealer Manager also has the right to approve at its own discretion the ability for a holder of Class F-S shares to convert Class F-S shares into, or exchange Class F-S shares for, a number of Class I shares with an equivalent net asset value under certain circumstances.

Class F-D Shares
Each Class F-D share issued in the primary offering will be subject to an upfront selling commission of up to 1.5% of the transaction price of each Class F-D share sold in the offering on the date of the purchase. The Dealer Manager anticipates that all or a portion of the upfront selling commissions will be retained by, or reallowed (paid) to, participating broker-dealers. No upfront dealer manager fees are paid for sales of any Class F-D shares.
We will pay the Dealer Manager selling commissions over time as a shareholder servicing fee with respect to our outstanding Class F-D shares equal to 0.25% per annum of the aggregate NAV of all our outstanding Class F-D shares, including any Class F-D shares sold pursuant to our distribution reinvestment plan. The shareholder servicing fees are paid monthly in arrears. The Dealer Manager will reallow (pay) all or a portion of the shareholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing shareholder services performed by such broker-dealers, and will waive shareholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services.
No upfront selling commissions are payable in respect of any Class F-D shares sold pursuant to our distribution reinvestment plan, but such shares will be charged the shareholder servicing fee payable with respect to all our outstanding Class F-D shares.
Class F-D shares are generally available for purchase in our private offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class F-D shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class F-D shares, (3) through transaction/brokerage platforms at participating broker-dealers, (4) through certain registered investment advisers, (5) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (6) by other categories of investors that we name in an amendment to this Registration Statement.
In certain arrangements made between the Dealer Manager and financial intermediaries, a holder of Class F-D shares may convert Class F-D shares into, or exchange Class F-D shares for, a number of Class I shares with an equivalent net asset value at the time in which the total upfront selling commissions, dealer manager fees and shareholder servicing fees paid with respect to such shares would exceed any applicable limit set by a participating broker-dealer set forth in any applicable agreement between the Dealer Manager and a participating broker-dealer at the time such shares were issued. The Dealer Manager also has the right to approve at its own discretion the ability for a holder of Class F-D shares to convert Class F-D shares into, or exchange Class F-D shares for, a number of Class I shares with an equivalent net asset value under certain circumstances.
Class F-I Shares
No upfront selling commissions or dealer manager fees or shareholder servicing fees will be paid for sales of any Class F-I shares.
Class F-I shares are generally available for purchase in our private offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class F-I shares, (2) by endowments, foundations, pension funds and other institutional investors, (3) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class F-I shares, (4) through certain registered investment advisers, (5) by our executive officers and trustees and their immediate family members, as well as officers and employees of the Adviser, Morgan Stanley or other affiliates and their immediate family members, and joint venture partners, consultants and other service providers (6) by Other Morgan Stanley Accounts or (7) by other categories of investors that we name in an amendment to this Registration Statement.
Class E Shares
Class E shares are generally available for purchase in our private offering only by (i) our officers and trustees, (ii) Morgan Stanley, its affiliates and their respective employees and (iii) Other Morgan Stanley Accounts. Holders of the Class E shares are entitled to receive distributions at the same rate applicable to other classes of our common shares, except with regard to deductions based on class-specific fees and expenses.

The Class E shares are not subject to any upfront selling commissions, dealer manager fees, shareholder servicing fees, management fees payable to the Adviser or the performance participation payable to the Special Limited Partner. Holders of the Class E shares are entitled to the same voting rights as holders of other classes of our common shares.
Non-Voting Shares of Sponsor Shareholders
Pursuant to the terms of our Declaration of Trust, and subject to certain limited exceptions, any of our common shares held by Morgan Stanley or its affiliate (or otherwise controlled by Morgan Stanley or any of its affiliates) (each, a “MS Shareholder”) that are determined at the time of acquisition by a MS Shareholder or any other event resulting in an adjustment in the relative percentage of common shares owned or controlled by the MS Shareholders, to be in the aggregate in excess of 4.99% (or such other percentage that may be permitted under Section 4(c)(6) of the BHCA) of any class of our voting common shares will be, and will remain, a non-voting common share as set forth in our Declaration of Trust (a “Non-Voting Common Share”) and will not be permitted to vote on any matter submitted to our shareholders for approval; provided, that a Non-Voting Common Share may vote on any matter on which the MS Shareholders are permitted to vote without causing such Non-Voting Common Share to become a voting security for purposes of Regulation Y of the Board of Governors of the Federal Reserve, as in effect from time to time.
Other Terms of Common Shares
Each Class T share, Class S share, Class D share, Class F-T share, Class F-S share and Class F-D share (including any fractional share) held in a shareholder’s account will automatically and without any action on the part of the holder thereof convert into a number of Class I shares or Class F-I shares, as applicable, with an equivalent NAV at the end of the month in which the Dealer Manager in conjunction with the transfer agent determines that total upfront selling commissions, dealer manager fees and shareholder servicing fees paid with respect to such shares would exceed any applicable limit set by a participating broker-dealer set forth in any applicable agreement between the Dealer Manager and a participating broker-dealer at the time such shares were issued.
If not already converted into Class I shares or Class F-I shares, each such share (including any fractional share) held in a shareholder’s account will automatically and without any action on the part of the holder thereof convert on the earliest of (i) a listing of Class I shares or (ii) our merger or consolidation with or into another entity or the sale or other disposition of all or substantially all of our assets, other than in connection with a Conversion Event. In addition, immediately before any liquidation, dissolution or winding up, each share (including any fractional share) will automatically convert into a number of Class I shares (or fraction thereof) with an equivalent NAV as such share.
Preferred Shares
Our Declaration of Trust authorizes our board of trustees to designate and issue one or more classes or series of preferred shares without shareholder approval, and to establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of repurchase of each class or series of preferred shares so issued. Because our board of trustees has the power to establish the preferences and rights of each class or series of preferred shares, it may afford the holders of any series or class of preferred share preferences, powers and rights senior to the rights of holders of common shares.
If we ever created and issued preferred shares with a distribution preference over common shares, payment of any distribution preferences of outstanding preferred shares would reduce the amount of funds available for the payment of distributions on the common shares. Further, holders of preferred shares are normally entitled to receive a liquidation preference in the event we liquidate, dissolve or wind up before any payment is made to the common shareholders, likely reducing the amount common shareholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred shares may render more difficult or tend to discourage a merger, offer or proxy contest, the assumption of control by a holder of a large block of our securities, or the removal of incumbent management. Our board of trustees has no present plans to issue any preferred shares, but may do so at any time in the future without shareholder approval.
Meetings and Special Voting Requirements
Under the MSTA and our Declaration of Trust and Bylaws, we are not required to, and do not anticipate, holding an annual meeting each year. Special meetings of shareholders may be called only upon the request of a majority of our trustees, a majority of our independent trustees or our chief executive officer, president or chair of our board of trustees. Special meetings of shareholders may be called by shareholders only for the purpose of removing trustees and filling any resulting vacancy, or electing trustees in the event that there are no trustees, and will be called by our secretary upon the written request of shareholders entitled to cast at least a majority of the votes entitled to be cast on such matter at the meeting, provided such request contains the information required in our Bylaws and the shareholders comply with the procedures contained in our Bylaws.
The presence either in person or by proxy of shareholders entitled to cast one-third of all the votes entitled to be cast on any matter at the meeting will constitute a quorum (unless our board of trustees, when setting a meeting, determines that a greater percentage (but not more than a majority of all the votes entitled to be cast at such meeting on any matter) shall constitute a quorum for such meeting). Generally, the affirmative vote of a majority of all votes cast is necessary to take shareholder action, except as described in the next paragraph.
Under our Declaration of Trust, subject to certain exceptions, shareholders generally are entitled to vote at a duly held meeting at which a quorum is present on (1) amendments to our Declaration of Trust as provided in our Declaration of Trust, (2) a merger, consolidation, conversion (other than a Conversion Event), or transfer or other disposition of all or substantially all of our assets as provided in our Declaration of Trust, (3) removal of a trustee for cause and the election of a successor trustee as provided in our Declaration of Trust, (4) dissolution of the Company as provided in our Declaration of Trust and Bylaws and (5) such other matters that our board of trustees have submitted to our shareholders for approval or ratification. The vote of shareholders entitled to cast a majority of the votes entitled to be cast is generally required to approve any amendments to our Declaration of Trust, any merger, consolidations, conversion, or transfer or other disposition of all or substantially all of our assets, and no such action can be taken by our board of trustees without such majority vote of our shareholders. All other matters submitted to a vote of our shareholders require the approval of a majority of the votes cast on the matter, other than the removal of a trustee and the election of trustees (as discussed below). In addition, with respect to the approval of any amendment to our Declaration of Trust or merger, consolidation or transfer or other disposition of substantially all of our assets, prior to a shareholder vote, our board of trustees must first adopt a resolution that the proposed action is advisable and directing the matter to be submitted to the shareholders. Shareholders have the power, without the concurrence of the trustees, to remove a trustee from our board of trustees for cause, by the affirmative vote of two-thirds of the common shares entitled to vote generally in the election of trustees. “Cause” is defined in our Declaration of Trust as conviction of a felony or a final judgment of a court of competent jurisdiction holding that such Trustee caused demonstrable, material harm to the Company through bad faith or active and deliberate dishonesty. Shareholders may elect trustees by a plurality of the votes cast.
In addition, the secretary of the company will call a special meeting of the shareholders in the manner set forth in the Bylaws, upon the written request of shareholders (excluding shares held (i) by any MS Shareholder and (ii) directly or indirectly by affiliates with any competitor of the Company or Morgan Stanley, as determined by the Company in its reasonable discretion (“Adverse Shareholders”)) entitled to cast at least 10% of the votes entitled to be cast on the matter of the dissolution of the Company, to solicit the votes of the shareholders to approve the dissolution of the Company (a “Dissolution Petition”). Upon the affirmative vote of the shareholders (excluding shares held (i) by any MS Shareholder and (ii) directly or indirectly by any Adverse Shareholder) entitled to cast a majority of the votes entitled to be cast on the Dissolution Petition, our board of trustees will dissolve the Company in a manner consistent with its duties to the Company. Notwithstanding the foregoing, no Dissolution Petition will be required to be submitted to the shareholders for consideration if a Dissolution Petition was previously submitted to the Company within the preceding (i) 12 months and less than 15% of the votes entitled to be cast on the matter were voted in favor of such Dissolution Petition; (ii) nine months and less than 25% of the votes entitled to be cast on the matter were voted in favor of such Dissolution Petition; or (iii) six months and less than 40% of the votes entitled to be cast on the matter were voted in favor of such Dissolution Petition.
Shareholders are not entitled to exercise any appraisal rights or the rights of an objecting shareholder unless our board of trustees determines that such rights apply, with respect to all or any classes or series of shares of beneficial interests, to one or more transactions occurring after the date of the determination in connection with which shareholders would otherwise be entitled to exercise such rights.
Pursuant to our Declaration of Trust, shareholders may, during usual business hours, inspect and copy our Declaration of Trust and Bylaws and all amendments thereto, minutes of the proceedings of the shareholders, the annual statement of affairs of the trust and any voting trust agreements on file at our principal office to the extent permitted by the MSTA, but only if, and to the extent, such inspection is approved by our board of trustees. In addition, in connection with any Dissolution Petition, any shareholder is also entitled to examine the Company’s books and records at the Company’s principal office during usual business hours and within a reasonable time (not to exceed 30 days) following such shareholder’s written request to the Company; provided the Company may exclude any Adverse Shareholder from accessing the Company’s books and records.
Restrictions on Ownership and Transfer
Our Declaration of Trust contains restrictions on the number of our shares that a person or group may own. Unless our board of trustees otherwise determines, no person or group may acquire or hold, directly or indirectly through application of constructive ownership rules, in excess of 9.9% in value or number of shares, whichever is more restrictive, of our outstanding common shares or 9.9% in value or number of shares, whichever is more restrictive, of our outstanding shares of all classes or series unless they receive an exemption (prospectively or retroactively) from our board of trustees.
Subject to certain limitations, our board of trustees, in its sole discretion, may exempt a person prospectively or retroactively from, or modify, these limits, subject to such terms, conditions, representations and undertakings as required by our Declaration of Trust and as our board of trustees may determine.
Our Declaration of Trust further prohibits any person from beneficially or constructively owning our shares that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT and any person from transferring our shares if the transfer would result in our shares being beneficially owned by fewer than 100 persons. Any person who acquires or intends to acquire our shares that may violate any of these restrictions, or who is the intended transferee of our shares which are transferred to the trust, as described below, is required to give us immediate written notice, or in the case of a proposed or attempted transaction, give at least 15 days prior written notice, and provide us with such information as we may request in order to determine the effect of the transfer on our status as a REIT. The above restrictions will not apply if our board of trustees determines that it is no longer in our best interests to continue to qualify as a REIT or that compliance with such restrictions is no longer required for us to qualify as a REIT.
Any attempted transfer of our shares which, if effective, would result in violation of the above limitations, except for a transfer which results in shares being beneficially owned by fewer than 100 persons, in which case such transfer will be void and of no force and effect and the intended transferee shall acquire no rights in such shares, will cause the number of shares causing the violation, rounded to the nearest whole share, to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries designated by us and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day, as defined in our Declaration of Trust, prior to the date of the transfer. Our shares held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares held in the trust, will have no rights to dividends and no rights to vote or other rights attributable to the shares held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiaries. Any dividend or other distribution paid prior to our discovery that shares have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiaries. Subject to Maryland law, the trustee will have the authority to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiaries. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.
Within 20 days of receiving notice from us that our shares have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the charitable beneficiaries in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiaries as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust, such as a gift, devise or other similar transaction, the market price, as defined in our Declaration of Trust, of the shares on the day of the event causing the shares to be held in the trust and (ii) the price per share received by the trustee from the sale or other disposition of the shares. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions which have been paid to the proposed transferee and are owed by the proposed transferor to the transferee. Any net sale proceeds in excess of the amount payable per share to the proposed transferee will be paid immediately to the charitable beneficiaries. If, prior to our discovery that our shares have been transferred to the trust, the shares are sold by the proposed transferee, then the shares shall be deemed to have been sold on behalf of the trust and, to the extent that the proposed transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the trustee upon demand.
In addition, our shares held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust, or, in the case of a devise or gift, the market price at the time of the devise or gift and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiaries in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee. We may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions which have been paid to the proposed transferor and are owed by the proposed transferor to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiaries.
If the transfer to the trust as described above is not automatically effective for any reason to prevent violation of the above limitations or our failing to qualify as a REIT, then the transfer of the number of shares that otherwise cause any person to violate the above limitations will be void and the intended transferee shall acquire no rights in such shares.
Every owner of more than 5% of our outstanding shares during any taxable year, or such lower percentage as required by the Code or the regulations promulgated thereunder or as otherwise required by our board of trustees, within 30 days after the end of each taxable year, is required to give us written notice, stating the name and address of the owner, the number of shares of each class and series of our shares beneficially owned and a description of the manner in which the shares are held. Each such owner shall provide us with such additional information as we may request in order to determine the effect, if any, of its beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each shareholder shall, upon demand, be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.
Any subsequent transferee to whom you transfer any of your shares must comply with Rule 502(d) of Regulation D promulgated under the Securities Act.

Number of Trustees; Vacancies on Board of Trustees; Removal of Trustees
Our Declaration of Trust provides that the number of our trustees may be established only by our board of trustees pursuant to our Bylaws. Our Bylaws provide that, unless our Bylaws and Declaration of Trust are amended, the number of trustees may not be fewer than one nor more than fifteen. For so long as Morgan Stanley or its affiliate acts as investment advisor to us, Morgan Stanley shall have the right to designate one trustee for election to our board of trustees. Furthermore, our board of trustees will be required to consult with Morgan Stanley in connection with filling of any vacancies created by the removal, resignation, retirement or death of any trustee (other than in connection with a removal for cause by shareholders in accordance with our Declaration of Trust).
Any vacancy on our board of trustees (other than a vacancy resulting from shareholder removal for cause of a trustee) may be filled only by a vote of a majority of the remaining trustees, even if the remaining trustees do not constitute a quorum (subject to Morgan Stanley’s right to designate one trustee for election to our board of trustees). Any trustee elected to fill a vacancy will serve until a successor is duly elected and qualifies. Our independent trustees will choose the nominees to fill vacancies in our independent trustee positions. Vacancies resulting from shareholder removal of a trustee can be filled only by the election by shareholders.
Any trustee may resign at any time and may be removed for cause by our shareholders upon the affirmative vote of shareholders entitled to cast at least two-thirds of all the votes entitled to be cast generally in the election of trustees. In addition, any trustee may be removed, at any time, but only for “cause” by written instrument, signed by a majority of the trustees, specifying the date when such removal shall become effective. “Cause” is defined in our Declaration of Trust as conviction of a felony or a final judgment of a court of competent jurisdiction holding that such Trustee caused demonstrable, material harm to the Trust through bad faith or active and deliberate dishonesty.
Amendment to Our Declaration of Trust and Bylaws
Except as provided by our Certificate of Trust or the terms of any classes or series of shares and as provided below, our Declaration of Trust may be amended by the board of trustees, without any action by our shareholders. Amendments to our Declaration of Trust that the board of trustees determines would, viewed as a whole, materially and adversely affect the contract rights of our outstanding shares, but excluding amendments of the type specified in (a) Section 7.1 (Authorized Shares) of our Declaration of Trust or (b) Section 2-605 of the Maryland General Corporation Law (both of which shall not require approval of any shareholder), must be approved by the board of trustees and shareholders entitled to cast a majority of the votes entitled to be cast on the matter.
Our board of trustees will have the exclusive power to adopt, alter or repeal any provision of our Bylaws and to make new bylaws.
Conversion
Our board of trustees may determine, without any action by the shareholders, that we will conduct a public offering as a non-listed real estate investment trust subject to the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association on May 7, 2007. In connection with such determination and the conduct of such public offering, our board of trustees may cause us to (a) merge with or into or convert into another entity, (b) consolidate with one or more other entities into a new entity or (c) transfer all or substantially all of our assets to another entity (in each case, a “Conversion Event”). Pursuant to our Declaration of Trust, our board of trustees may take all actions that are required to effect a Conversion Event without any action by the shareholders.
Effect of Certain Provisions of Maryland Law and of our Declaration of Trust and Bylaws
Certain provisions of Maryland law, our Declaration of Trust and Bylaws could delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for shareholders or otherwise be in their best interest.

Mandatory Repurchases
Our declaration of trust provides that we may, in our sole discretion, repurchase all of a shareholder’s common shares, without the consent of such shareholder, if continued ownership of common shares by a shareholder may be harmful or injurious to our business or reputation or the business or reputation of our board of trustees, the Adviser or any of their affiliates, or may subject us or any shareholder to an undue risk of adverse tax or other fiscal or regulatory consequences, including with respect to any applicable sanctions, anti-money laundering or anti-terrorist laws, rules, regulations, directives or special measures.
Distribution Policy
We expect to pay regular monthly distributions commencing with the first full calendar quarter after we commence substantial operations. Any distributions we make will be at the discretion of our board of trustees, considering factors such as our earnings, cash flow, capital needs and general financial condition. As a result, our distribution rates and payment frequency may vary from time to time. Share repurchases under our share repurchase plan are effectuated as of the opening of the last calendar day of each month and we intend to declare monthly distributions with a record date as of the close of business of the last calendar day of each month. You will not be entitled to receive a distribution if your shares are repurchased prior to the applicable time of the record date.
Distributions will be made on all classes of our common shares at the same time. The per share amount of distributions on Class T shares, Class S shares, Class D shares, Class I shares, Class F-T shares, Class F-S shares, Class F-D shares, Class F-I shares and Class E shares will likely differ because of different allocations of class-specific shareholder servicing fees, management fees and performance participation allocations. We expect to use the “record share” method of determining the per share amount of distributions on Class T shares, Class S shares, Class D shares, Class I shares, Class F-T shares, Class F-S shares, Class F-D shares, Class F-I shares and Class E shares, although our board of trustees may choose any other method. The “record share” method is one of several distribution calculation methods for multiple-class funds recommended, but not required, by the American Institute of Certified Public Accountants. Under this method, the amount to be distributed on our common shares will be increased by the sum of all class-specific shareholder servicing fees, management fees and performance participation allocations for such period. Such amount will be divided by the number of our common shares outstanding on the record date. Such per share amount will be reduced for each class of common shares by the per share amount of any class-specific shareholder servicing fees, management fees and performance participation allocations allocable to such class.
To qualify as a REIT, we are required to pay distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. We intend to distribute sufficient income so that we satisfy the requirements for qualification as a REIT. In order to qualify as a REIT, we are required to distribute 90% of our annual REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains, to our shareholders. See “Item 1 Business — Certain U.S. Tax Considerations — REITs in General” and “Item 1 Business — Certain U.S. Tax Considerations — Annual Distribution Requirements Applicable to REITs.” Generally, income distributed to shareholders will not be taxable to us under the Code if we distribute at least 90% of our REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains.
Distributions are authorized at the discretion of our board of trustees, in accordance with our earnings, cash flows and general financial condition. Our board of trustees’ discretion is directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flows which we expect to receive during a later quarter and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. Due to these timing differences, we may be required to borrow money, use proceeds from the issuance of securities (in our private offering or subsequent offerings, if any) or sell assets in order to distribute amounts sufficient to satisfy the requirement that we distribute at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gains, in order to qualify as a REIT. We have not established any limit on the amount of proceeds from our private offering that may be used to fund distributions other than those limits imposed by our organizational documents. See “Item 1 Business — Certain U.S. Tax Considerations” for information concerning the U.S. federal income tax consequences of distributions paid by us.
There is no assurance we will pay distributions in any particular amount, if at all. We may fund distributions from sources other than cash flow from operations, including, without limitation, borrowings, offering proceeds (including from sales of our common shares or Operating Partnership units to Morgan Stanley or its affiliates), the sale of our assets, and repayments of our real estate debt investments, and we have no limits on the amounts we may fund from such sources. The extent to which we fund distributions from sources other than cash flow from operations will depend on various factors, including the level of participation in our distribution reinvestment plan, the extent to which the Adviser elects to receive its management fee in Class E shares or Class E units and the Special Limited Partner elects to receive distributions on its performance participation interest in Class E units, how quickly we invest the proceeds from our private offering and any future offering and the performance of our investments, including our real estate debt investments, marketable securities and other short-term investments. Funding distributions from borrowings, offering proceeds, the sale of our assets, and repayments of our real estate debt investments will result in us having less funds available to acquire properties or CRE debt investments. As a result, the return you realize on your investment may be reduced. Doing so may also negatively impact our ability to generate cash flows. Likewise, funding distributions from the sale of additional securities will dilute your interest in us on a percentage basis and may impact the value of your investment especially if we sell these securities at prices less than the price you paid for your shares.
Our board of trustees may delegate to a committee of trustees the power to fix the amount and other terms of a distribution. In addition, if our board of trustees gives general authorization for a distribution and provides for or establishes a method or procedure for determining the maximum amount of the distribution, our board of trustees may delegate to one of our officers the power, in accordance with the general authorization, to fix the amount and other terms of the distribution.
Distributions in kind shall not be permitted, except for distributions of readily marketable securities, distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of our Declaration of Trust or distributions in which (a) our board of trustees advises each shareholder of the risks associated with direct ownership of the property, (b) our board of trustees offers each shareholder the election of receiving such in-kind distributions, and (c) in-kind distributions are made only to those shareholders that accept such offer. Our shareholders who receive distributions in kind of marketable securities may incur transaction expenses in liquidating the securities.
Distribution Reinvestment Plan
We intend to adopt a distribution reinvestment plan whereby shareholders will have their cash distributions automatically reinvested in additional common shares unless they elect to receive their distributions in cash. Any cash distributions attributable to the class or classes of shares owned by participants in the distribution reinvestment plan will be immediately reinvested in our shares on behalf of the participants on the business day such distribution would have been paid to such shareholder. See the “Material U.S. Federal Income Tax Considerations” section of this Registration Statement for information concerning the U.S. federal income tax consequences of participating in the distribution reinvestment plan.
The per share purchase price for shares purchased pursuant to the distribution reinvestment plan will be equal to the transaction price at the time the distribution is payable. Shareholders will not pay selling commissions when purchasing shares pursuant to the distribution reinvestment plan. The shareholder servicing fees with respect to shares of our Class T shares, Class S shares, Class D shares, Class F-T shares, Class F-S shares and Class F-D shares are calculated based on our NAV for those shares and may reduce the NAV or, alternatively, the distributions payable with respect to shares of each such class, including shares issued in respect of distributions on such shares under the distribution reinvestment plan. Shares acquired under the distribution reinvestment plan will entitle the participant to the same rights and be treated in the same manner as shares of that class purchased in our private offering.
We reserve the right to amend any aspect of our distribution reinvestment plan without the consent of our shareholders, provided that notice of any material amendment is sent to participants at least ten business days prior to the effective date of that amendment. In addition, we may suspend or terminate the distribution reinvestment plan for any reason at any time upon ten business days’ prior written notice to participants. A shareholder’s participation in the distribution reinvestment plan will be terminated to the extent that a reinvestment of such shareholder’s distributions in our shares would cause the percentage ownership or other limitations contained in our Declaration of Trust to be violated. Participants may terminate their participation in the distribution reinvestment plan with ten business days’ prior written notice to us.
Account Statements
Our transfer agent will provide on a quarterly basis to each participant in the distribution reinvestment plan a statement of account describing, as to such participant, (1) the distributions reinvested during the quarter, (2) the number of shares purchased during the quarter, (3) the per share purchase price for such shares and (4) the total number of shares purchased on behalf of the participant under the plan. On an annual basis, tax information with respect to income earned on shares under the plan for the calendar year will be provided to each applicable participant.

ITEM 12   INDEMNIFICATION OF TRUSTEES AND OFFICERS
The Adviser and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser, including without limitation its sole member, are not liable to the Company for any action taken or omitted to be taken by the Adviser in connection with the performance of any of its duties or obligations under the Advisory Agreement or otherwise as our investment adviser of the Company.
Declaration of Trust
To the maximum extent permitted by Maryland law in effect from time to time, the Company shall indemnify each trustee, each officer, the Adviser, Morgan Stanley and each equityholder, member, manager, director, officer, employee or agent of any trustee or our board of trustees (each a “Covered Person”), including any individual or entity who, while serving as the Covered Person and, at our request, serves or has served any other enterprise in any management or agency capacity, against any claim or liability to which the Covered Person may become subject by reason of such status, except for liability for the Covered Person’s gross negligence or intentional misconduct. In addition, the Company shall, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former Covered Person or shareholder made a party to or witness in a proceeding by reason of such status, provided that, in the case of a Covered Person, the Company must have received (i) a written affirmation by the Covered Person of the Covered Person’s good faith belief that the Covered Person has met the applicable standard of conduct necessary for indemnification by the Company and (ii) a written undertaking by or on behalf of the Covered Person to repay the amount paid or reimbursed by the Company if it is ultimately determined that the applicable standard of conduct was not met. The Company is not required to indemnify or advance funds to any person entitled to indemnification under our Declaration of Trust (x) with respect to any action initiated or brought voluntarily by such indemnified person (and not by way of defense) unless (I) approved or authorized by our board of trustees or (II) incurred to establish or enforce such person’s right to indemnification under the Declaration of Trust, or (y) in connection with any claim with respect to which such person is found to be liable to the Company.
The Company may, with the approval of our board of trustees, provide or obligate itself to provide such indemnification or payment or reimbursement of expenses to any person that served a predecessor of the Company as a Covered Person or any employee or agent of the Company or any predecessor of the Company. Except that no preliminary determination of the ultimate entitlement to indemnification shall be required for the payment or reimbursement of expenses, any indemnification or payment or reimbursement of the expenses permitted by our Declaration of Trust will be furnished in accordance with the procedures provided for indemnification or advance or reimbursement of expenses, as the case may be, under Section 2-418 of the Maryland General Corporation Law (or any successor provision thereto) for directors of Maryland corporations.
Indemnification Agreements
We intend to enter into indemnification agreements with our trustees and officers. The indemnification agreements are intended to provide our trustees and officers the maximum indemnification permitted under Maryland law and our Declaration of Trust. Each indemnification agreement provides that we shall indemnify the trustee or officer who is a party to the agreement including the advancement of legal expenses, if, by reason of his or her status with the Company, such trustee or officer is, or is threatened to be, made a party to or a witness in any threatened, pending, or completed proceeding, other than a proceeding by or in the right of the Company.
Advisory Agreement
The Company will indemnify the Adviser and the Adviser’s officers, managers, partners, agents, employees, controlling persons and members and any other person or entity affiliated with the Adviser, including without limitation its general partner or managing member (collectively, the “Indemnified Parties”), and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance of any of the Adviser’s duties or obligations under the Advisory Agreement or otherwise as an investment adviser of the Company. However, the Indemnified Parties shall not be entitled to indemnification in respect of, any liability to the Company or its shareholders to which the Indemnified Parties would otherwise be subject by reason of criminal conduct, willful misfeasance, bad faith or gross negligence in the performance of the Adviser’s duties or by reason of the reckless disregard of the Adviser’s duties and obligations under the Advisory Agreement.

ITEM 13   FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA
Set forth below is an index to our consolidated financial statements attached to this Registration Statement.

ITEM 14   CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE
None.

ITEM 15   FINANCIAL STATEMENTS AND EXHIBITS
(a) List separately all financial statements filed
The financial statements attached to this Registration Statement is listed under “Item 13 Financial Statements and Supplementary Data.”
(b) Exhibits
3.1*	Certificate of Trust of the Company, dated February 6, 2023
3.2*	Form of Declaration of Trust of the Company
3.3*	Form of Bylaws of the Company
4.1*	Form of Distribution Reinvestment Plan of the Company
4.2**	Form of Share Repurchase Plan of the Company
10.1*	Form of Advisory Agreement
10.2*	Form of Dealer Manager Agreement
10.3*	Form of Participating Broker-Dealer Agreement between the Dealer Manager and participating broker-dealers (included as Exhibit A to the Dealer Manager Agreement filed as Exhibit 10.2 hereof)
10.4*	Form of Indemnification Agreement by and between the Company and its trustees and officers
10.5*	Form of Subscription Agreement in connection with Morgan Stanley Equity Investment
10.6*	Line of Credit, dated November 22, 2023, by and between the Trust and MSREI Holding
10.7*	Form of Amended and Restated Limited Partnership Agreement of NH Net REIT Operating Partnership, LP
21.1*	Subsidiaries of the Company

*
Previously filed.

**
Filed herewith.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the shareholder and the Board of Trustees of North Haven Net REIT
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of North Haven Net REIT (the “Company”) as of November 3, 2023 and December 31, 2023, the related consolidated statements of operations, equity (deficit), and cash flows for the period from October 20, 2023 (Date of Initial Capitalization) through December 31, 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of November 3, 2023 and December 31, 2023, and the results of its operations, changes in equity, and its cash flows for the period from October 20, 2023 (Date of Initial Capitalization) through December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Deloitte & Touche LLP
Atlanta, Georgia
January 11, 2024
We have served as the Company’s auditor since 2023

North Haven Net REIT
Consolidated Balance SheetS
($ in thousands, except for share data)
	December 31, 2023	November 3, 2023
Assets
Cash and cash equivalents	$27,251	$1
Other assets	1,500	—
Total assets	$28,751	$1
Liabilities and Equity (Deficit)
Liabilities
Warehouse credit facility (Note 5)	$28,750	$—
Interest payable	69	—
Total liabilities	$28,819	$—
Commitments and Contingencies (Note 7)
Equity (Deficit)
Common shares, $0.01 par value per share, 50 shares authorized, issued and outstanding	$0	$0
Additional paid-in capital	1	1
Accumulated deficit	(69)	—
Total equity (deficit)	(68)	1
Total liabilities and equity (deficit)	$28,751	$1
The accompanying notes are an integral part of the consolidated financial statements

North Haven Net REIT
Consolidated Statement of Operations
For the period from October 20, 2023 (Date of Initial Capitalization) through December 31, 2023
($ in thousands, except for share data)
Total revenue	$—
Expenses
Interest expense	69
Total expenses	69
Net loss	$(69)
Net loss per share of common share, basic and diluted	$(1.39)
Weighted-average shares of common shares outstanding, basic and diluted	50
The accompanying notes are an integral part of the consolidated financial statements

North Haven Net REIT
Consolidated Statement of Equity (Deficit)
For the period from October 20, 2023 (Date of Initial Capitalization) through December 31, 2023
($ in thousands, except for share data)
	Common Shares (Par Value)		Additional Paid-in Capital	Accumulated Deficit	Total Equity (Deficit)
	Shares	Amount
Balance at October 20, 2023 (Date of Initial Capitalization)	50	$0	$1	$—	$1
Net loss	—	—	—	(69)	(69)
Balance at December 31, 2023	50	$0	$1	$(69)	$(68)
The accompanying notes are an integral part of the consolidated financial statements

North Haven Net REIT
Consolidated Statement of Cash Flows
For the period from October 20, 2023 (Date of Initial Capitalization) through December 31, 2023
($ in thousands, except for share data)
Cash flows from operating activities:
Net loss	$(69)
Adjustments to reconcile net loss to net cash provided by operating activities:
Interest payable	69
Net cash provided by operating activities	—
Cash flows from investing activities:
Earnest money deposit	(1,500)
Net cash used in investing activities	$(1,500)
Cash flows from financing activities:
Borrowings under warehouse credit facility	28,750
Net cash provided by financing activities	$28,750
Net change in cash and cash equivalents	$27,250
Cash and cash equivalents, at October 20, 2023 (Date of Initial Capitalization)	1
Cash and cash equivalents, at December 31, 2023	$27,251
The accompanying notes are an integral part of the consolidated financial statements

North Haven Net REIT
Notes to Consolidated Financial Statements
($ in thousands, except for share data)
1. Organization and Business Purpose
North Haven Net REIT (the “Company”) was formed on February 6, 2023 as a Maryland statutory trust and intends to qualify as a real estate investment trust (“REIT”) for U.S. federal income tax purposes. The Company was organized to create a diversified portfolio of net lease investments comprised of high-quality commercial real estate assets that are primarily long-term leased under net lease structures to tenants for whom the properties are mission critical, meaning essential to the continuance of their business operations. The Company seeks to create a portfolio diversified across asset class, tenant industry, lease expiration and geography to attempt to mitigate credit risk concentration and volatility resulting from market conditions. In addition, to a lesser extent, the Company also intends to invest on a tactical basis in commercial real estate debt-related assets, which may include first mortgage loans, subordinated mortgage loans, mezzanine loans, preferred equity, real estate-related corporate credit, and commercial mortgage-backed securities, as well as other real estate-related securities (such as common and preferred stock of publicly traded REITs and other real estate companies) and loans. The Company will be externally managed by MSREF Real Estate Advisor, Inc. (the “Adviser”), a Delaware corporation and wholly-owned subsidiary of Morgan Stanley (NYSE: MS) (“Morgan Stanley”). On October 20, 2023 (Date of Initial Capitalization), the Company was capitalized with a $1 investment by MSREI Holding, Inc., a wholly-owned subsidiary of Morgan Stanley. NH Net REIT Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”), and a consolidated subsidiary of the Company, was formed on February 6, 2023, to own all or substantially all of the Company’s assets, of which the Company is the sole general partner. NH Net REIT Special Limited Partner LP, an affiliate of Morgan Stanley (the “Special Limited Partner”), will own a special limited partner interest in the Operating Partnership.
As of December 31, 2023, the Company was a party to a purchase and sale agreement for the acquisition of a net lease investment in the industrial sector located in Chesapeake Bay, Virginia, the closing of which is subject to completion of due diligence and customary closing conditions.
2. Capitalization
As of November 3, 2023 and December 31, 2023, the Company was authorized to issue an unlimited number of shares classified as common shares of beneficial interest, par value $0.01 per share (“common shares”). The Company intends to undertake a continuous private offering (the “Offering”), pursuant to which it will offer and sell to a limited number of investors its common shares, including but not limited tocommon shares classified as Class S shares, common shares classified as Class I shares, common shares classified as Class F-S shares and common shares classified as Class F-I shares (Class F-S shares and Class F-I shares together with certain other share classes collectively referred to as “Founder Share Classes”). The share classes have different upfront selling commissions, dealer manager fees and ongoing shareholder servicing fees, as well as different management fees and performance participation allocations. The initial per share purchase price for shares of the Company’s common shares in the Offering will be equal to the most recently determined net asset value (“NAV”) per share for the Class E shares (which is deemed to be $20.00 until the last calendar day of the month during which the Company makes its first investment) plus applicable upfront selling commissions and dealer manager fees. Thereafter, the purchase price per share for each class of the Company’s common shares will vary and will generally equal the Company’s prior month’s NAV per share, as calculated monthly, plus applicable upfront selling commissions and dealer manager fees.
3. Summary of Significant Accounting Policies
The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).
Basis of Presentation
The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated balance sheet. Actual results could differ from those estimates. All intercompany balances and transactions have been eliminated in consolidation.
Cash and Cash Equivalents
Cash and cash equivalents represent cash held in banks, cash on hand, and liquid investments with original maturities of three months or less. The Company may have bank balances in excess of federally insured amounts; however, the Company deposits its cash and cash equivalents with high credit-quality institutions to minimize credit risk exposure. The Company did not hold cash equivalents as of November 3, 2023 and December 31, 2023.
Other Assets
As of December 31, 2023, other assets consisted of a $1,500 earnest money deposit in a non-interest-bearing account related to the Company’s pursuit of a net lease asset investment.
Income Taxes
The Company intends to make an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, commencing with its taxable year ending December 31, 2024. If the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal corporate income tax to the extent it distributes 90% of its taxable income to its shareholders. REITs are subject to a number of other organizational and operational requirements. Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income.
Earnings per Share
Basic net loss per share is computed by dividing net loss for the period by the weighted average number of shares of common stock outstanding during the period. The Company does not have any dilutive securities outstanding that would cause the basic earnings per share and diluted earnings per share to differ.
Organization and Offering Expenses
The Adviser has agreed to advance organization and offering expenses (including legal, accounting, printing, mailing, subscription processing and filing fees and expenses, reasonable bona fide due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of the Company’s escrow agent and transfer agent, and expense reimbursements for actual costs incurred by employees of Morgan Stanley Distribution, Inc., the dealer manager for the Offering, in the performance of wholesaling activities, but excluding upfront selling commissions, dealer manager fees and the shareholder servicing fee) on the behalf of the Company through the date that is 12-months following the initial closing of the Offering. The Company will reimburse the Adviser for all such advanced expenses ratably over a 60-month period following the date that is 12-months following the initial closing of the Offering. Such reimbursement may be paid, at the Adviser’s election, in cash, Class E shares or Class E units, or any combination thereof. If the Adviser elects to receive any portion of such reimbursement in the Company’s common shares or Operating Partnership units, the Company may repurchase such common shares or units from the Adviser at a later date.
As of November 3, 2023 and December 31, 2023, the Adviser and its affiliates have incurred organization and offering expenses on the Company’s behalf of approximately $1,700 and $1,800, respectively. These organization and offering expenses are not recorded in the accompanying consolidated financial statements because such costs are not the Company’s liability until the date on which the Company commences operations. Commencement of operations will occur upon the closing of the Offering and admittance of third-party shareholders. When recorded by the Company, organizational expenses will be expensed as incurred, and offering expenses will be charged to equity. Any amount due to the Adviser but not paid will be recognized as a liability on the consolidated balance sheet.

Operating Expenses
The Adviser has agreed to advance certain operating expenses on behalf of the Company through the date that is 12-months following the initial closing of the Offering. The Company will reimburse the Adviser for all such advanced expenses ratably over a 60-month period following the date that is 12-months following the initial closing of the Offering.
As of November 3, 2023 and December 31, 2023, the Adviser and its affiliates have incurred operating expenses on the Company’s behalf of approximately $6 and $46, respectively. These operating expenses are not recorded in the accompanying consolidated financial statements because such costs are not the Company’s liability until the date on which the Company commences operations. Commencement of operations will occur upon the closing of the Offering and admittance of third-party shareholders. When recorded by the Company, operating expenses will be expensed as incurred.
4. Warehouse Credit Facility
On November 22, 2023, the Company, as borrower, and MSREI Holding, Inc., an affiliate of the Adviser, as lender, entered into an uncommitted, unsecured line of credit agreement (the “Warehouse Funding Facility”) with a maximum amount of $125,000 that generally bears interest at a variable rate based on the Secured Overnight Funding Rate plus a spread based on the external cost typically used by Morgan Stanley to price funding for its business units and has a maturity date of May 22, 2025. Availability under the Warehouse Funding Facility is subject to approval by MSREI Holding, Inc. on a case-by-case basis. As of December 31, 2023, the outstanding principal balance under the Warehouse Funding Facility was $28,750 and interest payable was $69 based on an average interest rate of 6.83% and an average spread of 1.49%. There are no financial covenants associated with the Warehouse Funding Facility.
5. Related Party Transactions
Morgan Stanley and/or its affiliates intends to purchase a total of $25,000 of the Company’s Class E shares and/or Class E units of the Operating Partnership. As of November 3, 2023 and December 31, 2023, Morgan Stanley has not purchased any Class E shares/units in connection with this commitment.
The Company intends to enter into an advisory agreement with the Adviser. Pursuant to the advisory agreement, the Adviser is responsible for sourcing, evaluating and monitoring the Company’s investment opportunities and making decisions related to the acquisition, management, financing and disposition of the Company’s assets, in accordance with the Company’s investment objectives, guidelines, policies and limitations, subject to oversight by the Company’s board of trustees.
Certain affiliates of the Company, including the Adviser, will receive fees and compensation in connection with the offering and ongoing management of the assets of the Company. The Adviser will be paid a management fee equal to (1) 0.50% of NAV for Founder Share Classes and (2) 1.25% of NAV for shares classes other than the Founder Share Classes except Class E shares, in each case, per annum payable monthly. Additionally, to the extent that the Operating Partnership issues Operating Partnership units to parties other than the Company, the Operating Partnership will pay the Adviser a management fee equal to (1) 0.50% of the NAV of the Operating Partnership attributable to Founder Share Class units not held by the Company and (2) 1.25% of NAV of the Operating Partnership attributable to units other than Founder Share Class units not held by the Company except Class E units, in each case, per annum payable monthly. The management fee will be paid, at the Adviser’s election, in cash, Class E shares or Class E units of the Operating Partnership, or any combination thereof. In addition, the Adviser has agreed to waive the management fee for a period of 12 months following the initial closing of the Offering.
In addition, so long as the advisory agreement has not been terminated between the Company and the Adviser, the Special Limited Partner is expected to hold a performance participation interest in the Operating Partnership that entitles it to receive in the aggregate an allocation from the Operating Partnership equal to 12.5% of the Total Return with respect to all of the Operating Partnership units, except Class E units, subject to a 5% Hurdle Amount and a High Water Mark with respect to such class of units, with a Catch-Up (each term as defined in the limited partnership agreement of the Operating Partnership). Such allocation will be made annually and accrue monthly. Distributions on the performance participation interest may be payable in cash or Class E units, or any combination thereof, at the election of the Special Limited Partner. The Special Limited Partner has agreed to waive distributions with respect to its performance participation interest for a period of 12 months following the initial closing of the Offering.
On November 22, 2023, the Company, as borrower, and MSREI Holding, Inc., an affiliate of the Adviser, as lender, entered into the Warehouse Funding Facility with a maximum amount of $125,000 that generally bears interest at a variable rate based on the Secured Overnight Funding Rate plus a spread based on the external cost typically used by Morgan Stanley to price funding for its business units and has a maturity date of May 22, 2025. The Company intends to use the net proceeds from the initial closing of the Offering to repay the Warehouse Funding Facility, which is expected to terminate upon such repayment.
The Company may retain certain of the Adviser’s affiliates, from time to time, for services relating to its investments or its operations, which may include accounting and audit services (including valuation support services), account management services, corporate secretarial services, data management services, trusteeship services, information technology services, finance/budget services, human resources, judicial processes, legal services, operational services, risk management services, tax services, treasury services, loan management services, construction management services, property management services, leasing services, property, title and/or other types of insurance and related services, transaction support services, transaction consulting services and other similar operational matters. The Operating Partnership or its subsidiary may also issue equity incentives to certain employees of such affiliates. Any payments made to the Adviser’s affiliates will not reduce the management fee or performance participation allocation. Any such arrangements will be at or below market rates. As of November 3, 2023 and December 31, 2023, the Company has not retained an affiliate of the Adviser for any such services.
6. Economic Dependency
The Company is dependent on the Adviser and its affiliates for certain services that are essential to it, including the sale of the Company’s common shares, origination, acquisition and disposition decisions, and certain other responsibilities. In the event that the Adviser and its affiliates are unable to provide such services, the Company would be required to find alternative service providers.
7. Commitments and Contingencies
As of November 3, 2023 and December 31, 2023, the Company is not subject to any material litigation nor is the Company aware of any material litigation threatened against it.
8. Subsequent Events
As it relates to the November 3, 2023 consolidated financial statements, the Company evaluated subsequent events from November 3, 2023 through November 13, 2023 the date the consolidated financial statements were available to be issued and no events have occurred that require considerations as adjustments to, or disclosure in, the consolidated financial statements.
As it relates to the December 31, 2023 consolidated financial statements, the Company evaluated events subsequent from December 31, 2023 through January 11, 2024, the date the consolidated financial statements are available to be issued, and no events have occurred that require consideration as adjustments to, or disclosures in, the consolidated financial statements.

3.1*	Certificate of Trust of the Company, dated February 6, 2023
3.2*	Form of Declaration of Trust of the Company
3.3*	Form of Bylaws of the Company
4.1*	Form of Distribution Reinvestment Plan of the Company
4.2**	Form of Share Repurchase Plan of the Company
10.1*	Form of Advisory Agreement
10.2*	Form of Dealer Manager Agreement
10.3*	Form of Participating Broker-Dealer Agreement between the Dealer Manager and participating broker-dealers (included as Exhibit A to the Dealer Manager Agreement filed as Exhibit 10.2 hereof)
10.4*	Form of Indemnification Agreement by and between the Company and its trustees and officers
10.5*	Form of Subscription Agreement in connection with Morgan Stanley Equity Investment
10.6*	Line of Credit, dated November 22, 2023, by and between the Trust and MSREI Holding
10.7*	Form of Amended and Restated Limited Partnership Agreement of NH Net REIT Operating Partnership, LP
21.1*	Subsidiaries of the Company

*
Previously filed.

**
Filed herewith.

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.
North Haven Net REIT
By:	/s/ Douglas Armer
	Name:	Douglas Armer
	Title:	Chief Financial Officer and Head of Capital Markets
Date: March 8, 2024